    As filed with the Securities and Exchange Commission on January 10, 2002
                                                      Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------
                              HOST MARRIOTT, L.P.
             (Exact name of registrant as specified in its charter)

        Delaware                    7011                   52-2095412
    (State or other          (Primary Standard           (IRS Employer
    jurisdiction of              Industrial          Identification Number)
    incorporation or        Classification Code
     organization)                Number)

      For Co-Registrants, see "Table of Co-Registrants" on following page.
                              10400 Fernwood Road
                            Bethesda, Maryland 20817
                                 (301) 380-9000
    (Address, including zip code, telephone number, including area code, of registrant's principal executive offices)

                             Robert E. Parsons, Jr.
                          Executive Vice President and
                            Chief Financial Officer
                              10400 Fernwood Road
                            Bethesda, Maryland 20817
                                 (301) 380-9000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
         Elizabeth A. Abdoo                         Scott C. Herlihy
 Senior Vice President and General                  Latham & Watkins
              Counsel                     11400 Commerce Park Drive, Suite 200
        10400 Fernwood Road                   Reston, Virginia 20191-1549
      Bethesda, Maryland 20817                       (703) 390-0900
           (301) 380-9000
                                ----------------

   Approximate date of commencement of proposed sale to the public: as soon as practicable after this Registration Statement becomes effective.
   If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                        CALCULATION OF REGISTRATION FEE

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                                             Proposed Maximum
  Title of Each Class of      Amount To Be       Offering          Amount of
Securities To Be Registered    Registered     Price Per Unit  Registration Fee(1)
---------------------------------------------------------------------------------
9 1/2% Series I senior
 notes due 2007..........    $450,000,000.00     100.00%           $107,550
---------------------------------------------------------------------------------
Guarantees of Series I
 senior notes (2)........          (2)             (2)                (2)
---------------------------------------------------------------------------------
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(1) The Registration Fee has been calculated in accordance with Rule 457(f) under the Securities Act of 1933, as amended.
(2) No separate consideration will be received w ith respect to these guarantees and, therefore, no registration fee is attributable to them.

   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant will file a further amendment which specifically states that this registration statement will thereafter become effective in accordance with section 8(a) of the securities act or until this registration statement will become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

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                            Table of Co-Registrants

                                                            Primary
                                                            Standard
                                        State of other     Industrial      IRS
                                        Jurisdiction of  Classification  Employer
                 Name                      Formation      Code Number     Number
                 ----                   ---------------  -------------- ----------
HMH Rivers, L.P.......................  Delaware               7011      52-2126158
HMH Marina LLC........................  Delaware               7011      52-2095412
HMC SBM Two LLC.......................  Delaware               7011      52-2095412
HMC PLP LLC...........................  Delaware               7011      52-2095412
HMC Retirement Properties, L.P........  Delaware               7011      52-2126159
HMH Pentagon LLC......................  Delaware               7011      52-2095412
Airport Hotels LLC....................  Delaware               7011      52-2095412
Chesapeake Financial Services LLC.....  Delaware               7011      52-2095412
HMC Capital Resources LLC.............  Delaware               7011      52-2095412
YBG Associates LLC....................  Delaware               7011      52-2059377
PRM LLC...............................  Delaware               7011      52-2095412
Host Park Ridge LLC...................  Delaware               7011      52-2095412
Host of Boston, Ltd...................  Massachusetts          7011      59-0164700
Host of Houston, Ltd..................  Texas                  7011      52-1874034
Host of Houston 1979..................  Delaware               7011      95-3552476
Philadelphia Airport Hotel LLC........  Delaware               7011      52-2095412
HMC Hartford LLC......................  Delaware               7011      52-2095412
HMH Norfolk LLC.......................  Delaware               7011      52-2095412
HMH Norfolk, L.P......................  Delaware               7011      52-2039042
HMC Park Ridge LLC....................  Delaware               7011      52-2095412
HMC Partnership Holdings LLC..........  Delaware               7011      52-2095412
HMC Suites LLC........................  Delaware               7011      52-2095412
HMC Suites Limited Partnership........  Delaware               7011      52-1632307
Wellsford-Park Ridge Host Hotel
 Limited Partnership..................  Delaware               7011      52-6323494
City Center Interstate Partnership
 LLC..................................  Delaware               7011      52-2095412
Farrell's Ice Cream Parlor Restaurants
 LLC..................................  Delaware               7011      52-2095412
HMC Burlingame LLC....................  Delaware               7011      52-2095412
HMC California Leasing LLC............  Delaware               7011      52-2095412
HMC Capital LLC.......................  Delaware               7011      52-2095412
HMC Grand LLC.........................  Delaware               7011      52-2095412
HMC Hotel Development LLC.............  Delaware               7011      52-2095412
HMC Mexpark LLC.......................  Delaware               7011      52-2095412
HMC Polanco LLC.......................  Delaware               7011      52-2095412
HMC NGL LLC...........................  Delaware               7011      52-2095412
HMC OLS I L.P.........................  Delaware               7011      52-2095412
HMC RTZ Loan I LLC....................  Delaware               7011      52-2095412
HMC RTZ II LLC........................  Delaware               7011      52-2095412
HMC Seattle LLC.......................  Delaware               7011      52-2095412
HMC Swiss Holdings LLC................  Delaware               7011      52-2095412
HMC Waterford LLC.....................  Delaware               7011      52-2095412
HMH Restaurants LLC...................  Delaware               7011      52-2095412
HMH Rivers LLC........................  Delaware               7011      52-2095412
HMH WTC LLC...........................  Delaware               7011      52-2095412
HMP Capital Ventures LLC..............  Delaware               7011      52-2095412
HMP Financial Services LLC............  Delaware               7011      52-2095412
Host La Jolla LLC.....................  Delaware               7011      52-2095412
City Center Hotel Limited
 Partnership..........................  Minnesota              7011      41-1449758
MFR of Illinois LLC...................  Delaware               7011      52-2095412
MFR of Vermont LLC....................  Delaware               7011      52-2095412
MFR of Wisconsin LLC..................  Delaware               7011      52-2095412
PM Financial LLC......................  Delaware               7011      52-2095412
PM Financial LP.......................  Delaware               7011      52-2131022

                            Table of Co-Registrants

                                                        Primary
                                                        Standard
                                     State of other    Industrial      IRS
                                     Jurisdiction of Classification  Employer
                Name                    Formation     Code Number     Number
                ----                 --------------- -------------- ----------
HMC Chicago LLC.....................    Delaware          7011      52-2095412
HMC HPP LLC.........................    Delaware          7011      52-2095412
HMC Desert LLC......................    Delaware          7011      52-2095412
HMC Hanover LLC.....................    Delaware          7011      52-2095412
HMC Diversified LLC.................    Delaware          7011      52-2095412
HMC Properties I LLC................    Delaware          7011      52-2095412
HMC Potomac LLC.....................    Delaware          7011      52-2095412
HMC East Side II LLC................    Delaware          7011      52-2095412
HMC Manhattan Beach LLC.............    Delaware          7011      52-2095412
Chesapeake Hotel Limited
 Partnership........................    Delaware          7011      52-1373476
HMH General Partner Holdings LLC....    Delaware          7011      52-2095412
HMC IHP Holding LLC.................    Delaware          7011      52-2095412
HMC OP BN LLC.......................    Delaware          7011      52-2095412
S.D. Hotels LLC.....................    Delaware          7011      52-2095412
HMC Gateway LLC.....................    Delaware          7011      52-2095412
HMC Pacific Gateway LLC.............    Delaware          7011      52-2095412
MDSM Finance LLC....................    Delaware          7011      52-2065959
HMC Market Street LLC...............    Delaware          7011      52-2095412
New Market Street LP................    Delaware          7011      52-2131023
Times Square LLC....................    Delaware          7011      52-2095412
Times Square GP LLC.................    Delaware          7011      52-2095412
HMC Atlanta LLC.....................    Delaware          7011      52-2095412
Ivy Street LLC......................    Delaware          7011      52-2095412
HMC Properties II LLC...............    Delaware          7011      52-2138453
Santa Clara HMC LLC.................    Delaware          7011      52-2095412
HMC BCR Holdings LLC................    Delaware          7011      52-2095412
HMC Palm Desert LLC.................    Delaware          7011      52-2095412
HMC Georgia LLC.....................    Delaware          7011      52-2095412
HMC SFO LLC.........................    Delaware          7011      52-2095412
Market Street Host LLC..............    Delaware          7011      52-2091669
HMC Property Leasing LLC............    Delaware          7011      52-2095412
HMC Host Restaurants LLC............    Delaware          7011      52-2095412
Durbin LLC..........................    Delaware          7011      52-2095412
HMC HT LLC..........................    Delaware          7011      52-2095412
HMC JWDC GP LLC.....................    Delaware          7011      52-2095412
HMC JWDC LLC........................    Delaware          7011      52-2095412
HMC OLS I LLC.......................    Delaware          7011      52-2095412
HMC OLS II L.P......................    Delaware          7011      52-2095412
HMT Lessee Parent LLC...............    Delaware          7011      52-2095412
HMC/Interstate Ontario, L.P.........    Delaware          7011      52-2055809
HMC/Interstate Manhattan Beach,
 L.P................................    Delaware          7011      52-2033807
Host/Interstate Partnership, L.P....    Delaware          7011      52-1948895
HMC/Interstate Waterford, L.P.......    Delaware          7011      52-2015556
Ameliatel...........................    Florida           7011      58-1861162
HMC Amelia I LLC....................    Delaware          7011      52-2095412
HMC Amelia II LLC...................    Delaware          7011      52-2095412
Rockledge Hotel LLC.................    Delaware          7011      52-2095412
Fernwood LLC........................    Delaware          7011      52-2095412

Prospectus

                       Offer to Exchange all Outstanding

                     9 1/2% Series H Senior Notes due 2007

                                      for

                     9 1/2% Series I Senior Notes Due 2007

                                       of

                              HOST MARRIOTT, L.P.

   We are offering to exchange all of our outstanding 9 1/2% Series H senior notes for our 9 1/2% Series I senior notes. The terms of the Series I senior notes are substantially identical to the terms of the Series H senior notes except that the Series I senior notes are registered under the Securities Act of 1933, as amended, and are therefore freely transferrable. The Series H senior notes were issued on December 14, 2001 and, as of the date of this prospectus, an aggregate principal amount of $450 million is outstanding.

 Please consider the following:           Information about the Series I
                                          senior notes:

 . Our offer to exchange the notes        . The notes will mature on
   expires at 5:00 p.m., New York           January 15, 2007.
   City time, on      , 2002.
   However, we may extend the offer.      . We will pay interest on the notes
                                            at the rate of 9 1/2% per year
                                            payable on January 15 and July 15,
 . You should carefully review the          commencing July 15, 2002.
   procedures for tendering the
   Series H senior notes beginning on     . The notes are equal in right of
   page 2 of this prospectus. If you        payment to all of our
   do not follow those procedures, we       unsubordinated indebtedness and
   may not exchange your Series H           senior to all of our subordinated
   senior notes for Series I senior         obligations.
   notes.
                                          . Subsidiaries of ours have
 . We will not receive any proceeds         guaranteed the notes. These
   from the exchange offer.                 subsidiaries comprise all of our
                                            subsidiaries that also guarantee
 . If you fail to tender your Series        our credit facility and certain of
   H senior notes, you will continue        our other indebtedness.
   to hold unregistered securities
   and your ability to transfer them      . As security for the notes, we have
   could be adversely affected.             pledged the common equity
                                            interests of those of our
 . There is currently no public market      subsidiaries whose interests are
   for the Series I senior notes. We        also pledged as security under our
   do not intend to list the Series I       bank credit facility and certain
   senior notes on any securities           of our other indebtedness.
   exchange. Therefore, we do not
   anticipate that an active public
   market for these notes will develop.

   Please see "Risk Factors" beginning on page 11 of this prospectus for a discussion of certain factors that you should consider before participating in this exchange offer.

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                The date of this prospectus is January  , 2002.

                                    SUMMARY

   In this offering memorandum, unless identified otherwise, the words "Host Marriott, L.P.", the "operating partnership", "we", "our", "ours" and "us" refer only to Host Marriott, L.P. (and, where appropriate, our subsidiaries) and not to any of the initial purchasers. The following summary contains basic information about our business and this offering. It likely does not contain all the information that is important to you and to your investment decision. For a more complete understanding of the offering, we encourage you to read this entire document and the other documents to which we refer.

                              Host Marriott, L.P.

   We are a Delaware limited partnership whose sole general partner is Host Marriott Corporation, a Maryland corporation ("Host REIT"). We were formed in connection with a series of transactions pursuant to which the former Host Marriott Corporation, a Delaware corporation ("Host Marriott"), and its subsidiaries converted their business operations to qualify as a real estate investment trust or "REIT". We refer to this conversion in this offering memorandum as the "REIT conversion". As a result of the REIT conversion, the hotel ownership business formerly conducted by Host Marriott and its subsidiaries is conducted by and through the operating partnership and its subsidiaries, and Host Marriott was merged with and into Host REIT. Host REIT has elected, beginning January 1, 1999, to be treated as a REIT for federal income tax purposes.

   Our consolidated assets principally consist of 122 full-service hotel properties containing approximately 58,000 rooms, located throughout the United States, Canada and Mexico. Our hotels generally are operated under Marriott, Ritz-Carlton, Four Seasons, Hyatt, Hilton, and Swissotel brand names. These brand names are among the most respected and widely recognized brand names in the lodging industry. Marriott International, Inc. ("Marriott International") manages or franchises 110 of these properties as Marriott or Ritz-Carlton branded hotels.

   Our primary business objective is to provide superior total returns to our unitholders through a combination of distributions and appreciation in unit price and to increase asset values. We intend to focus on increasing asset values by selectively improving and expanding our hotels. We also intend to selectively acquire additional existing and newly developed upscale and luxury full-service hotels in targeted markets, primarily focusing on downtown hotels in core business districts in major metropolitan markets and select airport and resort/convention locations. In addition, we endeavor to achieve long-term sustainable growth in Funds from Operations per unit, as defined by the National Association of Real Estate Investment Trusts (i.e., net income computed in accordance with generally accepted accounting principles, excluding gains or losses from sales of properties, plus real estate-related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures), and cash flow. Given the current economic recession, we are focused in the near term on maintaining appropriate liquidity by working with the managers of our hotels to reduce property level costs, temporarily suspending non-essential capital expenditures and limiting new investments to those that lower our overall leverage.

   Our principal executive offices are located at 10400 Fernwood Road, Bethesda, Maryland 20817-1109. Our telephone number is (301) 380-9000.

                              RECENT DEVELOPMENTS

Effects of September 11, 2001 Terrorist Attacks

   On September 11, 2001, several aircraft that were hijacked by terrorists destroyed the World Trade Center Towers in New York City and damaged the Pentagon in northern Virginia. As a result of the attacks and the collapse of the World Trade Center Towers, our New York World Trade Center Marriott hotel was destroyed. In addition, we sustained considerable damage to a second property, the New York Marriott Financial Center hotel.

  Although we believe substantially all of our costs at both hotels will be covered by our property and casualty insurance, we cannot be sure of the amount of, or the timing of, such payments. In the meantime, although we intend to rebuild the New York World Trade Center Marriott hotel, the business interruption at this hotel will continue for a considerable time. The New York Marriott Financial Center has partially re-opened during January 2002; however, we believe it will continue to be severely affected by the disaster and the limited access to the property. Subsequent to the attacks, the Federal Aviation Administration closed United States airspace to commercial traffic for several days. The aftermath of these events, together with an economic recession, has adversely affected our operations. These effects are described in greater detail below in "Recent Industry Trends" and the "Recent Events" section of "Management's Discussion and Analysis of Results of Operations and Financial Condition".

Recent Industry Trends

   As a result of the effects of the economic recession and the September 11, 2001 terrorist attacks, the lodging industry has experienced a significant decline in business caused by a reduction in travel for both business and pleasure. We currently expect that the decline in operating levels will last into 2002.

   Room revenues at our hotels have decreased during 2001 as a result of the continuing economic recession. For the third quarter ended September 7, 2001, our comparable revenues per available room, or "RevPAR", decreased 11.9% due to a decrease in occupancy of 5.9 percentage points to 73.8% combined with a decline in the average room rate of 4.9% to $140.17. Our comparable RevPAR for the three quarters ended September 7, 2001,showed a more moderate decline of 6.1% as a result of a decline of 5.0 percentage points in occupancy, offset by a slight increase of 0.3% in average room rate.

   During the four-week period subsequent to September 11, 2001, our hotels recorded average weekly occupancy rates of 38% to 63%. During that period, we had a very high level of large group cancellations, which represented a loss of approximately $70 million in future revenue primarily, affecting our luxury and larger convention hotels. For our comparable properties for the four weeks ended October 5, 2001 and November 2, 2001, RevPAR decreased 42.7% and 25.8%, respectively. We do not believe that this period will be representative of the remainder of the fourth quarter; however, we do expect that our results from operations for the fourth quarter will reflect a significant decline in RevPAR. Therefore, we have been actively working with the managers of our hotels to reduce the operating costs of our hotels as well as to provide economic incentives to individuals and business travelers in selected markets to increase demand. In addition, based on our assessment of the current operating environment and in order to conserve capital, we have reduced or suspended all non-essential capital expenditure projects.

   As a result of a gradual return to more normal levels of business, we have begun to see modest improvements in occupancy and average room rates, though they remain below prior year levels. However, it is likely that our fourth quarter results will be significantly lower than the prior year period. Accordingly, the Board of Directors of Host REIT, our general partner, did not declare a dividend on Host REIT's common stock for the fourth quarter of 2001. Our current expectations for our future business are described in greater detail below in "Management's Discussion and Analysis of Results of Operations and Financial Condition".

Compliance with the Terms of our Indebtedness

   As a result of the effects on our business of the economic recession and the September 11, 2001 terrorist attacks, we have entered into an amendment to our bank credit facility, effective November 19, 2001, which among other things:

  . adjusts certain financial covenants so as to require us to meet less stringent levels in respect of (i) a minimum consolidated interest coverage ratio and a minimum unsecured interest coverage ratio until September 6, 2002 and (ii) a maximum leverage ratio through August 15, 2002;

  . suspends until September 6, 2002 the minimum consolidated fixed charge coverage ratio test that we must meet;

  .  limits draws under the revolver portion of our bank credit facility to
     (i) $50 million in the first quarter of 2002 and (ii) up to $25 million in the second quarter of 2002 (but only if draws in the second quarter of 2002 do not cause the aggregate amount drawn in 2002 and then outstanding to exceed $25 million) and

  .  increases the interest rate based on higher leverage levels.

   In addition, the amendment imposes restrictions and requirements through August 15, 2002 which include, among others:

  . restricting our ability to pay distributions on our equity securities and convertible debt obligations due to Host REIT relating to its QUIPs, unless projections indicate such payment is necessary to maintain Host REIT's status as a REIT and/or unless we are below certain leverage levels;

  . restricting our ability to incur additional indebtedness and requiring that we apply all net proceeds of permitted incurrences of indebtedness to repay outstanding amounts under the bank credit facility;

  . requiring us to apply all proceeds from capital contributions to us or from sales of equity by us or Host REIT to repay outstanding amounts under the bank credit facility;

  . requiring us to use all proceeds from the sale of assets (other than the Vail Marriott Mountain Resort in Vail, Colorado) to repay indebtedness under the bank credit facility;

  . restricting our ability to make acquisitions and investments unless the asset to be acquired has a leverage ratio of 3.5 to 1.0 or below;

  .  restricting our investments in subsidiaries; and

  .  restricting our capital expenditures.

   The amendment also requires us (i) to retain in escrow the casualty insurance proceeds that we receive from policies covering the New York World Trade Center Marriott and the New York Marriott Financial Center until such proceeds are applied toward the restoration of the New York Marriott Financial Center and the construction of a new hotel to replace the New York World Trade Center Marriott, or (ii) to apply such insurance proceeds to the payment of amounts due to certain third parties, including the New York Trade Center Marriott ground lessor, mortgage lender and Marriott International as manager. Any proceeds (other than business interruption insurance proceeds) not so used would be used to repay amounts outstanding under the bank credit facility. The amendment also allows us to include business interruption proceeds that we receive from insurance coverage on the New York World Trade Center Marriott and the New York Marriott Financial Center hotels in our calculation of consolidated EBITDA for purposes of our financial covenants.

   We are currently in compliance with the terms and restrictive covenants of our bank credit facility. As a result of entering into this amendment, and obtaining the relief from the financial covenants described above, we expect to remain in compliance with our bank credit facility through at least August 15, 2002, the date after which our maximum leverage ratio will return to the level that was in effect prior to this amendment. We anticipate that, if adverse operating conditions continue at currently forecasted levels, we will not be able to comply with the leverage ratio applicable after August 15, 2002 or other financial tests applicable at the end of our third quarter of 2002. If we fail to comply with the leverage ratio or any other covenant of the bank credit facility, we would be in default under the bank credit facility.

   The proceeds from the offering of Series H senior notes and the sale of the Pittsburgh Marriott were used to repay the outstanding balance under the credit facility. As of December 31, 2001 no amounts were outstanding under the credit facility. We anticipate that if we decide to redraw the amounts available under the bank credit facility, we would have to refinance or repay our bank credit facility or obtain another amendment from our lenders to adjust the leverage ratio applicable after August 15, 2002 and, possibly, other financial covenants applicable at the end of our third quarter of 2002. We intend to amend or replace the bank credit facility prior to August 15, 2002. There can be no assurance that we will be able to amend or replace the bank credit facility on terms any more favorable than those currently in effect, if at all. Any default under the bank credit facility that results in an acceleration of its final stated maturity thereof could constitute an event of default under the indenture with respect to all outstanding series of senior notes issued thereunder, including the Series I senior notes offered hereby, as well as under the indentures pursuant to which the other senior notes were issued.

   Under the indenture pursuant to which nearly all of our outstanding senior notes were issued, we and our restricted subsidiaries are generally prohibited from incurring additional indebtedness unless, at the time of such incurrence, we would satisfy the requirements set forth in the "Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock" covenant set forth in "Description of Series I Senior Notes". One of these requirements is that, after giving effect to any such new incurrence, on a pro forma basis, our consolidated coverage ratio cannot be less than or equal to 2.0 to 1.0. As a result of the effects on our business of the economic recession and the events of September 11, 2001, we anticipate that any consolidated coverage ratio that is calculated under the indenture after the end of our first quarter 2002, may be less than or equal to 2.0 to 1.0. If this occurs, then we will be prohibited from incurring indebtedness and from issuing disqualified stock under the indenture other than the indebtedness that we and our restricted subsidiaries are specifically permitted to incur under paragraph 4 of the "Limitation on Incurrences of Indebtedness and Issuance of Disqualified Stock" covenant set forth in "Description of Series I Senior Notes". Our failure to maintain a consolidated coverage ratio of greater than 2.0 to 1.0 could limit our ability to engage in activities that may be in our long-term best interest.

Ratings Downgrade; Rating on Series I Senior Notes

   Our Series A, Series B, Series C, Series E and Series G senior notes, as well as certain of our other securities, are rated by Moody's Investors Service, Inc. and Standard & Poor's Ratings Services. As a result of the negative effects that the September 11, 2001 terrorist attacks have had on the travel and lodging industry, Moody's and Standard & Poor's downgraded all of our outstanding senior notes, including the Series H senior notes for which the Series I senior notes are to be exchanged, from Ba2 to Ba3 and BB to BB-, respectively. In addition, Standard & Poors has indicated that our credit rating and those of other hotel owners are under review for potential downgrade. It is our expectation that our credit rating will be downgraded by Standard & Poors. We believe both rating agencies will give the Series I senior notes the same credit rating that they give our other outstanding senior notes. We believe that the recent downgrade of our credit rating, as well as any further downgrade that may subsequently occur, will likely adversely affect our cost of capital.

   We can make no assurance with regard to the new ratings that the rating agencies will assign to the Series I senior notes or any other of our rated securities.

Recent Acquisitions

   Third Party Lease Acquisitions. The REIT Modernization Act amended the tax laws to permit REITs, effective January 1, 2001, to lease hotels to a subsidiary that qualifies as a taxable REIT subsidiary. Prior to this change in the tax laws, we were required to lease our hotels to third parties.

   During the first half of 2001, in order to take advantage of the new tax laws, certain of our wholly owned subsidiaries elected to be treated as taxable REIT subsidiaries. Effective January 1, 2001, we acquired from Crestline Capital Corporation ("Crestline") the lessee equity interests and/or leasehold interests in 116 full-service hotels for $207 million, which are accounted for as a termination of the leases for financial reporting purposes. We recorded a non-recurring loss of $125 million net of a tax benefit of $82 million in 2000 for the transaction.

   During June 2001 we completed two other transactions, which resulted in the acquisition of the remaining four leases previously held by third parties. Effective June 16, 2001, we acquired the lease for the San Diego Marriott Hotel and Marina by purchasing the lessee equity interest from Crestline for $4.5 million. Also in June, in connection with the acquisition from Wyndham International, Inc. of the minority limited partnership interests of five partnerships holding seven hotels, we acquired the leases for three hotels: the San Diego Marriott Mission Valley, the Minneapolis Marriott Southwest and the Albany Marriott. We hold our interests in the acquired lessee entities and leasehold interests in HMT Lessee LLC, our subsidiary that has elected to be treated as a taxable REIT subsidiary (which we describe below).

   As a result of these acquisitions, we lease our hotels to subsidiaries of our taxable REIT subsidiary and, from the respective dates of their acquisitions, our operating results now reflect property-level revenues and expenses for 120 full-service hotels rather than rental income from lessees with respect to those hotel properties.

   Non-Controlled Subsidiary Acquisitions. Effective March 24, 2001, we purchased for approximately $2 million in cash the voting interests representing a 5% equity interest in each of Rockledge Hotel Properties, Inc. and Fernwood Hotel Assets, Inc. that were previously held by the Host Marriott Statutory Employee/Charitable Trust. Prior to this acquisition, we held a non-voting interest representing a 95% interest in each company and accounted for such investments under the equity method. As a result of this acquisition, we now consolidate three additional full-service hotels. Also as a result of this acquisition, our consolidated balance sheets include approximately $356 million in additional assets and $262 million in additional liabilities (including
$54 million of third party debt). Approximately $26 million of this debt matures in December 2001, but we currently are in negotiations with the lender to modify the terms of the debt.

   In December, 2000, together with Marriott International, we invested in a joint venture that acquired and holds two partnerships owning 120 Courtyard by Marriott hotels. We hold a 50% interest in the joint venture for which we contributed $90 million in cash and interests in the two partnerships that we previously held directly. Because we do not control the joint venture, we account for our investment under the equity method.

                               THE EXCHANGE OFFER

  Securities to be exchanged........    On December 14, 2001, we issued $450
                                        million in aggregate principal amount
                                        of Series H senior notes in a
                                        transaction exempt from the
                                        registration requirements of the
                                        Securities Act of 1933. The terms of
                                        the Series I senior notes and the
                                        Series H senior notes are substantially
                                        identical in all material respects,
                                        except that the Series I senior notes
                                        will be freely transferable by the
                                        holders thereof except as otherwise
                                        provided in this prospectus.

  The exchange offer................    $1,000 principal amount of Series I
                                        senior notes in exchange for each
                                        $1,000 principal amount of Series H
                                        senior notes. As of the date of this
                                        prospectus, Series H senior notes
                                        representing $450 million in aggregate
                                        principal amount are outstanding.

  Registration Rights Agreement.....    We sold the Series H senior notes on
                                        December 14, 2001 in a private
                                        placement in reliance on Section 4(2)
                                        of the Securities Act. The Series H
                                        senior notes were immediately resold by
                                        their initial purchasers in reliance on
                                        Securities Act Rule 144A. In connection
                                        with the sale, we entered into a
                                        registration rights agreement with the
                                        initial purchasers requiring us to make
                                        this exchange offer. Under the
                                        registration rights agreement, we are
                                        required to cause the registration
                                        statement of which the prospectus forms
                                        a part to become effective on or before
                                        the 180th day following the date on
                                        which we issued the Series H senior
                                        notes and we are obligated to
                                        consummate the exchange offer on or
                                        before the 210th day following the
                                        issuance of the Series H senior notes.

  Expiration date...................    Our exchange offer will expire at 5:00
                                        p.m., New York City time,    , 2002, or
                                        at a later date and time to which we
                                        may extend it.

  Withdrawal........................    You may withdraw a tender of Series H
                                        senior notes pursuant to our exchange
                                        offer at any time before 5:00 p.m., New
                                        York City time, on    , 2002, or such
                                        later date and time to which we extend
                                        the offer. We will return any Series H
                                        senior notes that we do not accept for
                                        exchange for any reason as soon as
                                        practicable after the expiration or
                                        termination of our exchange offer.

  Interest on the Series I senior
  notes and Series H senior notes...    Interest on the Series I senior notes
                                        will accrue from the date of the
                                        original issuance of the Series H
                                        senior notes or from the date of the
                                        last payment of interest on the Series
                                        H senior notes, whichever is later. We
                                        will not pay interest on Series H
                                        senior notes tendered and accepted for
                                        exchange.

  Conditions to our exchange
  offer............................     Our exchange offer is subject to
                                        customary conditions which are
                                        discussed in the section of this
                                        prospectus entitled "The Exchange
                                        Offer." As described in that section,
                                        we have the right to waive some of the
                                        conditions.

  Procedures for tendering Series H
  senior notes......................    We will accept for exchange any and all
                                        Series H senior notes which are
                                        properly tendered (and not withdrawn)
                                        in the exchange offer prior to 5:00
                                        p.m., New York City time, on    , 2002.
                                        The Series I senior notes issued
                                        pursuant to our exchange offer will be
                                        delivered promptly following the
                                        expiration date.

                                        If you wish to accept our exchange
                                        offer, you must complete, sign and date
                                        the letter of transmittal, or a copy,
                                        in accordance with the instructions
                                        contained in this prospectus and
                                        therein, and mail or otherwise deliver
                                        the letter of transmittal, or the copy,
                                        together with the Series H senior notes
                                        and all other required documentation,
                                        to the exchange agent at the address
                                        set forth in this prospectus. If you
                                        are a person holding Series H senior
                                        notes through the Depository Trust
                                        Company, or "DTC", and wish to accept
                                        our exchange offer, you may do so
                                        pursuant to the DTC's Automated Tender
                                        Offer Program, or "ATOP", by which you
                                        will agree to be bound by the letter of
                                        transmittal. By executing or agreeing
                                        to be bound by the letter of
                                        transmittal, you will represent to us
                                        that, among other things:

                                        . the Series I senior notes that you
                                          acquire pursuant to the exchange
                                          offer are being obtained by you in
                                          the ordinary course of your business,
                                          whether or not you are the registered
                                          holder of the Series H senior notes;

                                        . you are not engaging in and do not
                                          intend to engage in a distribution of
                                          Series I senior notes;

                                        . you do not have an arrangement or
                                          understanding with any person to
                                          participate in a distribution of
                                          Series I senior notes; and

                                        . you are not our "affiliate," as
                                          defined under Securities Act Rule
                                          405.

                                        Under the registration rights agreement
                                        we may be required to file a "shelf"
                                        registration statement for a continuous
                                        offering pursuant to Rule 415 under the
                                        Securities act of 1933 in respect of
                                        the Series H senior notes, if:

                                        . we determine that we are not
                                          permitted to effect the exchange
                                          offer as contemplated by this
                                          prospectus because of any change in
                                          law or Securities and Exchange
                                          Commission policy; or

                                        . we have commenced and not consummated
                                          the exchange offer with 210 days
                                          following the date on which we issued
                                          the Series H senior notes for any
                                          reason.

  Exchange agent....................    HSBC Bank USA is serving as exchange
                                        agent in connection with the exchange
                                        offer.

  Federal income tax
  considerations....................    We believe the exchange of Series H
                                        senior notes for Series I senior notes
                                        pursuant to our exchange offer will not
                                        constitute a sale or an exchange for
                                        federal income tax purposes.

  Effect of not tendering...........    If you do not tender your Series H
                                        senior notes or if you do tender them
                                        but they are not accepted by us, your
                                        Series H senior notes will continue to
                                        be subject to the existing restrictions
                                        upon transfer. Except for our
                                        obligation to file a shelf registration
                                        statement under the circumstances
                                        described above, we will have no
                                        further obligation to provide for the
                                        registration under the Securities Act
                                        of Series H senior notes.

  Use of proceeds...................    We will not receive any cash proceeds
                                        from the issuance of the registered
                                        notes.

                                        Ratio of Earnings to Fixed Charges

                                        In the Selected Financial Data table on
                                        page 35, we present the ratio of
                                        earnings to fixed charges on a
                                        historical basis for the last five
                                        years and the first three quarters of
                                        2001 and 2000. As Host Marriott is our
                                        predecessor, we consider the historical
                                        financial information of Host Marriott
                                        for periods prior to the REIT
                                        conversion to be our historical
                                        financial information.

                           THE SERIES I SENIOR NOTES

   The summary below describes the principal terms of the Series I senior notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. For a more detailed description of the terms and conditions of the Series I senior notes, see the section entitled "Description of Series I Senior Notes".

Issuer........................    Host Marriott, L.P.

Securities Offered............    $450,000,000 aggregate principal amount of 9
                                  1/2% Series I senior notes due 2007.

Maturity......................    January 15, 2007.

Interest Rate.................    9 1/2% per year (calculated using a 360-day
                                  year).

Interest Payment Dates........    Payable semi-annually in arrears on January
                                  15 and July 15 of each year, beginning on July 15, 2002.

Ranking.......................    The Series I senior notes are equal in right
                                  of payment with all of our unsubordinated indebtedness and senior to all our subordinated obligations. For further information on ranking, see "Risk Factors--
                                  The Series I senior notes effectively will be junior in right of payment to some other liabilities" and "Description of Series I
                                  Senior Notes".

                                  As of September 7, 2001, as adjusted for the transactions set forth in the section "Pro Forma Financial Information of Host Marriott, L.P.", we estimate that we and our subsidiaries would have had $5.6 billion of senior debt, of which $2.3 billion would have been secured by mortgage liens on certain of our hotel properties and related assets and those of our restricted subsidiaries.

Guarantors....................    The Series I senior notes are guaranteed by
                                  100 of our direct and indirect subsidiaries, representing all of our subsidiaries that have also guaranteed our bank credit facility and our other indebtedness. For more detail, see the section "Risk Factors" under the heading "The Series I senior notes effectively will be junior in right of payment to some other liabilities". The guarantees may be released under certain circumstances. We are not generally required to cause future subsidiaries to become guarantors unless they secure our bank credit facility or our other indebtedness.

Security......................    The Series I senior notes are secured by a
                                  pledge of the common equity interests of certain of our direct and indirect subsidiaries, which common equity interests also secure, on an equal and ratable basis, our bank credit facility and approximately
                                  $2.8 billion of other outstanding senior notes, and will secure certain future unsubordinated indebtedness ranking equal in right of payment with the Series I senior notes. For more detail, see the section "Risk Factors" under the heading
                                  "The Series I senior notes effectively will be junior in right of payment to some other liabilities".

Optional Redemption...........    The Series I senior notes will be redeemable
                                  at our option at any time, in whole but not
                                  in part, for 100% of their principal amount,
                                  plus any make-whole premium and any accrued
                                  and unpaid interest. For more datails, see
                                  the section "Description of Series I Senior
                                  Notes" under the heading "Optional
                                  Redemption".
Mandatory Offer to
Repurchase....................    If we sell certain assets or undergo certain
                                  kinds of changes of control, we must offer to
                                  repurchase the Series I senior notes as
                                  described in the section "Description of
                                  Series I Senior Notes" under the heading
                                  "Covenants--Repurchase of Notes at the Option
                                  of the Holder upon a Change of Control
                                  Triggering Event".
Basic Covenants of the
Indenture.....................    The indenture governing the Series I senior
                                  notes, among other things, restricts our ability and the ability of our restricted subsidiaries to:

                                  .  incur additional indebtedness;

                                  . pay dividends on, redeem or repurchase our equity interests;

                                  .  make investments;

                                  . permit payment or dividend restrictions on certain of our subsidiaries;

                                  .  sell assets;

                                  .  in the case of our restricted
                                     subsidiaries, guarantee indebtedness;

                                  .  create certain liens; and

                                  . sell certain assets or merge with or into other companies.

                                  All of these limitations are subject to
                                  important exceptions and qualifications
                                  described in the section "Description of Series I Senior Notes" under the heading "Covenants".

                                  RISK FACTORS

   You should carefully consider the following risk factors, in addition to the other information contained in this prospectus, before deciding to tender Series H senior notes in the exchange offer.

Series H senior notes outstanding after the exchange offer will not have registration rights.

   If you do not exchange your Series H senior notes for Series I senior notes pursuant to the exchange offer, your Series H senior notes will continue to be subject to the restrictions on transfer of the Series H notes. In general, you may not offer to sell Series H senior notes unless they are registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to the registration requirements of the Securities Act and applicable state securities laws. If you are a broker-dealer that receives Series I senior notes for your account in exchange for Series H senior notes, where those Series H senior notes were acquired by you as a result of market-making activities or other trading activities, you must acknowledge that you will deliver a prospectus in connection with any resale of those Series I senior notes.

   We have substantial leverage. We have now, and after the exchange offer we will continue to have, a significant amount of indebtedness.

   Our substantial indebtedness could have important consequences. It currently requires us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, which reduces the availability of our cash flow to fund working capital, capital expenditures, expansion efforts, distributions to our partners and other general purposes. Additionally, it could:

  . make it more difficult for us to satisfy our obligations with respect to the Series I senior notes;

  . limit our ability in the future to undertake refinancings of our debt or obtain financing for expenditures, acquisitions, development or other general business purposes on terms and conditions acceptable to us, if at all; or

  . affect adversely our ability to compete effectively or operate successfully under adverse economic conditions.

   If our cash flow and working capital were not sufficient to fund our expenditures or service our indebtedness, we would have to raise additional funds through:

  .  the sale of equity by Host REIT;

  .  the incurrence of additional permitted indebtedness by us; or

  .  the sale of our assets.

   We cannot assure you that any of these sources of funds would be available to us or, if available, would be on terms that we would find acceptable or in amounts sufficient for us to meet our obligations or fulfill our business plan. For example, under the terms of our bank credit facility, the proceeds from these activities must be used to repay amounts outstanding and may not be otherwise available for our use.

   The interest rate on the Series I senior notes is fixed, which will not allow us to take advantage of periods of lower interest. Due to the current economic recession and given interest costs of the Series I senior notes, we may have periods where we do not have sufficient liquidity to make the required interest payments. Additionally, the increased interest costs could adversely affect our compliance with the leverage ratio under the bank credit facility. An acceleration of outstanding amounts under the bank credit facility due to a default thereunder will result in a default under the indenture. The effect on our earnings of the higher interest costs may cause us to fail to comply with the terms of the bank credit facility and the indenture.

   The Series I senior notes effectively will be junior in right of payment to some other liabilities. Only our subsidiaries that have guaranteed payment of certain of our indebtedness ranking equal in priority to the Series I senior notes, including the bank credit facility, the Series A, the Series B, the Series C, the Series E and the Series G senior notes and future indebtedness that is so guaranteed, have guaranteed, and are required to guarantee, our obligations under the Series I senior notes. Although the indenture governing the terms of the Series I senior notes places limits on the overall level of indebtedness that non-guarantor subsidiaries may incur, the Series I senior notes effectively will be junior in right of payment to liabilities of our non-guarantor subsidiaries and to any debt of ours or our subsidiaries that is secured by assets other than the equity interests in our subsidiaries securing the Series I senior notes, to the extent of the value of such assets. Since only those subsidiaries that guarantee the bank credit facility or certain of our other indebtedness are required to guarantee the Series I senior notes, there can be no assurance as to the number of subsidiaries that will be guarantors of the Series I notes at any point in time or as to the value of their assets or significance of their operations.

   Together with our subsidiaries, we have a significant amount of indebtedness secured by mortgages on 31 of our hotels and related assets. The Series I senior notes effectively will be junior in right of payment to this secured debt to the extent of the value of the assets securing such debt. On a pro forma basis, giving effect to the transactions set forth in the section "Pro Forma Financial Information of Host Marriott, L.P.", as of September 7, 2001, the amount of our and our subsidiaries' debt secured by mortgages on our hotels and related assets was approximately $2.3 billion. The Series I senior notes will not be secured by these assets. The Series I senior notes will be secured only by the equity interests in our direct and indirect subsidiaries that have been pledged in favor of our bank credit facility. This collateral will be shared equally and ratably with holders of other indebtedness, including but not limited to, the Series A, Series B, Series C, Series E and Series G senior notes and certain of our other indebtedness ranking pari passu, or equal in right of payment, with the Series I senior notes. As of September 7, 2001, as adjusted for the transactions set forth in the section "Pro Forma Financial Information of Host Marriott, L.P.", the amount of indebtedness (including the Series I senior notes) secured by our equity interests in these subsidiaries would have been $3.2 billion.

   The terms of our debt place restrictions on us and our subsidiaries, reducing operational flexibility and creating default risks. The documents governing the terms of our senior notes and bank credit facility contain covenants that place restrictions on us and our subsidiaries. The activities upon which such restrictions exist include, but are not limited to:

  .  acquisitions, merger and consolidations;

  .  the incurrence of additional debt;

  .  the creation of liens;

  .  the sale of assets;

  .  capital expenditures;

  .  raising capital;

  .  the payment of dividends; and

  .  transactions with affiliates.

   In addition, certain covenants in our bank credit facility require us and our subsidiaries to meet financial performance tests. The restrictive covenants in the indenture, the bank credit facility and the documents governing our other debt (including our mortgage debt) will reduce our flexibility in conducting our operations and will limit our ability to engage in activities that may be in our long-term best interest. Our failure to comply with these restrictive covenants could result in an event of default that, if not cured or waived, could result in the acceleration of all or a substantial portion of our debt, including the Series I senior notes.

   As a result of the effects on our business of the economic recession and the events of September 11, 2001, we anticipate that in the future we may fail to comply with certain financial covenants under the documents governing certain of our indebtedness. As a result of the effects on our business of the economic recession and the events of September 11, 2001, we have entered into an amendment to our bank credit facility, effective November 19, 2001, which among other things:

  . adjusts certain financial covenants so as to require us to meet less stringent levels in respect of (a) a minimum consolidated interest coverage ratio and a minimum unsecured interest coverage ratio until September 6, 2002 and (b) the maximum leverage ratio through August 15, 2002;

  . suspends until September 6, 2002 the minimum fixed charge coverage ratio test that we must meet; and

  .  limits draws under the revolver portion of our bank credit facility to
     (a) $50 million in the first quarter of 2002 and (b) up to $25 million in the second quarter of 2002 (but only if draws in the second quarter of 2002 do not cause the aggregate amount drawn in 2002 and then outstanding to exceed $25 million); and

  .  increases the interest rate based on higher leverage levels.

   In addition, the amendment imposes the following restrictions and requirements through August 15, 2002 which include, among others:

  . restricting our ability to pay on our equity securities and our convertible debt obligations due to Host REIT relating to its QUIPs unless projections indicate such payment is necessary to maintain our REIT status and/or unless we are below certain leverage levels;

  . restricting our ability to incur additional indebtedness and requiring that we apply all net proceeds of permitted incurrences of indebtedness to repay outstanding amounts under the bank credit facility;

  . requiring us to apply all net proceeds from capital contributions to us or from sales of equity by us or Host REIT to repay outstanding amounts under the bank credit facility;

  . requiring us to use all net proceeds from the sale of assets (other than our Vail Marriott Mountain Resort in Vail, Colorado) to repay indebtedness under the bank credit facility;

  . restricting our ability to make acquisitions and investments unless the asset to be acquired has a leverage ratio of 3.5 to 1.0 or below;

  .  restricting our investments in subsidiaries; and

  .  restricting our capital expenditures.

   The amendment also permits us (i) to retain in escrow any casualty insurance proceeds that we receive from insurance policies covering the New York World Trade Center Marriott and the New York Marriott Financial Center until such proceeds are applied toward the restoration of the New York Marriott Financial Center and the construction of a new hotel that replaces the New York World Trade Center Marriott, or (ii) to apply such insurance proceeds to the payment of amounts due to certain third parties, including the New York World Trade Center Marriott ground lessor, mortgage lender and Marriott International as manager. Any proceeds (other than business interruption insurance proceeds) not so used would be used to repay amounts outstanding under the bank credit facility. The amendment also allows us to include business interruption proceeds that we receive for the New York World Trade Center Marriott and the New York Marriott Financial Center hotels in our calculation of consolidated EBITDA for purposes of our financial covenants.

   As of December 31, 2001 we have no amounts outstanding under our bank credit facility.

   We are currently in compliance with the terms and restrictive covenants of our bank credit facility. As a result of entering into this amendment, and obtaining the relief from the financial covenants described above, we expect to remain in compliance with our bank credit facility through at least August 15, 2002, the date after which our maximum leverage ratio will return to the levels that were in effect prior to this amendment. We anticipate that, if adverse operating conditions continue at currently forecasted levels, we will not be able to comply with the leverage ratio applicable after August 15, 2002 or other financial tests applicable at the end of our third quarter of 2002 (September 6, 2002). If we fail to comply with the leverage ratio or any other covenant of the bank credit facility, we would be in default under the bank credit facility.

   We anticipate that if we decide to re-draw the amounts available under the bank credit facility, we would have to refinance or repay our bank credit facility or obtain another amendment from our lenders to adjust the leverage ratio applicable after August 15, 2002 and, possibly, other financial covenants applicable at the end of our third quarter of 2002. We intend to amend or replace the bank credit facility prior to August 15, 2002. There can be no assurance that we will be able to amend or replace the bank credit facility on terms any more favorable than those currently in effect, if at all. Any default under the bank credit facility that results in an acceleration of its final stated maturity could constitute an event of default under the indenture with respect to all outstanding series of senior notes issued thereunder, including the Series I senior notes.

   Under the indenture pursuant to which nearly all of our outstanding senior notes were issued, we and our restricted subsidiaries are generally prohibited from incurring additional indebtedness unless, at the time of such incurrence, we would satisfy the requirements set forth in the "Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock" covenant set forth in the "Description of Series I Senior Notes". One of these requirements is that, after giving effect to any such new incurrence, on a pro forma basis, our consolidated coverage ratio cannot be less than 2.0 to 1.0. As a result of the effects on our business of the economic recession and the September 11, 2001 terrorist attacks, we anticipate that any consolidated coverage ratio that is calculated under the indenture after the end of our first quarter 2002 may be less than 2.0 to 1.0. If this occurs, then we will be prohibited from incurring indebtedness and from issuing disqualified stock under the indenture other than the indebtedness that we and our restricted subsidiaries are specifically permitted to incur under paragraph 4 of the "Limitation on Incurrences of Indebtedness and Issuance of Disqualified Stock" covenant set forth in "Description of Series I Senior Notes". Our failure to maintain a consolidated coverage ratio of greater than or equal to 2.0 to 1.0 could limit our ability to engage in activities that may be in our long-term best interest.

   We expect to make distributions to Host REIT even when we cannot otherwise make restricted payments under the indenture and the bank credit facility. Even though we expect generally to be prohibited from making restricted payments under the indenture, based upon our estimates of taxable income for 2002, we expect to be able to make distributions to Host REIT under the indenture and the bank credit facility.

   Under the indenture, we are only allowed to make restricted payments if, at the time we make such a restricted payment, we are able to incur at least $1.00 of indebtedness under the "Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock" covenant. If our consolidated coverage ratio becomes less than 2.0 to 1.0, as we currently anticipate, we will not be able to incur $1.00 of additional indebtedness and, thus, will not be able to make any restricted payments until we comply with the covenant.

   Even when we are unable to make restricted payments during the period that our consolidated coverage ratio is less than 2.0 to 1.0, the indenture permits us to make permitted REIT distributions, which are any distributions (1) to Host REIT that are necessary to maintain Host REIT's status as a REIT under the Internal Revenue Code or to satisfy the distributions required to be made by reason of Host REIT's making of the election provided for in Notice 88-19 (or Treasury regulations issued pursuant thereto) if the aggregate principal amount of all of our outstanding indebtedness (other than our convertible debt obligations to Host REIT pertaining to its QUIPs) and that of our restricted subsidiaries, on a consolidated basis, at such time is less than 80% of Adjusted Total Assets (as defined in the indenture) and (2) to certain other holders of our partnership units where such distribution is required as a result of, or a condition to, the payment of distributions to Host REIT.

   We intend, during the period that we are unable to make restricted payments under the indenture and under similar restrictions under the bank credit facility, to continue our practice of distributing quarterly, based on our current estimates of taxable income for any year, an amount of our available cash sufficient to enable Host REIT to pay quarterly dividends on its preferred stock (and, to the extent permitted under the bank credit facility, on its common stock) in an amount necessary to satisfy the requirements applicable to REITs under the Internal Revenue Code. In the event that we make distributions to Host REIT in amounts in excess of those necessary for Host REIT to maintain its status as a REIT, we will be in default under this indenture.

   We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture. Upon the occurrence of certain change of control events, we will be required to offer to repurchase all outstanding Series A, Series B, Series C, Series E and Series G senior notes and the Series I senior notes offered hereby. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of senior notes or that restrictions in our bank credit facility will not allow us to make such repurchases. See "Description of Series I senior Notes--Repurchase of Notes at the Option of the Holder Upon a Change of Control Triggering Event".

   Our failure to repurchase any of the Series I senior notes would be a default under the indenture for all series of senior notes issued thereunder and also under our bank credit facility.

   The Series I senior notes or a guarantee thereof may be deemed a fraudulent transfer. Under the federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, a guarantee of the Series I senior notes could be voided, or claims on a guarantee of the Series I senior notes could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

     (1) received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; and

     (2) either:

       (a) was insolvent or rendered insolvent by reason of such incurrence;

       (b) was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

       (c) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

If such circumstances were found to exist, or if a court were to find that the guarantee were issued with actual intent to hinder, delay or defraud creditors, the court could cause any payment by that guarantor pursuant to its guarantee to be voided and returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

   In addition, our obligations under the Series H senior notes may be subject to review under the same laws in the event of our bankruptcy or other financial difficulty. In that event, if a court were to find that when we issued the Series H senior notes the factors in clauses (1) and (2) above applied to us, or that the Series I senior notes were issued with actual intent to hinder, delay or defraud creditors, the court could void our obligations under the Series I senior notes, or direct the return of any amounts paid thereunder to us or to a fund for the benefit of our creditors.

   The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, the operating partnership or a guarantor would be considered insolvent if:

  . the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets; or

  . the present fair value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  .  it could not pay its debts as they become due.

   On the basis of historical financial information, recent operating history and other factors, we believe that we and each of our guarantors, after giving effect to the guarantee of the Series I senior notes, will be solvent, will have a reasonable amount of capital for the business in which we or it is engaged and will not have incurred debts beyond our or its ability to pay such debts as they mature. We can offer no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with our conclusions in this regard.

An active trading market may not develop for the notes.

   The Series H senior notes are not listed on any securities exchange. Since their issuance, there has been a limited trading market for the Series H senior notes. To the extent that Series H senior notes are tendered and accepted in the exchange offer, the trading market for untendered and tendered but unaccepted Series H senior notes will be adversely affected. We cannot assure you that this market will provide liquidity for you if you want to sell your Series H senior notes.

   We will not list the Series I senior notes on any securities exchange. These notes are new securities for which there is currently no market. The Series I senior notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities,
our performance and other factors. We have been advised by             that
they intend to make a market in the Series I senior notes, as well as the Series H senior notes, as permitted by applicable laws and regulations. However, they are not obligated to do so and their market making activities may be discontinued at any time without notice. In addition, their market making activities may be limited during our exchange offer. Therefore, we cannot assure you that an active market for Series I senior notes will develop.

   Our revenues and the value of our properties are subject to conditions affecting the lodging industry. Our revenues and the value of our properties are subject to conditions affecting the lodging industry. These include:

  .  changes in the national, regional and local economic climate;

  .  changes in business and pleasure travel;

  . local conditions such as an oversupply of hotel properties or a reduction in demand for hotel rooms;

  . the attractiveness of our hotels to consumers and competition from comparable hotels;

  .  the quality, philosophy and performance of the managers of our hotels;

  . changes in room rates and increases in operating costs due to inflation and other factors; and

  .  the need to periodically repair and renovate our hotels.

   As a result of the effects of the economic recession and the September 11, 2001 terrorist attacks, the lodging industry has experienced a significant decline in business caused by a reduction in travel for both business and pleasure. We currently expect that the decline in operating levels may last into 2002.

   Room revenues of our hotels have decreased during 2001 as a result of the continuing economic recession. For the third quarter ended September 7, 2001 our comparable RevPAR decreased 11.9% due to a decrease in occupancy of 5.9 percentage points to 73.8% combined with a decline in the average room rate of 4.9% to $140.17. Our comparable RevPAR for the three quarters ended September 7, 2001 showed a more moderate decline of 6.1% as a result of a decline of 5.0 percentage points in occupancy, offset by a slight increase of 0.3% in average room rate.

   During the 4-week period subsequent to the events of September 11, 2001, our hotels recorded average weekly occupancy rates of 38% to 63%. During that period, we had a very high level of large group cancellations in the fourth quarter which represented approximately $70 million in future revenue primarily affecting our luxury and larger convention hotels. We do not believe that this period will be representative of the remainder of the fourth quarter, however, we do expect that our results from operations for the fourth quarter will reflect a significant decline in RevPAR. We have been actively working with the managers of our hotels to reduce the operating costs of our hotels, as well as to provide economic incentives to individuals and business travelers in selected markets to increase demand. In addition, based on our assessment of the current operating environment and to conserve capital, we have reduced or suspended all non-essential capital expenditure projects.

   As a result of a gradual return to more normal levels of business, we have begun to see modest improvements in occupancy and average room rates, though they remain below prior year levels. However, it is likely that our fourth quarter results will be significantly lower than the prior year period. There can be no assurance that the current economic recession will not continue for an extended period of time and that it will not significantly affect our operations.

   If, as a result of conditions such as those referenced above affecting the lodging industry, our assets do not generate income sufficient to pay our expenses, we will be unable to service our debt and maintain our properties.

   Thirty-one of our hotels and assets related thereto are subject to mortgages in an aggregate amount of approximately $2.3 billion. If these hotels do not produce adequate cash flow to service the debt represented by such mortgages, the mortgage lenders could foreclose on such assets and we would lose such assets. If the cash flow on such properties were not sufficient to provide us with an adequate return, we could opt to allow such foreclosure rather than making necessary mortgage payments with funds from other sources. For instance, nearly all of the cash flow from the St. Louis Pavilion Marriott currently is applied to payments on the mortgage loan and due under the management agreement for that hotel. Although we have reached no decision to do so, we could elect to allow that property, or any other property that becomes similarly situated, to be foreclosed upon rather than use funds from other sources to make necessary capital expenditures and balloon mortgage payments. If the economy continues at its current levels, we may experience foreclosures on hotels with a loss of the hotels and related assets.

   Our expenses may remain constant even if our revenue drops. The expenses of owning property are not necessarily reduced when circumstances like market factors and competition cause a reduction in income from the property. Because of the effects of the September 11, 2001 terrorist attacks and the current economic recession, we are working with our managers to substantially reduce the operating costs of our hotels. In addition, based on our assessment of the current operating environment, and in order to conserve capital, we have reduced or suspended all non-essential capital expenditure projects. Nevertheless, our financial condition could be adversely affected by the following costs:

  .  interest rate levels;

  .  debt service levels (including on loans secured by mortgages);

  .  the availability of financing;

  . the cost of compliance with government regulation, including zoning and tax laws; and

  . changes in governmental regulations, including those governing usage, zoning and taxes.

   If we are unable to reduce our expenses to reflect our current reduction in revenue and the reduction that we expect in the future, our business will be adversely affected.

   We do not control our hotel operations, and we are dependent on the managers of our hotels. Because federal income tax laws restrict REITs and their subsidiaries from operating a hotel, we do not manage our hotels. Instead, we retain third-party managers including, among others, Marriott International, Hyatt, Four Seasons and Swissotel, to manage our hotels pursuant to management agreements. Our income from the hotels may be adversely affected if the managers fail to provide quality services and amenities and competitive room rates at our hotels or fail to maintain the quality of the hotel brand names. While HMT Lessee LLC, a taxable REIT subsidiary of ours that is the lessee of substantially all of our full-service properties, monitors the hotel managers' performance, we have limited specific recourse if we believe that the hotel managers are not performing adequately. Underperformance by our hotel managers could adversely affect our results of operations.

   Our relationships with our hotel managers are primarily contractual in nature, although certain of our managers owe fiduciary duties to us under applicable law. We are in discussions with various managers of our hotels regarding their performance under management agreements for our hotels. We have had, and continue to have, differences with the managers of our hotels over their performance and compliance with the terms of our agreements. We generally resolve disputes with our managers through discussions and negotiations, but if we are unable to reach satisfactory results through discussions, the operation of our hotels could be adversely affected. The disputes that we do have with our managers are usually settled through negotiations. However, we occasionally may engage in litigation with our managers. For example, we are currently engaged in litigation with Swissotel, the manager of four of our hotels. For further information on the litigation with Swissotel, see "Business and Properties -- Legal Proceedings -- Swissotel". If we are unable to reach satisfactory results through discussions, the operation of our hotels could be adversely affected.

   Our relationship with Marriott International may result in conflicts of interest. Marriott International, a public hotel management company, and its affiliates, manages or franchises 110 of our 122 hotels. In addition, Marriott International manages and in some cases may own or be invested in hotels that compete with our hotels. As a result, Marriott International may make decisions regarding competing lodging facilities that it manages that would not necessarily be in our best interests. J.W. Marriott, Jr. is a member of Host REIT's Board of Directors and his brother, Richard E. Marriott, is Host REIT's Chairman of the Board. Both J.W. Marriott, Jr. and Richard E. Marriott serve as directors, and J.W. Marriott, Jr. also serves as an executive officer of Marriott International. J.W. Marriott, Jr. and Richard E. Marriott beneficially owned, as determined for securities law purposes, as of January 31, 2001, approximately 12.6% and 12.2%, respectively, of the outstanding shares of common stock of Marriott International. As a result, J.W. Marriott, Jr. and Richard E. Marriott have potential conflicts of interest as Host REIT's directors when making decisions regarding Marriott International, including decisions relating to the management agreements involving the hotels and Marriott International's management of competing lodging properties. For further information on our relationship with Marriott International see "Certain Relationships and Related Transactions".

   Host REIT's Board of Directors follows policies and procedures intended to limit the involvement of J.W. Marriott, Jr. and Richard E. Marriott in conflict situations, including requiring them to abstain from voting as directors on matters which present a conflict between the companies. If appropriate, these policies and procedures will apply to other directors and officers.

   There is no limitation on the amount of debt we may incur. There are no limitations in our organizational documents or Host REIT's organizational documents that limit the amount of indebtedness that we may incur. However, our existing debt instruments contain restrictions on the amount of indebtedness that we may incur. Accordingly, we could incur indebtedness to the extent permitted by our debt agreements. If we became more highly leveraged, our debt service payments would increase and our cash flow and our ability to service our debt might be adversely affected.

   Our management agreements could impair the sale or financing of our hotels. Under the terms of the management agreements, we generally may not sell, lease or otherwise transfer the hotels unless the transferee is not a competitor of the manager, and the transferee assumes the related management agreements and meets specified other conditions. Our ability to finance, refinance or sell any of the properties may, depending upon the structure of such transactions, require the manager's consent. If the manager does not consent, we would be prohibited from financing, refinancing or selling the property without breaching the management agreement.

   The acquisition contracts relating to some hotels limit our ability to sell or refinance those hotels. For reasons relating to federal income tax considerations of the former and current owners of approximately 20 of our full-service hotels, we agreed to restrictions on selling some hotels or repaying or refinancing the mortgage debt on those hotels for varying periods depending on the hotel. We anticipate that, in specified circumstances, we may agree to similar restrictions in connection with future hotel acquisitions. As a result, even if it were in our best interests to sell or refinance the mortgage debt on these hotels, it may be difficult or impossible to do so during their respective lock-out periods.

   Our ground lease payments may increase faster than the revenues we receive on the hotels. As of December 1, 2001, we leased 46 of our hotels pursuant to ground leases. These ground leases generally require increases in ground rent payments every five years. Our ability to service our debt could be adversely affected to the extent that our revenues do not increase at the same or a greater rate as the increases under the ground leases. In addition, if we were to sell a hotel encumbered by a ground lease, the buyer would have to assume the ground lease, which could result in a lower sales price. Moreover, to the extent that such ground leases are not renewed at their expiration, our revenues could be adversely affected.

   We may be unable to sell properties when appropriate because real estate investments are illiquid. Real estate investments generally cannot be sold quickly. We may not be able to vary our portfolio promptly in response to economic or other conditions. The inability to respond promptly to changes in the performance of our investments could adversely affect our financial condition and ability to service debt. In addition, there are limitations under the federal tax laws applicable to REITs and agreements that we have entered into when we acquired some of our properties that may limit our ability to recognize the full economic benefit from a sale of our assets.

   We depend on our key personnel. We depend on the efforts of our executive officers and other key personnel. While we believe that we could find replacements for these key personnel, the loss of their services could have a significant adverse effect on our operations. None of our key personnel have employment agreements. We do not have or intend to obtain key-man life insurance with respect to any of our personnel.

   Partnership and other litigation judgments or settlements could have a material adverse effect on our financial condition. We and Host REIT are parties to various lawsuits relating to previous partnership transactions, including transactions relating to the conversion of Host Marriott into a REIT. While we and the other defendants to such lawsuits believe all of the lawsuits in which we are a defendant are without merit and we are vigorously defending against such claims, we can give no assurance as to the outcome of any of the lawsuits. If any of the lawsuits were to be determined adversely to us or a settlement involving a payment of a material sum of money were to occur, there could be a material adverse effect on our financial condition.

   We may acquire hotel properties through joint ventures with third parties that could result in conflicts. Instead of purchasing hotel properties directly, we may invest as a co-venturer. Joint venturers often share control over the operation of the joint venture assets. For example, through our subsidiary Rockledge, we entered into a joint venture with Marriott International through which the joint venture owns two limited partnerships holding, in the aggregate, 120 Courtyard by Marriott hotels. Subsidiaries of Marriott International manage these Courtyard by Marriott hotels. Actions by a co-venturer, particularly Marriott International, could subject the assets to additional risk, including:

  . our co-venturer in an investment might have economic or business interests or goals that are inconsistent with our interests or goals;

  . our co-venturer may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives; or

  . a joint venture partner could go bankrupt, leaving us liable for its share of joint venture liabilities.

   Although we generally will seek to maintain sufficient control of any joint venture to permit our objectives to be achieved, we might not be able to take action without the approval of our joint venture partners. Also, our joint venture partners could take actions binding on the joint venture without our consent. For further discussion of the risks associated with entering into a joint venture with Marriott International, see the discussion above under "Our relationship with Marriott International may result in conflicts of interest".

   Environmental problems are possible and can be costly. We believe that our properties are in compliance in all material respects with applicable environmental laws. Unidentified environmental liabilities could arise, however, and could have a material adverse effect on our financial condition and performance. Federal, state and local laws and regulations relating to the protection of the environment may require a current or previous owner or operator of real estate to investigate and clean up hazardous or toxic substances or petroleum product releases at the property. The owner or operator may have to pay a governmental entity or third parties for property damage and for investigation and clean-up costs incurred by the parties in connection with the contamination. These laws typically impose clean-up responsibility and liability without regard to whether the owner or operator knew of or caused the presence of the contaminants. Even if more than one person may have been responsible for the contamination, each person covered by the environmental laws may be held responsible for all of the clean-up costs incurred. In addition, third parties may sue the owner or operator of a site for damages and costs resulting from environmental contamination emanating from that site. Environmental laws also govern the presence, maintenance and removal of asbestos. These laws require that owners or operators of buildings containing asbestos properly manage and maintain the asbestos, that they notify and train those who may come into contact with asbestos and that they undertake special precautions, including removal or other abatement, if asbestos would be disturbed during renovation or demolition of a building. These laws may impose fines and penalties on building owners or operators who fail to comply with these requirements and may allow third parties to seek recovery from owners or operators for personal injury associated with exposure to asbestos fibers.

   Compliance with other government regulations can also be costly. Our hotels are subject to various other forms of regulation, including Title III of the Americans with Disabilities Act, building codes and regulations pertaining to fire safety. Compliance with those laws and regulations could require substantial capital expenditures. These regulations may be changed from time to time, or new regulations adopted, resulting in additional or unexpected costs of compliance. Any increased costs could reduce the cash available for servicing debt.

   Some potential losses are not covered by insurance. We carry comprehensive insurance coverage for general liability, property, business interruption and other risks with respect to all of our hotels and other properties. These policies offer coverage features and insured limits that we believe are customary for similar type properties. Generally, the policies provide coverage and limits on a blanket basis, combining the claims of our properties together for evaluation against policy aggregate limits and sub-limits and, in the case of our Marriott-managed hotels, with other Marriott-managed hotels of other owners. Thus, for certain risks (e.g., earthquake), multiple claims from several hotels or owners may exceed policy sub-limits. Certain other risks (e.g., war and environmental hazards), however, may be uninsurable or too expensive to justify insuring against. Furthermore, an insurance provider could elect to deny or limit coverage under a claim. Should an uninsured loss or a loss in excess of insured limits occur, or should an insurance carrier deny or limit coverage under a claim, we could lose all, or a portion of, the capital we have invested in a property, as well as the anticipated future revenue from the hotel. In that event, we might nevertheless remain obligated for any mortgage debt or other financial obligations related to the property.

   As discussed below in "Recent or future terrorist attacks could adversely affect us", on September 11, 2001, terrorist attacks on the World Trade Center Towers in New York City resulted in the destruction of our New York World Trade Center Marriott hotel and caused considerable damage to our New York Marriott Financial Center hotel. Although we have both casualty and business interruption insurance for our two affected hotels with a major insurer through our manager, Marriott International, from which we expect to receive business interruption insurance and property damage insurance proceeds to cover all or a substantial portion of the losses at both hotels, we cannot currently determine the amount or timing of those payments. Under the terms of the New York World Trade Center Marriott ground lease, any proceeds from the casualty portion of the hotel claim are required to be placed in an insurance trust for the exclusive purpose of rebuilding the hotel. As of December 1, 2001, we had received business interruption and casualty advances from our insurers in an aggregate amount of $11.1 million of which approximately $2.5 million was for casualty insurance proceeds relating to the New York Marriott Financial Center. Under the terms of our amended bank credit facility, casualty insurance proceeds that we receive from insurance coverage on the New York World Trade Center Marriott and New York Marriott Financial Center are to be retained in escrow until applied as described in "Offering Memorandum Summary" under the heading "Recent Developments". If the amount of such insurance proceeds are substantially less than our actual losses or if the payments are substantially delayed, it could have a material adverse effect on our business.

   Recent or future terrorist attacks could adversely affect us. On September 11, 2001, several aircraft that were hijacked by terrorists destroyed the World Trade Center Towers in New York City and damaged the Pentagon in northern Virginia. As a result of the attacks and the collapse of the World Trade Center Towers, our New York World Trade Center Marriott hotel was destroyed and we sustained considerable damage to our New York Marriott Financial Center hotel. Subsequent to the attacks, the Federal Aviation Administration closed United States airspace to commercial traffic for several days. As described below in "Management's Discussion and Analysis of Results of Operations and Financial Condition--Recent Events", the aftermath of these events, together with an economic recession, has adversely affected the travel and hospitality industries, including the full-service hotel industry. The impact which these terrorist attacks, or future events such as military or police activities in the United States or foreign countries, future terrorist activities or threats of such activities, biological or chemical weapons attacks, political unrest and instability, interruptions in transportation infrastructure, riots and protests, could have on our business in particular and the United States economy, the global economy, and global financial markets in general cannot presently be determined. It is possible that these factors could have a material adverse effect on our business, our ability to finance our business, our ability to insure our properties (see "We may not be able to obtain new insurance for our hotels or to obtain insurance at acceptable premium levels" below), and on our financial condition and results of operations as a whole.

   We may not be able to obtain new insurance for our hotels or to obtain insurance at acceptable premium levels. Due to changes in the insurance market arising prior to September 11, 2001 and the effects of the terrorist attacks on September 11, 2001, it is becoming more difficult and more expensive to obtain insurance. Our current insurance policies on our hotels generally reach the end of their terms on April 1, 2002. We may encounter difficulty in obtaining or renewing property or casualty insurance on our properties. In addition, such insurance may be more limited and for some catastrophic risks (e.g., earthquake, flood and terrorism) may not be generally available at all or at current levels. Even if we are able to renew our policies or to obtain new policies at levels and with limitations consistent with our current policies, we cannot be sure that we will be able to obtain such insurance at premium rates that are commercially reasonable. Our inability to obtain insurance on our properties could cause us to be in default under covenants on our debt instruments or other contractual commitments we have which require us to maintain adequate insurance on our properties to protect against the risk of loss. If this were to occur, or if we were unable to obtain insurance and our properties experienced damages which would otherwise have been covered by insurance, it could materially adversely affect our business and the conditions of our properties.

   Adverse consequences would apply if we failed to qualify as a partnership. We believe that we qualify to be treated as a partnership for federal income tax purposes. As a partnership, we are not subject to federal income tax on our income. Instead, each of our partners is required to pay tax on its allocable share of our income. No assurance can be provided, however, that the Internal Revenue Service will not challenge our status as a partnership for federal income tax purposes, or that a court would not sustain such a challenge. If the IRS were successful in treating us as a corporation for tax purposes, we would be subject to federal, state and local, and foreign corporate income tax, which would reduce significantly the amount of cash available for debt service and for distribution to our partners, including Host REIT. In addition, our classification as a corporation would cause some of our partners, including Host REIT, to recognize gain at least equal to such partner's "negative capital account", and possibly more, depending upon the circumstances. Finally, Host REIT would fail to meet the income tests and certain of the asset tests applicable to REITs and, accordingly, would cease to qualify as a REIT. If Host REIT fails to qualify as a REIT or we fail to qualify as a partnership, such failure would cause an event of default under our credit facility that could lead to an acceleration of the amounts due under such credit facility, which in turn would constitute an event of default under our outstanding debt securities.

   Adverse consequences would apply if Host REIT failed to qualify as a REIT. We believe that Host REIT has been organized and has operated in such a manner so as to qualify as a REIT under the Internal Revenue Code, commencing with the taxable year beginning January 1, 1999, and Host REIT currently intends to continue to operate as a REIT during future years. A REIT generally is not taxed at the corporate level on income it currently distributes to its shareholders as long as it distributes at least 90% of its taxable income, excluding net capital gain, and satisfies certain other requirements. We cannot assure you, however, that Host REIT will qualify as a REIT or that new legislation, treasury regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to its qualification as a REIT or the federal and state income tax consequences of such qualification. If Host REIT failed to qualify as a REIT, it would be subject to federal and state income tax at regular corporate rates. Also, unless the IRS granted Host REIT relief under statutory provisions, it would remain disqualified as a REIT for the four years following the year it first failed to qualify. If Host REIT failed to qualify as a REIT, it would have to pay significant income taxes. This would likely have a significant adverse effect on the value of its securities. In addition, Host REIT would no longer be required to make any distributions to its stockholders, but we would still be required to distribute quarterly all of our net cash revenues (other than capital contributions) to our unitholders, including Host REIT. Moreover, Host REIT's failure to qualify as a REIT would cause an event of default under our credit facility that could, in turn, cause an event of default under our outstanding debt securities.

   Our obligations to Host REIT potentially may increase our indebtedness or cause us to liquidate investments on adverse terms. To continue to qualify as a REIT, Host REIT currently is required to distribute to its shareholders with respect to each year at least 90% of its taxable income, excluding net capital gain. In addition, Host REIT will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions made by it with respect to the calendar year are less than the sum of 85% of its ordinary income and 95% of its capital gain net income for that year and any undistributed taxable income from prior periods. Host REIT currently intends to make distributions to its shareholders to comply with the distribution requirement and to avoid the nondeductible excise tax and will rely for this purpose on distributions from us. Host REIT's sole source of cash to make these distributions is from its partnership interest in us. Our partnership agreement requires us to distribute to our partners all of our net cash revenues (other than capital contributions) each quarter and to make reasonable efforts to distribute to Host REIT an amount of our available cash sufficient to enable Host REIT to pay stockholder dividends that will satisfy the requirements applicable under the Internal Revenue Code to REITs and to avoid any federal income or excise tax liability for Host REIT. There are differences in timing between our recognition of taxable income and our receipt of cash available for distribution due to, among other things, the seasonality of the lodging industry and the fact that some taxable income will be "phantom" income (which is taxable income that is not matched by cash flow or EBITDA to us) attributable to our deferred tax liabilities arising from certain transactions entered into by Host REIT in years prior to the conversion of Host Marriott to a REIT. There is a distinct possibility that these differences could require us to arrange for short-term, or possibly long-term, borrowings or to issue additional equity to enable us to meet this distribution requirement to Host REIT. However, the terms of our bank credit agreement may not allow us to take such actions. In addition, because the REIT distribution requirements prevent Host REIT from retaining earnings, we effectively are prohibited from retaining earnings, as well. Accordingly, we will generally be required to refinance debt that matures with additional debt or equity. We cannot assure you that any of the sources of funds described herein, if available at all, would be sufficient to meet the distribution obligations of Host REIT, in which case we may be required to liquidate investments on adverse terms in order to satisfy such obligations of Host REIT. There is no assurance that any of these actions would be sufficient to allow Host REIT to meet its distribution requirements.

   Notwithstanding Host REIT's status as a REIT, it is subject to various taxes on its income and property for which we are responsible for paying or reimbursing Host REIT. Even if Host REIT qualifies as a REIT for federal income tax purposes, it is required to pay some federal, state, local and foreign taxes with regard to its share of the income-earned, and property owned, through us. Host REIT is required to pay tax at regular federal and state corporate rates on undistributed taxable income. Certain subsidiaries of ours that are taxable as corporations for federal income tax purposes have elected to be treated as "taxable REIT subsidiaries" of Host REIT effective January 1, 2001. A taxable REIT subsidiary is fully taxable as a corporation and is limited in its ability to deduct interest payments made to an affiliated REIT. In addition, Host REIT will be subject to a 100% penalty tax on some payments that we receive if the economic arrangements between the taxable REIT subsidiary and us are not comparable to similar arrangements between unrelated parties. Furthermore, Host REIT will be required to pay federal tax at the highest regular corporate rate, upon its share of any "built-in gain" recognized as a result of any sale before January 1, 2009, by us of assets, including the hotels, in which interests were owned by Host REIT, directly or indirectly, immediately prior to January 1, 1999, the first day of Host REIT's first taxable year as a REIT. Built-in gain is the amount by which an asset's fair market value exceeded the adjusted basis in the asset on January 1, 1999. The total amount of gain on which we would be subject to corporate income tax if the assets that we held at the time of the REIT conversion were sold in a taxable transaction prior to January 1, 2009 would be material to us. Notwithstanding its status as a REIT, Host REIT may have to pay certain state income taxes because not all states treat REITs the same as they are treated for federal income tax purposes. Host REIT may also have to pay certain foreign taxes to the extent we own assets or conduct operations in foreign jurisdictions. Under the terms of the REIT conversion and our partnership agreement, we are responsible for paying, or reimbursing Host REIT for the payment of, any corporate income tax imposed on built-in gain, as well as any other taxes or other liabilities, including contingent liabilities and liabilities attributable to litigation that Host REIT may incur, whether such liabilities are incurred by reason of activities prior to the REIT conversion or activities subsequent thereto. Accordingly, we will pay, or reimburse Host REIT for the payment of, all taxes incurred by Host REIT (and any related interest and penalties), except for taxes imposed on Host REIT by reason of its failure to qualify as a REIT or to distribute to its stockholders an amount equal to its "REIT taxable income," including net capital gain. We cannot assure you that any of the sources of funds described herein, if available at all, would be sufficient to meet the tax obligations of Host REIT, in which case we may be required to liquidate investments on adverse terms in order to satisfy such obligations of Host REIT. Moreover, to the extent that we, Host REIT or any taxable REIT subsidiary is required to pay federal, state, local or foreign taxes, we will have less cash available for distribution to unitholders and Host REIT will have less cash available for distribution to its stockholders, as applicable.

The reliability of market data included in this prospectus is uncertain.

   The market data included in this prospectus, including information relating to our relative position in the industry, is based on independent industry publications, other publicly available information, studies performed for us by independent consultants or our management's good faith beliefs. Although we believe that such independent sources are reliable, the accuracy and completeness of such information is not guaranteed and has not been independently verified.

                           FORWARD-LOOKING STATEMENTS

   This prospectus contains forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Such statements include statements regarding our expectations, hopes or intentions regarding the future, including our strategy, competition, financing, indebtedness, revenues, operators, regulations and compliance with applicable laws. We identify forward-looking statements in this prospectus by using words or phrases such as "anticipate", "believe", "estimate", "expect", "intend", "may be", "objective", "plan", "predict", "project", and "will be" and similar words or phrases, or the negative thereof.

   Forward-looking statements are subject to numerous assumptions, risks and uncertainties. Factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by us in those statements include, among others, the following:

  . national and local economic and business conditions, including the effect of the terrorist attacks of September 11, 2001 on travel, that will affect, among other things, demand for products and services at our hotels, the level of room rates and occupancy that can be achieved by such properties and the availability and terms of financing and our liquidity;

  . our ability to restructure or refinance our existing bank credit facility in order to maintain operating flexibility and liquidity;

  . our ability to maintain the properties in a first-class manner, including meeting capital expenditure requirements;

  . our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures;

  . our degree of leverage which may affect our ability to obtain financing in the future;

  . our degree of compliance with current debt covenants;

  . our ability to acquire or develop additional properties and the risk that potential acquisitions or developments may not perform in accordance with expectations;

  . changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs;

  . government approvals, actions and initiatives, including the need for compliance with environmental and safety requirements, and changes in laws and regulations or the interpretation thereof;

  . the effects of tax legislative action, including specified provisions of the Work Incentives Improvement Act of 1999 as enacted on December 17, 1999 (we refer to this as the "REIT Modernization Act");

  . the ability of our sole general partner, Host Marriott Corporation, to continue to satisfy complex rules in order for it to qualify as a REIT for federal income tax purposes, our ability to satisfy the rules for us to qualify as a partnership for federal income tax purposes, and the ability of certain of our subsidiaries to qualify as taxable REIT subsidiaries for federal income tax purposes, and our ability and the ability of our subsidiaries to operate effectively within the limitations imposed by these rules; and

  . other factors discussed below under the heading "Risk Factors" in this offering memorandum and in our filings with the Securities and Exchange Commission.

   All forward-looking statements in this prospectus are made as of the date hereof, and we caution you not to rely on these statements without also considering the risks and uncertainties associated with these statements and our business that are addressed in this prospectus. Moreover, although we believe the expectations reflected in our forward-looking statements are based upon reasonable assumptions, we can give no assurance that we will attain these expectations or that any deviations will not be material. Except as otherwise required by the federal securities laws, we disclaim any obligations or undertaking to disseminate to you any updates or revisions to any forward-looking statement contained in this prospectus.

                                USE OF PROCEEDS

   We will not receive any cash proceeds from the exchange of the Series H senior notes for Series I senior notes pursuant to the exchange offer. In consideration for issuing the Series I senior notes as contemplated by this prospectus, we will receive in exchange Series H senior notes in like principal amounts, which will be cancelled. Accordingly, there will not be any increase in our outstanding indebtedness.

                                 CAPITALIZATION

   In the following table we set forth our capitalization as of September 7, 2001 on an historical basis and on a pro forma basis after giving effect to the transactions described under "Pro Forma Financial Information of Host Marriott, L.P." that have occurred or are expected to occur subsequent to September 7, 2001, including the issuance of the Series H senior notes and their subsequent exchange for the Series I senior notes, as if such transactions had occurred as of September 7, 2001. The following table should be read in conjunction with our unaudited condensed consolidated financial statements and the notes thereto as of September 7, 2001 and unaudited pro forma financial information included herein.

                                                      As of September 7, 2001
                                                      ------------------------
                                                      Historical  Pro Forma(1)
                                                      ----------  ------------
                                                          (unaudited, in
                                                             millions)
Cash and cash equivalents............................   $  182       $  476
                                                        ======       ======
Debt
  Senior notes of the operating partnership
    7 7/8% Series A Senior Notes due 2005(2).........   $  500       $  500
    7 7/8% Series B Senior Notes due 2008(2).........    1,194        1,194
    8.45% Series C Senior Notes due 2008(2)..........      499          499
    8 3/8% Series E Senior Notes due 2006............      300          300
    9 1/4% Series G Senior Notes due 2007............      250          250
    9 1/2% Series H Senior Notes due 2007 ...........      --           --
    9 1/2% Series I Senior Notes due 2007............      --           450
    Other senior notes...............................       39           39
  Mortgage debt......................................    2,292        2,292
  Bank credit facility...............................      210(3)       -- (3)
  Other debt.........................................      107          107
                                                        ------       ------
Total debt...........................................    5,391        5,631
Convertible debt obligation to Host REIT.............      492          492
Minority interest....................................      111          111
Limited partnership interests of third parties at
 redemption value....................................      267          267
Cumulative redeemable preferred limited partner
 units...............................................      339          339
Partners' capital....................................    1,130        1,142
                                                        ------       ------
Total capitalization.................................   $7,730       $7,982
                                                        ======       ======

--------
(1) Pro forma reflects the net proceeds to us from the offering of Series H senior notes and subsequent exchange for Series I senior notes and the application of the net proceeds therefrom to pay down the bank credit facility, and other transactions that occurred subsequent to September 7, 2001 as discussed under "Pro Forma Financial Information of Host Marriott, L.P."
(2)  Amount is net of a discount at issuance.
(3) On a historical basis this represents the draw under the bank credit facility at September 7, 2001 which consisted of a $150 million term loan and a $60 million draw on the revolver. On September 18, 2001, we made an additional draw of $250 million on the revolver. The pro forma column reflects the additional draw on September 18, 2001 reduced by the net proceeds for the Series H senior notes. Under the terms of the amended credit facility, payments must first be applied to the term loan and then to the revolver which permanently reduces the availability of the term loan. As of December 31, 2001 all amounts outstanding under the credit facility had been repaid.

             PRO FORMA FINANCIAL INFORMATION OF HOST MARRIOTT, L.P.

   The unaudited pro forma financial information of Host Marriott, L.P. set forth below is based on the unaudited condensed consolidated financial statements as of and for the thirty-six weeks ended September 7, 2001 ("First Three Quarters 2001") and the audited consolidated financial statements for the fiscal year ended December 31, 2000.

   All of the below transactions, except for the offering of Series H senior notes, the application of the proceeds therefrom and the subsequent exchange for Series I senior notes, draws on the revolving portion of our bank credit facility on September 18, 2001, the sale of two properties in December 2001, and the pay down on our bank credit facility, are already reflected in our unaudited condensed consolidated balance sheet as of September 7, 2001 and, therefore, no pro forma adjustments for these transactions were necessary in the unaudited pro forma balance sheet.

   Our unaudited pro forma statements of operations reflect the transactions described below for the fiscal year ended December 31, 2000 and the First Three Quarters 2001 as if those transactions had been completed at the beginning of the periods presented. Our unaudited pro forma statements of operations which we present below include only income before extraordinary items.

   The pro forma financial statements reflect the following transactions:

 2001 Transactions:

  . December 19, 2001 interest rate swap agreement, effective January 15, 2002, for $450 million notional amount that effectively converts the Series H senior notes fixed rate to a floating rate based on the 30 day LIBOR plus 450 basis points.

  . December offering of $450 million of Series H senior notes and application of the net proceeds therefrom to repay $440 million on the bank credit facility;

  . December sale of the Pittsburgh Marriott City Center for $15 million with proceeds used to pay down the bank credit facility;

  . December sale of Vail Marriott Mountain Resort for $49 million with a portion of the proceeds used to repay the outstanding balance on the bank credit facility;

  .  September 18, 2001 draw of $250 million under the bank credit facility;

  . August borrowing of $96.6 million to refinance the existing indebtedness on four of our Canadian full service hotels as well as to prepay the $88 million mortgage note on the Ritz-Carlton, Amelia Island hotel;

  . June purchase of all of the minority limited partnership interests held by Wyndham with respect to seven full-service hotels for $60 million borrowed under the bank credit facility. As part of this acquisition, the leases were acquired from Wyndham with respect to three full-service hotels;

  . June acquisition by one of our subsidiaries of the lessee entity with respect to the San Diego Marriott Hotel and Marina from Crestline for approximately $4.5 million, including legal and professional fees;

  .  March issuance of $150 million of Class C preferred stock;

  . March purchase of the voting interests representing 5% of the equity interest in each of Rockledge and Fernwood that were previously held by the Host Marriott Statutory Employee/Charitable Trust for approximately $2 million. Prior to this acquisition, we held a non-voting interest representing 95% of the equity interest in each company and accounted for such investments under the equity method. As a result of this acquisition, we now consolidate three additional full-service hotels;

  . January acquisition by one of our subsidiaries of the equity interests in the lessees of 112 of our full-service hotels and the leasehold interests in four of our full-service hotels from Crestline for approximately $207 million.

 2000 Transactions:

  . November cash payment of $90 million both to settle litigation and, through a previously unconsolidated subsidiary, to acquire an approximately 50% non-controlling interest in a joint venture with Marriott International that owns 120 Courtyard by Marriott hotels;

  . October issuance of $250 million of Series F senior notes (which were subsequently exchanged for the Series G senior notes) and application of the proceeds therefrom to repay $21 million on the revolver portion of the bank credit facility, repurchase the Crestline leases, and for general working capital purposes;

  . September cash payment of $31 million in settlement of litigation with plaintiffs in four partnerships;

  . June modifications to our bank credit facility to extend the term for two additional years and to permanently reduce the total line from $1.25 billion at origination to $775 million as of June 16, 2000, consisting of a $150 million term loan and a $625 million revolver;

  . Repurchases of 4.9 million shares of Host REIT common stock, 0.4 million shares of convertible preferred securities of Host REIT, and 0.3 million of our limited partnership interests, which we refer to as OP units, for an aggregate consideration of approximately $62 million during the first quarter of 2000;

  . February refinancing of the $80 million mortgage on Marriott's Harbor Beach Resort property. The new mortgage is for $84 million, at a rate of 8.58%, and matures in March 2007.

   Our unaudited pro forma financial statements do not purport to represent what our results of operations or financial condition would actually have been if these transactions had in fact occurred at the beginning of the periods presented, or to project our results of operations or financial condition for any future period including the effect on operations of September 11, 2001.

   Our unaudited pro forma financial statements are based upon available information and upon assumptions and estimates, some of which are set forth in the notes to the unaudited pro forma financial statements, that we believe are reasonable under the circumstances. The unaudited pro forma financial statements and accompanying notes should be read in conjunction with our financial statements and "Management's Discussion and Analysis of Results of Operations and Financial Condition" contained in this registration statement.

                       UNAUDITED PRO FORMA BALANCE SHEET
                               September 7, 2001
                                 (in millions)

                                                                 (E)
                            Host      (A)               (C)    Credit
                          Marriott  Series H    (B)     Sale  Facility
                            L.P.      Debt    Sale of    of   Draw and    Pro
                         Historical Issuance Pittsburgh Vail  Repayment  Forma
                         ---------- -------- ---------- ----  --------- -------
ASSETS
Property and equipment,
 net....................  $ 7,177     $--       $(18)   $(29)   $--     $ 7,130
Notes and other
 receivables, net.......       56      --        --       (1)    --          55
Due from Manager........      143      --        --      --      --         143
Rent receivable.........        6      --        --      --      --           6
Investments in and
 advances to
 affiliates.............      147      --        --      --      --         147
Other assets............      545       10        (1)     (5)    --         549
Cash and cash
 equivalents............      182      440        15      49     250        476
                                      (440)                      (15)
                                                                  (5)
                          -------     ----      ----    ----    ----    -------
                          $ 8,256     $ 10      $ (4)   $ 14    $230    $ 8,506
                          =======     ====      ====    ====    ====    =======
LIABILITIES AND
 PARTNERS' CAPITAL
Debt....................  $ 5,391     $450      $--     $--     $250    $ 5,631
                                      (440)                      (15)
                                                                  (5)
Convertible debt
 obligation to Host
 Marriott Corporation...      492      --        --      --      --         492
Accounts payable and
 accrued expenses.......      225      --        --       (1)    --         224
Deferred income taxes...       20      --        --      --      --          20
Deferred rent...........       18      --         (1)    --      --          17
Other liabilities.......      263      --        --      --      --         263
                          -------     ----      ----    ----    ----    -------
Total liabilities.......    6,409       10        (1)     (1)    230      6,647
                          -------     ----      ----    ----    ----    -------
Minority interest.......      111      --        --      --      --         111
Limited partnership
 interests of third
 parties at redemption
 value (representing
 22.2 million units)....      267      --        --      --      --         267
Partners' Capital
  General partner.......        1      --        --      --      --           1
  Cumulative redeemable
   preferred limited
   partner..............      339      --        --      --      --         339
  Limited partner.......    1,125      --         (3)     15     --       1,137
  Accumulated other
   comprehensive
   income...............        4      --        --      --      --           4
                          -------     ----      ----    ----    ----    -------
Total partners'
 capital................    1,469      --         (3)     15     --       1,481
                          -------     ----      ----    ----    ----    -------
                          $ 8,256     $ 10      $ (4)   $ 14    $230    $ 8,506
                          =======     ====      ====    ====    ====    =======

             See Notes to Unaudited Pro Forma Financial Statements.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                           First Three Quarters 2001
               (in millions, except per unit amounts and ratios)

                                                             (I)                    (K)
                                                   (G)       Debt                   San
                              Host         (F)     Sale   Issuances       (J)      Diego       (L)
                          Marriott L.P.  Sale of    of       and        Wyndham    Lease   Acquisition  Pro
                           Historical   Pittsburgh Vail  Refinancings Acquisition Purchase   of NCS    Forma
                          ------------- ---------- ----  ------------ ----------- -------- ----------- ------
REVENUES
Rental income...........     $    81       $--     $--       $--          $(5)      $(18)     $  5     $   63
Hotel property-level
 revenues
 Rooms..................       1,638         (8)     (7)      --           17         34         6      1,680
 Food and beverage......         782         (5)     (3)      --            9         18         2        803
 Other..................         204        --       (4)      --            1          7         1        209
                             -------       ----    ----      ----         ---       ----      ----     ------
Total hotel property-
 level revenues.........       2,624        (13)    (14)      --           27         59         9      2,692
                             -------       ----    ----      ----         ---       ----      ----     ------
Total revenues..........       2,705        (13)    (14)      --           22         41        14      2,755
                             -------       ----    ----      ----         ---       ----      ----     ------
OPERATING COSTS AND
 EXPENSES
Hotel property-level
 costs and expenses
 Rooms..................        (389)         2       2       --           (4)        (7)       (1)      (397)
 Food and beverages.....        (587)         4       2       --           (6)       (11)       (1)      (599)
 Hotel departmental
  costs and deductions..        (669)         4       3       --           (7)       (14)       (2)      (685)
 Management fees and
  other.................        (143)       --        1       --           (2)        (2)      --        (146)
 Other property-level
  expenses..............        (194)         1     --        --          --         --         (1)      (194)
 Depreciation and
  amortization..........        (266)         6       3       --          --         --         (6)      (263)
                             -------       ----    ----      ----         ---       ----      ----     ------
Total hotel operating
 costs and expenses.....      (2,248)        17      11       --          (19)       (34)      (11)    (2,284)
Corporate expenses......         (24)       --      --        --          --         --        --         (24)
Lease repurchase
 expense................          (5)       --      --        --          --           5       --         --
Other expenses..........         (11)       --      --        --          --         --        --         (11)
                             -------       ----    ----      ----         ---       ----      ----     ------
OPERATING PROFIT
 (LOSS).................         417          4      (3)      --            3         12         3        436
Minority interest
 expense................         (14)       --      --        --          --         --         (1)       (15)
Interest income.........          25        --      --        --          --         --         (3)        22
Interest expense........        (334)       --      --        (12)        --         --         (1)      (347)
Net gains on property
 transactions...........           4        --      --        --          --         --        --           4
Equity in earnings of
 affiliates.............           3        --      --        --          --         --          2          5
                             -------       ----    ----      ----         ---       ----      ----     ------
Income (loss) before
 income taxes...........         101          4      (3)      (12)          3         12       --         105
Provision for income
 taxes..................         (15)       --      --        --          --          (1)      --         (16)
                             -------       ----    ----      ----         ---       ----      ----     ------
Income (loss) before
 extraordinary items....     $    86       $  4    $ (3)     $(12)        $ 3       $ 11      $--      $   89
                             =======       ====    ====      ====         ===       ====      ====     ======
Less:
Distributions on
 preferred units(O).....         (23)                                                                     (27)
                             -------                                                                   ------
Income before
 extraordinary items
 available to common
 unitholders............     $    63                                                                   $   62
                             =======                                                                   ======
Basic earnings per share
 before extraordinary
 items available to
 common unitholders(P)..     $ 0. 22                                                                   $ 0.22
                             =======                                                                   ======
Ratio of earnings to
 fixed charges and
 preferred unit
 distributions..........         1.3x                                                                     1.3x
                             =======                                                                   ======

             See Notes to Unaudited Pro Forma Financial Statements.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      For the year ended December 31, 2000
               (in millions, except per units amounts and ratios)

                                                             (I)
                      Host               (G)                 Debt                    (K)                   (N)
                    Marriott     (F)     Sale    (H)      Issuances       (J)     San Diego   (L) (M)     Stock
                      L.P.     Sale of    of    Lease        and        Wyndham     Lease   Acquisition    Re-     Pro
                   Historical Pittsburgh Vail  Purchase  Refinancings Acquisition Purchase    of NCS    purchases Forma
                   ---------- ---------- ----  --------  ------------ ----------- --------- ----------- --------- ------
REVENUE
Rental income....    $1,402      $(4)    $(5)  $(1,239)      $--         $(19)      $(50)       $33       $--     $  118
Hotel property-
 level revenues
 Rooms...........       --       --      --      2,441        --           36         72         33        --      2,582
 Food and
  beverage.......       --       --      --      1,217        --           19         36         11        --      1,283
 Other...........       --       --      --        288        --            2         14          6        --        310
                     ------      ---     ---   -------       ----        ----       ----        ---       ----    ------
Total hotel
 property-level
 revenues........       --       --      --      3,946        --           57        122         50        --      4,175
                     ------      ---     ---   -------       ----        ----       ----        ---       ----    ------
Total revenues...     1,402       (4)     (5)    2,707        --           38         72         83        --      4,293
                     ------      ---     ---   -------       ----        ----       ----        ---       ----    ------
OPERATING COSTS
 AND EXPENSES
Hotel property-
 level costs and
 expenses
 Rooms...........       --       --      --       (578)       --           (8)       (14)        (6)       --       (606)
 Food and
  beverages......       --       --      --       (894)       --          (14)       (24)        (7)       --       (939)
 Hotel
  departmental
  costs and
  deductions.....       --       --      --       (953)       --          (14)       (30)       (14)       --     (1,011)
 Management fees
  and other......       --       --      --       (236)       --           (4)        (4)        (2)       --       (246)
 Other property-
  level
  expenses.......      (272)       2     --        --         --          --         --          (3)       --       (273)
 Depreciation and
  amortization...      (331)       1       1       --         --          --         --         (30)       --       (359)
                     ------      ---     ---   -------       ----        ----       ----        ---       ----    ------
Total hotel
 operating costs
 and expenses....      (603)       3       1    (2,661)       --          (40)       (72)       (62)       --     (3,434)
Corporate
 expenses........       (42)     --      --        --         --          --         --          (2)       --        (44)
Lease repurchase
 expense.........      (207)     --      --        207        --          --         --         --         --        --
Other expenses...       (23)     --      --        --         --          --         --          (1)       --        (24)
                     ------      ---     ---   -------       ----        ----       ----        ---       ----    ------
OPERATING PROFIT
 (LOSS)..........       527       (1)     (4)      253        --           (2)       --          18        --        791
Minority interest
 benefit
 (expense).......       (27)     --      --        --         --            8        --          (3)       --        (22)
Interest income..        40      --      --         (4)       --          --         --          (7)        (1)       28
Interest
 expense.........      (466)     --      --        (16)       (16)        --         --          (7)       --       (505)
Net gains on
 property
 transactions....         6      --      --        --         --          --         --         --         --          6
Equity in
 earnings of
 affiliates......        25      --      --        --         --          --         --         (22)       --          3
                     ------      ---     ---   -------       ----        ----       ----        ---       ----    ------
Income (loss)
 before income
 taxes...........       105       (1)     (4)      233        (16)          6        --         (21)        (1)      301
Benefit
 (provision) for
 income taxes....        98      --      --        (91)       --          --         --          15        --         22
                     ------      ---     ---   -------       ----        ----       ----        ---       ----    ------
Income (loss)
 before
 extraordinary
 items...........    $  203      $(1)    $(4)  $   142       $(16)       $  6       $ --        $(6)      $ (1)   $  323
                     ======      ===     ===   =======       ====        ====       ====        ===       ====    ======
Less:
Distributions on
 preferred
 units(O)........       (20)                                                                                         (35)
                     ------                                                                                       ------
Income before
 extraordinary
 items available
 to common
 unitholders.....    $  183                                                                                       $  288
                     ======                                                                                       ======
Basic earnings
 per share before
 extraordinary
 items available
 to common
 unitholders(P)..    $ 0.64                                                                                       $ 1.01
                     ======                                                                                       ======
Ratio of earnings
 to fixed charges
 and preferred
 unit
 distributions...       1.2x                                                                                         1.5x
                     ======                                                                                       ======

             See Notes to Unaudited Pro Forma Financial Statements.

               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

   A. Represents the adjustment to record the offering of Series H senior notes and application of the proceeds therefrom to pay down the bank credit facility:

  .  Record the issuance of $450 million of notes;

  .  Record the deferred financing fees of $10 million;

  .  Record net cash proceeds of $440 million;

  .  Record the $440 million use of cash to repay the bank credit facility.

   B. Represents the adjustment to record the sale on December 20, 2001 of the Pittsburgh Marriott City Center:

  .  Reduce property and equipment by $18 million;

  .  Eliminate the remaining assets and liabilities;

  . Record the estimated loss on sale of $3 million as an adjustment to Partners' Capital;

  .  Record cash proceeds from the sale of the hotel of $15 million.

   C. Represents the adjustment to record the sale on December 17, 2001 of Vail Marriott Mountain Resort;

  .  Reduce property and equipment by $29 million;

  .  Eliminate the remaining assets and liabilities;

  . Record the estimated gain on sale of $15 million as an adjustment to Partners' Capital;

  .  Record cash proceeds from the sale of the hotel of $49 million.

   D. The fair value of the interest rate swap agreement was zero at inception. Therefore, no balance sheet adjustment is required.

   E. Represents the adjustment to record the draw of $250 million on September 18, 2001 and the proceeds from the sale of the Pittsburgh Marriott City Center and Vail Marriott Mountain Resort used to repay $20 million on the bank credit facility in December 2001.

   F. Represents the adjustment for the sale of the Pittsburgh Marriott City Center discussed in note B above. The estimated loss on the sale of $3 million has been excluded since it is a non-recurring transaction.

  . Reduce rental income by $4 million for fiscal year 2000 and reduce property-level revenues by $13 million for the First Three Quarters 2001;

  . Reduce hotel operating costs and expenses by $3 million and $17 million, respectively, for fiscal year 2000 and the First Three Quarters 2001. Depreciation includes a non-recurring impairment charge of $5 million in the First Three Quarters 2001 to record the hotel assets at their estimated fair value less costs to sell.

   G. Represents the adjustment for the sale of Vail Marriott Mountain Resort discussed in note C above. The estimated gain on the sale of $15 million has been excluded since it is a non-recurring transaction.

  . Reduce rental income by $5 million for fiscal year 2000 and reduce property-level revenues by $14 million for the First Three Quarters 2001;

  . Reduce hotel operating costs and expenses by $1 million and $11 million, respectively, for fiscal year 2000 and the First Three Quarters 2001.

   H. Represents the adjustment to record the acquisition of the equity interests in the lessees of 112 of our full-service hotels and the leasehold interests in four of our full-service hotels from Crestline for approximately $207 million. A non-recurring loss on the termination of the leases for financial reporting purposes of approximately $125 million net of a tax benefit of $82 million is not reflected in the pro forma results of operations:
  .  Reduce rental income by $1,239 million for fiscal year 2000;
  . Record property-level revenues of $3,946 million and hotel operating costs and expenses of $2,661 million for fiscal year 2000;
  . Reduce interest income by $4 million for fiscal year 2000 to eliminate the interest income earned on the $86 million in working capital notes receivable due from Crestline;
  . Record interest expense of $16 million for fiscal year 2000 related to the additional borrowings from the 9 1/4% Series F senior notes to fund the $207 million cash payment;
  . Record a provision for federal and state income taxes applicable to HMT Lessee of $91 million for fiscal year 2000 using the operating partnership's effective tax rate which primarily represents the reversal of the tax benefit of $82 million recorded on the lease repurchase expense.

   I. Represents the adjustment to record interest expense and related amortization of deferred financing fees as a result of the issuance of the Series H senior notes and application of the proceeds therefrom to pay down the bank credit facility, the interest rate swap agreements, net borrowings of $60 million under the bank credit facility to fund the Wyndham acquisition, the prepayment or refinancing of various mortgages, and the pay downs and modification to the bank credit facility. The adjustments exclude net extraordinary gains (losses) of $(1) million for the First Three Quarters 2001 and $4 million for the fiscal year 2000 resulting from the early extinguishment of debt. Since the interest rate swap agreement effectively converts fixed rate debt to a floating rate based on LIBOR, it is sensitive to changes in interest rates. A 100 basis point change in LIBOR will result in an additional $4.5 million increase/decrease in interest expense. For purposes of the pro forma, we assumed a current one month LIBOR of 1.77%.

   The following table represents the adjustment to decrease (increase) interest expense, including amortization of deferred financing fees for the respective periods (in millions):

                                                       First Three
                                                        Quarters   Fiscal Year
                                                          2001        2000
                                                       ----------- -----------
   Issuance of Series H senior notes in this
    offering..........................................   $(31.0)     $(44.8)
   Interest rate swap agreement.......................     11.5        16.6
   Draw of $250 million on bank credit facility.......    (10.2)      (22.6)
   Debt repaid with proceeds of Series H senior
    notes.............................................     17.9        39.8
   Debt repaid with proceeds from anticipated sale of
    Pittsburgh........................................       .6         1.4
   Draw of $60 million on bank credit facility........     (1.6)       (5.4)
   Canadian refinancing...............................     (2.9)       (6.6)
   Prepayment of Ritz-Carlton, Amelia Island
    mortgage..........................................      4.1         7.6
   Refinancing of Harbor Beach mortgage...............      --          0.3
   Amendment of bank credit facility..................      --         (2.8)
                                                         ------      ------
                                                         $(11.6)     $(16.5)
                                                         ======      ======

   J. Represents the June 2001 purchase of all of the minority limited partnership interests held by Wyndham with respect to seven full service hotels for $60 million using amounts borrowed under the bank credit facility. As part of this acquisition, the leases were acquired from Wyndham with respect to three full-service hotels.

  .  Reduce minority interest expense by $8 million for fiscal year 2000;
  . Reduce rental income by $19 million for fiscal year 2000 and $5 million for the First Three Quarters 2001;
  . Record property-level revenues of $57 million and $27 million, respectively, and hotel operating costs and expenses of $40 million and $19 million, respectively, for fiscal year 2000 and the First Three Quarters 2001.

   K. Represents the adjustment to record the acquisition, effective June 16, 2001, of the lessee entity with respect to the San Diego Marriott Hotel and Marina from Crestline for approximately $4.5 million, including legal and professional fees. The pro forma results of operations have been adjusted to eliminate a non-recurring loss of approximately $4.5 million related to the termination of the lease for financial reporting purposes:

  . Reduce rental income by $50 million for fiscal year 2000 and $18 million for the First Three Quarters 2001;

  . Record property-level revenues of $122 million and $59 million, respectively, and hotel operating costs and expenses of $72 million and $34 million, respectively, for fiscal year 2000 and the First Three Quarters 2001;

  . Record a provision for federal and state income taxes applicable to HMT Lessee of $1 million, for the First Three Quarters 2001, using the operating partnership's effective tax rate;

   L. Represents the adjustment to record the consolidation of previously non-controlled subsidiaries that were acquired in March 2001:

  . Record property-level revenues for two full service properties of $50 million for fiscal year 2000 and $9 million for the First Three Quarters 2001;

  . Record rental income for one full service property of $33 million for fiscal year 2000 and $5 million for the First Three Quarters 2001;

  . Record hotel operating costs and expenses of $62 million and $11 million, respectively, for fiscal year 2000 and the First Three Quarters 2001;

  . Record corporate and other expenses of $2 million and $1 million, respectively, for fiscal year 2000;

  . Record minority interest expense of $3 million and $1 million, respectively, for fiscal year 2000 and the First Three Quarters 2001;

  . Reduce interest income by $1 million and $3 million for fiscal year 2000 and the First Three Quarters 2001, respectively, for intercompany debt, net of interest earned by the non-controlled subsidiaries;

  . Record interest expense of $7 million and $1 million, respectively, for fiscal year 2000 and the First Three Quarters 2001, relating to debt amortization at the non-controlled subsidiaries;

  . Eliminate in consolidation equity in earnings of affiliates of $24 million in fiscal year 2000 and equity in losses of affiliates of $2 million for the First Three Quarters 2001;

  . Record a benefit for federal and state income taxes of $15 million for fiscal year 2000.

   M. Represents the adjustment to reduce interest income by $6 million for fiscal year 2000 for the cash payments of approximately $31 million and $90 million made during September and November 2000, respectively, to settle litigation with plaintiffs from four partnerships and the acquistion by our previously unconsolidated subsidiary of an approximately 50% non-controlling interest in the joint venture with Marriott International. In addition, record the equity in earnings of affiliates of $2 million for fiscal year 2000 associated with our share of the earnings of the joint venture.

   N. Represents the adjustment to reduce interest income by $1 million for fiscal year 2000 for the cash payments of approximately $62 million to repurchase Host REIT common stock, convertible preferred securities of Host REIT, and OP units.

   O. Represents adjustment to record dividends on 6.0 million units of Class C cumulative redeemable preferred limited partner units which were issued during March 2001.

   P. The historical and pro forma weighted average common OP units outstanding was 284.2 million and 284.1 million for fiscal year 2000 and the First Three Quarters 2001, respectively.

                            SELECTED FINANCIAL DATA

   The following table presents certain selected historical financial data of the operating partnership and Host Marriott, the predecessor to Host REIT, which has been derived from Host Marriott's audited consolidated financial statements for the fiscal years 1996, 1997 and 1998, the audited consolidated financial statements of the operating partnership for the fiscal years ended December 31, 2000 and 1999, and the unaudited condensed consolidated financial statements of the operating partnership for the First Three Quarters 2001 and the first three quarters ended September 8, 2000 ("First Three Quarters 2000").

   The information contained in the following table for years prior to 1999 is not comparable to the operations of the operating partnership because the historical information for those years relates to an operating entity which owned and operated its hotels, while during 1999 and 2000 we owned the hotels but leased them to third-party lessees, receiving rental payments in connection therewith. As a result of the acquisition by our wholly owned taxable REIT subsidiary of the leasehold interests with respect to 120 of our full-service hotels, our consolidated operations beginning January 1, 2001 present property-level revenues and expenses rather than rental income from lessees. For a comparison of hotel level sales (from which rental income was calculated in 2000 and 1999) for each of the respective periods presented below, please see tables presenting comparative periods included in our "Management's Discussion and Analysis of Results of Operations and Financial Condition--Results of Operations".

                           First Three
                            Quarters                    Fiscal Year (2)
                          --------------  ---------------------------------------------
                           2001    2000    2000    1999   1998(1)(3) 1997(1)(3) 1996(1)
                          ------  ------  ------  ------  ---------- ---------- -------
                                            (in millions, except per unit data and
                           (unaudited)                      ratios)
Income Statement Data:
 Revenues (4)...........  $2,705  $  588  $1,402  $1,303    $3,455     $2,830   $1,953
 Income (loss) from
  continuing
  operations (5)........      86    (161)    203     256       194         47      (13)
 Income (loss) before
  extraordinary items...      86    (161)    203     256       195         47      (13)
 Net income (loss) (6)..      85    (158)    207     285        47         50      (13)
 Net income (loss)
  available to common
  unitholders...........      62    (174)    187     279        47         50      (13)
 Basic earnings (loss)
  per common unit: (7)
 Income (loss) from
  continuing
  operations............     .23    (.62)    .64     .86       .90        .22     (.06)
 Income (loss) before
  extraordinary items...     .23    (.62)    .64     .86       .91        .22     (.06)
 Net income (loss)......     .22    (.61)    .66     .96       .22        .23     (.06)
 Diluted earnings (loss)
  per common unit: (7)
 Income (loss) from
  continuing
  operations............     .23    (.62)    .63     .83       .84        .22     (.06)
 Income (loss) before
  extraordinary items...     .23    (.62)    .63     .83       .85        .22     (.06)
 Net income (loss)......     .22    (.61)    .65     .93       .27        .23     (.06)
 Cash distributions
  declared per common
  unit (8)..............     .78     .65     .91     .84      1.00        --       --
Balance Sheet Data:
 Total assets (9).......  $8,256  $8,182  $8,391  $8,196    $8,262     $6,141   $5,152
 Debt (10)..............   5,883   5,593   5,814   5,583     5,698      3,466    2,647
 Convertible Preferred
  Securities............     --      --      --      --        --         550      550
Other Data:
 Interest Expense (11)..  $  334  $  315  $  466  $  469    $  335     $  288   $  237
 Ratio of earnings to
  fixed charges and
  preferred stock
  distributions (12)....     1.3x    --      1.2x    1.5x      1.5x       1.3x     1.0x
 Deficiency of earnings
  to fixed charges and
  preferred stock
  distributions (12)....     --   $  145     --      --        --         --       --

--------
(1) The Internal Revenue Code requires REITs to file their income tax return on a calendar year basis. Accordingly, in 1998 we changed our fiscal year end to December 31 for both financial and tax reporting requirements. Previously, our fiscal year ended on the Friday nearest to December 31. As a result of this change, the results of operations for 15 hotels not managed by Marriott International were adjusted in 1998 to include 13 months of operations (December 1997 through December 1998) and therefore are not comparable to fiscal years 1997 and 1996, each of which included 12 months of operations. The additional month of operations in 1998 increased our revenues by $44 million.
(2) Fiscal year 1996 includes 53 weeks. Fiscal years 1997, 1998, 1999 and 2000 include 52 weeks.

(3) The historical financial data for fiscal years 1998 and 1997 reflect as discontinued operations our senior living business that we formerly conducted but disposed of in the spin-off of Crestline Capital Corporation ("Crestline") as part of the REIT conversion. We recorded income from the discontinued operations, net of taxes, of $6 million in fiscal year 1998.
(4) Historical revenues for 2000 and 1999 primarily represent rental income generated by our leases, primarily with Crestline. Periods prior to 1999 represent gross hotel sales as our leases were not in effect until January 1, 1999. Effective January 1, 2001, one of our subsidiaries acquired direct or indirect ownership of the leasehold interests in 116 of our full-service hotels from Crestline. Accordingly, the results of operations for the First Three Quarters 2001 reflect this acquisition by presenting hotel level revenues rather than rental income. Beginning with the third quarter of 2001, hotel level revenues were recorded for an additional four full-service hotels as a result of the acquisition of three leasehold interests from Wyndham and the final leasehold interest from Crestline.
     See "Summary--Recent Developments--Recent Acquisitions" for a description of the acquisition of the leasehold interests from Crestline and Wyndham. Revenues for fiscal years 2000, 1999, 1998, 1997 and 1996 and the First Three Quarters of 2000 have also been adjusted to reclassify interest income, net gains on property transactions, and equity in earnings of affiliates below operating profit to be consistent with our 2001 statement of operations presentation.
(5) The loss during the First Three Quarters 2000 excludes contingent rent of $366 million deferred in accordance with Staff Accounting Bulletin 101.
     All rent was earned and recognized as of December 31, 2000.
(6) During the third quarter of 2001, we recorded an extraordinary loss of $1 million in connection with the refinancing of the mortgage debt on our Canadian properties. During the fiscal year 2000, we recorded an extraordinary loss of $2 million in connection with the renegotiation of the bank credit facility, an extraordinary gain of $7 million on the extinguishment of $22 million of the convertible debt obligation to Host REIT, and an extraordinary loss of $1 million representing the write-off of deferred financing fees in connection with the repurchase of 0.4 million shares of Host REIT's Convertible Preferred Securities. In 1999, we recognized a $14 million extraordinary gain on the renegotiation of the management agreement for the New York Marriott Marquis, a net extraordinary gain of $5 million related to the refinancing of the mortgage debt for eight properties, a $2 million extraordinary loss related to prepayments on the bank credit facility, and a net extraordinary gain of $12 million on the extinguishment of $53 million of the convertible debt obligation to Host REIT, including the write-off of deferred financing fees in connection with the repurchase of 1.1 million shares of Convertible Preferred Securities. In 1998, we recognized a $148 million extraordinary loss, net of taxes, on the early extinguishment of debt. In 1997, we recognized a $3 million extraordinary gain, net of taxes, on the early extinguishment of debt.
(7)  Basic earnings (loss) per common unit is computed by dividing net income
     (loss) available to common shareholders by the weighted average number of OP Units outstanding. Diluted earnings (loss) per common unit is computed by dividing net income (loss) available to common shareholders as adjusted for potentially dilutive securities by the weighted average number of OP Units outstanding plus other dilutive securities. Diluted earnings (loss) per unit has not been adjusted for the impact of the Convertible Preferred Securities for the First Three Quarters 2001 and 2000 and fiscal years 2000, 1999, 1997 and 1996 and for the comprehensive stock plan for 1996, as they are anti-dilutive.
(8) 2001 cash distributions per OP Unit reflect quarterly cash distributions of $0.26 per OP Unit paid on April 13, July 13 and October 12, 2001. 2000 cash distributions per OP Unit reflect quarterly cash distributions of $0.21, $0.21, $0.23, and $0.26 per OP Unit paid on April 14, July 14, and October 16, 2000, and January 12, 2001, respectively. 1999 cash distributions per OP Unit reflect a quarterly cash distribution of $0.21 per OP Unit paid on April 14, July 14 and October 15, 1999 and January 17, 2000. 1998 cash distributions per OP Unit reflect the cash portion of a special distribution paid on February 10, 1999. This special distribution entitled shareholders of record on December 28, 1998 to elect to receive either $1.00 in cash or .087 of a share of common stock for each outstanding share of common stock owned by such shareholder on the record date. Cash totaling approximately $73 million and approximately 11.5 million Host REIT common shares were subsequently issued during 1999.
(9) Total assets for fiscal year 1997 include $236 million related to net investment in discontinued operations.
(10) Long-term obligations consist of long-term debt (which includes senior notes, secured senior notes, mortgage debt, other notes, capital lease obligations, a revolving bank credit facility, and the convertible debt obligation to Host REIT; except in 1997 and 1996 which was prior to the REIT conversion, when the convertible debt obligation to Host REIT was intercompany and eliminated in consolidation).
(11)  Prior to the REIT conversion the convertible debt obligation to Host
      REIT was eliminated in consolidation and the payments thereunder were reflected as dividends of the Convertible Preferred Securities of $37 million in 1998 and 1997 and $3 million in 1996.
(12) The ratio of earnings to fixed charges and preferred stock distributions is computed by dividing income from continuing operations before income taxes, fixed charges and preferred stock distributions by total fixed charges and preferred stock distributions. Fixed charges represent interest expense (including capitalized interest), amortization of debt issuance costs and the portion of rent expense that is deemed to represent interest. The deficiency of earnings to fixed charges is due to the deferral of contingent rental income of $366 million which was recognized in the fourth quarter of 2000.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS
                            AND FINANCIAL CONDITION

Overview

   Host Marriott, L.P., a Delaware limited partnership, is the owner of hotel properties. Host Marriott Corporation, a Maryland Corporation, is our sole general partner and operates as a self-managed and self-administered REIT with its operations conducted solely through us and our subsidiaries. As of December 31, 2001, Host REIT owned approximately 92% of our outstanding OP Units. We own or have controlling interests in, 122 upscale and luxury, full-service hotel lodging properties located throughout the United States, Canada and Mexico, which are operated primarily under the Marriott, Ritz-Carlton, Four Seasons, Hilton, Hyatt and Swissotel brand names.

Recent Events

   On September 11, 2001, several aircraft that were hijacked by terrorists destroyed the World Trade Center Towers in New York City and damaged the Pentagon in northern Virginia. As a result of the attacks and the collapse of the World Trade Center Towers, our New York World Trade Center Marriott hotel was destroyed. In addition, we sustained considerable damage to a second property, the New York Marriott Financial Center hotel. Subsequent to the attacks, the Federal Aviation Administration closed United States airspace to commercial traffic for several days. As described below, the aftermath of these events, together with an economic recession has adversely affected our operations.

   We have both casualty and business interruption insurance for our two affected hotels with a major insurer through our manager, Marriott International. We have begun restoring the New York Marriott Financial Center to operating condition and it has partially reopened during January 2002. We are required under our ground lease with The Port Authority of New York and New Jersey to rebuild the New York World Trade Center Marriott, and our insurance provides for rebuilding of the asset at replacement cost. In addition, we are obligated to make payments on behalf of the property, including ground rent and debt service. We are also contingently liable for severance payments for employees of both hotels as well as other operating liabilities. While we expect to receive sufficient insurance proceeds to cover all or a substantial portion of these and other costs at both hotels, we cannot currently determine the amount or timing of those payments. We believe that, as a result of the timing of receipt of insurance proceeds, it is possible that we will record an unusual loss in the fourth quarter of this year, primarily related to a complete write-off of the New York World Trade Center Marriott assets (net book value of $129 million at September 7, 2001) and the recording of certain liabilities, and record unusual gains in 2001 and future periods for repairs, replacement and business interruption when contingencies related to the insurance proceeds are resolved. However, no final determination as to the amount of any losses or gains in 2001 or 2002 has been made. As of December 1, 2001, we have received a total of $8.6 million in business interruption and $2.5 million in casualty advance payments from the insurance company related to losses for both properties.

   In the third quarter, which ended September 7, 2001, RevPAR for comparable hotels showed a significant decline of approximately 11.9% over the prior year period with hotel occupancy of 73.8% due to an economic recession and the reduction in business travel. During the 4-week period subsequent to the events of September 11, 2001, our hotels recorded weekly occupancy rates of 38% to 63%. During that period, we had a very high level of large group cancellations, which represented a loss of approximately $70 million in future revenue, primarily affecting our luxury and larger convention hotels. The operating results for our comparable properties for the four weeks ended October 5, 2001 and November 2, 2001 reflect decreases in RevPAR of 42.7% and 25.8%, respectively, over the prior year periods. Occupancy increased during the second four-week period after September 11, 2001 by nearly 15 percentage points to 69.3%. We also experienced an increase in room rates of 6.2% to $149.96 for the same four week period. We do not believe that this period will be representative of the remainder of the fourth quarter; however, we do expect that our results from operations for the fourth quarter will reflect a significant decline in RevPAR. We have been actively working with the managers of our hotels to reduce the operating costs of our hotels as well as to provide economic incentives to individuals and business travelers in selected markets to increase demand.

These initiatives include reducing labor costs, streamlining staffing and service delivery, reducing hours of operations at hotel restaurants and consolidating operations by closing unused or unoccupied floors in hotels. In addition, based on our assessment of the current operating environment and to conserve capital, we have reduced or suspended all non-essential capital expenditure projects.

   As a result of a gradual return to more normal levels of business from September 11, 2001 we have begun to see modest improvements in occupancy and average room rates, though they remain below prior year levels. However, it is likely that our fourth quarter results will be significantly lower than the prior year period. Accordingly, the Board of Directors of Host REIT, our general partner, did not declare a dividend on Host REIT's common stock for the fourth quarter of 2001. We currently expect that the decline in operating levels will last into 2002.

   As described below, at the end of the third quarter, we had $210 million outstanding under our credit facility, which allows us to borrow up to $775 million, consisting of a $150 million term loan and a $625 million revolver. On September 18, 2001, we borrowed an additional $250 million under the revolver portion of the credit facility, reducing the available capacity to $315 million at that time. The credit facility contains certain financial covenants related to, among other things, maintaining certain levels of tangible net worth and certain ratios of EBITDA to interest and fixed charges, total debt to EBITDA, unencumbered EBITDA interest coverage and unencumbered EBITDA as a percentage of total EBITDA. As of the end of the third quarter 2001 we were in compliance with all the covenants in our credit facility. We have amended our bank credit facility to modify these covenants, among other things. This amendment also has resulted in reduced availability under the credit facility to $50 million through the second quarter 2002 and additional restrictions on our ability to issue debt or equity, pay dividends to certain holders of our capital stock, or to use the proceeds from asset sales. See "Description of Certain Indebtedness--Bank Credit Facility". As of December 31, 2001 there are no amounts outstanding under the credit facility.

   Historically, our debt has primarily been fixed rate including all of the previous series of senior notes. We may increase the amount of our exposure to variable rate instruments on this issuance by using derivative products, through the use of an interest-rate swap on the Series I senior notes. Because the proceeds from the offering of Series H senior notes was used to repay an equivalent amount of variable rate debt under the bank credit facility, our overall exposure to variable rate debt has not been substantially changed. Subsequent to the offering we entered into a swap agreement that exposes us to interest rate risk due to fluctuations in LIBOR rates but not market risk because changes in the value of the swap should be offset by equivalent inverse changes in the, fair value of the related debt.

   On December 20, 2001 to hedge our exposure to changes in the fair value of the Series H senior notes attributable to changes in LIBOR, we entered into a 5-year interest rate swap agreement, which is effective January 15, 2002 and mature January 2007. Under the swap, we receive fixed-rate payments of 9.5% and pay floating-rate payments based on one-month LIBOR plus 450 basis points, on a $450 million notional amount. The fair value of the interest rate swap agreement was zero at inception. Under SFAS 133 we have designated the interest rate swap as an effective fair value hedge. The requirements for hedge accounting having been met; the amounts paid or received under the swap agreement will be recognized over the life of the agreement as an adjustment to interest expense. On January 4, 2002, in a separate agreement with a different counter party we purchased for approximately $3.5 million an interest rate cap with the same notional amount which caps the floating interest rate at 14%. Under SFAS 133 the cap represents a derivative that will be marked to market and the gains and losses from changes in the market value of the cap are recorded in other income or expense in the current period.

   We also have $3.2 billion of senior notes outstanding. Under the indenture pursuant to which the senior notes were issued we are restricted from incurring indebtedness, granting liens on our assets, acquiring or selling or making investments in other entities, and making certain distributions to our equity holders. One such covenant is that, after giving effect to any new increase of debt on a pro forma basis, our consolidated coverage ratio cannot be less than or equal to 2.0 to 1.0. As a result of the effects on our business of the economic recession and the events of September 11, 2001, we anticipate that any consolidated coverage ratio that is calculated under the indenture after the end of our first quarter 2002 may be less than or equal to 2.0 to 1.0. If this occurs, then we will be prohibited from incurring indebtedness and from issuing disqualified stock (other than certain types of debt specifically permitted under the indenture) and we would be prohibited from declaring or paying dividends on our capital stock, other than to the extent required to maintain our status as a REIT.

   We make distributions to Host REIT for the payment of its dividends. On September 19, 2001, Host REIT announced that its Board of Directors had declared cash dividends of $0.26 per common share and $0.625 per share of Preferred Stock, which were paid on October 12, 2001 to shareholders of record on September 28, 2001. As a result of the decline in operations, Host REIT believes that it has already distributed the amount of taxable income necessary for 2001 to qualify as a REIT. On December 5, 2001, the Board of Directors of Host REIT, our general partner, decided not to declare a dividend on Host REIT's common stock for the fourth quarter of 2001.

General

   In December 1999, the REIT Modernization Act was passed, effective for taxable years beginning after December 31, 2000, which significantly amends the REIT laws applicable to Host REIT. Prior to that time, REITs were restricted from deriving revenues directly from the operations of hotels. Thus, during 1999 and 2000 we leased substantially all of our hotels to subsidiaries of Crestline and other third-party lessees.

   Under the REIT Modernization Act, (i) we are now permitted to lease our hotels to a subsidiary that is taxable as a corporation and that elects to be treated as a "taxable REIT subsidiary" rather than to a third party and (ii) we may own all of the voting interests of such subsidiary.

   During the first half of 2001, in order to take advantage of the new tax laws, certain of our wholly owned subsidiaries elected to be treated as taxable REIT subsidiaries. Effective January 1, 2001, through our taxable REIT subsidiary, HMT Lessee LLC acquired from Crestline Capital Corporation the lessee equity interests and/or leasehold interests in 116 full-service hotels for $207 million, which are accounted for as a termination of the leases for financial reporting purposes. We recorded a non-recurring loss of $125 million net of a tax benefit of $82 million in 2000 for the transaction.

   During June 2001 we completed two other transactions, which resulted in the acquisition by HMT Lessee LLC of our remaining four leases held by third parties. Effective June 16, 2001, we acquired the lease for the San Diego Marriott Hotel and Marina by purchasing the lessee equity interest from Crestline for $4.5 million. Also in June, in connection with the acquisition from Wyndham International, Inc. of the minority limited partnership interests in five partnerships holding seven hotels, HMT Lessee LLC acquired the leases for three hotels: the San Diego Marriott Mission Valley, the Minneapolis Marriott Southwest, and the Albany Marriott. We hold our interests in the acquired lessee entities and leasehold interests in HMT Lessee LLC, our subsidiary that has elected to be treated as a taxable REIT subsidiary (which we describe below).

   As a result, from the respective dates of their acquisitions, our operating results now reflect property-level revenues and expenses for 120 full-service hotels rather than rental income from lessees with respect to those hotel properties.

   Effective March 24, 2001, we purchased the voting interests in each of Rockledge Hotel Properties, Inc. and Fernwood Hotel Assets, Inc. that were previously held by the Host Marriott Statutory Employee/Charitable Trust for approximately $2 million. Prior to this acquisition, we held a non-voting interest representing 95% of the equity interests in each company and accounted for such investments under the equity method. As a result of this acquisition, we now consolidate three additional full-service hotels. As a result of this acquisition, our consolidated balance sheets include approximately $356 million in additional assets and $262 million in additional liabilities (including $54 million of third party debt). Approximately $26 million of this debt matures in December 2001 and we currently are in negotiations with the lender to modify the terms of the debt.

   We and Marriott International closed on the settlement with plaintiffs to resolve specific litigation involving seven limited partnerships in which we acted as general partner. The settlement involved an acquisition during the fourth quarter of 2000 of the limited partner interests in two partnerships by a joint venture between one of our affiliates and a subsidiary of Marriott International, the contribution by our subsidiaries of cash and their general and limited partnership interests in the partnerships to the joint venture and cash payments to partners in the other five partnerships, in exchange for resolution of claims against all defendants in all seven partnerships. Our total share of the cash required to resolve the litigation and purchase the interest in the joint venture, including amounts paid by our subsidiary, was approximately $121 million. As a result of the settlement, we recorded a one-time non-recurring, pre-tax charge of $40 million in the fourth quarter of 1999.

Results of Operations

   Our historical revenues for 2000 and 1999 represent rental income on leases, net gains on property transactions, interest income and equity in earnings of affiliates. Expenses represent specific owner costs including real estate and property taxes, property insurance and ground and equipment rent. For 1998, we reported gross property level sales from our hotels and, accordingly, our expenses included all property level costs including depreciation, management fees, real and personal property taxes, ground building and equipment rent, property insurance and other costs. Beginning January 1, 2001, we again reported the gross property level results from our hotels as a result of changes in the REIT tax laws and the subsequent acquisition of our hotels leased to third parties. As a result, our 2001 results are not comparable to the historical reported amounts for 2000 and 1999.

First Three Quarters 2001 compared to First Three Quarters 2000

   Revenues. Revenues increased $621 million for the twelve weeks ended September 7, 2001 when compared to the twelve weeks ended September 8, 2000, and increased $2,117 million for the thirty-six weeks ended September 7, 2001, when compared to the thirty-six weeks ended September 8, 2000.

   The table below presents gross hotel sales for the twelve weeks ended and the thirty-six weeks ended September 7, 2001 and September 8, 2000. For 2000, gross hotel sales were used as the basis for calculating rental income. The data is presented in order to facilitate an investor's understanding and comparative analysis of the operations of our properties.

                                Twelve Weeks Ended      Thirty-six Weeks Ended
                             ------------------------- -------------------------
                             September 7, September 8, September 7, September 8,
                                 2001         2000         2001         2000
                             ------------ ------------ ------------ ------------
                                                (in millions)
Hotel sales
  Rooms.....................     $596         $656        $1,906       $1,979
  Food and beverage.........      240          258           830          862
  Other.....................       72           71           226          224
                                 ----         ----        ------       ------
    Total hotel sales.......     $908         $985        $2,962       $3,065
                                 ====         ====        ======       ======

   The $103 million decrease in hotel sales for the thirty-six weeks ended September 7, 2001 reflects the decrease in RevPAR for our comparable properties of 6.1% to $114.02, partially offset by incremental revenues provided by the 500-room expansion at Orlando Marriott, which was placed in service in June 2000, and the addition of three hotels as a result of the consolidation of Rockledge and Fernwood as of March 24, 2001.

   Comparable RevPAR for the third quarter of 2001 decreased by 11.9% to $103.45 compared to the same quarter in 2000 due to the recent slowdown in the economy. The decrease is attributable to a decrease in occupancy of 5.9 percentage points and a 5% decrease in room rates during the quarter. As a result of decreased hotel sales, our hotel managers implemented cost cutting measures and revenue enhancement programs at the property level during the second quarter in order to stabilize house profit. These measures include increasing labor efficiency particularly at the managerial level and in the food and beverage area at the hotels, reducing discretionary expenses in rooms, food and beverage, and repairs and maintenance and reducing energy consumption. These cost cutting measures serve to stabilize the profit margins during the second and third quarters, however, due to continued declines in RevPAR during the third quarter, profit margins decreased 2.3 and 1.7 percentage points for the third quarter and year-to-date 2001, respectively.

   Rental income decreased $208 million, or 92%, to $19 million for the third quarter of 2001 versus the third quarter of 2000, reflecting the purchase of 116 of the Crestline lessee entities and termination of the leases for financial reporting purposes effective January 1, 2001 and the purchase of four additional lessee entities (three of the lessee entities were purchased from Wyndham, while the other was purchased from Crestline) effective June 16, 2001. Percentage rental revenues from third-party lessees of $18 million and $366 million for the thirty-six weeks ended September 7, 2001 and September 8, 2000, respectively, were deferred on the balance sheet as deferred rent. For the third quarter of 2001 and 2000, $3 million and $75 million of rental income was deferred. Percentage rent will be recognized as income only as specified hotel sales thresholds are achieved.

   Depreciation and Amortization. Depreciation and amortization increased $12 million or 16% for the third quarter of 2001 versus the third quarter of 2000 and increased $42 million, or 19% year-to-date, primarily reflecting an increase in depreciable assets. The increase in depreciation expense reflects the consolidation of three hotels and other equipment as a result of the purchase of the voting interest in Rockledge and Fernwood. The transaction caused an increase in depreciable assets of $206 million. It is also the result of $379 million in capital expenditures in 2000 and $204 million in capital expenditures in the first three quarters of 2001.

   Hotel Operating Costs and Expenses. As discussed above, 2001 hotel revenues and operating costs are not comparable with 2000. During 2000, Crestline and Wyndham, as lessees, paid specified direct property-level costs including management fees, which reduced the net rent payment to us under the terms of the leases. During 2001, these costs are borne by us and are included in our condensed consolidated results of operations.

   Corporate Expenses. Corporate expenses were flat for the third quarter of 2001 and decreased $3 million year-to-date from prior year levels.

   Minority Interest Expense. Minority interest expense was $2 million in the third quarter of 2001 compared to $1 million in 2000 and increased 27% to $14 million year-to-date, primarily due to allocation of the Mexico partnership's minority income. The Mexico partnership was not consolidated until second quarter of 2001.

   Interest Expense. Interest expense increased 5% to $112 million in the third quarter of 2001 and increased 6% to $334 million year-to-date, primarily due to the issuance in October of 2000 of $250 million of 9 1/4% Series F Senior Notes, which was primarily used to fund the purchase of the Crestline lessee entities and for general corporate purposes.

   Extraordinary Gain. In the third quarter of 2001, the Company recorded an extraordinary loss of $1 million in connection with the refinancing of the mortgage debt of our Canadian properties. The loss reflects the charge for the early termination of the previous mortgage debt for the Toronto Marriott Eaton Centre. During the first quarter of 2000, we extinguished approximately $22 million of the convertible debt obligation to Host REIT through the purchase of 435,000 shares of Host REIT's Convertible Preferred Securities on the open market. We recorded an extraordinary gain of approximately $5 million on this transaction, net of income tax expense of $1 million, based on the discount at which we purchased the Convertible Preferred Securities. During the second quarter of 2000, we recorded an extraordinary loss of approximately $2 million representing the write off of deferred financing costs and certain fees paid to our lender in connection with the renegotiation of the bank credit facility.

   Net Income (Loss). Our net loss was $10 million for the third quarter of 2001 compared to $21 million for the third quarter of 2000. Year-to-date, our net income was $85 million as of September 7, 2001 compared to a net loss of $158 million at September 8, 2000, primarily reflecting the acquisition of the Crestline lessees effective January 1, 2001 and June 15, 2001. These acquisitions eliminated amounts paid to the lessees for 120 of our properties and the effect of the deferral of contingent rent, which went from $75 million for third quarter 2000 to $3 million for third quarter 2001 and $366 million as of September 8, 2000 to $18 million as of September 7, 2001.

   Net Income (Loss) Available to Common Unitholders. The net loss available to common unitholders was $19 million for the third quarter of 2001, compared to $27 million during the third quarter of 2000. The net income available to common unitholders increased $236 million to $62 million year-to-date. These increases reflect the previously discussed reduction of the deferred contingent rent. The difference was slightly offset by a $7 million increase in distributions on preferred limited partner units year-to-date, due to the sale of Class C preferred limited partner units during the second quarter of 2001.

2000 Compared to 1999

   Revenues. Revenues increased $97 million, or 7%, to approximately $1.5 billion for 2000. Gross hotel sales, which is used in the determination of rental income for 2000 and 1999, increased $231 million, or 5%, over 1999 amounts as is shown in the following table.

                                                              Year Ended
                                                       -------------------------
                                                       December 31, December 31,
                                                           2000         1999
                                                       ------------ ------------
                                                             (in millions)
Hotel Sales(1)
  Rooms...............................................    $2,877       $2,725
  Food and beverage...................................     1,309        1,258
  Other...............................................       323          295
                                                          ------       ------
    Total sales.......................................    $4,509       $4,278
                                                          ======       ======

--------
(1) Gross hotel sales do not represent our reported revenues for 2000 and 1999, but are used to compute our reported rental income.

   Rental income increased $95 million, or 7%, to approximately $1.4 billion for 2000, primarily driven by the growth in room revenues generated per available room or RevPAR for comparable properties, completion of the new Tampa Waterside Marriott in February 2000, and the opening of a 500-room expansion at the Orlando World Center Marriott in June 2000, partially offset by the sale of five properties (1,577 rooms) in 1999. RevPAR increased 6.6% to $123.50 for 2000 for comparable properties, which consist of the 118 properties owned, directly or indirectly, by us for the same period of time in each period covered, excluding one property that sustained substantial fire damage during 2000, two properties where significant expansion at the hotels affected operations, and the Tampa Waterside Marriott, which opened in February 2000. On a comparable basis, average room rates increased approximately 6.3%, while average occupancy increased less than one percentage point for 2000.

   Depreciation and Amortization. Depreciation and amortization increased $38 million or 13% during 2000, reflecting an increase in depreciable assets, which is primarily the result of capital projects placed in service in 2000, including the Tampa Waterside Marriott and expansion at the Orlando World Center Marriott, partially offset by net asset disposals of approximately $174 million in connection with the sale of five hotels during 1999.

   Property-level Owner Expenses. Property-level owner expenses primarily consist of property taxes, insurance, and ground and equipment rent. These expenses increased $8 million, or 3%, to $272 million for 2000, primarily due to an increase in ground lease expense, which is commensurate with the increase in hotel sales, and an increase in equipment rent expense due to technology initiatives at the hotels during 2000.

   Minority Interest. Minority interest expense increased $6 million to $27 million for 2000, primarily reflecting the improved property-level results, as previously discussed, to include those properties that are not wholly-owned by us.

   Interest Expense. Interest expense decreased less than 1% to $466 million in 2000, primarily due to the $75 million reduction in the convertible debt obligation to Host REIT during the fourth quarter of 1999 and first quarter of 2000, and the decrease in the outstanding balance of the bank credit facility during 2000 compared to 1999, partially offset by the issuance of the Series F senior notes in October 2000.

   Corporate Expenses. Corporate expenses increased $8 million to $42 million for 2000, resulting primarily from an increase in compensation expense related to employee stock plans.

   Loss on Litigation Settlement. In connection with a proposed settlement for litigation related to seven limited service partnerships discussed above, we recorded a non-recurring charge of $40 million during the fourth quarter of 1999.

   Lease Repurchase Expense. In connection with the execution of a definitive agreement with Crestline in November 2000 for our purchase of the Crestline lessee entities for $207 million in cash, we recorded a non-recurring loss provision of $207 million during the fourth quarter of 2000.

   Income Tax Benefit. In connection with the lease repurchase expense recognized during the fourth quarter of 2000, we recognized an income tax benefit of $82 million, because for income tax purposes, the transaction is recognized as an acquisition of leasehold interests that will be amortized over the remaining term of the leases. In addition, during 2000 we favorably resolved certain tax contingencies and reversed $32 million of our net tax liabilities into income through the tax provision during the year ended December 31, 2000.

   Extraordinary Gain (Loss). During 2000, we recorded an extraordinary loss of approximately $2 million representing the write off of deferred financing costs and certain fees paid to our lender in connection with the renegotiation of the bank credit facility.

   During the first quarter of 2000, we extinguished approximately $22 million of the convertible debt obligation to Host REIT through the purchase of 0.4 million shares of Host REIT's Convertible Preferred Securities on the open market. We recorded an extraordinary gain of $7 million on this transaction, based on the discount at which we purchased the Convertible Preferred Securities. We also recorded an extraordinary loss of $1 million representing the write-off of deferred financing costs in connection with the early extinguishment.

   In connection with the refinancing of the mortgage and renegotiation of the management agreement on the New York Marriott Marquis hotel, we recognized an extraordinary gain of $14 million on the forgiveness of debt in the form of accrued incentive management fees during 1999.

   An extraordinary loss of $3 million representing the write-off of deferred financing fees occurred in July 1999 when the mortgage debt for eight properties, including the New York Marriott Marquis hotel, was refinanced. In connection with this refinancing, the interest rate swap agreements associated with some of the original debt were terminated and an extraordinary gain of $8 million was recognized.

   An extraordinary loss of $2 million representing the write-off of deferred financing fees occurred during the fourth quarter of 1999 when prepayments totaling $225 million were made to permanently reduce the outstanding balance of the term loan portion of the bank credit facility to $125 million.

   During the fourth quarter of 1999, we extinguished approximately $53 million of the convertible debt obligation to Host REIT through the purchase of 1.1 million shares of Host REIT's Convertible Preferred Securities on the open market. We recorded an extraordinary gain of $14 million on this transaction, based on the discount at which we purchased the Convertible Preferred Securities. We also recorded an extraordinary loss of $2 million representing the write-off of deferred financing fees in connection with the extinguishment.

   Net Income. Our net income in 2000 was $207 million, compared to $285 million in 1999. Basic and diluted earnings per common unit was $.66 and $.65, respectively, for 2000, compared to $.96 and $.93, respectively, in 1999.

   Net Income Available to Common Unitholders. Our net income available to common unitholders in 2000 was $187 million, compared to $279 million in 1999, reflecting distributions of $20 million in 2000 on the preferred limited partner units which were issued during the second half of 1999.

1999 Compared to 1998

   Revenues. Revenues decreased $2.2 billion, or 61%, to $1.4 billion for 1999. As discussed above, our revenues and operating profit are not comparable to prior years, primarily due to the leasing of our hotels as a result of the REIT conversion. However, gross hotel sales, which is used in the determination of rental income for 1999, increased $836 million or 24% over 1998 amounts as is shown in the following table. Rental income for 1999 is computed based on gross hotel sales.

                                                              Year Ended
                                                       -------------------------
                                                       December 31, December 31,
                                                           1999         1998
                                                       ------------ ------------
                                                             (in millions)
Hotel Sales (1)
  Rooms...............................................    $2,725       $2,220
  Food and beverage...................................     1,258          984
  Other...............................................       295          238
                                                          ------       ------
  Total sales.........................................    $4,278       $3,442
                                                          ======       ======

--------
(1) 1999 gross hotel sales do not represent our reported revenues for 1999. Rather, rental income, which is computed based on gross hotel sales, represents our reported revenues for 1999.

   Lodging results for 1999 were primarily driven by the addition of 36 properties in 1998. The increase in hotel sales also reflects the growth in room revenues generated per available room or RevPAR. For comparable properties, RevPAR increased 4.1%, to $115.13 for 1999. On a comparable basis, average room rates increased approximately 3.8% for the year, while average occupancy increased less than one percentage point for the year.

   Interest income decreased $12 million or 24% as a result of a lower level of cash and marketable securities held during 1999 compared to 1998.

   The net gain on property transactions for 1999 primarily represents the $24 million recognized on the sale of five properties, including the sale of the Ritz-Carlton Boston and the El Paso Marriott during the fourth quarter of 1999.

   Expenses. As discussed above, hotel revenues and hotel operating costs are not comparable with the prior year. The lessee pays specified direct property-level costs including management fees and we receive a rent payment, which is generally calculated as a percentage of revenue, subject to a minimum level, net of certain property-level owner costs. All of these costs were our expenses in 1998. Property-level owner costs which are comparable, including depreciation, property taxes, property insurance, ground and equipment rent, increased 8% to $557 million for 1999 versus 1998, primarily reflecting the depreciation from 36 properties acquired during 1998.

   Minority Interest. Minority interest expense decreased $31 million to $21 million in 1999, primarily reflecting the impact of the consolidation of partnerships which occurred as part of the REIT conversion.

   Interest Expense. Interest expense increased 40% to $469 million in 1999, primarily due to the issuance of senior notes, establishment of a new credit facility and additional mortgage debt on properties acquired in

1998. In addition, in 1999, we recognized $38 million in interest expense related to the convertible debt obligation to Host Marriott Corporation, which supports the dividends paid by Host REIT to holders of the Convertible Preferred Securities. In 1998, these dividends, totaling $37 million, were a separate component of expense.

   Corporate Expenses. Corporate expenses decreased $14 million to $34 million in 1999, resulting primarily from lower staffing levels after the Crestline spin-off, lower costs associated with reduced acquisition activity and lower costs related to various stock compensation plans.

   Loss on Litigation. In connection with a proposed settlement for litigation related to six limited service partnerships we have recorded a one-time, non-recurring charge of $40 million in 1999.

   Income from Discontinued Operations. Income from discontinued operations represents the senior living communities business' results of operations for 1998.

   Extraordinary Gain (Loss). In connection with the refinancing of the mortgage and renegotiation of the management agreement on the New York Marriott Marquis Hotel, we recognized an extraordinary gain of $14 million on the forgiveness of debt in the form of accrued incentive management fees in 1999.

   An extraordinary loss of $3 million representing the write-off of deferred financing fees occurred in July 1999 when the mortgage debt for eight properties was refinanced, including the New York Marriott Marquis Hotel. In connection with this refinancing, the interest rate swap agreements associated with some of the original debt were terminated and an extraordinary gain of $8 million was recognized.

   An extraordinary loss of $2 million representing the write-off of deferred financing fees occurred during the fourth quarter of 1999 when prepayments totaling $225 million were made to permanently reduce the outstanding balance of the term loan portion of the bank credit facility to $125 million.

   During the fourth quarter of 1999, we extinguished approximately $53 million of the convertible debt obligation to Host REIT through the purchase of 1.1 million shares of Host REIT's Convertible Preferred Securities on the open market. We recorded an extraordinary gain of $14 million on this transaction, based on the discount at which we purchased the Convertible Preferred Securities. We also recorded an extraordinary loss of $2 million representing the write-off of deferred financing fees in connection with the early extinguishment.

   In connection with the purchase of the old senior notes, we recognized an extraordinary loss of $148 million in the third quarter of 1998, which represents the bond premium and consent payments totaling approximately $175 million and the write-off of deferred financing fees of approximately $52 million related to the old senior notes, net of taxes.

   Net Income (Loss). Our net income in 1999 was $285 million, compared to $47 million in 1998. Basic and diluted earnings per common unit was $.96 and $.93 for 1999, compared to $.22 and $.27 in 1998.

   Net Income (Loss) Available to Common Unitholders. Our net income available to common unitholders in 1999 was $279 million, compared to $47 million in 1998, reflecting dividends of $6 million in 1999 on the Class A and Class B Preferred Units which were issued during 1999.

Liquidity and Capital Resources

   During 2000 and 2001, we focused on maintaining the strength and flexibility of our balance sheet in order to allow us the opportunity to selectively choose investment alternatives that will further enhance shareholder value. Subsequent to September 11, 2001, we have focused on maintaining liquidity through implementing cost controls, limiting capital expenditures and certain other actions.

  . During the fourth quarter of 1999 and the first quarter of 2000, our primary use of free cash flow and asset sales proceeds was the funding of Host REIT's stock buyback program. In the aggregate, we spent approximately $150 million for a total reduction of 16.2 million equivalent units on a fully diluted basis.

  . During June 2000, we modified our bank credit facility in order to provide the company greater financial flexibility. As modified, the total facility has been permanently reduced to $775 million, and the original term was extended for two additional years. As of December 1, 2001, we have $315 million of available capacity remaining under the revolver. Under a recent amendment to the bank credit facility, however, we will be limited to draws up to $50 million in the first quarter of 2002 and $25 million in the second quarter of 2002 (but only if draws in the second quarter of 2002 do not cause the aggregate amount drawn in 2002 and then outstanding to exceed $50 million)

  . In October 2000, we issued $250 million 9 1/4% Series F senior notes due in 2007, which were exchanged for Series G senior notes in March 2001.

  . During March 2001, Host REIT issued 6.0 million shares of 10% Class C preferred stock, for net proceeds of $144 million, and we issued an equivalent security, the Class C Preferred Limited Partner Units.

  . On May 29, May 7 and February 7, 2001, Blackstone and affiliates converted an aggregate amount of 40.7 million OP Units to common shares of Host REIT and immediately sold them to an underwriter for sale on the open market. These units were obtained in connection with our purchase of the Blackstone luxury hotel portfolio in 1998. As a result of these conversions Blackstone's ownership interest was reduced to approximately 1% and Host REIT increased its ownership in us to approximately 92%. We received no proceeds as a result of these transactions.

  . On September 18, 2001, we borrowed $250 million under our bank credit facility to provide operating flexibility.

  . On December 14, 2001, we issued $450 million 9 1/2% Series H senior notes due in 2007, the proceeds of which were used to pay down approximately $440 million of the then outstanding debt under the bank credit facility.

  . Also in December we completed the sale of two properties of which a portion of the net proceeds was used to repay the remaining balance outstanding under the credit facility.

   We reported a decrease in cash and cash equivalents of $131 million during the thirty-six weeks ended September 7, 2001 compared to a decrease of $89 million during the thirty-six weeks ended September 8, 2000. Cash from operations was $218 million through the third quarter of 2001 and $439 million through the third quarter of 2000. The $221 million decrease in cash from operations primarily relates to the cash used to purchase the Crestline lessee entities. Excluding the lease purchases, operating cash flow from operations would have been $426 million, or a decrease of 3% compared to 2000.

   Cash used in investing activities was $258 million and $307 million through the third quarter of 2001 and 2000, respectively. Cash used in investing activities through the third quarter includes capital expenditures and other investments of $204 million and $271 million for 2001 and 2000, respectively, mostly related to renewal and replacements on existing properties and new development projects. Property and equipment balances include $118 million and $135 million for construction in progress as of September 7, 2001 and December 31, 2000, respectively. The balance as of September 7, 2001 primarily relates to the development of the Ritz-Carlton, Naples Golf Resort and various other expansion and development projects. On April 1, 2001, the 50,000 square foot world-class spa at The Ritz-Carlton, Naples was placed in service at an approximate development cost of $25 million.

   Cash used in financing activities was $91 million through the third quarter of 2001 and $221 million through the third quarter of 2000. Cash from financing activities through the third quarter of 2001 includes $276 million of debt issuances and $144 million from the issuance of cumulative redeemable preferred stock. Cash was used in financing primarily for the payment of $244 million in distributions and the repayment and prepayment of $267 million in debt. During the first three quarters of 2001, we borrowed $115 million under the revolver portion of the bank credit facility to partially fund the acquisition of the lease entities and leasehold interests as well as for general corporate purposes, which was fully repaid in the second quarter of 2001. We borrowed an additional $60 million under the revolver during the third quarter to purchase minority interests in various hotels from Wyndham. During the fourth quarter of 2001, we borrowed an additional $250 million under the revolver. As of December 1, 2001, $150 million and $310 million are outstanding under the term and revolving loan portions of the bank credit facility, respectively, and the additional available capacity under the revolver is $315 million. We used all of the net proceeds from this offering for the repayment of debt outstanding under the bank credit facility.

   Cash and cash equivalents were $313 million and $277 million at December 31, 2000 and December 31, 1999, respectively. Cash from operations increased $174 million to $534 million in 2000, primarily reflecting improved results of operations as previously discussed, and changes in other liabilities, which were a source of cash of $67 million in 2000, primarily due to the $125 million accrual, net of taxes, for the Crestline lease repurchase expense which was not paid until January 2001, and a use of cash of $60 million in 1999 primarily reflecting cash payments for REIT Conversion expenses which were accrued in 1998.

   Cash used in investing activities was $448 million and $176 million in 2000 and 1999, respectively. Cash used in investing activities includes capital expenditures of $379 million and $361 million and acquisitions for $40 million and $29 million in 2000 and 1999, respectively. Significant investing activities during 2000 and 1999 include:

  . In December 2000, a joint venture formed by us (through non-controlled subsidiaries) and Marriott International acquired the partnership interests in Courtyard by Marriott Limited Partnership ("CBM I") and Courtyard by Marriott II Limited Partnership ("CBM II") two partnerships owning 120 hotels for an aggregate payment of approximately $372 million plus interest and legal fees, of which we and Rockledge paid approximately $90 million. The joint venture acquired the partnerships by acquiring partnership units pursuant to a tender offer for such units followed by a merger of each of CBM I and CBM II with subsidiaries of the joint venture. The joint venture financed the acquisition with mezzanine indebtedness borrowed from Marriott International, cash and other assets contributed by us (through our non-controlled subsidiaries) including Rockledge's existing general partner and limited partner interests in the partnerships, and cash contributed by Marriott International. We own a 50% interest in the joint venture and account for it on the equity method because we do not control it.

   For purposes of our investment analysis and the charge for litigation settlements in our 1999 financial statements, we estimated the value of the planned investment in the Courtyard joint venture based upon: (1) estimated post-acquisition cash flows, including anticipated changes in the related hotel management agreements to be made contemporaneously with the investment; (2) the joint venture's new capital structure; and (3) estimates of prevailing discount rates and capitalization rates reflected in the market at that time. The amount of post-settlement equity of the Courtyard joint venture was considerably lower than the pre-acquisition equity due to additional indebtedness post-acquisition offset by the impact of changes to the management agreements made contemporaneously with the transaction. The investment in the Courtyard joint venture was consummated late in the fourth quarter of 2000. The Courtyard joint venture has recorded its investment in the partnership units at $372 million, which reflected estimated fair value based on: (1) pre-acquisition cash flows; (2) the pre-acquisition capital structure; and
   (3) prevailing discount rates and capitalization rates in December 2000. The factors giving rise to the differences between our 1999 assessment based on post-acquisition cash flows and the joint venture purchase accounting based on pre-acquisition cash flows did not materially affect our previous assessment of expense related to litigation.

   Due to a number of factors, the equity values used in the purchase accounting for the joint venture's investment were different from limited partner unit estimates included in the CBM I and CBM II Purchase Offer and Consent Solicitations prepared in early 2000. The solicitations reported that the value of limited partner units based on an assumed 20 percent discount rate would be $254 million. The difference between this and the purchase accounting entry by the Courtyard joint venture is primarily attributed to: (1) the investment's being consummated almost one year subsequent to the time the original estimates were prepared ($30 million); and (2) a lower discount rate (17 percent) and capitalization rate reflecting changes in market conditions and capital structure versus the date at which the estimates in the solicitations were prepared ($79 million).

   Although we may from time to time sell assets for strategic reasons or to realize unique market conditions, the factors driving the change in value for the CBM I and CBM II properties did not have a material impact on other properties owned by us because our strategy is to buy and hold investments in real estate. As investments in real estate are accounted for on a historical basis, the impact of changes in market conditions are not reflected in the financial statements.

  . In late June 2000, an expansion that included the additions of a 500-room tower and 15,000 square feet of meeting space at the Orlando World Center Marriott was placed in service at an approximate development cost of $88 million, of which $39 million was expended during 2000.

  . In May 2000, we acquired a non-controlling partnership interest in the JWDC Limited Partnership, which owns the JW Marriott Hotel, a 772-room hotel located on Pennsylvania Avenue in Washington, DC. We previously held a small interest in the venture, and invested an additional $40 million in the form of a co-general partner and limited partner interest.

  . In October 1999, the Company was paid $65 million in satisfaction of the mortgage note secured by an additional hotel that was acquired in connection with the Blackstone Acquisition.

  . Property and equipment balances include $135 million and $243 million for construction in progress as of December 31, 2000 and December 31, 1999, respectively. The reduction in construction in progress is due to the completion of the Tampa Waterside Marriott, which was placed in service in February 2000 and the expansion at the Orlando World Center Marriott, which was placed in service in late June 2000. The balance as of December 31, 2000, primarily relates to properties in Naples, Orlando, San Diego, and various other expansion and development projects.

   Cash used in financing activities was $50 million and $343 million in 2000 and 1999, respectively.

   We believe cash payments will be required for the reversal of certain deferred tax liabilities and the settlement of certain audits of prior years' tax returns with the Internal Revenue Service and state tax authorities. We made net payments to certain states and the IRS of approximately $14 million and $27 million in 1999 and 1998, respectively, and made additional payments of $24 million in the first quarter of 2001. We also believe cash payments will be needed to fund specific development projects, all of which are discussed in this offering memorandum. The sources of future cash outflows are dependent on cash from operations and the amount of additional debt, if any, necessary for payment upon the final resolution of these matters.

   As of September 7, 2001, our total consolidated debt was approximately $5.8 billion. Our debt is comprised of $2.8 billion in unsecured senior notes, $2.3 billion in non-recourse mortgage debt, $210 million outstanding under the bank credit facility, and the $492 million convertible debt obligation to Host REIT.

   Since August 1998, we have issued or refinanced more than $4.4 billion of debt, as is described below, in order to reduce the risk and volatility in our capital structure. The net effect of these transactions has been to virtually eliminate all of our near term maturities, with $26 million maturing in 2001, $14 million in 2002 and $90 million in 2003. We reduced our weighted average interest rate by approximately 80 basis points, and our current average maturity is 7.5 years. As a result, our weighted average rate is now approximately 8.0%, and 96% of our debt has a fixed rate of interest.

  . On December 14, 2001, we issued $450 million of 9 1/2% Series H senior notes and used the proceeds therefrom to repay approximately $440 million of debt then outstanding under the bank credit facility. We will exchange the Series H senior notes for Series I senior notes pursuant to this exchange offer.

  . During the first quarter of 2001, we borrowed $115 million under the revolver portion of the bank credit facility to partially fund the acquisition of the leases from Crestline and other general corporate purposes and repaid the $115 million during the second quarter of 2001. During the third quarter of 2001, we borrowed $60 million under the revolver portion of the bank credit facility to fund the purchase of minority interests in seven hotels. During the fourth quarter of 2001, we borrowed an additional $250 million under the revolver portion of the bank credit facility. As of December 1, 2001,

    $150 million is outstanding under the term loan portion and $310 million is outstanding under the revolver portion of the bank credit facility. The remaining available capacity under the revolver is $315 million.

  . In October 2001 we prepaid the remaining mortgage debt of $16.5 million on the San Antonio Marriott Riverwalk which was due to mature January 1, 2002.

  . On August 30, 2001, certain Canadian subsidiaries entered into a financing agreement pursuant to which they borrowed $96.6 million due August 2006 at a variable rate of LIBOR plus 275 basis points. The Calgary Marriott, Toronto Airport Marriott, Toronto Marriott Eaton Centre, and Toronto Meadowvale Delta hotels serve as collateral. The proceeds from this financing were used to refinance existing indebtedness on these hotels as well as to prepay the $88 million mortgage note on The Ritz-Carlton, Amelia Island hotel.

    Since the mortgage loan on these Canadian properties is denominated in U.S. Dollars and the functional currency of the Canadian subsidiary is the Canadian Dollar, we purchased derivative instruments for hedging of the foreign currency investment. Therefore, the subsidiary has entered into 60 separate currency forward contracts to buy U.S. dollars at a fixed price. These forward contracts hedge the currency exposure of converting Canadian dollars to U.S. dollars on a monthly basis to cover debt service payments.

  . In October 2000, we issued $250 million of 9 1/4% Series F senior notes due in 2007, under the same indenture and with the same covenants as the Series A, Series B, Series C, and Series E senior notes. The net proceeds were approximately $245 million, after commissions and expenses of approximately $5 million. In March 2001, the Series F Senior notes were exchanged on a one-for-one basis for Series G Senior notes, which are freely transferable by the holders.

  . The bank credit facility was renegotiated in June 2000 resulting in a reduction in overall availability to $775 million. The credit facility's term was extended for two additional years, through August 2003. Borrowings under the credit facility generally bear interest at the Eurodollar rate plus 2.25% (9.04% at December 31, 2000), and the interest rate and a commitment fee on the unused portion of the facility fluctuate based on specified financial ratios.

  . In February 2000, we refinanced the $80 million mortgage on Marriott's
    Harbor Beach Resort property in Fort Lauderdale, Florida. The new mortgage is for $84 million, at a rate of 8.58%, and matures in March 2007.

  . In August 1999, we made a prepayment of $19 million to pay down in full the mezzanine mortgage on the Marriott Desert Springs Resort and Spa. In September 1999, we made a prepayment of $45 million to pay down in full the mortgage note on the Philadelphia Four Seasons Hotel.

  . In July 1999, we entered into a financing agreement pursuant to which we borrowed $665 million due 2009 at a fixed rate of 7.47%. Eight of our hotels serve as collateral for the agreement. In connection with this refinancing, an extraordinary loss of $3 million was recognized, representing the write-off of deferred financing fees. The proceeds from this financing were used to refinance existing mortgage indebtedness maturing at various times through 2000, including approximately $590 million of outstanding variable rate mortgage debt, and to terminate the related interest rate swap agreements, recognizing an extraordinary gain of approximately $8 million.

  . In June 1999, we refinanced the debt on the San Diego Marriott Hotel and
    Marina. The mortgage is for $195 million and a term of 10 years at a rate of 8.45%. In addition, we entered into a mortgage for the Philadelphia Marriott expansion in July 1999 for $23 million at an interest rate of approximately 8.6%, maturing in 2009.

  . In April 1999, a subsidiary of ours completed the refinancing of the $245 million mortgage on the New York Marriott Marquis Hotel, maturing in June 2000. In connection with the refinancing, we renegotiated the hotel's management agreement and recognized an extraordinary gain of $14 million on the forgiveness of accrued incentive management fees by the manager. This mortgage was subsequently refinanced as part of the $665 million financing agreement discussed above.

  . In February 1999, we issued $300 million of 8 3/8% Series D senior notes due 2006 and used the proceeds to refinance, or purchase, debt which had been assumed through the merger of some partnerships or the purchase of hotel properties in connection with the REIT conversion in December 1998. We repaid a $40 million variable rate mortgage with a portion of the proceeds, and terminated the associated swap agreement, incurring a termination fee of approximately $1 million. In August 1999, the Series D Senior notes were exchanged on a one-for-one basis for Series E Senior notes, which are freely transferable by the holders.

  . In addition to the capital resources provided by our debt financings, in December 1996, one of the wholly-owned subsidiary trusts of Host REIT issued 11 million shares of 6 3/4% Convertible Quarterly Income Preferred Securities ("Convertible Preferred Securities" or "QUIPs"), with a liquidation preference of $50 per share for a total liquidation amount of $550 million. Proceeds from the issuance were invested in 6 3/4% Convertible Subordinated Debentures due December 2, 2026 issued by us, which are the trust's sole assets. During 2000, we repurchased 0.4 million shares of the Convertible Preferred Securities as part of the stock repurchase plan discussed below. Since the inception of the repurchase program in September 1999, 1.5 million shares of the Convertible Preferred Securities have been repurchased.

  Significant equity financings include:

  . On March 27, 2001, Host REIT sold approximately 6.0 million shares of 10%
    Class C cumulative redeemable preferred stock ("Class C Preferred Stock") and we issued an equivalent security with a par value of $0.01 for net proceeds of $144 million to Host REIT. Holders of the Class C Preferred Stock are entitled to receive cumulative cash distributions at a rate of 10% per year of the $25 per unit liquidation preference. Dividends are payable quarterly in arrears commencing April 15, 2001, on which date pro rata distributions of $0.03 per Class C Preferred Stock for $25.00 per unit were paid, plus accrued and unpaid distributions to the date of redemption. Host REIT paid two other quarterly distributions of $0.625 per share in 2001, and on December 5, 2001 the Board of Directors of Host REIT declared the fourth quarter dividend of $0.625 per share.

  . In August 1999, Host REIT sold 4.16 million shares of 10% Class A cumulative redeemable preferred stock ("Class A Preferred Stock") and we issued an equivalent security. Holders of the Class A Preferred Stock are entitled to receive cumulative cash dividends at a rate of 10% per year of the $25.00 per share liquidation preference. Dividends are payable quarterly in arrears beginning October 15, 1999. Host REIT paid three other quarterly dividends of $0.625 per share in 2001 and on December 5, the Board of Directors of Host REIT declared a fourth quarter dividend of $0.625 per share.

  . In September 1999, the Board of Directors of Host REIT announced its intention to repurchase, from time to time, up to 22 million shares of Host REIT common stock, OP Units, or an amount of Host REIT's Convertible Preferred Securities which are convertible into a like number of shares of Host REIT's common stock based upon the specified conversion ratio. For the year ended December 31, 2000, we purchased approximately 4.9 million shares of common stock, 0.4 million shares of the Convertible Preferred Securities, and 0.3 million OP Units for approximately $62 million. Since the inception of the repurchase program, we spent, in the aggregate, approximately $150 million to repurchase 16.2 million equivalent units.

  . In November 1999, Host REIT sold 4.0 million shares of 10% Class B cumulative redeemable preferred stock ("Class B Preferred Stock") and we issued an equivalent security. Holders of the Class B Preferred Stock are entitled to receive cumulative cash dividends at a rate of 10% per year of the $25.00 per share liquidation preference. Dividends are payable quarterly in arrears beginning January 15, 2000. Host REIT paid three other quarterly dividends paid by Host REIT of $0.625 per share in 2001 and on December 5, the Board of Directors of Host REIT declared a fourth quarter dividend of $0.625 per share.

  . Distributions in 2001 and 2000 reflect the $1.04 and $0.86 cash distribution per OP Unit, respectively, paid during the year. We believe that as a result of the decline in operating results due to the economic recession and the events of September 11 that Host REIT has already distributed 100% of its taxable income for 2001. On December 5, 2001 the Board of Directors of Host REIT, our general partner, did not declare a dividend on Host REIT's common stock for the fourth quarter. Distributions for 1999 reflect the $73 million special dividend declared in December 1998 in connection with the REIT conversion, as well as the $0.63 distribution per OP Unit paid as of December 31, 1999.

FFO and EBITDA

   We consider Comparative FFO to represent Funds From Operations, as defined by the National Association of Real Estate Investment Trusts, adjusted for contingent rental revenues and significant non-recurring items. We consider Comparative FFO and our consolidated earnings before interest expense, income taxes, depreciation, amortization, and other non-cash items (including contingent rental revenue) ("EBITDA") to be indicative measures of our operating performance due to the significance of our long-lived assets, and because such data can be used to measure our ability to service debt, fund capital expenditures and expand our business. Furthermore, management believes that Comparative FFO and EBITDA are meaningful disclosures that will help unitholders and the investment community to better understand our financial performance, including comparing our performance to other REITs. However, such information should not be considered as an alternative to net income, operating profit, cash from operations, or any other operating or liquidity performance measure prescribed by accounting principles generally accepted in the United States. Cash expenditures for various long-term assets and income taxes have been, and will be incurred, which are not reflected in the Comparative FFO and EBITDA presentations. In addition, Comparative FFO and EBITDA as presented may not be comparable to amounts calculated by other companies.

   Comparative FFO available to common unitholders decreased $47 million, or 37%, to $81 million for the third quarter of 2001 over the third quarter of 2000, and decreased $44 million or 11%, to $375 million year-to-date. Comparative FFO available to common unitholders increased $62 million, or 11%, to $614 million in 2000 over 1999. The following is a reconciliation of the income (loss) before extraordinary items to Comparative FFO (in millions):

                              Twelve Weeks Ended      Thirty-six weeks Ended
                           ------------------------- -------------------------
                           September 7, September 8, September 7, September 8,
                               2001         2000         2001         2000
                           ------------ ------------ ------------ ------------
Funds from operations
 Income/(loss) before
  extraordinary items.....     $(9)         $(21)        $ 86        $(161)
 Depreciation and
  amortization............      86            74          262          220
 Other real estate
  activities..............      (1)           (1)         --            (2)
 Partnership adjustments..       6             6           24           11
                               ---          ----         ----        -----
Funds from operations.....      82            58          372           68
 Effect on funds from
  operations of SAB 101...       3            75           18          366
 Effective impact of lease
  repurchase..............       5           --             8          --
                               ---          ----         ----        -----
Comparative funds from
 operations...............      90           133          398          434
 Distributions on
  preferred units.........      (9)           (5)         (23)         (15)
                               ---          ----         ----        -----
Comparative funds from
 operations available to
 common unitholders.......     $81          $128         $375        $ 419
                               ===          ====         ====        =====

                                                            Year Ended
                                                     -------------------------
                                                     December 31, December 31,
                                                         2000         1999
                                                     ------------ ------------
Funds from operations
  Income before extraordinary items.................     $203         $256
  Depreciation and amortization.....................      322          291
  Other real estate activities......................       (3)         (28)
  Partnership adjustments...........................       17           20
                                                         ----         ----
Funds from operations...............................      539          539
  Effective impact of lease repurchase..............      125          --
  Loss on litigation settlement.....................      --            40
  Taxes unrelated to continuing operations..........      (30)         (21)
                                                         ----         ----
Comparative funds from operations...................      634          558
  Dividends on preferred units......................      (20)          (6)
                                                         ----         ----
Comparative funds from operations available to
 common unitholders.................................     $614         $552
                                                         ====         ====

   EBITDA decreased $46 million, or 19%, to $190 million in the third quarter of 2001, and decreased $17 million, or 2%, to $732 million, year-to-date over the comparable periods in 2000. Hotel EBITDA was $192 million and $157 million for the third quarters of 2001 and 2000, which does not include deferred rental income of $3 million and $75 million, respectively, and $718 million and $390 million year-to-date, which does not include deferred rental income of $18 million and $366 million, respectively. As previously discussed, 2001 Hotel EBITDA primarily reflects the revenues and expenses generated by the hotels, whereas 2000 Hotel EBITDA primarily reflects rental income from lessees.

   EBITDA increased $91 million, or 9%, to $1,098 million in 2000 from $1,007 million in 1999. Hotel EBITDA increased $90 million, or 9%, to $1,119 million in 2000 from $1,029 million in 1999, reflecting comparable hotel EBITDA growth.

   The following schedule presents our EBITDA as well as a reconciliation of EBITDA to the income (loss) before extraordinary items (in millions):

                               Twelve Weeks Ended      Thirty-six weeks Ended
                            ------------------------- -------------------------
                            September 7, September 8, September 7, September 8,
                                2001         2000         2001         2000
                            ------------ ------------ ------------ ------------
 Hotels....................     $192         $157         $718         $390
 Office buildings and other
  investments..............        2            2           11            5
 Interest income...........        5            9           25           26
 Corporate and other
  expenses.................      (12)          (7)         (40)         (38)
 Effect on revenue of SAB
  101......................        3           75           18          366
                                ----         ----         ----         ----
    EBITDA.................     $190         $236         $732         $749
                                ====         ====         ====         ====

                               Twelve Weeks Ended      Thirty-six weeks Ended
                            ------------------------- -------------------------
                            September 7, September 8, September 7, September 8,
                                2001         2000         2001         2000
                            ------------ ------------ ------------ ------------
EBITDA.....................    $ 190        $ 236        $ 732        $ 749
  Effect on revenue of SAB
   101.....................       (3)         (75)         (18)        (366)
  Interest expense.........     (112)        (107)        (334)        (315)
  Income taxes.............      --            (4)         (15)          (7)
  Depreciation and
   amortization............      (87)         (75)        (266)        (224)
  Minority interest
   expense.................       (2)          (1)         (14)         (11)
  Lease repurchase
   expense.................      --           --            (5)         --
  Other non-cash charges,
   net.....................        5            5            6           13
                               -----        -----        -----        -----
    Income/(loss) from
     operations before
     extraordinary items ..    $  (9)       $ (21)       $  86        $(161)
                               =====        =====        =====        =====

                                                              Year Ended
                                                       -------------------------
                                                       December 31, December 31,
                                                           2000         1999
                                                       ------------ ------------
  Hotels..............................................    $1,119       $1,029
  Office buildings and other investments..............         7            4
  Interest income.....................................        40           39
  Corporate and other expenses........................       (68)         (65)
                                                          ------       ------
    EBITDA............................................    $1,098       $1,007
                                                          ======       ======

                                                              Year Ended
                                                       -------------------------
                                                       December 31, December 31,
                                                           2000         1999
                                                       ------------ ------------
EBITDA................................................    $1,098       $1,007
  Interest expense....................................      (466)        (469)
  Income taxes........................................        98           16
  Depreciation and amortization.......................      (331)        (293)
  Minority interest expense...........................       (27)         (21)
  Loss on litigation settlement.......................       --           (40)
  Lease repurchase expense............................      (207)         --
  Other non-cash changes, net.........................        38           56
                                                          ------       ------
    Income before extraordinary items.................    $  203       $  256
                                                          ======       ======

   Our interest coverage, defined as EBITDA divided by cash interest expense, was 2.4 times for both the 2001 and 2000 thirty-six week periods, respectively. The ratio of earnings to fixed charges was 1.3 to 1.0 through the third quarter of 2001 versus a deficiency of earnings to fixed charges of $145 million through the third quarter of 2000, which was primarily due to the deferral of contingent rental revenue of $366 million.

   Our interest coverage, defined as EBITDA divided by cash interest expense, was 2.4 times, 2.2 times, and 2.7 times for 2000, 1999, and 1998, respectively. The ratio of earnings to fixed charges was 1.2 to 1.0, 1.5 to 1.0, and 1.5 to
1.0 in 2000, 1999, and 1998, respectively. We expect interest coverage to decline as a result of the economic recession and the effects of the recent terrorist attacks.

   Leases. In addition to our full-service hotels, we also lease some property and equipment under noncancelable operating leases, including the long-term ground leases for some of our hotels, generally with multiple renewal options. The leases related to the 53 Courtyard properties and 18 Residence Inn properties sold during 1995 and 1996, are nonrecourse to us and contain provisions for the payment of contingent rentals based on a percentage of sales in excess of stipulated amounts. We remain contingently liable on some leases related to divested non-lodging properties. Such contingent liabilities aggregated $68 million at December 31, 2000. However, management considers the likelihood of any substantial funding related to these divested properties' leases to be remote.

   Inflation. Our hotel lodging properties have been adversely affected by inflation through its effect on increasing costs and on the managers' ability to increase room rates. Unlike other real estate, hotels have the ability to change room rates on a daily basis, so the impact of higher inflation often can be passed on to customers.

   Quantitative/Qualitative Risk Disclosure. As of September 7, 2001, approximately 96% of our debt bears interest at fixed rates. This debt structure largely mitigates the impact of changes in the rate of inflation on future interest costs. We have some financial instruments that are sensitive to changes in interest rates, including our bank credit facility. The interest rate on our bank credit facility, which had an outstanding balance of $210 million at September 7, 2001 and $150 million at December 31, 2000, is based on various LIBOR terms plus a spread, which on September 7, 2001 was 200 basis points. The weighted average interest rate for this financial instrument was 5.9% for the First Three Quarters 2001 and 9.0% for the year ended December 31, 2000. The credit facility was repaid in full in December 2001 with the net proceeds from the offering of the Series H senior notes and a portion of the proceeds from the sale of two properties.

   Subsequent to the 9 1/2% Series H senior notes offering we entered into an interest rate swap agreement that effectively converts the $450 million notional amount from a fixed rate to a floating rate based on 30 day LIBOR plus 450 basis points. A change in the LIBOR rate of 100 basis points will result in an additional $4.5 million increase or decrease in interest expense. As discussed earlier, the swap has been designated as a hedge and changes in the interest rate over the life of the agreement are recorded as an adjustment to interest expense. Changes in the fair value of the swap or the notes are reflected in the balance sheet as offsetting changes to the swap and the notes and have no income statement effect.

   In addition to the swap agreement, we have entered into a separate interest rate cap agreement with a different counter party that has the same notional amount as the interest rate swap and caps our floating rate interest expense at 14%. Changes in interest rate will affect the fair value of the cap. The gains or losses from the changes in the market value of the cap are recorded in other income or expense in the current period.

   On August 30, 2001, a Canadian subsidiary of the operating partnership entered into a financing agreement pursuant to which it borrowed $96.6 million (denominated in US dollars) at a variable rate of LIBOR plus 275 basis points. In addition, the subsidiary entered into currency forward contracts to hedge the currency exposure of converting Canadian dollars to US dollars on a monthly basis to cover debt service payments. The weighted average interest rate for this financial instrument was 6.4% for the First Three Quarters 2001.

                            BUSINESS AND PROPERTIES

Business and Properties

   We are a limited partnership, or the "operating partnership", owning full service hotel properties. Our sole general partner is Host Marriott Corporation, or "Host REIT", a self-managed and self-administered real estate investment trust. We were formed as a Delaware limited partnership in 1998 as a wholly owned subsidiary of Host Marriott Corporation, a Delaware corporation, in connection with its efforts to reorganize its business operations to qualify as a real estate investment trust, or "REIT", for federal income tax purposes. As part of this reorganization, which we refer to as the REIT conversion, and which is described below in more detail, on December 29, 1998, Host Marriott and various of its subsidiaries contributed substantially all of their assets to us and we assumed substantially all of their liabilities. As a result, we have succeeded to the hotel ownership business formerly conducted by Host Marriott. We conduct our business as an umbrella partnership REIT, or UPREIT, with Host REIT as our sole general partner. As of December 31, 2001, Host REIT held approximately 92% of our outstanding partnership interests, which we refer to as OP Units.

   Together with Host REIT, we were formed primarily to continue, in an UPREIT structure, the full-service hotel ownership business formerly conducted by Host Marriott and its subsidiaries. We use the name Host Marriott to refer to Host Marriott Corporation, the Delaware corporation, prior to the REIT conversion. Our primary business objective is to provide superior total returns to our unitholders through a combination of distributions, appreciation in net asset value per unit, and growth in funds from operations per unit, or FFO as defined by the National Association of Real Estate Investment Trusts (i.e., net income computed in accordance with generally accepted accounting principles, excluding gains or losses from sales of properties, plus real estate-related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures), by focusing on aggressive asset management and disciplined capital allocation. In addition, we endeavor to:

  . maximize the value of our existing portfolio through an aggressive asset management program which focuses on selectively improving and expanding our hotels;

  . acquire additional existing and newly developed upscale and luxury full service hotels in targeted markets primarily focusing on downtown hotels in core business districts in major metropolitan markets and select airport and resort/convention locations;

  . complete our current development and expansion program, and selectively develop and construct new upscale and luxury full service hotels;

  . regenerate capital through opportunistic asset sales and selectively dispose of noncore assets;

  .  opportunistically pursue other real estate investments.

   As of December 31, 2001, we own 122 hotels, containing approximately 58,000 rooms, located throughout the United States, Canada and Mexico. The hotels are generally operated under the Marriott, Ritz-Carlton, Four Seasons, Hilton, Hyatt and Swissotel brand names. These brand names are among the most respected and widely recognized brand names in the lodging industry.

   Host REIT, our sole general partner, manages all aspects of our business. This includes decisions with respect to:

  .  sales and purchases of hotels;

  .  the financing of the operating partnership and its assets;

  .  the leasing of the hotels; and

  . capital expenditures for the hotels subject to the terms of the leases and the management agreements.

   Host REIT is managed by a Board of Directors and has no employees who are not also our employees.

   Due to certain tax laws restricting REITs from deriving revenues directly from the operations of hotels, during 1999 and 2000 our hotels were leased by us to third party lessees, including primarily Crestline and its subsidiaries, and managed on behalf of the lessees by nationally recognized hotel operators such as Marriott International, Four Seasons, Hyatt, Interstate and other companies.

   The REIT Modernization Act, which was enacted in December 1999, amended the tax laws to permit REITs, effective January 1, 2001, (i) to lease hotels to a subsidiary that qualifies as a taxable REIT subsidiary and (ii) to own all of the voting stock of such subsidiary. Effective January 1, 2001, our taxable REIT subsidiary acquired from Crestline the equity interests in the lessees of 112 of our hotels and the leasehold interests in four hotels for $207 million in cash, including approximately $6 million of legal fees and transfer taxes. In connection therewith, we recorded a non-recurring, pre-tax loss related to the termination of the leases for financial reporting purposes of $207 million during the fourth quarter of 2000, net of an $82 million tax benefit which we have recorded as a deferred tax asset, because for income tax purposes, the transaction is recorded as an acquisition of leasehold interests that will be amortized over the remaining term of the leases. Effective June 2001, we acquired 4 additional leases from third parties. The leaseholding entities and the leasehold interests for the 120 hotels are currently held through HMT Lessee LLC, our taxable REIT subsidiary. These transactions simplify our corporate structure, enable us to better control our portfolio of hotels, and are expected to be accretive to future earnings and cash flows, as the lessee entities have recorded substantial earnings and cash flow in 2000 and 1999. There can be no guarantee however, that such results will continue. On a consolidated basis, from and after the effective date of these acquisitions our results of operations reflect the revenues and expenses generated by these hotels rather than rental income.

   The economic trends affecting the hotel industry and the overall economy will be a major factor in generating growth in hotel revenues, and the abilities of the managers will also have a material impact on future hotel level sales and operating profit growth. Our hotel properties may be impacted by increasing costs such as increases in energy costs and insurance. Unlike other real estate, hotels have the ability to change room rates on a daily basis, so the impact of higher costs often can be passed on to customers, particularly in the transient segment. However, an economic downturn may affect the managers' ability to increase room rates. The events of September 11 have accelerated a general slowdown in the economy which has adversely effected both the travel and hospitality industries. Based upon our estimates of lower operating levels in the fourth quarter it is likely that the fourth quarter results of operations will be significantly below the prior year results and if these conditions continue, operations may decline further in 2002.

   We endeavor to selectively acquire upscale and luxury full service hotel lodging properties that complement our existing portfolio of high-end hotels. Based upon data provided by Smith Travel Research, we believe that our full service hotels outperform the industry's average occupancy rate by a significant margin, averaging 74.0%, 77.5% and 77.7% occupancy for First Three Quarters 2001 and fiscal years 2000 and 1999 compared to a 66.3%, 70.5% and 68.8% average occupancy for our competitive set for the same periods, respectively. "Our competitive set" refers to hotels in the upscale and luxury full service segment of the lodging industry, the segment which is most representative of our full service hotels, and consists of Crowne Plaza; Doubletree; Hyatt; Hilton; Radisson; Renaissance; Sheraton; Westin; and Wyndham. Due to the effect of the economic recession and the events of September 11, occupancy levels for our portfolio have been below these levels. However, we anticipate that these properties generally have held their position relative to this competitive set because we believe that hotels in the competitive set have experienced similar declines.

   Traditionally, our hotels have experienced relatively high occupancy rates, which along with strong demand for full-service hotel rooms, have allowed the managers of our hotels to increase average daily room rates by selectively raising room rates for certain types of bookings and by minimizing, in specified cases, discounted group business. For the year ended December 31, 2000, as a percentage of total rooms sold, transient business comprised 59%, group business comprised 38%, and contract business comprised less than 3%. On a comparable basis, RevPAR for our full-service properties increased approximately 6.6% in 2000 but decreased 6.1% for the first three quarters of 2001.

Business Strategy

   Our primary business objective is to provide superior total returns to our unitholders through a combination of distributions and appreciation in unit price and to increase asset values. In order to achieve this objective we employ the following strategies:

  . maximizing the value of our existing portfolio through aggressive asset management, including completing selective capital improvements and expansions that are designed to increase gross hotel sales or improve operations;

  . acquiring existing upscale and luxury full-service hotels as market conditions permit, including hotels operated by leading management companies such as Marriott, Ritz-Carlton, Four Seasons, Hyatt, and Hilton which satisfy our investment criteria, which acquisitions may be completed through various means, including transactions where we are already a partner, public and private portfolio transactions, and by entering into joint ventures when we believe our return on investment will be maximized by doing so;

  . completing the development of our existing pipeline, including the 295-room Ritz-Carlton Golf Resort, Naples, as well as selectively expanding existing properties and developing new upscale and luxury full-service hotels, operated by leading management companies, which satisfy our investment criteria and employ transaction structures which mitigate our risk; and

  . recycling capital through opportunistic asset sales and selectively disposing noncore assets, including older assets with significant capital needs, assets that are at risk given potential new supply, or assets in slower-growth markets.

   Our acquisition strategy focuses on the upscale and luxury full-service segments of the market, which we believe will continue to offer opportunities over time to acquire assets at attractive multiples of cash flow and at discounts to replacement value. Our acquisition criteria continue to focus on:

  . properties in difficult to duplicate locations with high costs to prospective competitors, such as hotels located in urban, airport and resort/convention locations;

  . premium brand names, such as Marriott, Ritz-Carlton, Four Seasons, Hilton, and Hyatt;

  . underperforming hotels which can be improved by conversion to high quality brands; and

  .  properties which are operated by leading management companies.

   Our current portfolio of hotels are operated under the Marriott, Ritz-Carlton, Four Seasons, Hilton, Hyatt and Swissotel brand names. In general, based upon data provided by Smith Travel Research, we believe that these premium brands have consistently outperformed the industry. Demonstrating the strength of our portfolio, our comparable properties, consisting of 118 hotels, owned directly or indirectly by us for the entire 2000 and 1999 fiscal years, respectively (excluding one property that sustained substantial fire damage during 2000, two properties where significant expansion at the hotels affected operations, and the Tampa Waterside Marriott, which opened in February 2000), generated a 32% and 33% RevPAR premium over our competitive set for fiscal years 2000 and 1999, respectively.

   Our acquisition efforts since 1998 have been limited and primarily focused on acquiring the interest of limited or joint venture partners, consolidating our ownership of assets already included in the portfolio and repurchasing the lessee interests that were created as part of our REIT conversion. Due to liquidity concerns (see "Management's Discussion and Analysis--Recent Events") related to the current economic conditions and the impact of the September 11, 2001 terrorist attacks and restrictions in our bank credit facility resulting therefrom, we anticipate that our acquisition activity through 2002 will be limited unless it can be accomplished in a fashion that improves our relative leverage position. We expect to continue to explore acquisitions with an emphasis on transactions that can be accomplished, at least in part, through the issuance of OP units such that our overall debt ratios are improved. The availability of suitable acquisition candidates that complement our portfolio of high-end hotels has been limited recently due to market conditions. Most products recently available for sale in the market have consisted of smaller, suburban hotels, and as many luxury hotel owners are choosing to hold on to their assets at this time, competition for the limited number of available properties in the top markets has caused them generally not to be price competitive. We expect that liquidity constraints throughout the hotel industry created by the current economic recession and the terrorist attacks will ultimately cause some property owners to make certain of their properties available for sale; however, the timing of these potential sales is not determinable. We believe that acquisitions that meet our stringent criteria will provide the highest and best use of our capital as they become available.

   Concurrent with the slowdown in the economy we had evaluated the timing and size of many of our capital projects. For 2001 we had anticipated spending approximately $350 million in total capital expenditures including $225 million in maintenance capital expenditures. Subsequent to September 11, we temporarily suspended all major capital expenditures that were not required or essential for life-safety or asset protection purposes or for which we were already contractually committed. As a result of the actions taken, we now believe the actual capital expenditure levels for 2001 will be in the range of $225 to $250 million.

   Based on expected business conditions, we anticipate that our capital spending will decline by 20% to 40% in 2002. Due to the high quality of our assets and the regular attention we have paid to maintaining them at a high standard, we believe that these capital reductions are achievable during this period of reduced operations without materially affecting their long-term value.

   We believe we are well qualified to pursue our acquisition and development strategy. Management has extensive experience in acquiring and financing lodging properties and believes its industry knowledge, relationships and access to market information provide a competitive advantage with respect to identifying, evaluating acquiring and improving and maintaining the quality of hotel assets.

   Our asset management team, which is comprised of professionals with exceptional industry knowledge and relationships, focuses on property-level cost control efforts and other efforts designed to maximize the value of our existing portfolio through (i) monitoring property and brand performance; (ii) pursuing expansion and repositioning opportunities; (iii) overseeing capital expenditure budgets and forecasts; (iv) assessing return on investment expenditure opportunities; and (v) analyzing competitive supply conditions in each market.

The REIT Conversion

   During 1998, Host Marriott and its subsidiaries and affiliates consummated a series of transactions in order to qualify as a REIT for federal income tax purposes. As a result of these transactions, the hotels formerly owned by Host Marriott and its subsidiaries and other affiliates are now owned by us and our subsidiaries, we and our subsidiaries leased substantially all of these hotels to Crestline, and Marriott International and other hotel operators conducted the day to day management of the hotels pursuant to management agreements with Crestline. Host REIT has elected to be treated as a REIT for federal income tax purposes effective January 1, 1999. The important transactions comprising the REIT conversion are summarized below.

   During 1998, Host Marriott reorganized its hotels and certain other assets so that they were owned by us and our subsidiaries. Host Marriott and its subsidiaries received a number of OP Units equal to the number of then outstanding shares of Host Marriott common stock, and we and our subsidiaries assumed substantially all of the liabilities of Host Marriott and its subsidiaries. We and our subsidiaries conduct the hotel ownership business. OP Units owned by holders other than Host REIT are redeemable at the option of the holder, generally commencing one year after the issuance of their OP Units. Upon redemption of an OP Unit, the holder would receive from us cash in an amount equal to the market value of one share of Host REIT common stock. However, in lieu of a cash redemption by us, we have the right to acquire any OP Unit offered for redemption directly from the holder thereof in exchange for either one share of Host REIT common stock or cash in an amount equal to the market value of one share of Host REIT common stock. On February 7, May 7 and May 29, 2001, certain limited partners affiliated with The Blackstone Group converted 12.5 million, 10.0 million and 18.2 million OP Units respectively to Host REIT common shares and immediately sold them to an underwriter for sale on the open market. As a result, Host REIT now owns approximately 92% of the outstanding OP Units.

   In December 1999, the REIT Modernization Act was enacted, with most provisions effective for taxable years beginning after December 31, 2000, which significantly amends the REIT laws applicable to us and Host REIT. Under the applicable sections of the Internal Revenue Code, as amended by the REIT Modernization Act, and the corresponding regulations that govern the federal income tax treatment of REITs and their shareholders, a REIT must meet certain tests regarding the nature of its income and assets. The following sections discuss aspects of regulations governing REITs that are applicable to Host REIT and therefore are material to us.

   Qualification of an entity as a taxable REIT subsidiary. Beginning January 1, 2001, a REIT is permitted to own up to 100% of the voting stock of one or more taxable REIT subsidiaries, subject to limitations on the value of those subsidiaries. The rents received from such subsidiaries will not be disqualified from being "rents from real property" by reason of the operating partnership's ownership interest in the subsidiary so long as the property held by us is operated on behalf of the taxable REIT subsidiary by an "eligible independent contractor." This enables us to lease our hotels to wholly-owned taxable subsidiaries if the hotels are operated and managed on behalf of such subsidiaries by an independent third party. Under the REIT Modernization Act, taxable REIT subsidiaries are subject to federal income tax.

   Income tests applicable to REITs. In order to maintain qualification as a REIT, two gross income requirements must be satisfied on an annual basis.

  . At least 75% of gross income, excluding gross income from prohibited transactions, must be derived directly or indirectly from investments relating to real property, including "rents from real property", gains on the disposition of real estate, dividends paid by another REIT and interest on obligations secured by mortgages on real property or on interests in real property, or from some types of temporary investments.

  . At least 95% of gross income, excluding gross income from prohibited transactions, must be derived from any combination of income qualifying under the 75% test, dividends, interest, some payments under hedging instruments, and gain from the sale or disposition of stock or securities, including some hedging instruments.

   Rents received from a taxable REIT subsidiary will qualify as "rents from real property" as long as the leases are true leases and the property is a qualified lodging facility operated by an eligible independent contractor. If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease (based on relative fair market values), then the portion of rent attributable to such personal property will not qualify as "rents from real property".

   Asset tests applicable to REITs. At the close of each quarter of its taxable year, a REIT must satisfy four tests relating to the nature of its assets.

  . At least 75% of the value of total assets must be represented by real estate assets. Host REIT's real estate assets include, for this purpose, Host REIT's allocable share of real estate assets held by the operating partnership and its non-corporate subsidiaries, as well as stock or debt instruments held for less than one year purchased with the proceeds of a stock or long-term debt offering, cash and government securities.

  . No more than 25% of total assets may be represented by securities other than those in the 75% asset class.

  . Of the investments included in the 25% asset class, the value of any one issuer's securities may not exceed 5% of total assets, and a REIT may not own more than 10% of either the outstanding voting securities or the value of the outstanding securities of any one issuer. Beginning in 2001, this limit does not apply to securities of a taxable REIT subsidiary.

  . Not more than 20% of total assets may be represented by securities of taxable REIT subsidiaries.

Recent Acquisitions, Developments and Dispositions

   Acquisitions. The pace of acquisitions changed significantly in 2001, 2000 and 1999 from the previous years. After acquiring 36, 17, and 24 full service hotels in 1998, 1997 and 1996, respectively, our recent acquisitions have been limited due to the availability of suitable acquisition candidates that complement our portfolio of high-end hotels, increased price competition, investments with an adequate yield and capital limitations due to weak equity markets for REIT stocks. Our acquisition efforts since 1998 have been limited and primarily focused on acquiring the interest of limited or joint venture partners, consolidating our ownership of assets already included in the portfolio and repurchasing the lessee interests that were created as part of our REIT conversion. We believe that acquisitions that meet our stringent criteria will provide the highest and best use of our capital. Future acquisitions are likely to be either public or private transactions, and transactions where we already hold minority partnership interests. In addition, we believe we can successfully add properties to our portfolio through partnership arrangements with either the seller of the property or the incoming managers.

   During 2001, we acquired the voting interests representing 5% of the equity interests in our previously non-controlled subsidiaries for approximately $2 million. In addition, during 2001, we also acquired outstanding minority interests in seven hotels from Wyndham for $60 million. During 2000, we acquired a non-controlling partnership interest in the 772-room J.W. Marriott Hotel in Washington, D.C. in which we already held 17% general and limited partner interests for $40 million and have the option to purchase an additional 44% limited partnership interest. During 1999, our acquisitions were limited to the acquisition of minority interests in two hotels where we had previously acquired the controlling interests, for a total consideration of approximately $14 million. We have the financial flexibility and, due to our existing private partnership investment portfolio, the administrative infrastructure in place to accommodate such arrangements. We view this ability as a competitive advantage and expect to enter into similar arrangements to acquire additional properties in the future.

   Also during 2000, our non-controlled subsidiary invested with Marriott International in the Courtyard joint venture described below in "--Investments in Affiliated Partnerships".

   Development Projects. During 2000, we focused our energies on increasing the value of our current portfolio with selective investments, expansions and new developments. We plan to complete our current pipeline of development activity and selectively expand existing properties that complement our quality portfolio in the future. The largest of our recent development projects has been the construction of a 717-room full service Marriott hotel adjacent to the convention center in downtown Tampa, Florida. The hotel (completed at a cost of approximately $104 million, excluding a $16 million tax subsidy by the City of Tampa, Florida) was completed and opened for business on February 19, 2000 and includes 45,000 square feet of meeting space, three restaurants and a 30 slip marina as well as many other amenities.

   At the Orlando Marriott, the addition of a 500-room tower and 15,000 square feet of meeting space was placed in service in June 2000 at an approximate development cost of $88 million, making this hotel the largest in the Marriott system with 2000 rooms. We also have renovated the golf course, added a multi-level parking deck, and upgraded and expanded several restaurants.

   A 295-room Ritz-Carlton Golf Resort in Naples is in process approximately 2 miles from the Ritz-Carlton, Naples, at an estimated development cost of $75 million, with expected completion during the fourth quarter of 2001. The golf resort will also have 15,000 square-feet of meeting space, four food and beverage outlets, and full access to 36 holes of a Greg Norman-designed golf course surrounding the hotel. The newly created golf resort, as well as the 50,000 square-foot world class spa facility which opened in April 2001 at a cost of $25 million will operate in concert with the 463-room Ritz-Carlton, Naples and on a combined basis will offer travelers an unmatched resort experience. Further, given the close proximity of the properties to each other, we hope to benefit from cost efficiencies and the ability to capture larger groups.

   Major projects completed during 2000 include a renovation of the guest rooms and public space at the Boston Marriott Newton, a conversion of a rooftop ballroom to high-end catering and meeting space at the Marina Beach Marriott, and a conversion of lounge space to flexible meeting space at the Ft. Lauderdale Marina Marriott.

   We also accomplished various projects to enhance revenues, control expenses, and enhance technology at the hotels. During 2000, we added approximately 36,000 square feet of meeting space and 200 premium-priced rooms to the portfolio, and approved new parking contracts at four of our properties. We authorized utility conservation efforts including energy management strategies at five properties, the closing of several unprofitable food and beverage outlets, and the development of a program to review labor models. We also approved internet connectivity solutions and in-room portal and entertainment options to better meet the technology needs of our customers. In 2001, we reached an agreement with Colonial Parking to act as an advisor to us regarding methods to maximize revenues from the parking facilities throughout our entire portfolio.

   Through subsidiaries we currently own four Canadian and two Mexican properties, with 2,547 rooms. International acquisitions are limited due to the difficulty in meeting our stringent return criteria. However, we intend to continue to evaluate acquisition opportunities in Canada and other international locations. The overbuilding and economic stress experienced in some European and Pacific Rim countries may eventually lead to additional international acquisition opportunities. We will acquire international properties only when we believe such acquisitions offer satisfactory returns after adjustments for currency and country risks.

   Dispositions. We will also consider from time to time selling hotels that do not fit our long-term strategy or otherwise meet our ongoing investment criteria, including, for example, hotels in some suburban locations, hotels that require significant future capital improvement and other underperforming assets. We typically reinvest the net proceeds from any property sales into upscale and luxury hotels more consistent with our strategy or otherwise apply such net proceeds in a manner consistent with our investment strategy (which has included open market purchases of Host REIT common stock, QUIPs and other Host REIT securities). As a consequence of the amendment to our bank credit facility into which we recently entered we are required to use the net proceeds from any sale of hotel properties (other than the Vail Marriott Mountain Resort) to repay amounts due, if any, under our bank credit facility. We did not dispose of any hotels during 2000. The following table summarizes our dispositions during 1999 and 2001 (in millions, except in number of rooms):

                                                                      Pre-tax
                                                          Total     Gain (Loss)
Property                           Location     Rooms Consideration on Disposal
--------                       ---------------- ----- ------------- -----------
Minneapolis/Bloomington
 Marriott....................  Bloomington, MN   479      $ 35          $10
Saddle Brook Marriott........  Saddle Brook, NJ  221        15            3
Marriott's Grand Hotel Resort
 and Golf Club...............  Point Clear, AL   306        28           (2)
The Ritz-Carlton, Boston.....  Boston, MA        275       119           15
El Paso Marriott.............  El Paso, TX       296         1           (2)
Vail Marriott Mountain
 Resort......................  Vail, CO          349        49           15
Pittsburgh City Center
 Marriott....................  Pittsburgh, PA    402        15           (3)

Hotel Lodging Industry

   The lodging industry posted moderate gains in 2000 and 1999 as higher average daily rates drove strong increases in RevPAR, which measures daily room revenues generated on a per room basis. This does not include food and beverage or other ancillary revenues generated by the property. RevPAR represents the product of the average daily room rate charged and the average daily occupancy achieved. In 2001, with the economic recession, most of the industry posted decreases in RevPAR, particularly in the third quarter. Combined with the September 11 attacks it is likely that many companies will experience significant RevPAR declines into 2002. Previously, the upper upscale sector of the lodging industry benefited from a favorable supply/demand imbalance, driven in part by low construction levels combined with high gross domestic product, or GDP, growth. However, during 1998 through 2000, supply moderately outpaced demand.

   According to Smith Travel Research, occupancy in our brands' competitive set consisting of Crowne Plaza; Doubletree; Hyatt; Hilton; Radisson; Renaissance; Sheraton; Westin; and Wyndham increased 2.5% for the year ended December 31, 2000. Within our competitive set, the slight increase in occupancy during 2000 was reinforced by a 5.0% increase in average daily rate which generated a 7.4% increase in RevPAR. Consistent with our portfolio, this competitive set realized declining operating results through the third quarter and we anticipate that average daily rates, occupancy and RevPAR have declined significantly since September 11, 2001.

   The current amount of excess supply growth in the upper-upscale and luxury portions of the full-service segment of the lodging industry has moderated and has been much less severe than that experienced in the lodging industry in other economic downturns, in part because of the greater financial discipline and lending practices imposed by financial institutions and public markets today relative to those during the late 1980's. Subsequent to the events of September 11, a number of projects have been cancelled or delayed, further reducing new supply in the near future.

   The occupancy rates and average daily rates commanded by our properties traditionally have exceeded both the industry as a whole and the upper-upscale and luxury full service segment. The attractive locations of our hotels, the limited availability of new building sites for new construction of competing full service hotels, and the lack of availability of financing for new full service hotels has allowed us to maintain RevPAR and average daily rate premiums over our competitors in these service segments. For our comparable hotels, average daily rates increased 6.3% in 2000. The increase in average daily rate helped generate a strong increase in comparable hotel RevPAR of 6.6% for the same period. For the first three quarters of 2001, as previously described, our operations for our comparable properties declined with average occupancy and RevPAR decreasing five percentage points and 6.1%, respectively. Furthermore, because our lodging operations have a high fixed-cost component, increases/decreases in RevPAR generally yield greater percentage increases/decreases in our earnings and cash flows. However, in view of the decline in operations in 2001, we have been working with our managers to achieve cost reductions at the properties which have moderated this relationship. These cost reduction efforts have accelerated since the events of September 11. As a result of our acquisition of the Crestline lessee entities and/or leasehold interests with respect to 116 of our full-service hotels, effective January 1, 2001 any change in earnings and cash flow levels at those properties (which formerly were leased to Crestline) will have a direct effect on our consolidated earnings and cash flows.

   The relative balance between supply and demand growth may be influenced by a number of factors including growth of the economy, interest rates, unique local considerations and the relatively long lead time to develop urban, convention and resort hotels. We believe that growth in room supply in upper-upscale sector in which we operate will exceed room demand growth through 2001. We believe that during the remainder of 2001 and 2002, supply growth will begin to decrease, as the lack of availability of development financing slows new construction. We have experienced substantial decreases in demand growth in the fourth quarter of 2001 because of the economic recession, as exacerbated by the terrorist attacks on September 11, 2001. We believe that demand will decline at least during the first half of 2002 and that growth may begin again toward the end of 2002 and continue in 2003.

Hotel Lodging Properties

   Our lodging portfolio, as of December 31, 2001, consists of 122 upscale and luxury full service hotels containing approximately 58,000 rooms, excluding two properties under contract to be sold. Our hotel lodging properties represent quality upscale and luxury assets in the full service segment. Our hotel properties are currently operated under various premium brands including Marriott, Ritz-Carlton, Four Seasons, Hilton, Hyatt, and Swissotel brand names.

   Our hotels average approximately 477 rooms. Twelve of our hotels have more than 750 rooms. Hotel facilities typically include meeting and banquet facilities, a variety of restaurants and lounges, swimming pools, gift shops and parking facilities. Our hotels primarily serve business and pleasure travelers and group meetings at locations in urban, airport, resort convention and suburban locations throughout the United States. The properties are generally well situated in locations where there are significant barriers to entry by competitors including downtown areas of major metropolitan cities, at airports and resort/convention locations where there are limited or no development sites. The average age of our properties is 18 years, although many of the properties have had substantial renovations or major additions.

   To maintain the overall quality of our lodging properties, each property undergoes refurbishments and capital improvements on a regularly scheduled basis. Typically, refurbishing has been provided at intervals of five years, based on an annual review of the condition of each property. For First Three Quarters 2001 and fiscal years 2000, 1999 and 1998 we spent $148 million, $230 million, $197 million and $165 million, respectively, on capital improvements to existing properties. As a result of these expenditures, we expect to maintain high quality rooms, restaurants and meeting facilities at our properties. In an effort to conserve funds, we are completing the expansion and other projects already underway but we have halted any funding of discretionary capital expenditures.

   In addition to acquiring and maintaining superior assets, a key part of our strategy is to have the hotels managed by leading management companies. As of September 7, 2001, 102 of our 122 hotel properties were managed by subsidiaries of Marriott International as Marriott or Ritz-Carlton brand hotels and an additional eight hotels are part of Marriott International's full-service hotel system through franchise agreements. The remaining hotels are managed by leading management companies including Four Seasons, Hilton, and Hyatt. Our properties have reported annual increases in RevPAR since 1993. Based upon data provided by Smith Travel Research, our comparable properties, as previously defined, have an approximate 5 and 6 percentage point occupancy premium and an approximate 32% and 33% RevPAR premium over the competitive set for fiscal years 2000 and 1999, respectively.

   The charts below set forth various performance information for our hotels. Because of the current recession and the effects on our business as a result of the terrorist attacks on September 11, 2001, this data may not be indicative of our performance for the fourth quarter 2001 and in the future.

                             Comparable Properties

                                              First Three        Year Ended
                                               Quarters         December 31,
                                            -----------------  ----------------
                                             2001      2000     2000     1999
                                            -------   -------  -------  -------
Comparable Full-Service Hotels(1)
Number of properties.......................     117       117      118      118
Number of rooms............................  53,984    53,984   53,899   53,899
Average daily rate......................... $154.05   $153.61  $157.96  $148.61
Occupancy percentage.......................    74.0%     79.0%    78.2%    77.9%
RevPAR..................................... $114.02   $121.38  $123.50  $115.82
RevPAR % change............................    (6.1)%     --       6.6%     --

--------
(1) For fiscal years 2000 and 1999, consists of 118 properties owned, directly or indirectly, by us for the entire periods with similar operating environments, excluding Vail Marriott Mountain Resort, Philadelphia Convention Center and Headhouse, Orlando World Center, and Tampa Waterside.

   For the First Three Quarters 2001 and 2000, consists of 117 properties owned, directly or indirectly, by us for the entire period with similar operating environments, excluding Vail Marriott Mountain Resort, Orlando World Center, Tampa Waterside, New York Marriott Financial Center, New York World Trade Center Marriott Mexico City Airport, JW Marriott Mexico City and St. Louis Pavilion Marriott. These properties, for the respective periods, represent the "comparable properties".

                              Portfolio of Hotels

                                                            Year Ended
                                             First         December 31,
                                             Three    -------------------------
                                            Quarters            1999     1998
                                            2001 (1)   2000      (2)      (3)
                                            --------  -------  -------  -------
Portfolio of Full-Service Hotels
Number of properties.......................     125       122      121      126
Number of rooms............................  59,956    58,373   57,086   58,445
Average daily rate......................... $155.44   $157.93  $149.51  $140.36
Occupancy percentage.......................    74.0%     77.5%    77.7%    77.7%
RevPAR..................................... $114.96   $122.43  $116.13  $109.06

--------
(1) Includes the New York World Trade Center Marriott which was destroyed on September 11, 2001 and three properties that we now consolidate as a result of the acquisition of the voting interests in Rockledge.
(2) The property statistics and operating results include operations for the Minneapolis/Bloomington Marriott, the Saddle Brook Marriott, Marriott's Grand Hotel Resort and Golf Club, The Ritz-Carlton, Boston, and the El Paso Marriott, which were sold at various times throughout 1999, through the date of sale.
(3) The property statistics are as of December 31, 1998 and include 25 properties (9,965 rooms) acquired during that month.

                   Comparable Properties by Geographic Region
                                  (unaudited)

                               As of           Thirty-six weeks ended         Thirty-six weeks ended
                         September 7, 2001       September 7, 2001              September 8, 2000
                         ----------------- ------------------------------ ------------------------------
                                                        Average                        Average
                           No. of   No. of  Average    Occupancy           Average    Occupancy
Geographic Region        Properties Rooms  Daily Rate Percentages RevPAR  Daily Rate Percentages RevPAR
-----------------        ---------- ------ ---------- ----------- ------- ---------- ----------- -------
Atlanta.................     15      6,547  $153.84      69.5%    $106.89   150.81      74.3%    $111.97
DC Metro................     13      4,995   153.98      71.1      109.54   148.84      77.7      115.66
Florida.................     11      4,878   169.26      77.1      130.45   159.11      79.4      126.38
International...........      4      1,636   104.09      75.1       78.17   107.78      75.2       81.00
Mid-Atlantic............     10      6,623   186.06      79.2      147.27   195.04      81.2      158.33
Mountain................      8      3,310   111.38      71.1       79.24   114.35      75.6       86.41
New England.............      6      2,279   147.60      69.0      101.90   153.21      78.5      120.19
North Central...........     15      5,390   133.09      70.2       93.43   133.39      76.8      102.49
Pacific.................     23     11,812   168.77      74.6      125.84   168.11      82.9      139.42
South Central...........     12      6,514   134.44      78.4      105.37   131.94      80.0      105.53
                            ---     ------
 All Regions............    117     53,984   154.05      74.0      114.02   153.61      79.0      121.38
                            ===     ======


                               As of
                         December 31, 2000  Year ended December 31, 2000   Year ended December 31, 1999
                         ----------------- ------------------------------ ------------------------------
                                                        Average                        Average
                           No. of   No. of  Average    Occupancy           Average    Occupancy
                         Properties Rooms  Daily Rate Percentages RevPAR  Daily Rate Percentages RevPAR
                         ---------- ------ ---------- ----------- ------- ---------- ----------- -------
Atlanta.................     15      6,547  $150.99      72.7%    $109.73  $142.28      74.7%    $106.25
DC Metro................     13      4,995   152.47      76.5      116.63   137.42      76.1      104.58
Florida.................     11      4,878   156.55      77.1      120.68   147.10      77.5      113.95
International...........      4      1,636   108.26      74.8       80.94   103.53      76.2       78.89
Mid-Atlantic............     11      6,538   217.73      86.1      187.49   201.70      85.7      172.80
Mountain................      8      3,310   114.21      74.1       84.61   117.62      71.8       84.40
New England.............      6      2,279   158.21      77.8      123.11   148.10      76.9      114.61
North Central...........     15      5,390   136.98      75.6      103.53   129.47      76.7       99.31
Pacific.................     23     11,812   169.58      80.7      136.82   158.09      79.0      124.89
South Central...........     12      6,514   133.97      78.9      105.71   129.61      78.3      101.48
                            ---     ------
 All Regions............    118     53,899   157.96      78.2      123.50   148.61      77.9      115.82
                            ===     ======

   During 2000 and 1999, our foreign operations consisted of four full-service hotel properties located in Canada. During 1998, our foreign operations consisted of the four full-service properties in Canada as well as two full-service properties in Mexico. Effective in the second quarter of 2001, with the acquisition of Rockledge, we again consolidated the operations of the two hotels in Mexico. During 2000, 1999, and 1998, respectively, 98%, 98%, and 97% of total revenues were attributed to sales within the United States, and 2% 2%, and 3% of total revenues were attributed to foreign countries.

   Prior to 1997, we divested certain limited-service hotel properties through the sale and leaseback of 53 Courtyard properties and 18 Residence Inn properties. The Courtyard and Residence Inn properties are subleased to subsidiaries of Crestline under sublease agreements and are managed by Marriott International under long-term management agreements. During 2000, limited-service properties represented less than 1% of our EBITDA from hotel properties. Lease revenues for the 71 properties that we sub-lease are reflected in our rental income in First Three Quarters 2001, 2000 and 1999, while gross property-level sales were reflected previous to that. Beginning in the fourth quarter of 2001, we hold a 50% interest (along with Marriott International) in the joint venture, which owns 120 Courtyard by Marriott properties totaling 17,559 rooms. We account for our investment in the joint venture under the equity method.

   The following table sets forth the location and number of rooms of our 124 full-service hotels as of December 1, 2001. All of the properties are currently leased to our wholly-owned taxable REIT subsidiary, unless otherwise indicated.

Location                                                                   Rooms
--------                                                                   -----
Arizona
 Mountain Shadows Resort..................................................   337
 Scottsdale Suites........................................................   251
 The Ritz-Carlton, Phoenix................................................   281
California
 Coronado Island Resort(1)................................................   300
 Costa Mesa Suites........................................................   253
 Desert Springs Resort and Spa............................................   884
 Fullerton(1).............................................................   224
 Hyatt Regency, Burlingame................................................   793
 Manhattan Beach(1).......................................................   380
 Marina Beach(1)..........................................................   370
 Newport Beach............................................................   586
 Newport Beach Suites.....................................................   254
 Ontario Airport..........................................................   299
 Sacramento Airport(3)....................................................    85
 San Diego Marriott Hotel and Marina(1)(2)................................ 1,355
 San Diego Mission Valley(2)..............................................   350
 San Francisco Airport....................................................   684
 San Francisco Fisherman's Wharf..........................................   285
 San Francisco Moscone Center(1).......................................... 1,498
 San Ramon(1).............................................................   368
 Santa Clara(1)...........................................................   755
 The Ritz-Carlton, Marina del Rey(1)......................................   304
 The Ritz-Carlton, San Francisco..........................................   336
 Torrance.................................................................   487
Colorado
 Denver Southeast(1)......................................................   590
 Denver Tech Center.......................................................   625
 Denver West(1)...........................................................   305
 Marriott's Mountain Resort at Vail(4)....................................   349
Connecticut
 Hartford/Farmington......................................................   380
 Hartford/Rocky Hill(1)...................................................   251
Florida
 Fort Lauderdale Marina...................................................   580
 Harbor Beach Resort(1)(2)(3).............................................   637
 Jacksonville(1)..........................................................   256
 Miami Airport(1).........................................................   782
 Miami Biscayne Bay(1)....................................................   605
 Orlando World Center..................................................... 2,000
 Palm Beach Gardens.......................................................   279
 Singer Island Hilton.....................................................   223
 Tampa Airport(1).........................................................   295
 Tampa Waterside..........................................................   717
 Tampa Westshore(1).......................................................   309
 The Ritz-Carlton, Amelia Island..........................................   449
 The Ritz-Carlton, Naples.................................................   463
Georgia
 Atlanta Marriott Marquis................................................. 1,671
 Atlanta Midtown Suites(1)................................................   254
 Atlanta Norcross.........................................................   222
 Atlanta Northwest........................................................   401
 Atlanta Perimeter(1).....................................................   400
 Four Seasons, Atlanta....................................................   244
 Grand Hyatt, Atlanta.....................................................   438

Location                                                                   Rooms
--------                                                                   -----
 JW Marriott Hotel at Lenox(1)............................................   371
 Swissotel, Atlanta.......................................................   348
 The Ritz-Carlton, Atlanta................................................   444
 The Ritz-Carlton, Buckhead...............................................   553
Illinois
 Chicago/Deerfield Suites.................................................   248
 Chicago/Downers Grove Suites.............................................   254
 Chicago/Downtown Courtyard...............................................   337
 Chicago O'Hare...........................................................   681
 Chicago O'Hare Suites(1).................................................   256
 Swissotel, Chicago.......................................................   630
Indiana
 South Bend(1)............................................................   300
Louisiana
 New Orleans.............................................................. 1,290
Maryland
 Bethesda(1)..............................................................   407
 Gaithersburg/Washingtonian Center........................................   284
Massachusetts
 Boston/Newton............................................................   430
 Hyatt Regency, Cambridge.................................................   469
 Swissotel, Boston........................................................   498
Michigan
 The Ritz-Carlton, Dearborn...............................................   308
 Detroit Livonia..........................................................   224
 Detroit Romulus..........................................................   245
 Detroit Southfield.......................................................   226
Minnesota
 Minneapolis City Center..................................................   583
 Minneapolis Southwest(2).................................................   321
Missouri
 Kansas City Airport(1)...................................................   382
 St. Louis Pavilion.......................................................   672
New Hampshire
 Nashua...................................................................   251
New Jersey
 Hanover..................................................................   353
 Newark Airport(1)........................................................   591
 Park Ridge(1)............................................................   289
New Mexico
 Albuquerque(1)...........................................................   411
New York
 Albany(2)................................................................   359
 New York Marriott Financial Center.......................................   504
 New York Marriott Marquis(1)............................................. 1,944
 Swissotel, The Drake.....................................................   494
North Carolina
 Charlotte Executive Park.................................................   298
 Greensboro/Highpoint(1)..................................................   299
 Raleigh Crabtree Valley..................................................   375
 Research Triangle Park...................................................   224
Ohio
 Dayton...................................................................   399
Oklahoma
 Oklahoma City............................................................   354
 Oklahoma City Waterford..................................................   197

Location                                                                   Rooms
--------                                                                   -----
Oregon
 Portland.................................................................   503
Pennsylvania
 Four Seasons, Philadelphia...............................................   364
 Philadelphia Convention Center(1)(2)..................................... 1,408
 Philadelphia Airport(1)..................................................   419
 Pittsburgh City Center(1)(4).............................................   402
Tennessee
 Memphis..................................................................   403
Texas
 Dallas/Fort Worth Airport................................................   492
 Dallas Quorum(1).........................................................   547
 Houston Airport(1).......................................................   565
 Houston Medical Center(1)................................................   386
 JW Marriott Houston......................................................   514
 Plaza San Antonio(1).....................................................   252
 San Antonio Rivercenter(1)............................................... 1,001
 San Antonio Riverwalk(1).................................................   512
Utah
 Salt Lake City(1)........................................................   510

Location                                                                  Rooms
--------                                                                  ------
Virginia
 Dulles Airport(1).......................................................    368
 Fairview Park...........................................................    395
 Hyatt Regency, Reston...................................................    514
 Key Bridge(1)...........................................................    588
 Norfolk Waterside(1)....................................................    404
 Pentagon City Residence Inn.............................................    299
 The Ritz-Carlton, Tysons Corner(1)......................................    398
 Washington Dulles Suites................................................    254
 Westfields..............................................................    335
 Williamsburg............................................................    295
Washington
 Seattle SeaTac Airport..................................................    459
Washington, DC
 Washington Metro Center.................................................    456
Canada
 Calgary.................................................................    380
 Toronto Airport(2)......................................................    423
 Toronto Eaton Center(1).................................................    459
 Toronto Delta Meadowvale................................................    374
Mexico
 JW Marriott Mexico City.................................................    311
 Mexico City Airport.....................................................    600
                                                                          ------
TOTAL.................................................................... 59,137
                                                                          ======

--------
(1) The land on which this hotel is built is leased under one or more long-term lease agreements.
(2) This property is not wholly owned by the operating partnership.
(3) This property is not leased to our taxable REIT subsidiary.
(4) This property was sold, in December 2001.

Investments in Affiliated Partnerships

   We also maintain investments in the Courtyard joint venture discussed below, and partnerships that in the aggregate own 3 full-service hotels and 158 limited service properties, the operations of which we do not consolidate. Typically, we and certain of our subsidiaries manage our investments and through a combination of general and limited partnership and limited liability company interests, conduct the venture's or partnership's business. As previously discussed, during 2000 we acquired a non-controlling interest in the partnership that owns the J.W. Marriott Hotel in Washington, D.C.

   The hotels owned by the partnerships are currently operated under management agreements with Marriott International or its subsidiaries. As the general partner, we oversee and monitor Marriott International and its subsidiaries' performance pursuant to these agreements. Additionally, we are responsible for the payment of partnership obligations from partnership funds, preparation of financial reports and tax returns and communications with lenders, limited partners and regulatory bodies. As the general partner, we are reimbursed for the cost of providing these services subject to limitations in certain cases. Cash distributions provided from these partnerships are tied to the overall performance of the underlying properties and the overall level of debt. Distributions from these partnerships to us were $8.1 million for the First Three Quarters 2001, $1.3 million in 2000 and $2 million in 1998. There were no distributions in 1999. All debt of these partnerships is nonrecourse to us and our subsidiaries, except that we are contingently liable under various guarantees of debt obligations of certain of the limited-service partnerships.

   In March 2000 our non-controlled subsidiary formed a joint venture with Marriott International to acquire and hold the partnership interests in the Courtyard by Marriott Limited Partnership and Courtyard by Marriott II Limited Partnership, which together own 120 Courtyard by Marriott properties totalling 17,559 rooms. Marriott International is the manager of the properties. The formation of the joint venture and the acquisition of the CBM and CBM II partnership interests was effected as part of a settlement of litigation brought against Host Marriott and Marriott International by CBM and CBM II limited partners. For our 50% interest in the joint venture we and Rockledge contributed $90 million and the CBM and CBM II partnership interests that we already owned. The joint venture acquired the partnership interests in CBM and CBM II for an aggregate payment in cash of $372 million, which was funded by our cash contribution together with Marriott International's cash contribution and mezzanine loan to the joint venture. Since we do not control the Courtyard joint venture, we record our investment using the equity method of accounting.

Marketing

   As of December 31, 2001, 102 of our 122 hotel properties are managed by subsidiaries of Marriott International as Marriott or Ritz-Carlton brand hotels and an additional eight hotels are part of Marriott International's full-service hotel system through franchise agreements. The remaining hotels are managed primarily by Four Seasons, Hilton, Hyatt, and Swissotel.

   We believe that our properties will continue to enjoy competitive advantages arising from their participation in the Marriott, Ritz-Carlton, Four Seasons, Hilton and Hyatt hotel systems. The national marketing programs and reservation systems of each of these managers, as well as the advantages of strong customer preference for these upper-upscale and luxury brands should also help these properties to maintain or increase their premium over competitors in both occupancy and room rates. Repeat guest business is enhanced by guest rewards programs offered by Marriott, Ritz-Carlton, Hilton, Hyatt, and Swissotel. Each of the managers maintains national reservation systems that provide reservation agents with complete descriptions of the rooms available and up-to-date rate information from the properties. Our website (www.hostmarriott.com) currently permits users to connect to the Marriott, Ritz-Carlton, Four Seasons, Hilton, Hyatt, and Swissotel reservation systems to reserve rooms in our hotels.

Competition

   Our hotels compete with several other major lodging brands in each segment in which they operate. Competition in the industry is based primarily on the level of service, quality of accommodations, convenience of locations and room rates. Although the competitive position of each of our hotel properties differs from market to market, we believe that our properties compare favorably to their competitive set in the markets in which they operate on the basis of these factors. The following table presents key participants in segments of the lodging industry in which we compete:

 Segment              Representative Participants
 -------              ---------------------------
 Luxury Full-Service  Ritz-Carlton; Four Seasons
 Upscale Full-Service Crown Plaza; Doubletree; Hyatt; Hilton; Marriott Hotels,
                      Resort and Suites; Radisson; Renaissance; Sheraton;
                      Swissotel; Westin; Wyndham

Seasonality

   Our hotel revenues have traditionally experienced moderate seasonality. Additionally, hotel revenues in the fourth quarter reflect sixteen weeks of results compared to twelve weeks for the first three quarters of the fiscal year. Average hotel sales by quarter over the years 1998 through 2000 for our lodging properties are as follows:

   First Quarter        Second Quarter           Third Quarter           Fourth Quarter
   -------------        --------------           -------------           --------------
    22%                      24%                      22%                     32%

   As a result of the events of September 11, 2001 the dispersion of hotel revenues by quarter will be impacted significantly and thus may not be consistent with these percentages.

Other Real Estate Investments

   We have lease and sublease activity relating primarily to Host Marriott's former restaurant operations. Additionally, we have lease activity related to certain office space that we own in Atlanta, Chicago, and San Francisco which is included in other revenues in our statements of operations.

Employees

   Currently, we have approximately 203 employees, including approximately 14 employees who are covered by a collective bargaining agreement that is subject to review and renewal on a regular basis. We believe that we and our managers have good relations with labor unions and have not experienced any material business interruptions as a result of labor disputes.

Environmental and Regulatory Matters

   Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws may impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. In addition, certain environmental laws and common law principles could be used to impose liability for release of asbestos-containing materials, and third parties may seek recovery from owners or operators of real properties for personal injury associated with exposure to released asbestos-containing materials. Environmental laws also may impose restrictions on the manner in which property may be used or business may be operated, and these restrictions may require expenditures. In connection with our current or prior ownership or operation of hotels, we may be potentially liable for any such costs or liabilities. Although we are currently not aware of any material environmental claims pending or threatened against us, we can offer no assurance that a material environmental claim will not be asserted against us.

The Management Agreements

   All of our hotels are subject to management agreements for the operation of the properties. The original terms of the management agreements are generally 15 to 20 years in length with multiple optional renewal terms. The following is a brief summary of the general terms of the management agreements, a form of which has been filed with the Securities and Exchange Commission. We and our subsidiaries currently lease 120 of our full-service hotels to a subsidiary that has elected to be a taxable REIT subsidiary. Subsidiary lessees of hotels assume substantially all of the obligations under the management agreements with third party managers. As a result of their assumptions of obligations under the management agreements, the lessee subsidiaries have substantially all of the rights and obligations of the "owners" of the hotels under the management agreements for the period during which the leases are in effect (including the obligation to pay the management fees and other fees thereunder) and hold us harmless with respect thereto. Our subsidiaries remain liable for all obligations under the management agreements. As previously discussed, we lease 120 of our full-service hotels Generally, the management agreements for our hotels provide as follows:

  . General. Under each management agreement the manager provides complete management services to the applicable lessees in connection with its management of such lessee's hotels.

  . Operational services. The managers are responsible for the activities necessary for the day-to-day operation of the hotels, including establishment of all room rates, the processing of reservations, procurement of inventories, supplies and services, periodic inspection and consultation visits to the hotels by the managers' technical and operational experts and promotion and publicity of the hotels. The manager receives compensation from the lessee in the form of a base management fee and an incentive management fee, which are normally calculated as percentages of gross revenues and operating profits, respectively.

  . Executive supervision and management services. The managers provide all managerial and other employees for the hotels; review the operation and maintenance of the hotels; prepare reports, budgets and projections; provide other administrative and accounting support services, such as planning and policy services, financial planning, divisional financial services, risk planning services, product planning and development, employee planning, corporate executive management, legislative and governmental representation and certain in-house legal services; and protect trademarks, trade-names and service marks. The manager also provides a national reservations system.

  . Chain services. The management agreements require the manager to furnish chain services that are furnished generally on a central or regional basis. Such services include: (1) the development and operation of computer systems and reservation services, (2) administrative services, marketing and sales services, training services, manpower development and relocation costs of personnel and (3) such additional central services as may from time to time be more efficiently performed on a group level. Costs and expenses incurred in providing such services are required to be allocated among all hotels managed by the manager or its affiliates each applicable lessee is required to reimburse the manager for its allocable share of such costs and expenses.

  . Working capital and fixed asset supplies. The lessee is required to maintain working capital for each hotel and fund the cost of fixed asset supplies, which principally consist of linen and similar items. The applicable lessee also is responsible for providing funds to meet the cash needs for the operations of the hotels if at any time the funds available from operations are insufficient to meet the financial requirements of the hotels.

  . Use of affiliates. The manager employs the services of its affiliates to provide certain services under the management agreements.

   FF&E replacements. The management agreements generally provide that once each year the manager will prepare a list of FF&E to be acquired and certain routine repairs that are normally capitalized to be performed in the next year and an estimate of the funds necessary therefor. For purposes of funding the FF&E replacements, a specified percentage (generally 5%) of the gross revenues of the hotel is deposited by the manager into a book entry account.

  . Building alterations, improvements and renewals. The management agreements require the manager to prepare an annual estimate of the expenditures necessary for major repairs, alterations, improvements, renewals and replacements to the structural, mechanical, electrical, heating, ventilating, air conditioning, plumbing and vertical transportation elements of each hotel. In addition to the foregoing, the management agreements generally provide that the manager may propose such changes, alterations and improvements to the hotel as are required, in the manager's reasonable judgment, to keep the hotel in a competitive, efficient and economical operating condition or in accordance with Marriott standards. The cost of the foregoing is paid from the FF&E reserve account; to the extent that there are insufficient funds in such account, we are required to pay any shortfall.

  . Service marks. During the term of the management agreements, the service mark, symbols and logos currently used by the manager and its affiliates, may be used in the operation of the hotels. Marriott International, Four Seasons, Hilton, Hyatt, and Swissotel intend to retain their legal ownership of these marks. Any right to use the service marks, logo and symbols and related trademarks at a hotel will terminate with respect to that hotel upon termination of the management agreement with respect to such hotel.

  . Termination fee. Certain of the management agreements provide that if the management agreement is terminated prior to its full term due to casualty, condemnation or the sale of the hotel, the manager would receive a termination fee as specified in the specific management agreement.

  . Termination for failure to perform. Most of the management agreements may be terminated based upon a failure to meet certain financial performance criteria, subject to the manager's right to prevent such termination by making specified payments based upon the shortfall in such criteria.

Non-competition agreements

   We agreed with Crestline that until December 31, 2003, we would not purchase, finance or otherwise invest in senior living communities, or act as an agent or consultant with respect to any of the foregoing activities, except for acquisitions of communities which represent an immaterial portion of a merger or similar transaction or for minimal portfolio investments in other entities. In connection with the acquisition of the Crestline Lessee Entities, the non-competition agreement was terminated effective January 1, 2001 and thereafter.

   We agreed with Marriott International that until June 21, 2007, we would not operate, manage or franchise (as franchisor) senior living facilities or invest, finance or act as an agent or consultant with respect to any of the foregoing activities, except for acquisitions of entities engaged in such operating, management or franchising activities if such activities are terminated or divested with 12 months of such acquisition or for minimal portfolio investments in such entities and except for operating or managing senior living facilities for a transitional period or up to 12 months in connection with a change in the operator or manager of such facility.

Legal Proceedings

   In connection with the REIT Conversion, we assumed all liability arising under legal proceedings filed against Host REIT and will indemnify Host REIT as to all such matters. We believe all of the lawsuits in which we are a defendant, including the following lawsuits, are without merit and we intend to defend vigorously against such claims; however, no assurance can be given as to the outcome of any of the lawsuits.

   Marriott Hotel Properties II Limited Partnership (MHP II). Limited partners of MHP II have filed putative class action lawsuits in Palm Beach County Circuit Court on May 10, 1996, Leonard Rosenblum, as Trustee of the Sylvia Bernice Rosenblum Trust, et. al. v. Marriott MHP Two Corporation, et. al., Case No. CL-96-4087-AD, and, in the Delaware Court of Chancery on April 24, 1996, Cary W. Salter, Jr., et. al. v. MHP II Acquisition Corp., et. al., respectively, against Host REIT and certain of its affiliates alleging that the defendants violated their fiduciary duties and engaged in fraud and coercion in connection with the 1996 tender offer for MHP II units and with our acquisition of MHP II in connection with the 1998 REIT conversion. The plaintiffs in these actions are seeking unspecified damages.

   In the Florida case, the defendants removed the case to the United States District Court for the Southern District of Florida and, after hearings on various procedural motions, the District Court remanded the case to state court on July 25, 1998. In light of the court's decision in the Delaware case, detailed below, the defendants in the Florida action filed a supplemental memorandum in support of their motions to dismiss, and attached a copy of the Delaware opinion to the memorandum.

   In the Delaware case, the Delaware Court of Chancery initially granted the plaintiffs' motion to voluntarily dismiss the case with the proviso that the plaintiffs could refile in the aforementioned action in federal court in Florida. After the District Court's remand of the Florida action back to Florida state court, two of the three original Delaware plaintiffs asked the Court of Chancery to reconsider its order granting their voluntary dismissal. The Court of Chancery refused to allow the plaintiffs to join the Florida action and, instead, reinstated the Delaware case, now styled In Re Marriott Hotel Properties II Limited Partnership Unitholders Litigation, Consolidated Civil Action No. 14961. On January 29, 1999, Cary W. Salter, one of the original plaintiffs, alone filed an Amended Consolidated Class Action Complaint in the Delaware action. On January 24, 2000, the Delaware Court of Chancery issued a memorandum opinion in which the court dismissed all but one of the plaintiff's claims, which remaining claim concerns the adequacy of disclosure during the initial tender offer. On October 22, 2001, we entered into a settlement agreement with respect to the two above-referenced cases. On December 21, 2001 the Florida court gave preliminary approval to the settlement so that notice may be disseminated to MHP II's limited partners. A fairness hearing to consider final approval of the settlement is set for February 22, 2002. The Court of Chancery has stayed the Delaware case pending the Florida court's consideration of the proposed settlement.

   A subsequent lawsuit, Accelerated High Yield Growth Fund, Ltd., et al. v. HMC Hotel Properties II Limited Partnership, et. al., C.A. No. 18254NC, was filed on August 23, 2000 in the Delaware Court of Chancery by the MacKenzie Patterson group of funds, one of the three original Delaware plaintiffs, against Host REIT and certain of its affiliates alleging breach of contract, fraud and coercion in connection with the acquisition of MHP II during the 1998 REIT conversion. The plaintiffs allege that our acquisition of MHP II by merger in connection with the REIT conversion violated the partnership agreement and that our subsidiary acting as the general partner of MHP II breached its fiduciary duties by allowing it to occur. The plaintiffs in this action are seeking unspecified damages. The settlement referenced above does not address the MacKenzie Patterson case, although the MacKenzie Patterson group could choose to remain in the settlement class and this action would be mooted.

   Mutual Benefit Chicago Marriott Suite Hotel Partners, L.P. ("O'Hare Suites"). On October 5, 2000, Joseph S. Roth and Robert M. Niedelman, limited partners in O'Hare Suites, filed a putative class action lawsuit, Joseph S. Roth, et al., v. MOHS Corporation, et al., Case No. 00CH14500, in the Circuit Court of Cook County, Illinois, Chancery Division, against Host REIT, Host LP, Marriott International, and MOHS Corporation, a subsidiary of Host LP and a former general partner of O'Hare Suites. The plaintiffs allege that an improper calculation of the hotel manager's incentive management fees resulted in inappropriate payments in 1997 and 1998, and, consequently, in an inadequate appraised value for their limited partner units in connection with the acquisition of O'Hare Suites during the 1998 REIT conversion. The plaintiffs are seeking damages of approximately $13 million. On April 18, 2001, the court heard the motions to dismiss that we and Marriott International filed. The court granted our motions in part, denied them in part, struck various portions of the plaintiffs' complaint, and reserved ruling on some points. The plaintiffs filed an amended complaint in June of this year. At a hearing held on July 24, 2001, the plaintiffs sought and were granted leave to amend their complaint for a third time. They filed a third amended complaint, which did not include Marriott International as a defendant, on August 28, 2001. We responded by filing a motion to dismiss based on the plaintiffs' lack of standing to bring a derivative action under Rhode Island law. The court has scheduled a hearing on this motion for December 10, 2001.

   Swissotel. On June 22, 2001, Swissotel Management (USA) L.L.C. ("Swissotel") filed a lawsuit against Host REIT, and five of our subsidiaries, regarding the hotel management agreements between Swissotel and BRE/Swiss LLC, dated August 1, 1997 (the "Management Agreements"). The Management Agreements relate to the Swissotel hotels in Atlanta, Boston, Chicago, and New York (the "Hotels").

   On January 18, 2001, we informed Swissotel that reports received from engineering consultants hired by us to inspect the New York hotel established that Swissotel failed to meet its responsibilities to operate and maintain the New York hotel in accordance with a first-class hotel standard. In response to this notice, Swissotel filed a lawsuit seeking declaratory relief, but later agreed to arbitrate the matter as required by the management agreement for the New York hotel. On May 18, we informed Swissotel that a performance shortfall existed under the Management Agreements for fiscal year 2000. A week later, on May 25, we declared that Swissotel was in default under the Management Agreements due to deficiencies in its accounting practices. In addition, we informed Swissotel that we were withholding our consent to the sale of its management business to Raffles International. Notwithstanding this latter notice, Swissotel and Raffles closed on their proposed transaction during the first week of June.

   In response to the performance shortfall and accounting notices, Swissotel filed a second lawsuit seeking declarations that it is not in violation of the Management Agreements. In addition, Swissotel has demanded arbitration of those issues which are arbitrable under the Management Agreements. Swissotel argues that its accounting practices were, and are, in accordance with the requirements of the Management Agreements. Swissotel also claims that the performance of the Hotels to fiscal year 2000 exceeded the performance standard described in the Management Agreements. Swissotel maintains that the May 18 and 25 letters have no force and effect, and that no event of default can be declared under the Management Agreements. On July 25, 2001, the defendants filed answers to the complaint and counterclaims against Swissotel and Raffles for breach of contract and tortious interference, respectively. In addition, we responded to the arbitration demand by denying that any of the issues raised by Swissotel are arbitrable under the Management Agreements.

   We believe all of the lawsuits in which we are a defendant are without merit and we are vigorously defending against such claims.

Certain Policies

   The following is a discussion of our and Host REIT's policies with respect to distributions, investments, financing, lending, conflicts of interest and certain other activities. Our policies with respect to these activities are determined by the Board of Directors of Host REIT and may be amended or revised from time to time at the discretion of the Board of Directors, except that changes in certain policies with respect to conflicts of interest must be consistent with legal and contractual requirements.

  Investment Policies

   Investments in Real Estate or Interests in Real Estate. Host REIT is required to conduct all of its investment activities through us. Our investment objectives are to

  .achieve long-term sustainable growth in FFO per OP Unit and cash flow;

  . maximize the value of our existing portfolio through an aggressive asset management program which focuses on selectively improving and expanding our hotels;

  . acquire additional existing and newly developed upscale and luxury full service hotels in targeted markets (primarily focusing on downtown hotels in core business districts in major metropolitan markets and select airport and resort/convention locations);

  . complete our current development and expansion program, and selectively develop and construct upscale and luxury full service hotels;

  . recycle capital through opportunistic asset sales and selective dispositions of noncore assets; and

  .opportunistically pursue other real estate investments.

   Our business primarily focuses on upscale and luxury full service hotels. Where appropriate, and subject to REIT qualification rules and limitations contained in our partnership agreement, we may sell certain of our hotels.

   We also may participate with other entities in property ownership through joint ventures or other types of co-ownership. Equity investments may be subject to existing mortgage financing and other indebtedness or such financing or indebtedness may be incurred in connection with acquiring investments. Any such financing or indebtedness will have priority over our equity interest in such property.

   Investments in Real Estate Mortgages. While we will emphasize equity real estate investments, we may, in our discretion, invest in mortgages and other similar interests. We do not intend to invest to a significant extent in mortgages or deeds of trust, but may acquire mortgages as a strategy for acquiring ownership of a property or the economic equivalent thereof, subject to the investment restrictions applicable to REITs. In addition, we may invest in mortgage-related securities and/or may seek to issue securities representing interests in such mortgage-related securities as a method of raising additional funds.

   Securities of or Interests in Persons Primarily Engaged in Real Estate Activities and Other Issuers. Subject to the percentage ownership limitations and gross and asset income tests necessary for REIT qualification, we also may invest in securities of other entities engaged in real estate activities or invest in securities of other issuers, including for the purpose of exercising control over such entities. We may acquire all or substantially all of the securities or assets of other REITs or similar entities where such investments would be consistent with our investment policies. No such investments will be made, however, unless the Board of Directors determines that the proposed investment would not cause either Host REIT or us to be an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

  Financing Policies

   Neither our nor Host REIT's organizational documents contain restrictions on incurring debt. The indenture described in this prospectus under "Description of Series I Senior Notes" and our existing bank credit facility impose limitations on the incurrence of indebtedness. The indenture limits the amount of debt that we may incur if, immediately after giving effect to the incurrence of such additional debt, the aggregate principal amount of all of our and our subsidiaries on a consolidated basis is greater than 65% of our undepreciated total assets on the date of such incurrence. We may, from time to time, reduce our outstanding indebtedness by repurchasing a portion of such outstanding indebtedness, subject to certain restrictions contained in our partnership agreement and the terms of our outstanding indebtedness. We will from time to time reevaluate our borrowing policies in light of then current economic conditions, relative costs of debt and equity capital, market conditions, market values of properties, growth and acquisition opportunities and other factors. Consequently, our financing policy is subject to modification and change. We may waive or modify our borrowing policy without notice to, or vote of, the holders of any of our securities or any securities of Host REIT.

   To the extent that the Host REIT Board of Directors determines to seek additional capital, we or Host REIT may raise such capital through equity offerings, debt financing or retention of cash flow or a combination of these methods. As long as we are in existence, the net proceeds of all equity capital raised by Host REIT will be contributed to us in exchange for OP Units, which will dilute the ownership interest of our limited partners.

   In the future, we may seek to extend, expand, reduce or renew our existing credit facility, or obtain new credit facilities or lines of credit, subject to our general policy relating to the ratio of debt-to-total market capitalization, for the purpose of making acquisitions or capital improvements or providing working capital or meeting the taxable income distribution requirements for REITs under the Internal Revenue Code. In the future, we and Host REIT also may determine to issue securities senior to the common shares or OP Units, including preferred shares and debt securities (either of which may be convertible into common shares or OP Units or may be accompanied by warrants to purchase common shares or OP Units).

   We have not established any limit on the number or amount of mortgages that may be placed on any single hotel or on its portfolio as a whole, although our objective is to reduce its reliance on secured indebtedness.

  Lending Policies

   We may consider offering purchase money financing in connection with the sale of a hotel where the provision of such financing will increase the value we receive for the hotel sold.

  Policies With Respect to Other Activities

   We may, but do not presently intend to, make investments other than as previously described. Host REIT will make investments only through us. We and Host REIT have authority to offer our securities and to repurchase or otherwise reacquire our securities and may engage in such activities in the future. We and Host REIT also may make loans to joint ventures in which we may participate in the future to meet working capital needs. We do not, and Host REIT does not, intend to engage in trading, underwriting, agency distribution or sale of securities of other issuers. Host REIT's policies with respect to such activities may be reviewed and modified from time to time by Host REIT's Board of Directors without notice to, or the vote of, the holders of any securities of Host REIT or us.

                                   MANAGEMENT

Executive Officers and Directors of Host REIT

   The following table sets forth certain information with respect to persons who are the directors and executive officers of Host REIT, our sole general partner. Host REIT currently has a vacancy on its Board of Directors due to the death of R. Theodore Ammon. Mr. Ammon had served on the Board since 1992, and most recently was Chair of its Audit Committee.

Name                      Age                    Position With Host REIT
----                      ---                    -----------------------
Richard E. Marriott(1)..   62 Chairman of the Board of Directors
Christopher J.
 Nassetta...............   39 Director, President and Chief Executive Officer
Robert M. Baylis........   63 Director
Terence C. Golden.......   57 Director
Ann McLaughlin
 Korologos..............   60 Director
J.W. Marriott, Jr.(1)...   69 Director
John G. Schreiber.......   55 Director
Harry L. Vincent, Jr. ..   82 Director
Robert E. Parsons,
 Jr. ...................   46 Executive Vice President and Chief Financial Officer
James F. Risoleo........   46 Executive Vice President--Acquisitions and Development
W. Edward Walter........   46 Executive Vice President and Chief Operating Officer
Elizabeth A. Abdoo......   43 Senior Vice President, General Counsel and Corporate Secretary
Donald D. Olinger.......   43 Senior Vice President and Controller

--------
(1)  Richard E. Marriott and J.W. Marriott, Jr. are brothers.

   The following is a biographical summary of the experience of the persons who are the directors and executive officers of Host REIT.

   Richard E. Marriott. Mr. Richard E. Marriott has been a Director of Host Marriott Corporation, now Host REIT, since 1979 and is a Director of Marriott International, Inc. and the Polynesian Cultural Center, and he is Chairman of the Board of First Media Corporation. Mr. Marriott also serves on the Federal City Counsel, the Board of Associates for Gallaudet University and the National Advisory Council of Brigham Young University. He is a past President of the National Restaurant Association. In addition, Mr. Marriott is the President and a Trustee of the Marriott Foundation for People with Disabilities. Mr. Marriott joined Host Marriott Corporation in 1965 and has served in various executive capacities. In 1984, he was elected Executive Vice President, and in 1986, he was elected Vice Chairman of the Board of Directors. In 1993, Mr. Marriott was elected Chairman of the Board. Mr. Marriott's term as a director of Host REIT will expire at the 2004 annual meeting of shareholders.

   Christopher J. Nassetta. Mr. Nassetta has been a Director of Host Marriott Corporation, now Host REIT, since 1999 and became the President and Chief Executive Officer of Host REIT in May 2000. He also serves on the Board of Trustees of Prime Group Realty Trust and as a member of the McIntire School of Commerce Advisory Board for the University of Virginia. From 1995 until May 2000, he served as Executive Vice President and was elected Chief Operating Officer of Host Marriott Corporation in 1997. Prior to joining Host, Mr. Nassetta served as President of Bailey Realty Corporation from 1991 until 1995. He had previously served as Chief Development Officer and in various other positions with The Oliver Carr Company from 1984 through 1991. Mr. Nassetta's term as a Director of Host REIT will expire at the 2004 annual meeting of shareholders.

   Robert M. Baylis. Mr. Baylis has been a Director of Host Marriott Corporation, now Host REIT, since 1996 and is the retired Vice Chairman of CS First Boston. Prior to his retirement, Mr. Baylis was Chairman and Chief Executive Officer of CS First Boston Pacific, Inc. Mr. Baylis is also a director of New York Life

Insurance Company, Covance Inc., Gildan Activewear, Inc., PartnerRe Ltd., and Credit Suisse First Boston (USA), Inc. He is also an overseer of the University of Pennsylvania Museum, a director of The International Forum, an executive education program of the Wharton School, and a member of the Advisory Council of the Economics Department of Princeton University. Mr. Baylis's term as a Director of Host REIT will expire at the 2003 annual meeting of shareholders.

   Terence C. Golden. Mr. Golden has been a Director of Host Marriott Corporation, now Host REIT, since 1995 and served as President and Chief Executive Officer of Host REIT from 1995 until his retirement in May 2000. He also serves as Chairman of Bailey Realty Corporation and Bailey Capital Corporation and various affiliated companies. In addition, Mr. Golden is a Director of American Classic Voyages Co., Cousins Properties, Inc., Potomac Electric Power Company, The Morris and Gwendolyn Cafritz Foundation and the District of Columbia Early Childhood Collaborative. He is also Chairman of the Federal City Council. Prior to coming to Host REIT, Mr. Golden had served as chief financial officer of The Oliver Carr Company and was a Founder and National Managing Partner of Trammel Crow Residential Companies. He has also served as Administrator of the U.S. General Services Administration and as Assistant Secretary of the U.S. Department of the Treasury. Mr. Golden's term as a Director of Host REIT will expire at the 2003 annual meeting of shareholders.

   Ann McLaughlin Korologos. Ms. Korologos has been a Director of Host Marriott Corporation, now Host REIT, since 1993 and currently is Senior Advisor to Benedetto, Gartland & Company, Inc., an investment banking firm in New York. She formerly served as President of the Federal City Council from 1990 until 1995 and as Chairman of The Aspen Institute from 1996 until August 2000. Ms. Korologos has served with distinction in several U.S. Administrations in such positions as Secretary of Labor and Under Secretary of the Department of the Interior. She also serves as a Director of AMR Corporation, Fannie Mae, Kellogg Company, Microsoft Corporation, Donna Karan International, Inc., Vulcan Materials Company and Harman International Industries, Inc. Ms. Korologos's term as a Director of Host REIT will expire at the 2003 annual meeting of shareholders.

   J.W. Marriott, Jr. Mr. J.W. Marriott, Jr. has been a Director of Host Marriott Corporation, now Host REIT, since 1964 and is Chairman of the Board and Chief Executive Officer of Marriott International, Inc., and a Director of General Motors Corporation and the Naval Academy Endowment Trust. He also serves on the Board of Directors of Georgetown University and on the Board of Trustees of the National Geographic Society. He serves on the Executive Committee of the World Travel & Tourism Council and is a member of the Business Council. Mr. Marriott's term as a Director of Host REIT will expire at the 2002 annual meeting of shareholders.

   John G. Schreiber. Mr. Schreiber has been a Director of Host Marriott Corporation, now Host REIT, since 1998 and is President of Centaur Capital Partners, Inc. and a senior advisor and partner of Blackstone Real Estate Advisors, L.P., an affiliate of The Blackstone Group L.P. Mr. Schreiber serves as a Trustee of AMLI Residential Properties Trust and as a Director of JMB Realty Corporation, The Brickman Group, Ltd. and a number of mutual funds advised by T. Rowe Price Associates, Inc. Prior to his retirement as an officer of JMB Realty Corporation in 1990, Mr. Schreiber was Chairman and CEO of JMB/Urban Development Company and an Executive Vice President of JMB Realty Corporation. Mr. Schreiber's term as a Director of Host REIT will expire at the 2002 annual meeting of shareholders.

   Harry L. Vincent, Jr. Mr. Vincent has been a Director of Host Marriott Corporation, now Host REIT, since 1969 and is a retired Vice Chairman of Booz-Allen & Hamilton, Inc. He also served as a Director of Signet Banking Corporation from 1973 until 1989. Mr. Vincent's term as a Director of Host REIT will expire at the 2002 annual meeting of shareholders.

   Robert E. Parsons, Jr. Mr. Parsons joined the Corporate Financial Planning staff of Host Marriott Corporation, now Host REIT, in 1981 and was made Assistant Treasurer in 1988. In 1993, Mr. Parsons was elected Senior Vice President and Treasurer of Host Marriott Corporation, and in 1995, he was elected Executive Vice President and Chief Financial Officer of Host Marriott Corporation. Mr. Parsons is now Executive Vice President and Chief Financial Officer of Host REIT.

   James F. Risoleo. Mr. Risoleo joined Host Marriott Corporation, now Host REIT, in 1996 as Senior Vice President for Acquisitions, and he was elected Executive Vice President in May 2000. He is responsible for Host Marriott's development, acquisition and disposition activities. Prior to joining Host Marriott, Mr. Risoleo served as Vice President of Development for Interstate Hotels Corporation, then the nation's largest independent hotel management company. Before joining Interstate, he was Senior Vice President at Westinghouse Financial Services. Mr. Risoleo is a member of the Pennsylvania Bar Association.

   W. Edward Walter. Mr. Walter joined Host Marriott Corporation, now Host REIT, in 1996 as Senior Vice President for Acquisitions, and he was elected Treasurer in 1998, Executive Vice President in May 2000 and Chief Operating Officer in 2001. Prior to joining Host Marriott, Mr. Walter was a partner with Trammell Crow Residential Company and the President of Bailey Capital Corporation, a real estate firm that focused on tax-exempt real estate investments. Mr. Walter is a member of the District of Columbia Bar Association.

   Elizabeth A. Abdoo. Ms. Abdoo joined Host REIT in June 2001 as Senior Vice President and General Counsel. She was elected Corporate Secretary in August 2001. Prior to joining Host REIT, Ms. Abdoo was an attorney in the legal department of Orbital Sciences Corporation serving as Senior Vice President and Assistant General Counsel from January 2000 to May 2001 and prior to that as Vice President and Assistant General Counsel since 1996.

   Donald D. Olinger. Mr. Olinger joined Host Marriott Corporation, now Host REIT, in 1993 as Director--Corporate Accounting. Later in 1993, Mr. Olinger was promoted to Senior Director and Assistant Controller. He was promoted to Vice President--Corporate Accounting in 1995. In 1996, he was elected Senior Vice President and Corporate Controller. Mr. Olinger is now Senior Vice President and Corporate Controller of Host REIT. Prior to joining Host Marriott Corporation, Mr. Olinger was with the public accounting firm of Deloitte & Touche LLP.

Committees of the Board of Directors

   The Board of Directors of Host REIT, our general partner, has established the following committees:

   Audit Committee. The Audit Committee is composed of four Directors who are not our employees or employees of Host REIT, namely, Robert M. Baylis (Chair), Harry L. Vincent, Jr., Ann McLaughlin Korologos and John G. Schreiber. The Audit Committee meets at least four times a year with the independent auditors, management representatives and internal auditors; recommends to the Board of Directors appointment of independent auditors; approves the scope of audits and other services to be performed by the independent and internal auditors; considers whether the performance of any professional service by the auditors other than services provided in connection with the audit function could impair the independence of the outside auditors; reviews the results of internal and external audits, the accounting principles applied in financial reporting, and financial and operational controls; and reviews interim financial statements each quarter before the company files its Form 10-Q with the Securities and Exchange Commission.

   Compensation Policy Committee. The Compensation Policy Committee is composed of five Directors who are not our employees or employees of Host REIT, namely, John G. Schreiber (Chair), Robert M. Baylis, J.W. Marriott, Jr., Ann McLaughlin Korologos and Harry L. Vincent, Jr. The Compensation Policy Committee's functions include recommendations on policies and procedures relating to senior officers' compensation and various employee stock plans, and approval of individual salary adjustments and stock awards in those areas.

   Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is composed of five Directors who are not our employees or employees of Host REIT, namely, Ann McLaughlin Korologos (Chair), Harry L. Vincent, Jr., John G. Schreiber, J.W. Marriott, Jr. and Robert M. Baylis. It considers candidates for election as Directors and is responsible for keeping abreast of and making recommendations with regard to corporate governance in general. In addition, the Nominating and Corporate Governance Committee fulfills an advisory function with respect to a range of matters affecting the Board of

Directors and its Committees, including the making of recommendations with respect to qualifications of Director candidates, compensation of Directors, the selection of committee chairs, committee assignments and related matters affecting the functioning of the Board.

   Host REIT may from time to time form other committees as circumstances warrant. Such committees will have authority and responsibility as delegated by the Board of Directors.

Compensation of Directors

   Directors who are also our officers or officers of Host REIT will receive no additional compensation for their services as Directors. Directors who are not officers will receive an annual retainer fee of $30,000 as well as an attendance fee of $1,250 for each shareholders' meeting, meeting of the Board of Directors or meeting of a committee of the Board of Directors, regardless of the number of meetings held on a given day. The chair of each committee of the Board of Directors will receive an additional annual retainer fee of $1,000, except for the chair of the Compensation Policy Committee, Mr. Schreiber, who will receive an annual retainer fee of $6,000. (The higher annual retainer fee paid to the chair of the Compensation Policy Committee relates to his additional duties which include, among other things, the annual performance appraisal of the chief executive officer on behalf of the Board, although the final appraisal is determined by the Board.) Any individual Director receiving these fees may elect to defer payment of all such fees or any portion thereof pursuant to Host REIT's Executive Deferred Compensation Plan and/or Host REIT's Non-Employee Directors' Deferred Stock Compensation Plan. Directors will also be reimbursed for travel expenses and other out-of-pocket costs incurred in attending meetings or in visiting hotels or other properties controlled by us or by Marriott International.

   Directors who are not also our officers or officers of Host REIT (other than J.W. Marriott, Jr.) receive an annual award of deferred shares of Host REIT common stock equal in value to the amount of the annual retainer fee paid to non-employee Directors. This annual award of deferred shares is distributed immediately following the annual meeting of Host REIT shareholders. In 2000, each such award was for 2,972 shares. Host REIT's Non-Employee Directors' Deferred Stock Compensation Plan permits participants to be credited with dividend equivalents which are equal in value to the dividends paid on Host REIT common stock. In addition, in 1997, the following Directors of Host REIT received special one-time awards of Host REIT common stock in the amounts indicated: Mr. Baylis, 7,000 shares; Ms. Korologos, 7,000 shares and Mr. Vincent, 7,000 shares. The special one-time awards of Host REIT common stock vest at the rate of 10% per year of a Director's service on the Board, with credit given for each year of service already completed, and will also become fully vested upon the death or disability of the Directors.

Executive Compensation

   The table below sets forth a summary of the compensation paid by Host Marriott, now Host REIT, for the last three fiscal years to the persons who served as Host Marriott's Chief Executive Officer in 2000 and to the four additional most highly compensated persons serving as executive officers of Host Marriott at the end of Host Marriott's fiscal year 2000 (the "Named Executive Officers").

                           Summary Compensation Table

                                                                      Long-Term
                                     Annual Compensation            Compensation
                               ------------------------------- -----------------------
                                                  Other Annual  Restricted
                                                  Compensation Stock Awards    LTIP       All Other
  Name and Principal    Fiscal Salary(1) Bonus(2)  (3)(4)(5)      (6)(7)    Payouts(8) Compensation(9)
       Position          Year     ($)      ($)        ($)          ($)         ($)           ($)
  ------------------    ------ --------- -------- ------------ ------------ ---------- ---------------
Richard E. Marriott....  2000   320,000  192,000    440,221        312,947         0       28,980
 Chairman of the Board   1999   307,008  150,434    262,548              0         0       26,111
                         1998   290,450  116,180    275,607      2,138,750         0       23,923

Terence C. Golden......  2000   749,996  406,000          0              0         0       95,993
 Former President and    1999   749,996  849,895          0              0         0       81,952
 Chief Executive         1998   669,782  602,804     67,489     11,800,000         0       73,051
 Officer(10)

Christopher J.
 Nassetta..............  2000   624,584  794,684          0      2,586,763         0       69,271
 President and Chief     1999   500,006  536,106          0              0   947,318       48,363
 Executive Officer(10)   1998   382,563  286,922          0      7,375,000         0       36,970

Robert E. Parsons, Jr..  2000   445,000  534,000          0        812,991         0       53,995
 Executive Vice          1999   424,996  455,681          0              0   947,318       42,672
 President and Chief     1998   369,583  277,187          0      6,195,000         0       36,970
 Financial Officer

James F. Risoleo.......  2000   279,296  296,000          0        990,704         0       33,546
 Executive Vice          1999   228,332  326,984     88,716              0   450,000       23,339
 President--             1998   211,147  166,131     94,706      1,991,250         0       22,058
 Acquisition and
 Development

W. Edward Walter.......  2000   330,209  348,300          0      1,506,058         0       30,625
 Executive Vice          1999   279,075  264,792          0              0   590,625       29,632
 President and Chief     1998   241,587  182,873          0      3,318,750         0       23,187
 Operating Officer

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(1) Salary amounts include base salary earned and paid in cash during the fiscal year as well as the amount of base salary deferred at the election of the named executive officer under Host REIT's Executive Deferred Compensation Plan. The 1998 salary includes a competitive pay adjustment, paid in 1999 but effective as of November 2, 1998 and reported as 1998 earnings. The 1998 salary adjustment resulted from a compensation study conducted by an independent consulting firm retained by the Compensation Policy Committee of the Board of Directors.
(2) The bonus consists of the cash bonus earned pursuant to Host REIT's 1997 Comprehensive Stock and Cash Incentive Plan. It was either paid subsequent to the end of each fiscal year or deferred under the Executive Deferred Compensation Plan.
(3) The amounts set forth in this column for Mr. Marriott include $125,100, $110,700 and $97,000 in 2000, 1999 and 1998, respectively, for the allocation of company personnel costs for non-company business, and $213,185, $120,174 and $133,626 in 2000, 1999, and 1998, respectively, for additional cash compensation to cover taxes payable for all other compensation in this column.
(4) The amount set forth in this column for Mr. Golden represents reimbursement of travel expenses of Mr. Golden's spouse when she accompanied him on Host Marriott Corporation business trips. It also includes additional cash compensation to cover taxes payable for such reimbursement.

(5) The amounts set forth in this column for Mr. Risoleo represent the forgiveness of a loan made to Mr. Risoleo related to his relocation expenses in 1996.
(6) Restricted Stock. Restricted stock awards are subject to various general restrictions, such as continued employment, as well as several performance restrictions. Holders of restricted stock receive dividends and exercise voting rights on their restricted shares. The named executive officers have agreed that any cash dividends on the shares of restricted stock shall, after withholding for or payment of any taxes due on the dividends, be reinvested in shares of Host REIT common stock either through a dividend reinvestment program or otherwise. Deferred Bonus Stock. The amount of a deferred bonus stock award generally equals 20 percent of each individual's annual cash bonus award, based on the stock price on the last trading day for the fiscal year. Holders of deferred bonus stock awards do not receive dividends or exercise voting rights on their deferred bonus stock until such stock has been distributed to them. The recipient can designate an award as current, which is distributed in 10 annual installments beginning one year after the award is granted, or deferred, which is distributed in a lump sum or in up to 10 annual installments following termination of employment. Deferred bonus stock awards contingently vest in 10 equal annual installments beginning one year after the awards are granted.
(7) Seventy percent of the restricted shares awarded in 1998 and 2000 have performance restrictions and thirty percent have general restrictions conditioned upon continued employment. The performance criteria established by the Compensation Policy Committee are based upon (i) the measurement of our annual stock performance (Stockholder Return Performance) and (ii) either (a) for 2000 and 1999, the relative performance of Host REIT stock measured against a published peer index (Relative Performance), or (b) for 1998, Host Marriott's achieving specific earnings targets set by the Compensation Policy Committee. The total number of restricted and deferred shares held by each named executive officer as of the end of the 2000 fiscal year and the aggregate value of those shares at such time were as follows: Mr. Marriott, 206,840 shares valued at $2,656,601; Mr. Golden, 805,636 shares valued at $10,347,387; Mr. Nassetta, 810,000 shares valued at $10,403,438; Mr.
     Parsons, 525,091 shares valued at $6,774,998; Mr. Risoleo, 235,000 shares valued at $3,018,281; and Mr. Walter, 410,000 shares valued at $5,265,938.
(8) In 1999, the Compensation Policy Committee determined that the time and performance criteria set forth in the long-term incentive plan established in 1996 for Mr. Nassetta, Mr. Parsons, Mr. Risoleo and Mr. Walter had been met. Accordingly, the restricted shares awarded under such long-term incentive plan vested and the restrictions were released.
(9) This column represents Host REIT's matching contributions made under its Retirement and Savings Plan and its Executive Deferred Compensation Plan. Under the Retirement and Savings Plan, Host REIT contributed $10,200 for each of the named executive officers in 2000. The amounts contributed under the Executive Deferred Compensation Plan for 2000 for each named executive officer were as follows: Mr. Marriott, $17,996; Mr. Golden, $85,793; Mr. Nassetta, $59,071; Mr. Parsons, $43,795; Mr. Risoleo,
     $23,346; and Mr. Walter, $20,425. For Mr. Marriott, this column also includes the amount of the taxable economic benefit to Mr. Marriott as a result of Host Marriott's purchase of certain life insurance policies for the benefit of a trust established by Mr. Marriott. For 2000, such taxable economic benefit to Mr. Marriott was $784.
(10) Mr. Golden retired from his positions as President and Chief Executive Officer in May 2000, at which time Mr. Nassetta became President and Chief Executive Officer. Prior to May 2000, Mr. Nassetta served as Executive Vice President and Chief Operating Officer.

Aggregated Stock Option/SAR Exercises and Year-End Value

   The table below sets forth, on an aggregated basis, (1) information regarding the exercise during fiscal year 2000 of options to purchase Host Marriott common stock (and shares of the common stock of Marriott International, Inc., which Host Marriott has previously spun off) by each of the Named Executive Officers listed on the Executive Compensation table above,
(2) information regarding the exercise of stock appreciation rights ("SARs") in Host REIT common stock by each of the Named Executive Officers, and (3) the value on December 31, 2000 of all unexercised options and SARs held by such individuals. There were no options or SARs exercised by any of the Named Executive Officers during 2000. Terence C. Golden, Christopher J. Nassetta, James F. Risoleo and W. Edward Walter do not have any options to purchase stock in either of the companies listed in the following table. Richard E. Marriott is the only executive officer who holds SARs in Host REIT common stock. In 1998, he entered into an agreement with Host Marriott pursuant to which all of his then outstanding options to purchase Host Marriott common stock were canceled and then replaced with SARs on equivalent economic terms.

                    Aggregated Stock Option/SAR Exercises in
               Last Fiscal Year and Fiscal Year-End Option Values

                                                                 Number of
                                                             Shares Underlying       Value of Unexercised
                                                         Unexercised Options/SARs  In-the-Money Options/SARs
                                      Shares               at Fiscal Year End(2)     at Fiscal Year End(3)
                                    Acquired on  Value              (#)                       ($)
                                     Exercise   Realized ------------------------- -------------------------
Name                     Company(1)     (#)       ($)    Exercisable Unexercisable Exercisable Unexercisable
----                     ---------- ----------- -------- ----------- ------------- ----------- -------------
R.E. Marriott...........   HM             0         0       66,685          0         856,485         0
                           MI             0         0      122,634          0       5,238,771         0
                                        ---       ---      -------        ---       ---------       ---
                           TOTAL          0         0      189,319          0       6,095,256         0
R.E. Parsons, Jr. ......   HM             0         0       14,637          0         187,994         0
                           MI             0         0            0          0               0         0
                                        ---       ---      -------        ---       ---------       ---
                           TOTAL          0         0       14,637          0         187,994         0

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(1) "HM" represents options to purchase, or SARs in, Host REIT common stock. "MI" represents options to purchase Marriott International, Inc. common stock.
(2) The number and terms of these options reflect several adjustments made as a result of our spin-off of Marriott International in October 1993; Host Marriott's spin-off of Host Marriott Services Corporation in December 1995; the spin-off of Marriott International from Sodexho Marriott Services Corporation in March 1998; and Host Marriott's conversion into a real estate investment trust (and the related spin-off of Crestline Capital Corporation) in December 1998, each in accordance with the applicable employee benefit plans covering those options. These adjustments preserved, but did not increase or decrease, the economic value of the options.
(3) These figures are based on a per share price for Host REIT common stock of $12.84375 and a per share price for Marriott International, Inc. common stock of $42.71875. These prices reflect the average of the high and low trading prices on the New York Stock Exchange on December 29, 2000, which was the last trading day of fiscal year 2000.

Employment Arrangements

   Certain of the terms and conditions of employment of Messrs. Nassetta, Parsons, Risoleo, Walter and Olinger and of Ms. Abdoo are governed by a written "Key Executives/Termination of Employment" policy. The policy provides a basic framework to govern the termination of employment under specific circumstances. This policy is not a binding contract and can be changed by Host REIT unilaterally at any time. The terms of the policy are subject to the approval of the Board of Directors or the Chief Executive Officer/President as applicable.

1998 Employee Benefits Allocation Agreement

   As part of the REIT conversion, we entered into an Employee Benefits and Other Employment Matters Allocation Agreement along with Host REIT and Crestline ("1998 Employee Benefits Allocation

Agreement"). The 1998 Employee Benefits Allocation Agreement governs the allocation of responsibilities with respect to various compensation, benefits and labor matters. Under the 1998 Employee Benefits Allocation Agreement, Crestline assumed certain liabilities relating to covered benefits and labor matters with respect to individuals who were employed by Host Marriott or its affiliates before they became employed by Crestline or its affiliates ("Transferred Employees") and we assumed certain other liabilities relating to employee benefits and labor matters. The 1998 Employee Benefits Allocation Agreement also governs the treatment of awards under the Host Marriott Corporation and Host Marriott, L.P. Comprehensive Stock and Cash Incentive Plan, formerly called the Host Marriott Corporation 1993 Comprehensive Stock Incentive Plan (the "Comprehensive Stock Incentive Plan"), as part of the REIT conversion. The 1998 Employee Benefits Allocation Agreement required Crestline to establish the Crestline Capital Corporation 1998 Comprehensive Stock Incentive Plan to grant awards of Crestline common stock. Additionally, the 1998 Employee Benefits Allocation Agreement provided that we adopt the Comprehensive Stock Incentive Plan.

Comprehensive Stock Incentive Plan

   Host REIT sponsors the Comprehensive Stock Incentive Plan for purposes of attracting and retaining highly qualified employees. As of December 31, 2000, Host REIT had approximately 13.1 million shares of Host REIT common stock reserved for issuance pursuant to the Comprehensive Stock Incentive Plan. As part of the REIT conversion, we adopted the Comprehensive Stock Incentive Plan. Shares of Host Marriott common stock issued or reserved under the Comprehensive Stock Incentive Plan before the REIT conversion have been exchanged for Host REIT Common Shares and Crestline common stock, according to the terms of the 1998 Employee Benefits Allocation Agreement.

   Under the terms of the Comprehensive Stock Incentive Plan, we may award eligible full-time employees (1) options to purchase Host REIT common stock,
(2) deferred shares of Host REIT common stock, (3) restricted shares of Host REIT common stock, (4) stock appreciation rights, (5) special recognition awards or (6) other equity-based awards, including but not limited to, phantom shares of Host REIT common stock, performance shares of Host REIT common stock, bonus shares of Host REIT common stock, dividend equivalent units or similar securities or rights.

   The awarding of options to purchase Host REIT common stock under the Comprehensive Stock Incentive Plan is expected to continue. Options granted to our officers and key employees or officers and key employees of Host REIT will have an exercise price of not less than the fair market value on the date of grant. Incentive stock options granted under the Comprehensive Stock Incentive Plan expire no later than 10 years after the date of grant and non-qualified stock options expire up to 15 years after the date of grant.

   Under the terms of the Comprehensive Stock Incentive Plan, Host REIT may award deferred shares of Host REIT common stock to eligible full-time employees. Deferred shares may be granted as part of a bonus award or deferred stock agreement. Host REIT intends to award deferred shares of Host REIT Common Shares under the Comprehensive Stock Incentive Plan. Deferred shares generally vest over ten years in annual installments commencing one year after the date of grant.

   The Comprehensive Stock Incentive Plan also provides for the issuance of restricted shares of Host REIT common stock to officers and key executives which are typically distributed over a three-year period in annual installments based on continued employment and the attainment of certain performance criteria.

   Under the terms of the Comprehensive Stock Incentive Plan, Host REIT may grant bonus awards to eligible full-time employees. Bonus awards may be part of a management incentive program which pays part of the annual performance bonus awarded to managers and other key employees in shares of Host REIT common stock. Holders of bonus awards vest in the shares covered by their award over ten years in annual installments commencing one year after grant. Unless the holder of a bonus award elects otherwise, vested shares are distributed in 10 consecutive, approximately equal, annual installments.

   The Comprehensive Stock Incentive Plan authorizes Host REIT to grant SARs to eligible full-time employees. SARs awarded under the Comprehensive Stock Incentive Plan give the holder the right to an amount equal to the appreciation in the value of the Host REIT common stock over a specified price. SARs may be paid in the Host REIT common stock, cash or other form or combination form of payout.

   Under the Comprehensive Stock Incentive Plan, Host REIT may award an eligible full-time employee or officer a Special Recognition Award. Special Recognition Awards may be paid in the form of Host REIT common stock or an option to purchase Host REIT common stock at an amount not less than fair market value on the date of grant.

Stock Purchase Plan

   Host REIT sponsors the Host Marriott, L.P. Employee Stock Purchase Plan (the "Stock Purchase Plan"). Under the terms of the Stock Purchase Plan, an individual who is: (1) an active eligible employee on the last day of the prior plan year, (2) working more than 20 hours per week and (3) customarily employed more than five months in a calendar year may, at the end of the plan year, purchase Host common stock through contributions or payroll deductions at a price equal to 90% of the fair market value on either the first or last day of such plan year, whichever is lower. A participant may elect to contribute up to 10% of his or her compensation per year.

401(k) Plan

   Host REIT sponsors the Host Marriott, L.P. Retirement and Saving Plan (the "401(k) Plan"). The 401(k) Plan has received a favorable ruling from the IRS as to its tax-qualified status. We assumed the 401(k) Plan as part of the REIT conversion. The 401(k) Plan is available to all eligible employees immediately upon their date of hire. A participant may elect to contribute from 1% to 15% of his or her compensation to the 401(k) Plan. Each year, we will make a fixed matching contribution equal to 50% of the first 6% of the compensation contributed to the 401(k) Plan by employees. In addition, we may make a discretionary contribution, in an amount, if any, determined annually by the Board of our general partner (Host REIT) to the 401(k) Plan for the benefit of eligible employees.

   Under the terms of the 401(k) Plan, participants may elect to invest part or all of their plan benefits in Host REIT common stock. As part of the REIT conversion, all shares of Host Marriott common stock held under the 401(k) Plan have been converted to Host REIT Common Shares.

Directors' Deferred Compensation Plan

   Host REIT sponsors the Host Marriott Corporation Non-Employee Directors' Deferred Stock Compensation Plan (the "Deferred Compensation Plan") for purposes for attracting and retaining qualified non-employee Directors. Under the terms of the Deferred Compensation Plan, a non-employee Director may elect to defer payment of part or all of his or her Directors' fees from Host REIT until such individual is no longer a member of the Board. Currently, fees that are deferred under the Deferred Compensation Plan are converted into shares of Host REIT common stock using the fair market value of such shares on the date of deferral. In addition, the Deferred Compensation Plan provides for annual grants of deferred shares of Host REIT common stock equal to the amount of the annual cash retainer fee paid to non-employee Directors. This award is distributed immediately following each annual meeting. The Deferred Compensation Plan also permits participants to be credited with dividend equivalents which are equal in value to the dividends paid on Host REIT common stock.

Limitation of Liability and Indemnification

   The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) acts committed in bad faith or active and deliberate dishonesty established by a final judgment as being material to the cause of action. The charter of Host REIT contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

   The charter of Host REIT authorizes it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (1) any present or former director or officer or (2) any individual who, while a director of Host REIT and at the request of Host REIT, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former Director or officer of Host REIT. The bylaws of Host REIT obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director or officer of Host REIT and at the request of Host REIT, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity, against any claim or liability to which he may become subject by reason of such status. The charter and bylaws also permit Host REIT to indemnify and advance expenses to any person who served as a predecessor of Host REIT in any of the capacities described above and to any employee or agent of Host REIT or a predecessor of Host REIT. The bylaws require Host REIT to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

   The MGCL permits a Maryland corporation to indemnify and advance expenses to its directors, officers, employees and agents. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In accordance with the MGCL, the bylaws of Host REIT require it, as a condition to advancing expenses, to obtain (1) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by Host REIT as authorized by the bylaws and (2) a written statement by or on his behalf to repay the amount paid or reimbursed by Host REIT if it is ultimately determined that the standard of conduct was not met.

   The Host Marriott, L.P. Partnership Agreement also provides for indemnification of Host REIT and its officers and trustees to the same extent that indemnification is provided to officers and directors of Host REIT in its charter, and limits the liability of Host REIT and its officers and directors to Host Marriott, L.P. and its respective partners to the same extent that the liability of the officers and directors of Host REIT to Host REIT and its shareholders is limited under Host REIT's charter. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, Host REIT has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Indemnification Agreements

   Each of Host REIT and Host Marriott, L.P. have entered into or will enter into indemnification agreements with each of its directors and officers, as applicable. The indemnification agreements require, among other things, that Host REIT and/or Host Marriott, L.P. indemnify their directors and officers to the fullest extent permitted by law and advance to their directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationships Between Host REIT, Host Marriott, L.P. and Marriott International

   Host Marriott (Host REIT's predecessor) and Marriott International, prior to October 8, 1993, were operated as a single consolidated company. On October 8, 1993, in connection with the issuance of a special dividend, the consolidated company's businesses were split between Host Marriott Corporation and Marriott International. Thereafter, Host Marriott retained the lodging real estate business and the airport/tollroad concessions business, while Marriott International took over the management of the lodging and service management businesses. On December 29, 1995, Host Marriott distributed its airport/toll road concession business to its stockholders.

   J.W. Marriott, Jr. and Richard E. Marriott beneficially own approximately 12.6% and 12.2%, respectively, of the outstanding shares of common stock of Marriott International. By reason of their ownership of such shares of common stock of Marriott International and their positions as Chairman and a Director, respectively, of Marriott International, J.W. Marriott, Jr. and Richard E. Marriott, who is also a Director and Chairman, respectively, of Host REIT, could be deemed in control of Marriott International within the meaning of the federal securities laws. Other members of the Marriott family might also be deemed control persons of Marriott International by reason of their ownership of shares of Marriott International and/or their relationship to other family members.

 Courtyard by Marriott Joint Venture

   During 2000, through affiliates, we formed a joint venture with Marriott International, the "Courtyard Joint Venture," to acquire the partnership interests in Courtyard by Marriott Limited Partnership and Courtyard by Marriott II Limited Partnership for an aggregate payment of approximately $372 million plus interest and legal fees, of which we and Rockledge paid approximately $90 million. The Courtyard Joint Venture acquired 120 Courtyard by Marriott properties totaling 17,559 rooms. The joint venture financed the acquisition with mezzanine indebtedness borrowed from Marriott International and with cash and other assets contributed by our affiliates and Marriott International. The investment was consummated pursuant to a litigation settlement involving the two limited partnerships, in which we, through our affiliates, served as general partner, rather than as a strategic initiative.

 Distribution Agreement and Related Agreements

   In connection with the Marriott International distribution, Host Marriott and Marriott International entered into a distribution agreement, which provided for, among other things, (1) the division between Host Marriott and Marriott International of certain liabilities and (2) certain other agreements governing the relationship between Host Marriott and Marriott International following the Marriott International distribution. Under the Marriott International distribution agreement, which has been amended from time to time, Marriott International obtained a purchase right which provided Marriott International with the right, until June 2017, to purchase up to 20% of each class of Host Marriott's voting stock (determined after assuming full exercise of the right) at its then fair market value (based on an average of trading prices during a specified period), upon the occurrence of certain specified events generally involving a change in control of Host Marriott. The Marriott International purchase right could be exercised for a 30-day period following the date a person or group of affiliated persons has (1) become the beneficial owner of 20% or more of the total voting power of the then outstanding shares of Host Marriott's voting stock or (2) announced a tender offer for 30% more of the total voting power of the then outstanding shares of Host Marriott common stock. The Marriott International purchase right continues in effect with respect to Host REIT as to Host REIT's common stock, subject to the following limitations intended to protect the REIT status of Host REIT. The Marriott International purchase right will be exercisable only to the extent that neither (1) Marriott International, or any entity in which it has a direct or indirect interest (and which would be deemed, under the applicable attribution rules, to own the shares of Host REIT owned by Marriott International) would, as a result of such exercise, own, taking into account the applicable attribution rules, more than 9.8% of both Host REIT and Crestline, any subsidiary of Crestline or any other tenant of Host REIT nor (2) any owners of direct or indirect interests in Marriott International would, as a result of such exercise, own, taking into account the applicable attribution rules, more than 9.8% of both Host REIT and Crestline, any subsidiary of Crestline or any other tenant of Host REIT. In addition to the foregoing limitation, in the event Host Marriott, L.P. is or would be considered a "publicly traded partnership" within the meaning of the code, the Marriott International purchase right will be exercisable only if such acquisition and ownership of Host REIT common stock would not cause Host Marriott, L.P. to be considered to own, directly or by attribution, 10% or more of Crestline, any subsidiary of Crestline or any other tenant of Host REIT (taking into account the applicable attribution rules and any stock of Crestline that the operating partnership is deemed to own under the attribution rules by reason of the ownership of an interest in Host Marriott, L.P. by the Blackstone Entities).

   In addition, Host Marriott and Marriott International entered into a number of other agreements in connection with the Marriott International distribution, including (1) a tax sharing agreement that defines the parties' rights and obligations with respect to deficiencies and refunds of federal, state and other income or franchise taxes relating to Host Marriott's businesses for tax years prior to the Marriott International distribution and with respect to certain tax attributes of Host Marriott after the Marriott International distribution; and (2) agreements under which Marriott International would guarantee Host Marriott's performance in connection with certain partnership, real estate and project loans and other obligations. Host Marriott, L.P. assumed the liabilities of Host Marriott under each of these agreements with Marriott International.

 Acquisition Financing

   Marriott International has also provided, and Host REIT expects that Marriott International in the future may provide, financing for a portion of the cost of acquiring properties to be operated or franchised by Marriott International. In 2000 and 2001 Marriott International did not provide any new acquisition financing, although a subsidiary of the operating partnership remained indebted to Marriott International for acquisition financing from prior years. The amount of such indebtedness at September 7, 2001 and December 31, 2000 was $25 million and $28 million, respectively.

 Lodging Management and Franchise Agreements

   Marriott International and certain of its subsidiaries have entered into management agreements with us and certain of our subsidiaries to manage for fees the Marriott Hotels, Resorts and Suites, Ritz-Carlton hotels, Courtyard hotels and Residence Inns owned or leased by us and our subsidiaries. Marriott International has also entered into franchise agreements with us and certain of our subsidiaries. The franchise agreements allow us to use the Marriott brand, associated trademarks, reservation systems and other related items in connection with nine Marriott hotels for which we have entered into operating agreements with hotel management companies other than Marriott International. In 1999 and 2000, subsidiaries of Crestline were obligated to pay management and franchise fees to Marriott International for the hotels we leased to such Crestline subsidiaries. Beginning in January 2001, however, following our acquisition of the applicable Crestline lessee entities, we and our subsidiaries became obligated for the payment of such management and franchise fees to Marriott International. For the First Three Quarters 2001, we and our subsidiaries paid $129 million in the aggregate in management and franchise fees to Marriott International.

   In addition, certain of our subsidiaries are partners in several unconsolidated partnerships that owned 160 and 213 lodging properties as of September 7, 2001 and December 31, 2000, respectively. These properties are operated by Marriott International or certain of its subsidiaries under long-term agreements. Our subsidiaries typically serve as the general partners in such partnerships. For the First Three Quarters 2001 and fiscal year 2000, those partnerships paid fees of $35 million and $73 million, respectively, to Marriott International for base and incentive management fees and system fees under those agreements. The partnerships also paid $16 million and $25 million, respectively, in rent to Marriott International for the First Three Quarters 2001 and fiscal year 2000 for leases of land upon which certain of the partnerships' hotels are located.

Relationships Between Host REIT, Host Marriott, L.P. and Crestline

   In January 2001, our wholly owned subsidiary, HMT Lessee, purchased from Crestline the leasehold interests in 116 full-service hotels. As a result of this acquisition, HMT Lessee replaced Crestline as lessee and assumed the obligations of Crestline under virtually all of the agreements described below with respect to our hotels. The tax sharing agreement with Crestline described below is still in effect.

 Distribution Agreement

   As part of the REIT conversion, Crestline and Host REIT entered into a distribution agreement which provided for, among other things:

  . the distribution of shares of Crestline to the stockholders of Host REIT in connection with the Crestline distribution;

  . the division of certain assets and liabilities between Crestline and Host
    REIT;

  . the contribution to Crestline of Host REIT's interest in 31 senior living communities;

  . the transfer to Crestline of the 25% interest in Swissotel Management
    (USA) L.L.C. which Host REIT acquired from the Blackstone Entities;

  . a guarantee by Host REIT on certain Crestline debt obligations;

  . the contingent right for a period of ten years to purchase Crestline's interest in Swissotel Management (USA) L.L.C. at fair market value if the tax laws are changed so that Host REIT could own such interest without jeopardizing its status as a REIT; and

  . certain other agreements governing the relationship between Crestline and Host REIT following the Crestline distribution.

   Subject to certain exceptions, the distribution agreement provided for, among other things, assumptions of liabilities and cross-indemnities designed to allocate to Crestline financial responsibilities for liabilities arising out of or in connection with the business of the senior living communities.

 Hotel Leases

   We and our subsidiaries entered into hotel leases with subsidiaries of Crestline for 117 full-service hotels. Each hotel lease had a fixed term generally ranging from seven to ten years. Crestline was required to pay to us:

  . a minimum rent specified in each hotel lease;

  . plus, to the extent it exceeds the minimum rent, a percentage rent based upon a specified percentage of aggregate sales from the hotels in excess of specified thresholds.

   The amount of minimum rent and percentage rent thresholds was increased each year based upon increases in the Consumer Price Index and the Employment Cost Index during the previous twelve months. The hotel leases generally provided for a rent adjustment in the event of damage, destruction, partial taking or certain capital expenditures. In 2000, Crestline paid us an aggregate amount of $1.4 billion in rent for the hotels leased by us to Crestline. In January 2001, we purchased, through a taxable REIT subsidiary, substantially all the leases held by Crestline.

   Under the hotel leases, Crestline was responsible for paying all hotel operating expenses, including all personnel costs, utility costs, and general repair and maintenance of the hotels. In addition, Crestline was responsible for all fees payable to the hotel manager, including base and incentive management fees, chain services payments and franchise or system fees. However, we were responsible for real estate and personal property taxes, property casualty insurance, ground lease rent and capital expenditures and for maintaining a reserve fund for furnishings, fixtures and equipment replacements. However, following our taxable REIT subsidiary's acquisition in January 2001 of substantially all of the lessee entities and/or leases held by Crestline, we and our subsidiaries are responsible for payment of all fees, expenses and costs described above.

 Furnishings, Fixtures and Equipment Leases

   In connection with the Crestline distribution, if the total average tax basis of an individual hotel's FF&E and other personal property exceeded 15% of the aggregate average tax basis of the hotel's real and personal property, there was excess FF&E. In these cases, subsidiaries of Crestline and non-controlled subsidiaries of ours had entered into lease agreements for the excess FF&E. The terms of the FF&E leases generally ranged from two to three years and rent under the FF&E leases is a fixed amount. Crestline had the option at the expiration of the lease term either to:

  . renew the FF&E leases for consecutive one year renewal terms at a fair market rental rate; or

  . purchase the excess FF&E for a price equal to its fair market value.

   If Crestline did not exercise its purchase or renewal option, it was required to pay a termination fee equal to approximately one month's rent. In 2000, Crestline paid our non-controlled subsidiaries an aggregate amount of $26.7 million in rent under the FF&E leases.

 Tax Sharing Agreement

   Crestline and Host REIT are parties to a tax sharing agreement which defines each party's rights and obligations with respect to deficiencies and refunds of federal, state and other income or franchise taxes relating to Crestline's business for taxable years prior to the distribution of Crestline share of Host REIT's stockholders and with respect to certain tax attributes of Crestline after such distribution. Generally, Host REIT will be responsible for filing consolidated returns and paying taxes for periods through the date of the distribution, and Crestline will be responsible for filing returns and paying taxes for subsequent periods.

 Asset Management Agreement

   Host Marriott, L.P. and a Non-Controlled Subsidiary entered into asset management agreements with Crestline pursuant to which Crestline agreed to provide review and advice on the management and operation of our hotels.

   Crestline was paid a fee of $3.5 million in 2000 for its consulting services under the asset management agreements, which was allocated between Host Marriott, L.P. and the non-controlled subsidiary.

 Non-Competition Agreement

   During fiscal year 2000, Crestline, Host REIT and Host Marriott, L.P. were subject to a non-competition agreement that limited the respective parties' future business opportunities. See "Business and Properties--Noncompetition Agreements."

 Guarantee and Pooling Agreements

   During fiscal year 2000, Crestline and certain of its subsidiaries guaranteed the lease obligations of each lessee.

 1998 Employee Benefits Allocation Agreement

   As part of the REIT conversion, Host REIT, Host Marriott, L.P. and Crestline entered into the 1998 Employee Benefits and Other Employment Matters Allocation Agreement relating to various compensation, benefits and labor matters. See "Management--1998 Employee Benefit Allocation Agreement."

Relationship between Host REIT, Host Marriott, L.P. and Blackstone Entities

   In conjunction with the REIT conversion, in December 1998 we acquired 12 upscale and luxury full-service hotels, a mortgage loan secured by a thirteenth hotel, and certain other assets from The Blackstone Group L.P. and a series of partnerships, persons and other entities affiliated with Blackstone Real Estate

Associates. We refer to this group of entities as the Blackstone Entities. As part of the Blackstone acquisition, Host Marriott, L.P. and Host REIT entered into a contribution agreement with the Blackstone Entities. This agreement provides that an affiliate of the Blackstone Entities will have the right to designate one person to be included in the slate of Directors nominated for election to Host REIT's Board of Directors as long as the Blackstone Entities own at least 5% of all of the outstanding operating partnership units (the "OP Units") (including those OP Units held by Host REIT and its subsidiaries). The Blackstone Entities designated John G. Schreiber, who is a senior advisor and partner of Blackstone Real Estate Advisors L.P., an affiliate of the Blackstone Entities. Mr. Schreiber has served on the Host REIT Board of Directors since 1998 and his current term expires at the 2002 annual meeting of shareholders. Due to the conversions of OP Units made by the Blackstone Entities in 2001 which are described in the next paragraph, the Blackstone Entities now own less than 1% of all of the outstanding OP Units.

   In addition, the Blackstone contribution agreement provides that OP Units beneficially owned by the Blackstone Entities (and their permitted transferees) are redeemable for cash or, at Host REIT's election, for Host REIT common stock. As part of the transaction, Host REIT has registered the shares of Host REIT common stock that may be obtained by the Blackstone Entities (and their permitted transferees) upon conversion of the Blackstone OP Units. On February 7, May 7 and May 29, 2001, the Blackstone Entities converted an aggregate amount of 40.7 million OP Units to shares of Host REIT common stock.

   The Blackstone contribution agreement also grants the Blackstone Entities an exemption from the ownership limitations contained in our partnership agreement. It also contains standstill provisions which prohibit the Blackstone Entities from engaging in certain activities with respect to Host REIT and that Host Marriott, L.P. For example, the Blackstone Entities may not take any actions in opposition to Host REIT's Board of Directors. In addition, the Blackstone Entities' ability to acquire and dispose of our voting securities is restricted.

   In addition to the contribution agreement, Host Marriott, L.P. and Host REIT entered into another agreement with the Blackstone Entities which restricts our ability, without the consent of the Blackstone Entities, to transfer our interests in the hotels and other assets acquired from the Blackstone Entities if such a transfer would create adverse tax consequences to the Blackstone Entities. These restrictions terminate on December 30, 2003 with respect to 50% of the assets acquired from the Blackstone Entities, and they terminate in their entirety on the earlier of (i) December 30, 2008 or (ii) the date on which the Blackstone Entities have redeemed all of their OP Units pursuant to the contribution agreement.

Investment in STSN, Inc.

   STSN, Inc. is a privately held company that is a leading provider of in-room, high-speed Internet access to the lodging industry. Marriott International has selected STSN as the exclusive provider of high-speed Internet access at hotels managed by Marriott International, including those owned by Host Marriott, L.P. and its subsidiaries. In September 2000, one of our subsidiaries acquired an approximate 4% interest in the equity of STSN from an affiliate of First Media Corporation for a purchase price of $4.5 million. First Media is a corporation of which Richard E. Marriott is an officer, director and controlling shareholder. The purchase price was at the same cost as First Media's original investment in STSN in December 1999, plus investment costs and accrued interest through September 2000.

                               THE EXCHANGE OFFER

Purpose and effect

   We sold the Series H senior notes on December 14, 2001. In connection with that issuance, we entered into the registration rights agreement, which requires us to file a registration statement under the Securities Act of 1933 with respect to the Series I senior notes. Upon the effectiveness of that registration statement, we are required to offer to the holders of the Series H senior notes the opportunity to exchange their Series H senior notes for a like principal amount of Series I senior notes, which will be issued without a restrictive legend and which generally may be reoffered and resold by the holder without registration under the Securities Act.

   The registration rights agreement further provides that we must use our reasonable best efforts to consummate the exchange offer on or before the 210th day following the date on which we issued the Series H senior notes.

   Except as provided below, upon the completion of the exchange offer, our obligations with respect to the registration of the Series H senior notes and the Series I senior notes will terminate. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part, and the summary in this prospectus of its material provisions is not complete and is qualified in its entirety by reference to the actual agreement. Except as set forth below, following the completion of the exchange offer holders of Series H senior notes not tendered will not have any further registration rights and those Series H senior notes will continue to be subject to restrictions on transfer. Accordingly, the liquidity of the market for the Series H senior notes could be adversely affected upon consummation of the exchange offer.

   In order to participate in the exchange offer, you must represent to us, among other things, that:

  . the Series I senior notes you acquire pursuant to the exchange offer are being obtained in the ordinary course of your business;

  . you are not engaging in and do not intend to engage in a distribution of the Series I senior notes;

  . you do not have an arrangement or understanding with any person to participate in a distribution of the Series I senior notes; and

  . you are not our "affiliate," as defined under Securities Act Rule 405.

   Pursuant to the registration rights agreement we will be required to file a "shelf" registration statement for a continuous offering pursuant to Securities Act Rule 415 in respect of the Series H senior notes if:

  . we determine that we are not permitted to effect the exchange offer as contemplated hereby because of any change in applicable law or Securities and Exchange Commission policy; or

  . we have commenced and not consummated the exchange offer within 210 days following the date on which we issued the Series H senior notes for any reason.

   Other than as set forth above, no holder will have the right to participate in the shelf registration statement or to otherwise require that we register their Series H senior notes under the Securities Act.

   Based on an interpretation by the SEC Staff set forth in no-action letters issued to third parties unrelated to us, we believe that, with the exceptions set forth below, Series I senior notes issued to you pursuant to the exchange offer in exchange for Series H senior notes may be offered for resale, resold and otherwise transferred by you, unless you are our "affiliate" within the meaning of Securities Act Rule 405 or a broker-dealer who purchased unregistered notes directly from us to resell pursuant to Rule 144A or any other available exemption promulgated under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act; provided that the Series I senior notes are acquired in the ordinary course of business of the holder and the holder does not have an arrangement or understanding with any person to participate in the distribution of Series I senior notes. We have not requested and do not intend to request that the SEC issue to us a no-action letter in connection with this Exchange.

   If you tender in the exchange offer for the purpose of participating in a distribution of the Series I senior notes, you cannot rely on this interpretation by the SEC Staff and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. If you are a broker-dealer that receives Series I senior notes for your own account in exchange for Series I senior notes, where those notes were acquired by you as a result of market-making activities or other trading activities, you must acknowledge that you will deliver a prospectus in connection with any resale of such Series I senior notes. If you are a broker-dealer who acquired Series H senior notes directly from us and not as a result of market-making activities or other trading activities, you may not rely on the Staff's interpretations discussed above or participate in the exchange offer and must comply with the prospectus delivery requirements of the Securities Act in order to sell the Series I senior notes.

Consequences of failure to exchange

   Following the completion of the exchange offer, you will not have any further registration rights for Series H senior notes that you did not tender. All Series H senior notes not tendered in the exchange offer will continue to be subject to restrictions on transfer. Accordingly, the liquidity of the market for Series H senior notes could be adversely affected upon completion of the exchange offer.

Terms of the exchange offer

   Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all Series H senior notes validly tendered and not withdrawn prior to 5:00 p.m., New York City
time, on    , 2002, or such date and time to which we extend the offer. We will issue $1,000 principal amount of Series I senior notes in exchange for each $1,000 principal amount of outstanding Series H senior notes accepted in the exchange offer. Holders may tender some or all of their Series H senior notes pursuant to the exchange offer. However, Series H senior notes may be tendered only in integral multiples of $1,000 in principal amount.

   The form and terms of the Series I senior notes are substantially the same as the form and terms of the Series H senior notes except that the Series I senior notes have been registered under the Securities Act and will not bear legends restricting their transfer. The Series I senior notes will evidence the same debt as the Series H senior notes and will be issued pursuant to, and entitled to the benefits of, the same indenture pursuant to which the Series H senior notes were issued.

   As of the date of this prospectus, Series H senior notes representing $450 million in aggregate principal amount were outstanding and there was one registered holder, a nominee of the DTC. This prospectus, together with the letter of transmittal, is being sent to that registered holder and to you and others based on our belief that you have beneficial interests in the Series H senior notes. We intend to conduct the exchange offer in accordance with the applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations of the SEC.

   We will be deemed to have accepted validly tendered Series H senior notes when, as, and if we have given oral or written notice thereof to the exchange agent. The exchange agent will act as your agent for the purpose of receiving the Series I senior notes from us. If any of your tendered Series H senior notes are not accepted for exchange because of an invalid tender, the occurrence of the other events set forth in this prospectus or otherwise, certificates for any such unaccepted Series H senior notes will be returned,
without expense, to you as promptly as practicable after       , 2002, unless
we extend the exchange offer.

   If you tender Series H senior notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of Series H senior notes pursuant to the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer.

Expiration date; extensions; amendments

   The expiration date will be 5:00 p.m., New York City time, on    , 2002,
unless, in our sole discretion, we extend the exchange offer, in which case the expiration date will mean the latest date and time to which the exchange offer is extended. In order to extend the exchange offer, we will notify the exchange agent of any extension by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

   We reserve the right, in our sole discretion:

  . to delay accepting any Series H senior notes, to extend the exchange offer or, if any of the conditions to the exchange offer set forth below under "--Conditions to the exchange offer" have not been satisfied, to terminate the exchange offer, by giving oral or written notice of such delay, extension or termination to the exchange agent; or

  . to amend the terms of the exchange offer in any manner.

   In the event that we make a material or fundamental change to the terms of the exchange offer, we will file a post-effective amendment to the registration statement.

Procedures for tendering

   Only a holder of Series H senior notes may tender the Series H senior notes in the exchange offer. To tender in the exchange offer you must either (1) complete, sign, and date the letter of transmittal, or a copy thereof, have the signatures thereon guaranteed if required by the letter of transmittal, and mail or otherwise deliver the letter of transmittal or copy to the exchange agent prior to the expiration date or (2) comply with the book-entry requirements which are discussed below under "--Book Entry Transfer". In addition:

  . certificates for Series H senior notes must be received by the exchange agent along with the letter of transmittal prior to the expiration date;

  . a timely confirmation of a book-entry transfer of those Series H senior notes, if that procedure is available, into the exchange agent's account at DTC pursuant to the procedure for book-entry transfer described below, must be received by the exchange agent on or prior to the expiration date; or

  . you must comply with the guaranteed delivery procedures described below.

   To be tendered effectively, the letter of transmittal and other required documents must be received by the exchange agent on or prior to the expiration date. Its address is given below under "--Exchange Agent".

   A tender of your Series H senior notes that is not withdrawn before the expiration date will constitute an agreement between you and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

   The method of delivery of Series H senior notes and the letter of transmittal and all other required documents to the exchange agent is at your election and risk. Instead of delivery by mail, we recommend that you use an overnight or hand delivery service. In all cases, you should allow sufficient time to assure delivery to the exchange agent before the expiration date. You should not send any letter of transmittal or Series H senior notes to us. You may request your respective brokers, dealers, commercial banks, trust companies or nominees to effect these transactions for you.

   If you are a beneficial owner whose Series H senior notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your Series H senior notes, either make appropriate arrangements to register ownership of the unregistered notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

   Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an eligible institution unless the Series H senior notes tendered pursuant thereto are tendered:

  . by a registered holder who has not completed the box entitled "Special
    Delivery Instructions" on the letter of transmittal; or

  . for the account of an eligible institution.

   If signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by any eligible guarantor institution that is a member of, or participant in, the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, referred to as an "eligible institution".

   If the letter of transmittal is signed by a person other than the registered holder of any Series H senior notes listed therein, the Series H senior notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as that registered holder's name appears on the Series H senior notes.

   If the letter of transmittal or any Series H senior notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal unless waived by us.

   All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Series H senior notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all Series H senior notes not properly tendered or any Series H senior notes that would, in the opinion of counsel, be unlawful to accept. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular Series H senior notes. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Series H senior notes must be cured within such time as we will determine. Although we intend to notify you of defects or irregularities with respect to tenders of Series H senior notes, neither we, the exchange agent, nor any other person will incur any liability for failure to give such notification. Your tender of Series H senior notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Series H senior notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to you, unless otherwise provided in the letter of transmittal, as soon as practicable
following      , 2002, unless we extend the exchange offer.

   In addition, we reserve the right in our sole discretion to purchase or make offers for any Series H senior notes that remain outstanding after the expiration date or to terminate the exchange offer and, to the extent permitted by applicable law, purchase Series H senior notes in the open market, in privately negotiated transactions, or otherwise. The terms of any such purchases or offers could differ from the terms of the exchange offer.

   In all cases, issuance of Series I senior notes for Series H senior notes that are accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of certificates for the notes or a timely book-entry confirmation of such Series H senior notes into the exchange agent's account at DTC, a properly completed and duly executed letter of transmittal (or, with respect to the DTC and its participants, electronic instructions in which you acknowledge your receipt of and agreement to be bound by the letter of transmittal) and all other required documents. If any tendered Series H senior notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if unregistered notes are submitted for a greater principal amount than you desire to exchange, such unaccepted or non-exchanged notes will be returned without expense to you (or, in the case of Series H senior notes tendered by book-entry transfer into the exchange agent's account at the DTC pursuant to the book-entry transfer procedures described below, such nonexchanged notes will be credited to an account maintained with DTC) as promptly as practicable after the expiration or termination of the exchange offer.

   If you are a broker-dealer that receives Series I senior notes for your own account in exchange for Series H senior notes, where your Series H senior notes were acquired by you as a result of market-making activities or other trading activities, you must acknowledge that you will deliver a prospectus in connection with any resale of those Series I senior notes.

Book-entry transfer

   The exchange agent will make a request to establish an account in respect of the Series H senior notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus, and any financial institution that is a participant in DTC's systems may make book-entry delivery of Series H senior notes being tendered by causing DTC to transfer the Series H senior notes into the exchange agent's account at DTC in accordance with its transfer procedures. However, although delivery of Series H senior notes may be effected through book-entry transfer at DTC, the letter of transmittal or copy thereof, with any required signature guarantees and any other required documents, must, in any case other than as set forth in the following paragraph, be transmitted to and received by the exchange agent on or prior to the expiration date or the guaranteed delivery procedures described below must be complied with.

   DTC's Automated Tender Offer Program, or "ATOP", is the only method of processing exchange offers through DTC. To accept the exchange offer through ATOP, participants in DTC must send electronic instructions to DTC through DTC's communication system in lieu of sending a signed, hard copy letter of transmittal. DTC is obligated to communicate those electronic instructions to the exchange agent. To tender Series F senior notes through ATOP, the electronic instructions sent to DTC and transmitted by DTC to the exchange agent must contain the character by which the participant acknowledges its receipt of and agrees to be bound by the letter of transmittal.

Guaranteed delivery procedures

   If you are a registered holder of the Series H senior notes and you desire to tender your notes and the notes are not immediately available, or time will not permit your Series H senior notes or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, you may effect a tender if:

  . the tender is made through an eligible institution;

  . prior to the expiration date, the exchange agent receives from such eligible institution a properly completed and duly executed letter of transmittal (or a facsimile thereof) and notice of guaranteed delivery, substantially in the form provided by us (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth your name and address and the amount of Series H senior notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange, Inc. trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered unregistered notes, in proper form for transfer, or a book- entry confirmation, as the case may be, will be deposited by the eligible institution with the exchange agent; and

  . the certificates for all physically tendered Series H senior notes, in proper form for transfer, or a book-entry confirmation, as the case may be, are received by the exchange agent within three NYSE trading days after the date of execution of the notice of guaranteed delivery.

Withdrawal rights

   You may withdraw tenders of Series H senior notes at any time prior to 5:00 p.m., New York City time, on the expiration date.

   For a withdrawal of your tender of Series H senior notes to be effective, a written or (for DTC participants) electronic ATOP transmission notice of withdrawal must be received by the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. Any notice of withdrawal must:

  . specify the name of the person having deposited the Series H senior notes to be withdrawn;

  . identify the Series H senior notes to be withdrawn, including the certificate number or numbers and principal amount of the Series H senior notes;

  . in the case of a written notice of withdrawal, be signed in the same manner as the original signature on the letter of transmittal by which the Series H senior notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the trustee register the transfer of the Series H senior notes into the name of the person withdrawing the tender; and

  . specify the name in which any Series H senior notes are to be registered, if different from that of the person having deposited the Series H senior notes.

   All questions as to the validity, form, and eligibility (including time of receipt) of such notices will be determined by us. Our determination will be final and binding on all parties. Any Series H senior notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any Series H senior notes which you tender for exchange but which are not exchanged for any reason will be returned to you without cost to you as soon as practicable after withdrawal, rejection of tender, or termination of the exchange offer. Properly withdrawn Series H senior notes may be retendered by following one of the procedures discussed above under "-- Procedures for Tendering" at any time on or prior to the expiration date.

Conditions to the exchange offer

   Notwithstanding any other provision of the exchange offer, we are not required to accept for exchange, or to issue Series I senior notes in exchange for, any Series H senior notes and may terminate or amend the exchange offer if, at any time before the acceptance of Series H senior notes for exchange or Series I senior notes for Series H senior notes, (1) we determine that the exchange offer violates applicable law, any applicable interpretation of the staff of the Commission or any order of any governmental agency or court of competent jurisdiction, (2) any action or proceeding has been instituted or threatened in any court or before any governmental agency with respect to the exchange offer which, in our judgment, might impair our ability to proceed with the exchange offer or have a material adverse effect on us, or (3) we determine that there has been a material change in our business or financial affairs which, in our judgment, would materially impair our ability to consummate the exchange offer.

   The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time in our sole discretion. Our failure to exercise any of the foregoing rights at any time will not be deemed a waiver of any such right and each such right will be deemed an ongoing right which may be asserted at any time and from time to time.

   In addition, we will not accept for exchange any Series H senior notes tendered, and no Series I senior notes will be issued in exchange for any Series H senior notes, if at such time any stop order will be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended. In any such event we are required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

Exchange Agent

   All executed letters of transmittal should be directed to the exchange agent. HSBC Bank USA has been appointed as exchange agent for the exchange offer. Questions, requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

                                 HSBC Bank USA

   By Hand Or Overnight Delivery:                      By Registered Or
             Lower Level                                Certified Mail:
          One Hanson Place                                Lower Level
      Brooklyn, New York 11243                         One Hanson Place
        Attn: Issuer Services                      Brooklyn, New York 11243
                                                     Attn: Issuer Services

                                 By facsimile:
                          (eligible institutions only)

                                 (718) 488-4488
                             Attn: [Paulette Shaw]

                               For information or
                           confirmation by telephone:

                                 (718) 488-4475

   Originals of all documents sent by facsimile should be sent promptly by registered or certified mail, by hand or by overnight delivery service.

Fees and expenses

   We will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. The principal solicitation is being made by mail; however, additional solicitations may be made in person or by telephone by our officers and employees. We will pay the estimated cash expenses to be incurred in connection with the exchange offer. We estimate such expenses to be $300,000, which includes fees and expenses of the exchange agent, accounting, legal, printing and related fees and expenses.

Transfer taxes

   You will not be obligated to pay any transfer taxes in connection with your tender of Series H senior notes. However, if you instruct us to register Series I senior notes in the name of, or request that Series H senior notes not tendered or not accepted in the exchange offer be returned to, a person other than yourself, you will be responsible for the payment of any applicable transfer tax thereon.

                      DESCRIPTION OF SERIES I SENIOR NOTES

   We will issue the Series I senior notes pursuant to an indenture dated as of August 5, 1998, by and among Host Marriott, L.P., the Subsidiary Guarantors signatory thereto and HSBC Bank USA (formerly Marine Midland Bank), as trustee, as amended or supplemented from time to time (the "Indenture"). The terms of the Indenture include those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The following description is a summary of the material provisions of the Indenture and the related amended and restated pledge and security agreement, dated as of August 5, 1998 and amended and restated as of May 31, 2000, as further amended on March 1, 2001 (the "Pledge Agreement"), which governs property securing, among other things, the obligations on the Series I senior notes. It does not restate those agreements in their entirety. We urge you to read the Indenture and the Pledge Agreement because they, and not this description, define your rights as holders of these Series I senior notes. You may obtain copies of the Indenture and the Pledge Agreement from Host Marriott, L.P. upon request. The Indenture is also listed as an exhibit to a registration statement on Form S-3 of HMH Properties, file no. 333-50729. You can find out how to obtain these documents by looking at the section of this prospectus titled "Where You can Find More Information". You can find the definitions of certain terms used in this description under the subheading "Certain Definitions".

General

   The Series I senior notes will be limited to $450,000,000 aggregate principal amount and will mature on January 15, 2007. Interest on the Series I senior notes will accrue at the rate of 9 1/2% per annum and will be payable every six months in arrears on January 15 and July 15, commencing on July 15, 2002. We will make each interest payment to the holders of record of the Series I senior notes on the immediately preceding January 1 and July 1.

   The Series A senior notes, the Series B senior notes, the Series C senior notes, the Series E senior notes, the Series G senior notes and the Series H senior notes are, and the Series I senior notes offered hereby will be, senior, general obligations of the Operating Partnership. The Series A through Series H senior notes are, and the Series I senior notes offered hereby will be initially, secured by a pledge of all the Capital Stock of certain of our subsidiaries, which Capital Stock also equally and ratably secures our obligation under the Credit Facility, the Series A through Series H senior notes, and certain other Indebtedness ranking on an equitable and ratable basis with the Series I senior notes. See "--Security". The Series A through Series H senior notes are, and the Series I senior notes offered hereby will be, pari passu with all of our other existing and future unsubordinated Indebtedness and will rank senior to all of our subordinated obligations. The Series A through Series H senior notes are, and the Series I senior notes offered hereby will be, jointly and severally guaranteed on a senior basis by the Subsidiary Guarantors. The Guarantee of the Subsidiary Guarantors with respect to the senior notes, and the pledges of equity interests, are subject to release upon satisfaction of certain conditions.

   Interest on any series of senior notes issued under the Indenture is or will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The Series I senior notes will be issued only in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof. Principal of, premium, if any, and interest on the Series H senior notes will be payable at the office or agency of the Operating Partnership maintained for such purpose, in the Borough of Manhattan, The City of New York. Except as provided below, at our option payment of interest may be made by check mailed to the holders of any Series I senior notes at the addresses set forth upon our registry books; provided, however, holders of certificated Series I senior notes will be entitled to receive interest payments (other than at maturity) by wire transfer of immediately available funds, if appropriate wire transfer instructions have been received in writing by the trustee not less than 15 days prior to the applicable interest payment date. Such wire instructions, upon receipt by the trustee, will remain in effect until revoked by such holder. No service charge will be made for any registration of transfer or exchange of Series I senior notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Until we designate otherwise our office or agency will be the corporate trust office of the trustee presently located at 452 Fifth Avenue, New York, New York 10018.

Guarantees

   The Series A through Series H senior notes and the Series I senior notes offered hereby will be fully and unconditionally guaranteed as to principal, premium, if any, and interest, jointly and severally, by the Subsidiary Guarantors. If the Operating Partnership defaults in the payment of the principal of, or premium, if any, or interest on, a guaranteed series of senior notes issued under the Indenture when and as the same shall become due, whether upon maturity, acceleration, call for redemption, Change of Control, offer to purchase or otherwise, without the necessity of action by the trustee or any holder, the Subsidiary Guarantors shall be required promptly to make such payment in full. The Indenture provides that the Subsidiary Guarantors will be released from their obligations as guarantors under such series of senior notes under certain circumstances. The obligations of the Subsidiary Guarantors will be limited in a manner intended to avoid such obligations being construed as fraudulent conveyances under applicable law.

   Each current and future Restricted Subsidiary of the Operating Partnership that subsequently guarantees any Indebtedness (the "Guaranteed Indebtedness") of the Operating Partnership (each a "Future Subsidiary Guarantor") will be required to guarantee the Series I senior notes offered hereby and any other series of senior notes guaranteed under the Indenture. If the Guaranteed Indebtedness is (A) pari passu in right of payment with the senior notes, then the guarantee of such Guaranteed Indebtedness shall be pari passu in right of payment with, or subordinated in right of payment to, the Subsidiary guarantee or (B) subordinated in right of payment to the senior notes, then the guarantee of such Guaranteed Indebtedness shall be subordinated in right of payment to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated in right of payment to the senior notes.

   Subject to compliance with the preceding paragraph, the Indenture also provides that any guarantee by a Subsidiary Guarantor shall be automatically and unconditionally released upon (1) the sale or other disposition of Capital Stock of the Subsidiary Guarantor, if, as a result of such sale or disposition, such Subsidiary Guarantor ceases to be a Subsidiary of the Operating Partnership, (2) the consolidation or merger of any such Subsidiary Guarantor with any Person other than the Operating Partnership or a Subsidiary of the Operating Partnership, if, as a result of such consolidation or merger, such Subsidiary Guarantor ceases to be Subsidiary of the Operating Partnership, (3) a Legal Defeasance or Covenant Defeasance, or (4) the unconditional and complete release of such Subsidiary Guarantor from its guarantee of all Guaranteed Indebtedness.

Security

   The obligations of the Operating Partnership to pay the principal of, premium, if any, and interest on the Series I senior notes are secured by a pledge of the Capital Stock of certain of our direct and indirect subsidiaries, which pledge is, and will be, shared equally and ratably with the Credit Facility, the Series A through Series G senior notes and certain other of our Indebtedness ranking pari passu in right of payment with the Series I senior notes, including, unless otherwise provided for in the applicable supplemental indenture, any series of senior notes issued under the Indenture in the future. The Indenture also provides that, unless otherwise provided in a supplemental indenture with respect to a series of senior notes, the Capital Stock of each Restricted Subsidiary that is subsequently pledged to secure the Credit Facility will also be pledged to secure each such series of senior notes on an equal and ratable basis with respect to the Liens securing the Credit Facility and any other pari passu Indebtedness secured by such Capital Stock, provided, however, that any shares of the Capital Stock of any Restricted Subsidiary will not be and will not be required to be pledged to secure any such series of senior notes if the pledge of or grant of a security interest in such shares is prohibited by law. Bankers Trust Company (the administrative agent under the Credit Facility) currently serves as the collateral agent with respect to such stock pledge, subject to replacement in certain circumstances. So long as the Credit Facility is in effect, the lenders under the Credit Facility will have the right to direct the manner and method of enforcement of remedies with respect to the stock pledge. Any proceeds realized on a sale or disposition of collateral would be applied first to expenses of, and other obligations owed to, the collateral agent, second, pro rata to outstanding principal and interest of the secured Indebtedness, and third, pro rata to other secured obligations.

   Upon the complete and unconditional release of the pledge of any such Capital Stock in favor of the Credit Facility, the pledge of such Capital Stock as collateral securing the notes shall be released; provided that should the obligations of the Operating Partnership under the Credit Facility subsequently be secured by a pledge of such Capital Stock at any time, the Operating Partnership must cause such Capital Stock to be pledged ratably and with at least the same priority for the benefit of holders of the Series I senior notes.

Ranking

   The Series A through Series H senior notes are, and the Series I senior notes offered hereby will be, senior, general obligations of the Operating Partnership, ranking pari passu in right of payment with any other outstanding or future unsubordinated Indebtedness of the Operating Partnership, including, without limitation, the obligations of the Operating Partnership under the credit facility. The Series A through Series H senior notes are, and the Series I senior notes offered hereby will be, senior to all subordinated obligations of the Operating Partnership. Each of the Subsidiary Guarantees of the Series A through Series H senior notes and any other series of guaranteed senior notes, including the Series I senior notes offered hereby, will rank pari passu with all current and future unsubordinated Indebtedness, and senior to all current and future subordinated Indebtedness, of the Subsidiary Guarantors. Holders of the Series I senior notes will be direct creditors of the Subsidiary Guarantors by virtue of such Guarantees of the Series I senior notes.

Optional Redemption

   Upon not less than 30 nor more than 60 days' notice, the Operating Partnership may redeem the Series I senior notes in whole but not in part at any time at a redemption price equal to 100% of the principal amount thereof plus the Make-Whole Premium, together with accrued and unpaid interest thereon, if any; to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the applicable redemption date). No sinking fund is provided for the Series I senior notes.

Notice

   Any notice to the holders of Series I senior notes of such a redemption need not set forth the redemption price of such Series I senior notes but need only set forth the calculation thereof as described in the immediately preceding paragraph. The redemption price, calculated as aforesaid, should be set forth in an Officer's Certificate delivered to the trustee no later than one Business Day prior to the redemption date.

   Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of Series I senior notes to be redeemed at its registered address.

   Series I senior notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Series I senior notes called for redemption.

Certain Definitions

   Set forth below are certain defined terms used in the covenants and other provisions of the Indenture. Reference is made to the Indenture for the full definition of all such terms as well as any other capitalized term used herein for which no definition is provided.

   "Acquired Indebtedness" means Indebtedness or Disqualified Stock of a
Person:

     (1) existing at the time such Person becomes a Restricted Subsidiary of the Company or

     (2) assumed in connection with an Asset Acquisition and not incurred in connection with or in contemplation or anticipation of such event provided that Indebtedness of such Person which is redeemed, defeased (including the deposit of funds in a valid trust for the exclusive benefit of holders and the trustee thereof, sufficient to repay such Indebtedness in accordance with its terms), retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.

   "Adjusted Total Assets" means, for any Person, the Total Assets for such Person and its Restricted Subsidiaries as of any Transaction Date, as adjusted to reflect the application of the proceeds of the Incurrence of Indebtedness and issuance of Disqualified Stock on the Transaction Date.

   "Affiliate" means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For purposes of this definition, the term "control" means the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise; provided that:

     (1) a beneficial owner of 10% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to constitute control

     (2) the right to designate a member of the Board of a Person or a Parent of that Person will not, by itself, be deemed to constitute control, and

     (3) Marriott International and its Subsidiaries shall not be deemed to be Affiliates of the Company or its Parent or Restricted Subsidiaries.

   "Asset Acquisition" means:

     (1) an investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged or consolidated into or with the Company or any of its Restricted Subsidiaries or

     (2) an acquisition by the Company or any of its Restricted Subsidiaries from any other Person that constitutes all or substantially all of a division or line of business, or one or more real estate properties, of such Person.

   "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries of:

     (1) all or any of the Capital Stock of any Restricted Subsidiary (including by issuance of such Capital Stock)

     (2) all or substantially all of the property and assets of an operating unit or business of the Company or any of its Restricted Subsidiaries or

     (3) any other property and assets of the Company or any of its Restricted Subsidiaries (other than Capital Stock of a Person which is not a Restricted Subsidiary) outside the ordinary course of business of the Company or such Restricted Subsidiary and, in each case, that is not governed by the covenant of the indenture entitled "Consolidation, Merger and Sale of Assets"

   provided that "Asset Sale" shall not include:

       (a) sales or other dispositions of inventory, receivables and other current assets

       (b) sales, transfers or other dispositions of assets with a fair market value not in excess of $10 million in any transaction or series of related transactions

       (c) leases of real estate assets

       (d) Permitted Investments (other than Investments in Cash
    Equivalents) or Restricted Investments made in accordance with the "Limitation on Restricted Payments" covenant

       (e) any transaction comprising part of the REIT Conversion and

       (f) any transactions that, pursuant to the "Limitation of Asset Sales" covenant, are defined not to be an "Asset Sale."

   "Average Life" means at any date of determination with respect to any debt security, the quotient obtained by dividing:

     (1) the sum of the products of:

       (a) the number of years (calculated to the nearest one-twelfth) from such date of determination to the date of each successive scheduled principal (or redemption) payment of such debt security and

       (b) the amount of such principal (or redemption) payment

   by:

     (2) the sum of all such principal (or redemption) payments.

   "Blackstone Acquisition" means the acquisition by the Operating Partnership from The Blackstone Group, a Delaware limited partnership, and a series of funds controlled by Blackstone Real Estate Partners, a Delaware limited partnership, of certain hotel properties, mortgage loans and other assets together with the assumption of related Indebtedness.

   "Board" means:

     (1) with respect to any corporation, the board of directors of such corporation or any committee of the board of directors of such corporation authorized, with respect to any particular matter, to exercise the power of the board of directors of such corporation

     (2) with respect to any partnership, any partner (including, without limitation, in the case of any partner that is a corporation, the board of directors of such corporation or any authorized committee thereof) with the authority to cause the partnership to act with respect to the matter at issue

     (3) in the case of a trust, any trustee or board of trustees with the authority to cause the trust to act with respect to the matter at issue

     (4) in the case of a limited liability company (an "LLC"), the managing member, management committee or other Person or group with the authority to cause the LLC to act with respect to the matter at issue, and

     (5) with respect to any other entity, the Person or group exercising functions similar to a board of directors of a corporation.

   "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

   "Capital Contribution" means any contribution to the equity of the Company for which no consideration is given, or if given, consists only of the issuance of Qualified Capital Stock (or, if other consideration is given, only the value of the contribution in excess of such other consideration).

   "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, or other equivalents (however designated, whether voting or non-voting), including partnership interests, whether general or limited, in the equity of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all Common Stock, Preferred Stock and Units.

   "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

   "Capitalized Lease Obligations" means the discounted present value of the rental obligations under a Capitalized Lease as reflected on the balance sheet of such Person in accordance with GAAP.

   "Cash Equivalent" means:

     (1) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America are pledged in support thereof)

     (2) time deposits, bankers acceptances and certificates of deposit and commercial paper issued by the Parent of any domestic commercial bank of recognized standing having capital and surplus in excess of $500 million and commercial paper issued by others rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's

     (3) marketable direct obligations issued by the District of Columbia or any state of the United States of America or any political subdivision or public instrumentality thereof bearing (at the time of investment therein) one of the two highest ratings obtainable from either S&P or Moody's and

     (4) liquid investments in money market funds substantially all of the assets of which are securities of the type described in clauses (1) through
  (3) inclusive

provided that the securities described in clauses (1) through (3) inclusive have a maturity of one year or less after the date of acquisition.

   "Change of Control" means:

     (1) any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Company or Host or Host REIT (for so long as Host or Host REIT is a Parent of the Company immediately prior to such transaction or series of related transactions), on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction, any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) other than an Excluded Person is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee

     (2) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) other than an Excluded Person is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of Capital Stock of the Company (or Host or Host REIT for so long as Host or Host REIT is a Parent of the Company immediately prior to such transaction or series of related transactions) then outstanding normally entitled to vote in elections of directors, managers or trustees, as applicable

     (3) during any period of 12 consecutive months after the Issue Date (for so long as Host or Host REIT is a Parent of the Company immediately prior to such transaction or series of related transactions), Persons who at the beginning of such 12-month period constituted the Board of Host or Host REIT (together with any new Persons whose election was approved by a vote of a majority of the Persons then still comprising the Board who were either members of the Board at the beginning of such period or whose election, designation or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Host or Host REIT, as applicable, then in office or

     (4) Host REIT ceases to be a general partner of the Operating Partnership or ceases to control the Company provided, however, that neither:

     (x) the pro rata distribution by Host to its shareholders of shares of the Company or shares of any of Host's or Host REIT's other Subsidiaries nor

     (y) the REIT Conversion (or any element thereof)

shall, in and of itself, constitute a Change of Control for purposes of this definition.

   "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Rating Decline.

   "Closing Date" means August 5, 1998.

   "Code" means the Internal Revenue Code of 1986, as amended.

   "Common Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting), which have no preference on liquidation or with respect to distributions over any other class of Capital Stock, including partnership interests, whether general or limited, of such Person's equity, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of common stock.

   "Company" means Host Marriott, L.P., and its successors and assigns (and, from the Issue Date to the consummation of the Merger, HMH Properties, Inc., and its successors and assigns).

   "Consolidated" or "consolidated" means, with respect to any Person, the consolidation of the accounts of the Restricted Subsidiaries (including those of the Non-Consolidated Restricted Entities) of such Person with those of such Person; provided that:

     (1) "consolidation" will not include consolidation of the accounts of any other Person other than a Restricted Subsidiary of such Person with such Person and

     (2) "consolidation" will include consolidation of the accounts of any Non-Consolidated Restricted Entities, whether or not such consolidation would be required or permitted under GAAP

(it being understood that the accounts of such Person's Consolidated Subsidiaries shall be consolidated only to the extent of such Person's proportionate interest therein).

   The terms "consolidated" and "consolidating" have correlative meanings to the foregoing.

   "Consolidated Coverage Ratio" of any Person on any Transaction Date means the ratio, on a pro forma basis, of:

     (1) the aggregate amount of Consolidated EBITDA of such Person attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period to:

     (2) the aggregate Consolidated Interest Expense of such Person (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of, but only to the extent that the obligations giving rise to such Consolidated Interest Expense would no longer be obligations contributing to such Person's Consolidated Interest Expense subsequent to the Transaction Date) during the Reference Period provided that for purposes of such calculation:

       (a) acquisitions of operations, businesses or other income-producing assets (including any reinvestment of disposition proceeds in income-producing assets held as of and not disposed on the Transaction Date) which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period

       (b) transactions giving rise to the need to calculate the Consolidated Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period

       (c) the incurrence of any Indebtedness or issuance of any Disqualified Stock during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness or invested in income-producing assets held as of and not disposed on the Transaction Date) shall be assumed to have occurred on the first day of such Reference Period and

       (d) the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness or dividends on any Disqualified Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to an Interest Swap or Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

   "Consolidated EBITDA" means, for any Person and for any period, the Consolidated Net Income of such Person for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication:

     (1) the sum of:

       (a) Consolidated Interest Expense

       (b) provisions for taxes based on income (to the extent of such Person's proportionate interest therein)

       (c) depreciation and amortization expense (to the extent of such Person's proportionate interest therein)

       (d) any other noncash items reducing the Consolidated Net Income of such Person for such period (to the extent of such Person's proportionate interest therein)

       (e) any dividends or distributions during such period to such Person or a Consolidated Subsidiary (to the extent of such Person's proportionate interest therein) of such Person from any other Person which is not a Restricted Subsidiary of such Person or which is accounted for by such Person by the equity method of accounting (other than a Non-Consolidated Restricted Entity), to the extent that:

        1 such dividends or distributions are not included in the Consolidated Net Income of such Person for such period and

        2 the sum of such dividends and distributions, plus the aggregate amount of dividends or distributions from such other Person since the Issue Date that have been included in Consolidated EBITDA pursuant to this clause (e), do not exceed the cumulative net income of such other Person attributable to the equity interests of the Person (or Restricted Subsidiary of the Person) whose Consolidated EBITDA is being determined

       (f) any cash receipts of such Person or a Consolidated Subsidiary of such Person (to the extent of such Person's proportionate interest therein) during such period that represent items included in Consolidated Net Income of such Person for a prior period which were excluded from Consolidated EBITDA of such Person for such prior period by virtue of clause (2) of this definition and

       (g) any nonrecurring expenses incurred in connection with the REIT Conversion minus:

     (2) the sum of:

       (a) all non-cash items increasing the Consolidated Net Income of such Person (to the extent of such Person's proportionate interest therein) for such period and

       (b) any cash expenditures of such Person (to the extent of such Person's proportionate interest therein) during such period to the extent such cash expenditures did not reduce the Consolidated Net Income of such Person for such period and were applied against reserves or accruals that constituted noncash items reducing the Consolidated Net Income of such Person (to the extent of such Person's proportionate interest therein) when reserved or accrued all as determined on a consolidated basis for such Person and its Consolidated Subsidiaries (it being understood that the accounts of such Person's Consolidated Subsidiaries shall be consolidated only to the extent of such Person's proportionate interest therein).

   "Consolidated Interest Expense" of any Person means, for any period, the aggregate amount (without duplication and determined in each case on a consolidated basis) of:

     (1) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations but excluding the amortization of fees or expenses incurred in order to consummate the sale of the notes issued under the indenture or to establish the Credit Facility) of such Person and its Consolidated Subsidiaries during such period, including:

       (a) original issue discount and noncash interest payments or accruals on any Indebtedness

       (b) the interest portion of all deferred payment obligations and

       (c) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and Interest Swap and Hedging Obligations, in each case to the extent attributable to such period and

     (2) dividends accrued or payable by such Person or any of its Consolidated Subsidiaries in respect of Disqualified Stock (other than by Restricted Subsidiaries of such Person to such Person or, to the extent of such Person's proportionate interest therein, such Person's Restricted Subsidiaries);

provided, however, that any such interest, dividends or other payments or accruals (referenced in clauses (1) or (2)) of a Consolidated Subsidiary that is not Wholly Owned shall be included only to the extent of the proportionate interest of the referent Person in such Consolidated Subsidiary.

   For purposes of this definition:

     (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and

     (y) interest expense attributable to any Indebtedness represented by the guaranty by such Person or a Restricted Subsidiary of such Person of an obligation of another Person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

   "Consolidated Net Income" means, with respect to any Person for any period, the net income (or loss) of such Person and its Consolidated Subsidiaries for such period, determined on a consolidated basis (it being understood that the net income of Consolidated Subsidiaries shall be consolidated with that of a Person only to the extent of the proportionate interest of such Person in such Consolidated Subsidiaries); provided that:

     (1) net income (or loss) of any other Person which is not a Restricted Subsidiary of the Person, or that is accounted for by such specified Person by the equity method of accounting (other than a Non-Consolidated Restricted Entity), shall be included only to the extent of the amount of dividends or distributions paid to the specified Person or a Restricted Subsidiary of such Person

     (2) the net income (or loss) of any other Person acquired by such specified Person or a Restricted Subsidiary of such Person in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded

     (3) all gains and losses which are either extraordinary (as determined in accordance with GAAP) or are either unusual or nonrecurring (including any gain from the sale or other disposition of assets or from the issuance or sale of any Capital Stock) shall be excluded and

     (4) the net income, if positive, of any of such Person's Consolidated Subsidiaries other than Consolidated Subsidiaries that are not Subsidiary Guarantors to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary shall be excluded; provided, however, in the case of exclusions from Consolidated Net Income set forth in clauses (2), (3) and (4), such amounts shall be excluded only to the extent included in computing such net income (or loss) on a consolidated basis and without duplication.

   "Consolidated Subsidiary" means, for any Person, each Restricted Subsidiary of such Person (including each Non-Consolidated Restricted Entity).

   "Conversion Date" means December 29, 1998.

   "Credit Facility" means the credit facility established pursuant to the Credit Agreement, dated as of August 5, 1998 among the Company, Host, certain other Subsidiaries party thereto, the lenders party thereto, Bankers Trust Company, as Arranger and Administrative Agent, and Wells Fargo Bank, N.A., The Bank of Nova Scotia and Credit Lyonnais New York Branch, as Co-Arrangers, together with all other agreements, instruments and documents executed or delivered pursuant thereto or in connection therewith, in each case as such agreements, instruments or documents may be amended, supplemented, extended, renewed, replaced or otherwise modified or restructured from time to time (including by way of adding Subsidiaries of the Company as additional borrowers or guarantors thereof), whether by the same or any other agent, lender or group of lenders.

   "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

   "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

   "Disqualified Stock" means except as set forth below, with respect to any Person, Capital Stock of that Person that by its terms or otherwise is:

     (1) required to be redeemed on or prior to the Stated Maturity of the notes for cash or property other than Qualified Capital Stock

     (2) redeemable for cash or property other than Qualified Capital Stock at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the notes or

     (3) convertible into or exchangeable mandatorily or at the option of the holder for Capital Stock referred to in clause (1) or (2) above or Indebtedness of the Company or a Restricted Subsidiary having a scheduled maturity prior to the Stated Maturity of the notes provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in "Limitation on Asset Sales" and "Repurchase of Notes at the Option of Holders upon a Change of Control Triggering Event" covenants described below and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such notes as are required to be repurchased pursuant to the "Limitation on Asset Sales" and "Repurchase of Notes at the Option of Holders upon a Change of Control Triggering Event" covenants described below.

   With respect to Capital Stock of a Restricted Subsidiary, only the amount thereof issued to Persons (other than the Company or any of its Restricted Subsidiaries) in excess of such Persons' Pro Rata Share of such Capital Stock shall be deemed to be Disqualified Stock for purposes of determining the amount of Disqualified Stock of the Company and its Restricted Subsidiaries.

   Notwithstanding anything to the contrary contained in this definition:

     (a) the QUIPs are not Disqualified Stock

     (b) any Capital Stock issued by the Operating Partnership to Host REIT shall not be deemed to be Disqualified Stock solely by reason of a right by Host REIT to require the Company to make a payment to it sufficient to enable Host REIT to satisfy its concurrent obligation with respect to Capital Stock of Host REIT, provided such Capital Stock of Host REIT would not constitute Disqualified Stock, and

     (c) no Capital Stock shall be deemed to be Disqualified Stock as the result of the right of the holder thereof to request redemption thereof if the issuer of such Capital Stock (or the Parent of such issuer) has the right to satisfy such redemption obligations by the issuance of Qualified Capital Stock to such holder.

   "E&P Distribution" means:

     (1) one or more distributions to the shareholders of Host and/or Host REIT of:

       (a) shares of SLC and

       (b) cash, securities or other property, with a cumulative aggregate value equal to the amount estimated in good faith by Host or Host REIT from time to time as being necessary to assure that Host and Host REIT have distributed the accumulated earnings and profits (as referenced in Section 857(a)(2)(B) of the Code) of Host as of the last day of the first taxable year for which Host REIT's election to be taxed as a REIT is effective; and

     (2) the distributions from the Operating Partnership to:

       (a) Host REIT necessary to enable Host REIT to make the distributions described in clause (1) and

       (b) holders of Units (other than Host REIT) required as a result of or a condition to such distributions made pursuant to clause (2)(a).

   "Excluded Person" means, in the case of the Company, Host, Host REIT or any Wholly Owned Subsidiary of Host or Host REIT.

   "Exempted Affiliate Transaction" means:

     (1) employee compensation arrangements approved by a majority of independent (as to such transactions) members of the Board of the Company

     (2) payments of reasonable fees and expenses to the members of the Board

     (3) transactions solely between the Company and any of its Subsidiaries or solely among Subsidiaries of the Company

     (4) Permitted Tax Payments

     (5) Permitted Sharing Arrangements

     (6) Procurement Contracts

     (7) Operating Agreements

     (8) Restricted Payments permitted under the "Limitation on Restricted Payments" covenant and

     (9) any and all elements of the REIT Conversion.

   "Existing Senior Notes" means amounts outstanding from time to time of:

     (1) the 9 1/2% Senior Secured Notes due 2005 of the Company;

     (2) the 8 7/8% Senior Notes due 2007 of the Company;

     (3) the 9% Senior Notes due 2007 of the Company; and

     (4) the 9 1/4% Senior Notes due 2007 of the Company;

in each case not in excess of amounts outstanding immediately following the Issue Date, less amounts retired from time to time.

   "Fair market value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined:

     (1) in good faith by the Board of the Company or the applicable Subsidiary involved in such transaction or

     (2) by an appraisal or valuation firm of national or regional standing selected by the Company or such Subsidiary, with experience in the appraisal or valuation of properties or assets of the type for which fair market value is being determined.

   "Fifty Percent Venture" means a Person:

     (1) in which the Company owns (directly or indirectly) at least 50% of the aggregate economic interests

     (2) in which the Company or a Restricted Subsidiary participates in control as a general partner, a managing member or through similar means and

     (3) which is not consolidated for financial reporting purposes with the Company under GAAP.

   "FF&E" means furniture, fixtures and equipment, and other tangible personal property other than real property.

   "Funds From Operations" for any period means the Consolidated Net Income of the Company and its Restricted Subsidiaries for such period excluding gains or losses from debt restructurings and sales of property, plus depreciation of real estate assets and amortization related to real estate assets and other non-cash charges related to real estate assets, after adjustments for unconsolidated partnerships and joint ventures plus minority interests, if applicable (it being understood that the accounts of such Person's Consolidated Subsidiaries shall be consolidated only to the extent of such Person's proportionate interest therein).

   "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession in the United States of America.

   "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly Guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person:

     (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or

     (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part)
   provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

   "HMH Properties" means HMH Properties, Inc, a Delaware corporation, which was merged into the Operating Partnership on December 16, 1998.

   "Host" means Host Marriott Corporation, a Delaware corporation and the indirect Parent of the Company on the Issue Date, and its successors and assigns.

   "Host REIT" means Host Marriott Corporation, a Maryland corporation and the successor by merger to Host, which is the sole general partner of the Operating Partnership following the REIT Conversion, and its successors and assigns.

   "Host REIT Merger" means the merger of Host with and into Host REIT, with Host REIT surviving the merger, which merger occurred on December 29, 1998.

   "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to (including as a result of an acquisition), or become responsible for, the payment of, contingently or otherwise, such Indebtedness (including Acquired Indebtedness); provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

   "Indebtedness" of any Person means, without duplication:

     (1) all liabilities and obligations, contingent or otherwise, of such
  Person:

       (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof)

       (b) evidenced by bonds, notes, debentures or similar instruments

       (c) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors

       (d) evidenced by bankers' acceptances

       (e) for the payment of money relating to a Capitalized Lease
    Obligation or

       (f) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit

     (2) all net obligations of such Person under Interest Swap and Hedging Obligations and

     (3) all liabilities and obligations of others of the kind described in the preceding clause (1) or (2) that such Person has guaranteed or that is otherwise its legal liability or which are secured by any assets or property of such Person.

   "Interest Swap and Hedging Obligation" means any obligation of any Person pursuant to any interest rate swaps, caps, collars and similar arrangements providing protection against fluctuations in interest rates. For purposes of the Indenture, the amount of such obligations shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such obligation had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such obligation provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligations shall be the net amount so determined, plus any premium due upon default by such Person.

   "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including without limitation by way of Guarantee or similar arrangement, but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the consolidated balance sheet of the Company and its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property (tangible or intangible) to others or any payment for property or services solely for the account or use of others, or otherwise), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include the designation of a Restricted Subsidiary to be an Unrestricted Subsidiary or a Non-Consolidated Entity.

   For purposes of the definition of "Unrestricted Subsidiary" and the "Limitation on Restricted Payments" covenant described below:

     (1) "Investment" shall include the proportionate share of the Company and its Restricted Subsidiaries in the fair market value of the assets (net of liabilities (other than liabilities to the Company or any of its Restricted Subsidiaries)) of any Restricted Subsidiary at the time such Restricted Subsidiary is designated an Unrestricted Subsidiary or Non-Consolidated Entity

     (2) the proportionate share of the Company and its Restricted Subsidiaries in the fair market value of the assets (net of liabilities (other than liabilities to the Company or any of its Restricted Subsidiaries)) of any Unrestricted Subsidiary or Non-Consolidated Entity at the time that such Unrestricted Subsidiary or Non-Consolidated Entity is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments and

     (3) any property transferred to or from an Unrestricted Subsidiary or Non-Consolidated Entity shall be valued at its fair market value at the time of such transfer.

   "Investment Grade" means a rating of the notes by both S&P and Moody's, each such rating being in one of such agency's four highest generic rating categories that signifies investment grade (i.e., currently BBB--(or the equivalent) or higher by S&P and Baa3 (or the equivalent) or higher by Moody's); provided in each case such ratings are publicly available; provided, further, that in the event Moody's or S&P is no longer in existence for purposes of determining whether the notes are rated "Investment Grade," such organization may be replaced by a nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) designated by the Company, notice of which shall be given to the Trustee.

   "Issue Date" means August 5, 1998.

   "Lien" means any mortgage, pledge, security interest, encumbrance, lien, privilege, hypothecation, other encumbrance or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest) upon or with respect to any property of any kind now owned or hereinafter acquired.

   "Limited Partner Note" means an unsecured note of the Operating Partnership which a limited partner of a Public Partnership elected to receive at the time of the Partnership Mergers instead of or in exchange for Units.

   "Make-Whole Premium" means, with respect to any note at any redemption date, the excess, if any, of (a) the present value of the sum of the principal amount and premium, if any, that would be payable on such note on its maturity date and all remaining interest payments (not including any portion of such payments of interest accrued as of the redemption date) to and including such maturity date, discounted on a semi-annual bond equivalent basis from such maturity date to the redemption date at a per annum interest rate equal to the sum of the Treasury Yield (determined on the Business Day immediately preceding the date of such redemption), plus 50 basis points, over (b) the principal amount of the note being redeemed.

   "Merger" means the merger of HMH Properties with and into the Operating Partnership, with the Operating Partnership as the surviving entity, which merger occurred on December 16, 1998.

   "Moody's" means Moody's Investors Service, Inc. and its successors.

   "Net Cash Proceeds" means:

     (1) with respect to any Asset Sale other than the sale of Capital Stock of a Restricted Subsidiary, the proceeds of such Asset Sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any of its Restricted Subsidiaries) and proceeds from the conversion of other property received when converted to cash or Cash Equivalents, net of:

       (a) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale

       (b) provisions for all Taxes (including Taxes of Host REIT) actually paid or payable as a result of such Asset Sale by the Company and its Restricted Subsidiaries, taken as a whole

       (c) payments made to repay Indebtedness (other than Indebtedness subordinated in right of payment to the notes or a Subsidiary Guarantee) or any other obligations outstanding at the time of such Asset Sale that either (I) is secured by a Lien on the property or assets sold; or (II) is required to be paid as a result of such sale

       (d) amounts reserved by the Company and its Restricted Subsidiaries against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined on a consolidated basis in conformity with GAAP, and

       (e) unless Taxes thereon are paid by Host REIT as set forth in clause (b) above, amounts required to be distributed as a result of the realization of gains from Asset Sales in order to maintain or preserve Host REIT's status as a REIT

(provided, however, that with respect to an Asset Sale by any Person other than the Company or a Wholly Owned Subsidiary, Net Cash Proceeds shall be the above amount multiplied by the Company's (direct or indirect) percentage ownership interest in such Person) and

     (2) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any of its Restricted Subsidiaries) and proceeds from the conversion of other property received when converted to cash or Cash Equivalents, net of attorney's fees, accountant's fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of tax paid or payable as a result thereof (provided, however, that with respect to an issuance or sale by any Person other than the Company or a Wholly Owned Subsidiary, Net Cash Proceeds shall be the above amount multiplied by the Company's (direct or indirect) percentage ownership interest in such Person).

   "Net Investments" means, with respect to any referenced category or group of Investments:

     (1) the aggregate amount of such Investments made by the Company and its Restricted Subsidiaries (to the extent of the Company's proportionate interest in such Restricted Subsidiaries) on or subsequent to the Issue Date minus:

     (2) the aggregate amount of any dividends, distributions, sales proceeds or other amounts received by the Company and its Restricted Subsidiaries (to the extent of the Company's proportionate interest in such Restricted Subsidiaries) in respect of such Investments on or subsequent to the Issue Date and, in the event that any such Investments are made, or amounts are received, in property other than cash, such amounts shall be the fair market value of such property.

   "Non-Conforming Assets" means various assets (principally comprising partnership or other interests in hotels which are not leased, certain international hotels in which Host or its Subsidiaries own interests, and certain FF&E relating to hotels owned by the Operating Partnership and its Subsidiaries) which assets, if owned by the Operating Partnership, could jeopardize Host REIT's status as a REIT.

   "Non-Consolidated Entity" means a Non-Controlled Entity or a Fifty Percent Venture which is neither a Non-Consolidated Restricted Entity nor an Unrestricted Subsidiary.

   "Non-Consolidated Restricted Entity" means a Non-Controlled Entity or a Fifty Percent Venture which has been designated by the Company (by notice to the Trustee) as a Restricted Subsidiary and which designation has not been revoked (by notice to the Trustee). Revocation of a previous designation of a Non-Controlled Entity or a Fifty Percent Venture as a Non-Consolidated Restricted Entity shall be deemed to be a designation of such entity to be a Non-Consolidated Entity.

   "Non-Controlled Entity" means a taxable corporation in which the Operating Partnership owns (directly or indirectly) 90% or more of the economic interest but no more than 9.9% of the Voting Stock and whose assets consist primarily of Non-Conforming Assets.

   "Offering" means the offering of the notes for sale by the Company.

   "Officer's Certificate" means a certificate signed on behalf of the Company, a Guarantor or Subsidiary Guarantor, as applicable, by an officer of the Company, a Guarantor or Subsidiary Guarantor, as applicable, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, Guarantor or Subsidiary Guarantor, as applicable.

   "Old Notes" means the approximately $35 million aggregate principal amount of four series of Indebtedness of Host outstanding on the Issue Date.

   "Operating Agreements" means the asset or property management agreements, franchise agreements, lease agreements and other similar agreements between the Company, any Subsidiary Guarantor or any of their respective Restricted Subsidiaries, on the one hand, and Marriott International, SLC or another entity engaged in and having pertinent experience with the operation of such similar properties, on the other, relating to the operation of the real estate properties owned by the Company, any Subsidiary Guarantor or any of their respective Restricted Subsidiaries, provided that the management of the Company determines in good faith that such arrangements are fair to the Company and to such Restricted Subsidiary.

   "Operating Partnership" means Host Marriott, L.P., a Delaware limited partnership.

   "Parent" of any Person means a corporation which at the date of determination owns, directly or indirectly, a majority of the Voting Stock of such Person or of a Parent of such Person.

   "Partnership Mergers" means the merger of one of more Subsidiaries of the Operating Partnership into one or more of the Public Partnerships.

   "Paying Agent" means, until otherwise designated, the Trustee.

   "Permitted Investment" means any of the following:

     (1) an Investment in Cash Equivalents

     (2) Investments in a Person substantially all of whose assets are of a type generally used in a Related Business (an "Acquired Person") if, as a result of such Investments:

       (a) the Acquired Person immediately thereupon is or becomes a Restricted Subsidiary of the Company or

       (b) the Acquired Person immediately thereupon either (I) is merged or consolidated with or into the Company or any of its Restricted Subsidiaries and the surviving Person is the Company or a Restricted Subsidiary of the Company or (II) transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or any of its Restricted Subsidiaries

     (3) an Investment in a Person, provided that:

       (a) such Person is principally engaged in a Related Business

       (b) the Company or one or more of its Restricted Subsidiaries participates in the management of such Person, as a general partner, member of such Person's governing board or otherwise, and

       (c) any such Investment shall not be a Permitted Investment if, after giving effect thereto, the aggregate amount of Net Investments outstanding made in reliance on this clause (3) subsequent to the Issue Date would exceed 5% of Total Assets

     (4) Permitted Sharing Arrangement Payments

     (5) securities received in connection with an Asset Sale so long as such Asset Sale complied with the Indenture including the covenant "Limitation on Asset Sales" (but, only to the extent the fair market value of such securities and all other non-cash and non-Cash Equivalent consideration received complies with clause (2) of the first paragraph of the "Limitation on Asset Sales" covenant)

     (6) Investments in the Company or in Restricted Subsidiaries of the Company

     (7) Permitted Mortgage Investments

     (8) any Investments constituting part of the REIT Conversion and

     (9) any Investments in a Non-Consolidated Entity, provided that (after giving effect to such Investment) the total assets (before depreciation and amortization) of all Non-Consolidated Entities attributable to the Company's proportionate ownership interest therein, plus an amount equal to the Net Investments outstanding made in reliance upon clause (3) above, does not exceed 20% of the total assets (before depreciation and amortization) of the Company and its Consolidated Subsidiaries (to the extent of the Company's proportionate ownership interest therein).

   "Permitted Lien" means any of the following:

     (1) Liens imposed by governmental authorities for taxes, assessments or other charges where nonpayment thereof is not subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP

     (2) statutory liens of carriers, warehousemen, mechanics, materialmen, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business, provided that:

       (a) the underlying obligations are not overdue for a period of more than 30 days and

       (b) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP

     (3) Liens securing the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business

     (4) easements, rights-of-way, zoning, similar restrictions and other similar encumbrances or title defects which, singly or in the aggregate, do not in any case materially detract from the value of the property, subject thereto (as such property is used by the Company or any of its Restricted Subsidiaries) or interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries

     (5) Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto

     (6) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation and

     (7) Liens securing on an equal and ratable basis the notes and any other Indebtedness.

   "Permitted Mortgage Investment" means an Investment in Indebtedness secured by real estate assets or Capital Stock of Persons (other than the Company or its Restricted Subsidiaries) owning such real estate assets provided that:

     (1) the Company is able to consolidate the operations of the real estate assets in its GAAP financial statements

     (2) such real estate assets are owned by a partnership, LLC or other entity which is controlled by the Company or a Restricted Subsidiary as a general partner, managing member or through similar means or

     (3) the aggregate amount of such Permitted Mortgage Investments (excluding those referenced in clauses (1) and (2) above), determined at the time each such Investment was made, does not exceed 10% of Total Assets after giving effect to such Investment.

   "Permitted REIT Distributions" means a declaration or payment of any dividend or the making of any distribution:

     (1) to Host REIT that is necessary to maintain Host REIT's status as a REIT under the Code or to satisfy the distributions required to be made by reason of Host REIT's making of the election provided for in Notice 88-19 (or Treasury regulations issued pursuant thereto), if:

       (a) the aggregate principal amount of all outstanding Indebtedness (other than the QUIPs Debt) of the Company and its Restricted
    Subsidiaries on a consolidated basis at such time is less than 80% of Adjusted Total Assets of the Company and

       (b) no Default or Event of Default shall have occurred and be continuing and

     (2) to any Person in respect of any Units, which distribution is required as a result of or a condition to the distribution or payment of such dividend or distribution to Host REIT provided that such Person's investment in the Operating Partnership in consideration of which such Person received such Units shall have been consummated in a transaction determined by the Company to be fair to the Operating Partnership as set forth in an Officer's Certificate for Investments in an amount less than $50 million and as set forth in a Board Resolution for Investments equal to or greater than such amount.

   "Permitted REIT Payments" means, without duplication, payments to Host REIT and its Subsidiaries that hold only Qualified Assets in an amount necessary and sufficient to permit Host REIT and such Subsidiaries to pay all of their operating expenses and other general corporate expenses and liabilities (including any reasonable professional fees and expenses).

   "Permitted Sharing Arrangements" means any contracts, agreements or other arrangements between the Company and/or one or more of its Subsidiaries and a Parent of the Company and/or one or more Subsidiaries of such Parent, pursuant to which such Persons share centralized services, establish joint payroll arrangements, procure goods or services jointly or otherwise make payments with respect to goods or services on a joint basis, or allocate corporate expenses (other than taxes based on income) (provided that (i) such Permitted Sharing Arrangements are, in the determination of management of the Company, the Subsidiary Guarantors, or their Restricted Subsidiaries in the best interests of the Company, the Subsidiary Guarantors, or their Restricted Subsidiaries and (ii) the liabilities of the Company, the Subsidiary Guarantors and their Restricted Subsidiaries under such Permitted Sharing Arrangements are determined in good faith and on a reasonable basis).

   "Permitted Sharing Arrangements Payment" means payments under Permitted Sharing Arrangements.

   "Permitted Tax Payments" means payment of any liability of the Company, Host, Host REIT or any of their respective Subsidiaries for Taxes.

   "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

   "Preferred Stock" means, with respect to any Person, any and all shares, interests, participation or other equivalents (however designated, whether voting or non-voting), which have a preference on liquidation or with respect to distributions over any other class of Capital Stock, including preferred partnership interests, whether general or limited, or such Person's preferred or preference stock, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of such preferred or preference stock.

   "Private Partnership" means a partnership (other than a Public Partnership) or limited liability company that owns one or more full service hotels and that, prior to the REIT Conversion, was partially but not Wholly Owned by Host or one of its Subsidiaries.

   "Private Partnership Acquisition" means the acquisition by the Operating Partnership or a Restricted Subsidiary thereof from unaffiliated partners of certain Private Partnerships of partnership interests in such Private Partnerships in exchange for Units or the assets of such Private Partnerships by merger or conveyance in exchange for Units.

   "Procurement Contracts" means contracts for the procurement of goods and services entered into in the ordinary course of business and consistent with industry practices.

   "Pro Rata Share" means "PRS" where:

     PRS equals CR divided by TC multiplied by OPTC

  where:

     CR equals the redemption value of such Capital Stock in the issuing Restricted Subsidiary held in the aggregate by the Company and its Restricted Subsidiaries,

     TC equals the total contribution to the equity of the issuing Restricted Subsidiary made by the Company and its Restricted Subsidiaries, and

     OPTC equals the total contribution to the equity of the issuing Restricted Subsidiary made by other Persons.

   "Public Partnerships" mean, collectively:

     (1) Atlanta Marriott Marquis II Limited Partnership, a Delaware limited partnership (with which HMC Atlanta Merger Limited Partnership was merged)

     (2) Desert Springs Marriott Limited Partnership, a Delaware limited partnership (with which HMC Desert Merger Limited Partnership was merged)

     (3) Hanover Marriott Limited Partnership, a Delaware limited partnership (with which HMC Hanover Merger Limited Partnership was merged)

     (4) Marriott Diversified American Hotels, L.P., a Delaware limited partnership (with which HMC Diversified Merger Limited Partnership was merged)

     (5) Marriott Hotel Properties Limited Partnership, a Delaware limited partnership (with which HMC Properties I Merger Limited Partnership was merged)

     (6) Marriott Hotel Properties II Limited Partnership, a Delaware limited partnership (with which HMC Properties II Merger Limited Partnership was merged)

     (7) Mutual Benefit Chicago Marriott Suite Hotel Partners, L.P., a Rhode Island limited partnership (with which HMC Chicago Merger Limited Partnership was merged)

     (8) Potomac Hotel Limited Partnership, a Delaware limited partnership (with which HMC Potomac Merger Limited Partnership was merged) and

     (9) Marriott Suites Limited Partnership, a Delaware limited partnership (with which MS Merger Limited Partnership was merged)

or, as the context may require, any such entity together with its Subsidiaries, or any of such Subsidiaries.

   "Qualified Assets" means:

     (1) Capital Stock of the Company or any of its Subsidiaries or of other Subsidiaries of the Guarantors substantially all of whose sole assets are direct or indirect interests in Capital Stock of the Company and

     (2) other assets related to corporate operations of the Guarantors which are de minimus in relation to those of the Guarantors and their Restricted Subsidiaries, taken as a whole.

   "Qualified Capital Stock" means any Capital Stock of the Company that is not Disqualified Stock and, when used in the definition of "Disqualified Stock," also includes any Capital Stock of a Restricted Subsidiary, Host REIT or any Parent of the Company that is not Disqualified Stock.

   "Qualified Exchange" means:

     (1) any legal defeasance, redemption, retirement, repurchase or other acquisition of then outstanding Capital Stock or Indebtedness of the Company issued on or after the Issue Date with the Net Cash Proceeds received by the Company from the substantially concurrent sale of Qualified Capital Stock or

     (2) any exchange of Qualified Capital Stock for any then outstanding Capital Stock or Indebtedness issued on or after the Issue Date.

   "QUIPS" means the 6 3/4% Convertible Preferred Securities issued by Host Marriott Financial Trust, a statutory business trust.

   "QUIPs Debt" means the $567 million aggregate principal amount of 6 3/4% convertible subordinated debentures due 2026 of Host, held by Host Marriott Financial Trust, a statutory business trust.

   "Rating Agencies" means (i) S&P and (ii) Moody's or (iii) if S&P or Moody's or both shall not make a rating of all of the notes publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for S&P or Moody's or both, as the case may be.

   "Rating Category" means currently:

     (1) with respect to S&P, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories)

     (2) with respect to Moody's, any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories) and

     (3) the equivalent of any such category of S&P or Moody's used in another Rating Agency.

   In determining whether the rating of the notes has decreased by one or more gradations, gradations within Rating Categories (currently + and - for S&P, 1, 2 and 3 for Moody's or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).

   "Rating Date" means the date which is 90 days prior to the earlier of:

     (1) a Change of Control and

     (2) the first public notice of the occurrence of a Change of Control or of the intention by the Company to effect a Change of Control.

   "Rating Decline" means the occurrence, on or within 90 days after the earliest to occur of:

     (1) a Change of Control and

     (2) the date of the first public notice of the occurrence of a Change of Control or of the intention by any Person to effect a Change of Control (which period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies), of:

       (a) in the event the notes are rated by either Moody's or S&P on the Rating Date as Investment Grade, a decrease in the rating, of the notes by either of such Rating Agencies to a rating that is below Investment Grade or

       (b) in the event the notes are rated below Investment Grade by both Rating Agencies on the Rating Date, a decrease in the rating of the notes by either Rating Agency by one or more gradations (including gradations with Rating Categories as well as between Rating Categories).

   "Real Estate Assets" means real property and all FF&E associated or used in connection therewith.

   "Reference Period" with regard to any Person means the four full fiscal quarters ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the securities or the indenture.

   "Refinancing Indebtedness" means Indebtedness or Disqualified Stock:

     (1) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or

     (2) constituting an amendment, modification or supplement to, or a deferral or renewal of ((1) and (2) above are, collectively, a "Refinancing"), any Indebtedness or Disqualified Stock in a principal amount or, in the case of Disqualified Stock, liquidation preference, not to exceed the sum of:

       (a) the reasonable and customary fees and expenses incurred in connection with the Refinancing plus

       (b) the lesser of:

         1. the principal amount or, in the case of Disqualified Stock, liquidation preference, of the Indebtedness or Disqualified Stock so refinanced and

         2. if such Indebtedness being refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing provided that Refinancing Indebtedness (other than a revolving line of credit from a commercial lender or other Indebtedness whose proceeds are used to repay a revolving line of credit from a commercial lender to the extent such revolving line of credit or other Indebtedness was not put in place for purposes of evading the limitations described in this definition) shall:

     (x) not have an Average Life shorter than the Indebtedness or Disqualified Stock to be so refinanced at the time of such Refinancing and

     (y) be subordinated in right of payment to the rights of holders of the notes if the Indebtedness or Disqualified Stock to be refinanced was so subordinated.

   "REIT Conversion" means the various transactions which were carried out in connection with Host's conversion to a REIT, as generally described in the S-4 Registration Statement, including without limitation:

     (1) the contribution to the Operating Partnership and its Subsidiaries of substantially all of the assets (excluding the assets of SLC) held by Host and its other Subsidiaries

     (2) the assumption by the Operating Partnership and/or its Subsidiaries of substantially all of the liabilities of Host and its other Subsidiaries (including, without limitation, the QUIPs Debt and the Old Notes)

     (3) the Partnership Mergers

     (4) the Private Partnership Acquisitions

     (5) the issuance of Limited Partner Notes in connection with the foregoing

     (6) the Blackstone Acquisition

     (7) the contribution, prior to or substantially concurrent with the Conversion Date, to Non-Controlled Entities of Non-Conforming Assets

     (8) the leases to SLC or Subsidiaries of SLC of the hotels owned by the Operating Partnership and its Subsidiaries

     (9) the Host REIT Merger

     (10) the E&P Distribution and

     (11) such other related transactions and steps, occurring prior to or substantially concurrent with or within a reasonable time after the Conversion Date as may be reasonably necessary to complete the above transactions or otherwise to permit Host REIT to elect to be treated as a REIT for Federal income tax purposes.

   "Related Business" means the businesses conducted (or proposed to be conducted) by the Company and its Restricted Subsidiaries as of the Closing Date and any and all businesses that in the good faith judgment of the Board of the Company are materially related businesses or real estate related businesses. Without limiting the generality of the foregoing, Related Business shall include the ownership and operation of lodging properties.

   "Restricted Investment" means, in one or a series of related transactions, any Investment, other than a Permitted Investment.

   "Restricted Payment" means, with respect to any Person (but without duplication):

     (1) the declaration or payment of any dividend or other distribution in respect of Capital Stock of such Person or the Parent or any Restricted Subsidiary of such Person

     (2) any payment on account of the purchase, redemption or other acquisition or retirement for value of Capital Stock of such Person or the Parent or any Restricted Subsidiary of such Person

     (3) other than with the proceeds from the substantially concurrent sale of, or in exchange for, Refinancing Indebtedness, any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of any amendment of the terms of or any defeasance of, any Subordinated Indebtedness, directly or indirectly, by such Person or the Parent or a Restricted Subsidiary of such Person prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness

     (4) any Restricted Investment by such Person and

     (5) the payment to any Affiliate (other than the Company or its Restricted Subsidiaries) in respect of taxes owed by any consolidated group of which both such Person or a Subsidiary of such Person and such Affiliate are members provided, however, that the term "Restricted Payment" does not include:

     (a) any dividend, distribution or other payment on or with respect to Capital Stock of the Company to the extent payable solely in shares of Qualified Capital Stock

     (b) any dividend, distribution or other payment to the Company, or to any of the Subsidiary Guarantors, by the Company or any of its Restricted Subsidiaries

     (c)  Permitted Tax Payments

     (d) the declaration or payment of dividends or other distributions by any Restricted Subsidiary of the Company, provided such distributions are made to the Company (or a Subsidiary of the Company, as applicable) on a pro rata basis (and in like form) with all dividends and distributions so made

     (e) the retirement of Units upon conversion of such Units to Capital Stock of Host REIT

     (f) any transactions comprising part of the REIT Conversion

     (g) any payments with respect to Disqualified Stock or Indebtedness at the stated time and amounts pursuant to the original terms of the instruments governing such obligations

     (h) Permitted REIT Payments and

     (i) payments in accordance with the existing terms of the QUIPS and provided, further, that any payments of bona fide obligations of the Company or any Restricted Subsidiary shall not be deemed to be Restricted Payments solely by virtue of the fact of another Person's co-obligation with respect thereto.

   "Restricted Subsidiary" means any Subsidiary of the Company other than (i) an Unrestricted Subsidiary or (ii) a Non-Consolidated Entity.

   "S-4 Registration Statement" means the registration statement of the Operating Partnership on Form S-4, filed with the Commission on June 2, 1998, as amended and supplemented.

   "Secured Indebtedness" means any Indebtedness or Disqualified Stock secured by a Lien (other than Permitted Liens) upon the property of the Company, the Subsidiary Guarantors or any of their respective Restricted Subsidiaries.

   "Significant Subsidiary" means any Subsidiary which is a "significant subsidiary" of the Company within the meaning of Rule 1-02(w) of Regulation S-X promulgated by the Commission as in effect as of the Issue Date.

   "SLC" means HMC Senior Communities, Inc., a Delaware corporation, and its successor Crestline Capital Corporation, a Maryland corporation, and its successors and assigns.

   "S&P" means Standard & Poor's Ratings Services and its successors.

   "Stated Maturity" means:

     (1) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and

     (2) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

   "Subordinated Indebtedness" means Indebtedness of the Company or a Subsidiary Guarantor that is expressly subordinated in right of payment to the notes or a Subsidiary Guarantee thereof, as applicable.

   "Subsidiary" means, with respect to any Person:

     (1) any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, or the accounts of which would be consolidated with those of such Person in its consolidated financial statements in accordance with GAAP, if such statements were prepared as of such date

     (2) any partnership:

       (a) in which such Person or one or more Subsidiaries of such Person is, at the time, a general partner and owns alone or together with the Company a majority of the partnership interest or

       (b) in which such Person or one or more Subsidiaries of such Person is, at the time, a general partner and which is controlled by such Person in a manner sufficient to permit its financial statements to be consolidated with the financial statements of such Person in conformance with GAAP and the financial statements of which are so consolidated

     (3) any Non-Controlled Entity and

     (4) any Fifty Percent Venture.

   "Subsidiary Guarantee" means a Guarantee by each Subsidiary Guarantor for payment of principal, premium and interest on the notes by such Subsidiary Guarantor. Each Subsidiary Guarantee will be a senior obligation of the Subsidiary Guarantor and will be full and unconditional regardless of the enforceability of the notes and the indenture.

   "Subsidiary Guarantors" means:

     (1) the current Subsidiary Guarantors identified in the following sentence and

     (2) any Future Subsidiary Guarantors that become Subsidiary Guarantors pursuant to the terms of the indenture but in each case excluding any Persons whose guarantees have been released pursuant to the terms of the indenture.

   The current Subsidiary Guarantors are:
  (1) Airport Hotels LLC
  (2) Host of Boston, Ltd.
  (3) Host of Houston, Ltd.
  (4) Host of Houston 1979
  (5) Chesapeake Financial Services LLC
  (6) City Center Interstate Partnership LLC
  (7) HMC Retirement Properties, L.P.
  (8) HMH Marina LLC
  (9) Farrell's Ice Cream Parlour Restaurants LLC
  (10) HMC Atlanta LLC
  (11) HMC BCR Holdings LLC
  (12) HMC Burlingame LLC
  (13) HMC California Leasing LLC
  (14) HMC Capital LLC
  (15) HMC Capital Resources LLC
  (16) HMC Park Ridge LLC
  (17) HMC Partnership Holdings LLC
  (18) Host Park Ridge LLC
  (19) HMC Suites LLC
  (20) HMC Suites Limited Partnership
  (21) PRM LLC
  (22) Wellsford-Park Ridge Host Hotel Limited Partnership
  (23) YBG Associates LLC
  (24) HMC Chicago LLC
  (25) HMC Desert LLC
  (26) HMC Palm Desert LLC

  (27)MDSM Finance LLC
  (28)HMC Diversified LLC
  (29)HMC East Side II LLC
  (30)HMC Gateway LLC
  (31)HMC Grand LLC
  (32)HMC Hanover LLC
  (33)HMC Hartford LLC
  (34)HMC Hotel Development LLC
  (35)HMC HPP LLC
  (36)HMC IHP Holding LLC
  (37)HMC Manhattan Beach LLC
  (38)HMC Market Street LLC
  (39)New Market Street LP
  (40)HMC Georgia LLC
  (41)HMC Mexpark LLC
  (42)HMC Polanco LLC
  (43)HMC NGL LLC
  (44)HMC OLS I L.P.
  (45)HMC OP BN LLC
  (46)HMC Pacific Gateway LLC
  (47)HMC PLP LLC
  (48)Chesapeake Hotel Limited Partnership
  (49)HMC Potomac LLC
  (50)HMC Properties I LLC
  (51)HMC Properties II LLC
  (52)HMC RTZ Loan I LLC
  (53)HMC RTZ II LLC
  (54)HMC SBM Two LLC
  (55)HMC Seattle LLC
  (56)HMC SFO LLC
  (57)HMC Swiss Holdings LLC
  (58)HMC Waterford LLC
  (59)HMH General Partner Holdings LLC
  (60)HMH Norfolk LLC
  (61)HMH Norfolk, L.P.
  (62)HMH Pentagon LLC
  (63)HMH Restaurants LLC
  (64)HMH Rivers LLC
  (65)HMH Rivers, L.P.
  (66)HMH WTC LLC
  (67)HMP Capital Ventures LLC
  (68)HMP Financial Services LLC
  (69)Host La Jolla LLC
  (70)City Center Hotel Limited Partnership
  (71)Times Square LLC

  (72)Ivy Street LLC
  (73)Market Street Host LLC
  (74)MFR of Illinois LLC
  (75)MFR of Vermont LLC
  (76)MFR of Wisconsin LLC
  (77)Philadelphia Airport Hotel LLC
  (78)PM Financial LLC
  (79)PM Financial LP
  (80)HMC Property Leasing LLC
  (81)HMC Host Restaurants LLC
  (82)Santa Clara HMC LLC
  (83)S.D. Hotels LLC
  (84)Times Square GP LLC
  (85)Durbin LLC
  (86)HMC HT LLC
  (87)HMC JWDC GP LLC
  (88)HMC JWDC LLC
  (89)HMC OLS I LLC
  (90)HMC OLS II L.P.
  (91)HMT Lessee Parent LLC
  (92)HMC/Interstate Ontario, L.P.
  (93)HMC/Interstate Manhattan Beach, L.P.
  (94)Host/Interstate Partnership, L.P.
  (95)HMC/Interstate Waterford, L.P.
  (96)Ameliatel
  (97)HMC Amelia I LLC
  (98)HMC Amelia II LLC
  (99)Rockledge Hotel LLC and
  (100)Fernwood Hotel LLC

   "Subsidiary Indebtedness" means, without duplication, all Unsecured Indebtedness (including Guarantees (other than Guarantees by Restricted Subsidiaries of Secured Indebtedness)) of which a Restricted Subsidiary other than a Subsidiary Guarantor is the obligor. A release of the Guarantee of a Subsidiary Guarantor which remains a Restricted Subsidiary shall be deemed to be an Incurrence of Subsidiary Indebtedness in amount equal to the Company's proportionate interest in the Unsecured Indebtedness of such Subsidiary Guarantor.

   "Tax" or "Taxes" means all Federal, state, local, and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto, imposed by any domestic or foreign governmental authority responsible for the administration of any such taxes.

   "Total Assets" means the sum of:

     (1) Undepreciated Real Estate Assets and

     (2) all other assets (excluding intangibles) of the Company, the Subsidiary Guarantors, and their respective Restricted Subsidiaries determined on a consolidated basis (it being understood that the accounts of Restricted Subsidiaries shall be consolidated with those of the Company only to the extent of the Company's proportionate interest therein).

   "Total Unencumbered Assets" as of any date means the sum of:

     (1) Undepreciated Real Estate Assets not securing any portion of Secured Indebtedness and

     (2) all other assets (but excluding intangibles and minority interests in Persons who are obligors with respect to outstanding secured debt) of the Company, the Subsidiary Guarantors and their respective Restricted Subsidiaries not securing any portion of Secured Indebtedness, determined on a consolidated basis (it being understood that the accounts of Restricted Subsidiaries shall be consolidated with those of the Company only to the extent of the Company's proportionate interest therein).

   "Transaction Date" means, with the respect to the Incurrence of any Indebtedness or issuance of Disqualified Stock by the Company or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred or such Disqualified Stock is to be issued and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

   "Treasury Yield" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the date fixed for redemption (or, if such Statistical Release is no longer published, any publicly available source of similar data)) most nearly equal to the then remaining average life of the notes, provided that if the average life of the notes is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury yield shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the average life of the notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

   "Undepreciated Real Estate Assets" means, as of any date, the cost (being the original cost to the Company, the Subsidiary Guarantors or any of their respective Restricted Subsidiaries plus capital improvements) of real estate assets of the Company, the Subsidiary Guarantors and their respective Restricted Subsidiaries on such date, before depreciation and amortization of such real estate assets, determined on a consolidated basis (it being understood that the accounts of Restricted Subsidiaries shall be consolidated with those of the Company only to the extent of the Company's proportionate interest therein).

   "Units" means the limited partnership units of the Operating Partnership.

   "Unrestricted Subsidiary" means any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of the Company in the manner provided below. The Board of the Company may designate any Subsidiary (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary, unless such Subsidiary owns any Capital Stock of the Company, the Subsidiary Guarantors or any of their respective Restricted Subsidiaries (other than the designated Subsidiary and any other Subsidiary concurrently being designated as an Unrestricted Subsidiary); provided that:

     (1) any Guarantee by the Company, the Subsidiary Guarantors or any of their respective Restricted Subsidiaries (other than the designated Subsidiary and any other Subsidiary concurrently being designated as an Unrestricted Subsidiary) of any Indebtedness of the Subsidiary being so designated shall be deemed an "Incurrence" of such Indebtedness and an "Investment" by the Company, the Subsidiary Guarantors or such Restricted Subsidiaries at the time of such designation

     (2) either:

       (a) the Subsidiary to be so designated has total assets of $1,000 or less or

       (b) if such Subsidiary has assets greater than $1,000, such designation would not be prohibited under the "Limitation on Restricted Payments" covenant described below and

     (3) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (1) of this proviso would be permitted under the "Limitation on Incurrences of Indebtedness and Issuances of Disqualified Stock" and "Limitation on Restricted Payments" covenants.

   The Board of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

     (1) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation and

     (2) all Liens, Indebtedness and Disqualified Stock of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred, granted or issued at such time, have been permitted to be Incurred, granted or issued and shall be deemed to have been Incurred, granted or issued for all purposes of the indenture.

   Any such designation by the Board of the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing provisions.

   "Unsecured Indebtedness" means any Indebtedness or Disqualified Stock of the Company, the Subsidiary Guarantors or any of their respective Restricted Subsidiaries that is not Secured Indebtedness.

   "Voting Stock" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting, members of the governing body of such Person.

   "Wholly Owned" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or Investments by individuals mandated by applicable law) by such Person and/or one or more Wholly Owned Subsidiaries of such Person.

Covenants

   The following covenants apply to the Series I senior notes being offered pursuant to this prospectus:

 Repurchase of Notes at the Option of the Holder Upon a Change of Control Triggering Event

   Upon the occurrence of a Change of Control Triggering Event, each holder of notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's notes pursuant to the unconditional, irrevocable offer to purchase described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the date of purchase (the "Change of Control Payment") on a date that is not more than 45 Business Days after the occurrence of such Change of Control Triggering Event (the "Change of Control Payment Date").

   On or before the Change of Control Payment Date, the Company will:

     (1) accept for payment notes or portions thereof properly tendered pursuant to the Change of Control Offer;

     (2) deposit with the Paying Agent cash sufficient to pay the Change of Control Payment (together with accrued and unpaid interest) of all notes so tendered; and

     (3) deliver to the trustee notes so accepted together with an Officer's Certificate listing the aggregate principal amount of the notes or portions thereof being purchased by the Company.

   The Paying Agent will promptly mail to the holders of notes so accepted payment in an amount equal to the Change of Control Payment, and the trustee will promptly authenticate and mail or deliver (or cause to be transferred by book entry) to such holders a new note equal in principal amount to any unpurchased portion of the note surrendered; provided that each such new note will be in a principal amount of $1,000 or an integral multiple thereof. Any notes not so accepted will be promptly mailed or delivered by the Company to the holder thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the consummation thereof.

   The provisions of the indenture relating to a Change of Control Triggering Event may not afford the holders protection in the event of a highly leveraged transaction, reorganization, restructuring, merger, spin-off or similar transaction that may adversely affect holders, if such transaction does not constitute a Change of Control Triggering Event, as defined. In addition, the Company may not have sufficient financial resources available to fulfill its obligation to repurchase the notes upon a Change of Control Triggering Event.

   Any Change of Control Offer will be made in compliance with all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Securities Exchange Act of 1934, as amended, and the rules thereunder and all other applicable Federal and state securities laws.

 Limitation on Incurrences of Indebtedness and Issuance of Disqualified Stock

   (1) Except as set forth below, neither the Company, the Subsidiary Guarantors nor any of their respective Restricted Subsidiaries will, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any Disqualified Stock. Notwithstanding the foregoing sentence, if, on the date of any such Incurrence or issuance, after giving effect to, on a pro forma basis, such Incurrence or issuance and the receipt and application of the proceeds therefrom:

     (a) the aggregate amount of all outstanding Indebtedness (other than the QUIPs Debt) and Disqualified Stock of the Company, the Subsidiary Guarantors and their respective Restricted Subsidiaries (including amounts of Refinancing Indebtedness outstanding pursuant to paragraph (4)(c) hereof or otherwise), determined on a consolidated basis (it being understood that the amounts of Indebtedness and Disqualified Stock of Restricted Subsidiaries shall be consolidated with that of the Company only to the extent of the Company's proportionate interest in such Restricted Subsidiaries), without duplication, is less than or equal to 65% of Adjusted Total Assets of the Company; and

     (b) the Consolidated Coverage Ratio of the Company would be greater than or equal to 2.0 to 1, the Company and its Restricted Subsidiaries may Incur such Indebtedness or issue such Disqualified Stock.

   (2) In addition to the foregoing limitations set forth in (1) above, except as set forth below, the Company, the Subsidiary Guarantors and their Restricted Subsidiaries will not Incur any Secured Indebtedness or Subsidiary Indebtedness. Notwithstanding the foregoing sentence, if, immediately after giving effect to the Incurrence of such additional Secured Indebtedness and/or Subsidiary Indebtedness and the application of the proceeds thereof, the aggregate amount of all outstanding Secured Indebtedness and Subsidiary Indebtedness of the Company, the Subsidiary Guarantors and their Restricted Subsidiaries (including amounts of Refinancing Indebtedness outstanding pursuant to paragraph (4)(c) hereof or otherwise), determined on a consolidated basis (it being understood that the amounts of Secured Indebtedness and Subsidiary Indebtedness of Restricted Subsidiaries shall be consolidated with that of the Company only to the extent of the Company's proportionate interest in such Restricted Subsidiaries), without duplication, is less than or equal to 45% of Adjusted Total Assets of the Company, the Company and its Restricted Subsidiaries may Incur such Secured Indebtedness and/or Subsidiary Indebtedness.

   (3) In addition to the limitations set forth in (1) and (2) above, the Company, the Subsidiary Guarantors and their Restricted Subsidiaries will maintain at all times Total Unencumbered Assets of not less than 125% of the aggregate outstanding amount of the Unsecured Indebtedness (other than the QUIPs Debt) (including amounts of Refinancing Indebtedness outstanding pursuant to paragraph (4)(c) hereof or otherwise) determined on a consolidated basis (it being understood that the Unsecured Indebtedness of the Restricted Subsidiaries shall be consolidated with that of the Company only to the extent of the Company's proportionate interest in such Restricted Subsidiaries).

   (4) Notwithstanding paragraphs (1) or (2), the Company, the Subsidiary Guarantors and their respective Restricted Subsidiaries (except as specified below) may Incur or issue each and all of the following:

     (a) Indebtedness outstanding (including Indebtedness issued to replace, refinance or refund such Indebtedness) under the Credit Facility at any time in an aggregate principal amount not to exceed $1.5 billion, less any amount of such Indebtedness permanently repaid as provided under the "Limitation on Asset Sales" covenant (including that, in the case of a revolver or similar arrangement, such commitment is permanently reduced by such amount);

     (b) Indebtedness or Disqualified Stock owed:

       a) to the Company; or

       b) to any Subsidiary Guarantor; provided that any event which results in any Restricted Subsidiary holding such Indebtedness or Disqualified Stock ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness or Disqualified Stock (other than to the Company or a Subsidiary Guarantor) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness or issuance of Disqualified Stock not permitted by this clause (b);

     (c) Refinancing Indebtedness with respect to outstanding Indebtedness (other than Indebtedness Incurred under clause (a), (b), (d), (f) or (h) of this paragraph) and any refinancings thereof;

     (d) Indebtedness:

       (i) in respect of performance, surety or appeal bonds Incurred in the ordinary course of business;

       (ii) under Currency Agreements and Interest Swap and Hedging Obligations; provided that such agreements:

        (A) are designed solely to protect the Company, the Subsidiary Guarantors or any of their Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates; and

        (B) do not increase the Indebtedness of the obligor outstanding, at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; or

       (iii) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company, the Subsidiary Guarantors or any of their Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in an amount not to exceed the gross proceeds actually received by the Company, the Subsidiary Guarantors and their Restricted Subsidiaries on a consolidated basis in connection with such disposition;

     (e) Indebtedness of the Company, to the extent the net proceeds thereof are promptly:

       (i) used to purchase all of the notes tendered in a Change of Control Offer made as a result of a Change of Control; or

       (ii) deposited to defease the notes as described below under "Legal Defeasance and Covenant Defeasance";

     (f) Guarantees of the notes and Guarantees of Indebtedness of the Company or any of the Subsidiary Guarantors by any of their respective Restricted Subsidiaries; provided the guarantee of such Indebtedness is permitted by and made in accordance with the terms of the Indenture at the time of the incurrence of such underlying Indebtedness or at the time such guarantor becomes a Restricted Subsidiary;

     (g) Indebtedness evidenced by the notes and the Guarantees thereof and represented by the indenture up to the amounts issued pursuant thereto as of the Issue Date;

     (h) the QUIPs Debt;

     (i) Limited Partner Notes; and

     (j) Indebtedness Incurred pursuant to the Blackstone Acquisition and any Indebtedness of Host, its Subsidiaries, a Public Partnership or a Private Partnership incurred in connection with the REIT Conversion.

   (5) For purposes of determining any particular amount of Indebtedness under this covenant:

     (a) Indebtedness Incurred under the Credit Facility on or prior to the Issue Date shall be treated as Incurred pursuant to clause (a) of paragraph
  (4) of this covenant; and

     (b) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included as additional Indebtedness. For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Company, in its sole discretion, shall classify such item of Indebtedness as being Incurred under only one of such clauses.

   Indebtedness or Disqualified Stock of any Person that is not a Restricted Subsidiary of the Company, which Indebtedness or Disqualified Stock is outstanding at the time such Person becomes a Restricted Subsidiary of the Company (including by designation) or is merged with or into or consolidated with the Company or a Restricted Subsidiary of the Company, shall be deemed to have been Incurred or issued at the time such Person becomes a Restricted Subsidiary of the Company or is merged with or into or consolidated with the Company, or a Restricted Subsidiary of the Company, and Indebtedness or Disqualified Stock which is assumed at the time of the acquisition of any asset shall be deemed to have been Incurred or issued at the time of such acquisition.

 Limitation on Liens

   Neither the Company, the Subsidiary Guarantors, nor any Restricted Subsidiary shall secure any Indebtedness under the Credit Facility by a Lien or suffer to exist any Lien on their respective properties or assets securing Indebtedness under the Credit Facility unless effective provision is made to secure the notes equally and ratably with the Lien securing such Indebtedness for so long as Indebtedness under the Credit Facility is secured by such Lien.

 Limitation on Restricted Payments

   The Company and the Subsidiary Guarantors will not, and the Company and the Subsidiary Guarantors will not permit any of their respective Restricted Subsidiaries to, directly or indirectly, make a Restricted Payment if, at the time of, and after giving effect to, the proposed Restricted Payment:

     (1) a Default or Event of Default shall have occurred and be continuing;

     (2) the Company could not Incur at least $1.00 of Indebtedness under paragraph (1) of the "Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock" covenant; or

     (3) the aggregate amount of all Restricted Payments (the amount, if other than in cash, the fair market value of any property used therefor) made on and after the Issue Date shall exceed the sum of, without duplication:

       (a) 95% of the aggregate amount of the Funds From Operations (or, if the Funds From Operations is a loss, minus 100% of the amount of such loss) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter in which the Issue Date occurs and ending on the last day of the last fiscal quarter preceding the Transaction Date;

       (b) 100% of the aggregate Net Cash Proceeds received by the Company after the Issue Date from the issuance and sale permitted by the Indenture of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Company including from an issuance to a Person who is not a Subsidiary of the Company of any options, warrants or other rights to acquire Capital Stock of the Company (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the notes), and the amount of any Indebtedness (other than Indebtedness subordinate in right of payment to the notes) of the Company that was issued and sold for cash upon the conversion of such Indebtedness after the Issue Date into Capital Stock (other than Disqualified Stock) of the Company, or otherwise received as Capital Contributions;

       (c) an amount equal to the net reduction in Investments (other than Permitted Investments) in any Person other than a Restricted Subsidiary after the Issue Date resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any of its Restricted Subsidiaries or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Funds From Operations) or from designations of Unrestricted Subsidiaries or Non-Consolidated Entities as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments");

       (d) the fair market value of noncash tangible assets or Capital Stock (other than that of the Company or its Parent) representing interests in Persons acquired after the Issue Date in exchange for an issuance of Qualified Capital Stock; and

       (e) the fair market value of noncash tangible assets or Capital Stock (other than that of the Company or its Parent) representing interests in Persons contributed as a Capital Contribution to the Company after the Issue Date.

   Notwithstanding the foregoing, the Company may make Permitted REIT Distributions.

   The Company estimates that as of September 7, 2001, the sum of the amounts referenced in clauses (a) through (e) above was approximately $3.6 billion.

 Limitation on Dividend and Other Payment Restrictions Affecting Subsidiary Guarantors

   The Company and the Subsidiary Guarantors will not create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary Guarantor to:

     (1) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Subsidiary Guarantor held by the Company or its Restricted Subsidiaries;

     (2) pay any Indebtedness owed to the Company or any Subsidiary
  Guarantor;

     (3) make loans or advances to the Company or any Subsidiary Guarantor;
  or

     (4) transfer its property or assets to the Company or any Subsidiary Guarantor.

   The foregoing provisions shall not prohibit any encumbrances or restrictions:

     (1) imposed under the indenture as in existence immediately following the Issue Date or under the Credit Facility, and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

     (2) imposed under any applicable documents or instruments pertaining to any Secured Indebtedness (and relating solely to assets constituting collateral thereunder or cash proceeds from or generated by such assets);

     (3) existing under or by reason of applicable law;

     (4) existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired;

     (5) in the case of clause (4) of the first paragraph of this covenant,
  (a) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (b) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the indenture or (c) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company and its Restricted Subsidiaries, taken as a whole;

     (6) with respect solely to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary;

     (7) contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if (a) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement, (b) the encumbrance or restriction is not materially more disadvantageous to the holders of the notes than is customary in comparable financings (as determined by the Company) and (c) the Company determines that any such encumbrance or restriction will not materially affect its ability to make principal or interest payments on the notes, or

     (8) in connection with and pursuant to permitted refinancings thereof, replacements of restrictions imposed pursuant to clause (4) of this paragraph that are not more restrictive than those being replaced and do not apply to any other Person or assets other than those that would have been covered by the restrictions in the Indebtedness so refinanced.

   Nothing contained in this covenant shall prevent the Company, the Subsidiary Guarantors or any of their respective Restricted Subsidiaries from:

     (a) creating, incurring, assuming or suffering to exist any Permitted Liens or Liens not prohibited by the "Limitation on Liens" covenant; or

     (b) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries in accordance with the terms of such Indebtedness or any related security document.

 Limitation on Transactions with Affiliates

   Neither the Company, the Subsidiary Guarantors, nor any of their respective Restricted Subsidiaries will be permitted to, directly or indirectly, enter into, renew or extend any transaction or series of transactions (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any Affiliate of the Company or any of its Restricted Subsidiaries ("Affiliate Transactions"), other than Exempted Affiliate Transactions, except upon fair and reasonable terms no less favorable to the Company, the Subsidiary Guarantor or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's length transaction with a Person that is not an Affiliate.

   The foregoing limitation does not limit, and shall not apply to:

     (1) transactions approved by a majority of the Board of the Company;

     (2) the payment of reasonable and customary fees and expenses to members of the Board of the Company who are not employees of the Company;

     (3) any Restricted Payments not prohibited by the "Limitation on Restricted Payments" covenant or any payments specifically exempted from the definition of Restricted Payments; and

     (4) Permitted REIT Payments.

   Notwithstanding the foregoing, any Affiliate Transaction or series of related Affiliate Transactions, other than Exempted Affiliate Transactions and any transaction or series of related transactions specified in any of clauses
(2) through (4) of the preceding paragraph:

     (a) with an aggregate value in excess of $10 million must first be approved pursuant to a Board Resolution by a majority of the Board of the Company who are disinterested in the subject matter of the transaction; and

     (b) with an aggregate value in excess of $25 million, will require the Company to obtain a favorable written opinion from an independent financial advisor of national reputation as to the fairness from a financial point of view of such transaction to the Company, such Subsidiary Guarantor or such Restricted Subsidiary, except that in the case of a real estate transaction or related real estate transactions with an aggregate value in excess of $25 million but not in excess of $50 million, an opinion may instead be obtained from an independent, qualified real estate appraiser that the consideration received in connection with such transaction is fair to the Company, such Subsidiary Guarantor or such Restricted Subsidiary.

 Limitation on Asset Sales

   The Company and the Subsidiary Guarantors will not, and the Company and the Subsidiary Guarantors will not permit any of their respective Restricted Subsidiaries to, consummate any Asset Sale, unless:

     (1) the consideration received by the Company, the Subsidiary Guarantor or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of as determined by the Board of the Company, in good faith; and

     (2) at least 75% of the consideration received consists of cash, Cash Equivalents and/or real estate assets; provided that, with respect to the sale of one or more real estate properties, up to 75% of the consideration may consist of indebtedness of the purchaser of such real estate properties so long as such Indebtedness is secured by a first priority Lien on the real estate property or properties sold; and provided that, for purposes of this clause (2) the amount of:

       (a) any Indebtedness (other than Indebtedness subordinated in right of payment to the notes or a Subsidiary Guarantee) that is required to be repaid or assumed (and is either repaid or assumed by the transferee of the related assets) by virtue of such Asset Sale and which is secured by a Lien on the property or assets sold; and

       (b) any securities or other obligations received by the Company, any Subsidiary Guarantor or any such Restricted Subsidiary from such transferee that are immediately converted by the Company, the Subsidiary Guarantor or such Restricted Subsidiary into cash (or as to which the Company, any Subsidiary Guarantor or such Restricted Subsidiary has received at or prior to the consummation of the Asset Sale a commitment (which may be subject to customary conditions) from a nationally recognized investment, merchant or commercial bank to convert into cash within 90 days of the consummation of such Asset Sale and which are thereafter actually converted into cash within such 90-day period)

will be deemed to be cash.

   In the event that the aggregate Net Cash Proceeds received by the Company, any Subsidiary Guarantors or such Restricted Subsidiaries from one or more Asset Sales occurring on or after the Closing Date in any period of 12 consecutive months exceed 1% of Total Assets (determined as of the date closest to the commencement of such 12 month period for which a consolidated balance sheet of the Company and its Restricted Subsidiaries has been filed with the Securities and Exchange Commission or provided to the trustee pursuant to the

"Reports" covenant), then prior to 12 months after the date Net Cash Proceeds so received exceeded 1% of Total Assets, the Net Cash Proceeds may be:

     (1) invested in or committed to be invested in, pursuant to a binding commitment subject only to reasonable, customary closing conditions, and providing such Net Cash Proceeds are, in fact, so invested, within an additional 180 days:

       (a) fixed assets and property (other than notes, bonds, obligations and securities) which in the good faith reasonable judgment of the Board of the Company will immediately constitute or be part of a Related Business of the Company, the Subsidiary Guarantor or such Restricted Subsidiary (if it continues to be a Restricted Subsidiary) immediately following such transaction;

       (b) Permitted Mortgage Investments; or

       (c) a controlling interest in the Capital Stock of an entity engaged in a Related Business;

  provided that concurrently with an Investment specified in clause (c), such entity becomes a Restricted Subsidiary; or

     (2) used to repay and permanently reduce Indebtedness outstanding under the Credit Facility (including that, in the case of a revolver or similar arrangement, such commitment is permanently reduced by such amount).

   Pending the application of any such Net Cash Proceeds as described above, the Company may invest such Net Cash Proceeds in any manner that is not prohibited by the Indenture. Any Net Cash Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph (including any Net Cash Proceeds which were committed to be invested as provided in such sentence but which are not in fact invested within the time period provided) will be deemed to constitute "Excess Proceeds."

   Within 30 days following each date on which the aggregate amount of Excess Proceeds exceeds $25 million, the Company will make an offer to purchase from the holders of the notes and holders of any other Indebtedness of the Company ranking pari passu with the notes from time to time outstanding with similar provisions requiring the Company to make an offer to purchase or redeem such Indebtedness with the proceeds from such Asset Sale, on a pro rata basis, an aggregate principal amount (or accreted value, as applicable) of notes and such other Indebtedness equal to the Excess Proceeds on such date, at a purchase price in cash equal to 100% of the principal amount (or accreted value, as applicable) of the notes and such other Indebtedness, plus, in each case, accrued interest (if any) to the Payment Date. To the extent that the aggregate amount of notes and other senior Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount (or accreted value, as applicable) of notes and such other Indebtedness tendered pursuant to an Asset Sale Offer exceeds the amount of Excess Proceeds, the notes to be purchased and such other Indebtedness shall be selected on a pro rata basis. Upon completion of such Offer to Purchase, the amount of Excess Proceeds shall be reset at zero.

   Notwithstanding, and without complying with, any of the foregoing provisions:

     (1) the Company, the Subsidiary Guarantors and their respective Restricted Subsidiaries may, in the ordinary course of business, convey, sell, lease, transfer, assign or otherwise dispose of inventory acquired and held for resale in the ordinary course of business;

     (2) the Company, the Subsidiary Guarantors and their respective Restricted Subsidiaries may convey, sell, lease, transfer, assign or otherwise dispose of assets pursuant to and in accordance with the "Consolidation, Merger and Sale of Assets" and "Limitation on Merger of Subsidiary Guarantors and Release of Subsidiary Guarantors" covenants in the indenture;

     (3) the Company, the Subsidiary Guarantors and their respective Restricted Subsidiaries may sell or dispose of damaged, worn out or other obsolete property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the business of the Company, the Subsidiary Guarantor or such Restricted Subsidiary, as applicable; and

     (4) the Company, the Subsidiary Guarantors and their respective Restricted Subsidiaries may exchange assets held by the Company, the Subsidiary Guarantor or a Restricted Subsidiary for one or more real estate properties and/or one or more Related Businesses of any Person or entity owning one or more real estate properties and/or one or more Related Businesses; provided that the Board of the Company has determined in good faith that the fair market value of the assets received by the Company are approximately equal to the fair market value of the assets exchanged by the Company.

   No transaction listed in clauses (1) through (4) inclusive shall be deemed to be an "Asset Sale."

 Limitation on Merger of Subsidiary Guarantors and Release of Subsidiary Guarantors

   No Subsidiary Guarantor shall consolidate or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person (other than the Company or another Subsidiary Guarantor), unless:

     (1) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor pursuant to a supplemental indenture in form reasonably satisfactory to the trustee, pursuant to which such Person shall unconditionally and fully guarantee, on a senior basis, all of such Subsidiary Guarantor's obligations under such Subsidiary Guarantor's Guarantee under the indenture on the terms set forth in the indenture; and

     (2) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred or be continuing.

   Notwithstanding the foregoing, the Guarantee of the notes by a Subsidiary Guarantor shall be automatically released upon:

     (a) The sale or other disposition of Capital Stock of such Subsidiary Guarantor if, as a result of such sale or disposition, such Subsidiary Guarantor ceases to be a Subsidiary of the Company;

     (b) the consolidation or merger of any such Subsidiary Guarantor with any Person other than the Company or a Subsidiary of the Company if, as a result of such consolidation or merger, such Subsidiary Guarantor ceases to be Subsidiary of the Company;

     (c) a Legal Defeasance or Covenant Defeasance; or

     (d) the unconditional and complete release of such Subsidiary Guarantor from its Guarantee of all Guaranteed Indebtedness.

 Limitation on Status as Investment Company

   The indenture prohibits the Company and its Restricted Subsidiaries from being required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended).

Covenants upon Attainment and Maintenance of an Investment Grade Rating

   The covenants "--Limitation on Liens," "--Limitation on Restricted Payments," "--Limitation on Dividend and other Payment Restrictions Affecting Subsidiary Guarantors," "--Limitation on Transactions with Affiliates" and "-- Limitation on Asset Sales," will not be applicable in the event, and only for so long as, the Series I senior notes are rated Investment Grade.

Reports

   Whether or not the Company is subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act, the Company shall deliver to the trustee and to each holder, within 15 days after it is or would have been required to file such with the Commission, annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports filed with the Commission if the Company were subject to the requirements of
Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the certified independent public accountants of the Company, as such would be required in such reports to the Commission, and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required. Whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability and will make such information available to securities analysts and prospective investors upon request.

Events of Default

   An Event of Default with respect to any series of senior notes issued under the Indenture is defined as:

     (1) the failure by the Company to pay any installment of interest on the senior notes of that series as and when the same becomes due and payable and the continuance of any such failure for 30 days;

     (2) the failure by the Company to pay all or any part of the principal of, or premium, if any, on, the notes of that series when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise;

     (3) the failure by the Company, a Guarantor or any Subsidiary Guarantor to observe or perform any other covenant or agreement contained in the senior notes of that series or the Indenture with respect to that series of senior notes and, subject to certain exceptions, the continuance of such failure for a period of 30 days after written notice is given to the Company by the trustee or to the Company and the trustee by the holders of at least 25% in aggregate principal amount of the senior notes of that series outstanding;

     (4) certain events of bankruptcy, insolvency or reorganization in respect of the Company or any of its Significant Subsidiaries;

     (5) a default in (a) Secured Indebtedness of the Company or any of its Restricted Subsidiaries with an aggregate principal amount in excess of 5% of Total Assets, or (b) other Indebtedness of the Company or any of its Restricted Subsidiaries with an aggregate principal amount in excess of $50 million, in either case, (A) resulting from the failure to pay principal or interest when due (after giving effect to any applicable extensions or grace or cure periods) or (B) as a result of which the maturity of such Indebtedness has been accelerated prior to its final Stated Maturity;

     (6) final unsatisfied judgments not covered by insurance aggregating in excess of 0.5% of Total Assets, at any one time rendered against the Company or any of its Significant Subsidiaries and not stayed, bonded or discharged within 60 days; and

     (7) any other Event of Default with respect to note of that series, which is specified in a Board Resolution, a supplemental indenture or an Officer's Certificate, in accordance with the indenture.

   The Indenture provides that if a Default occurs and is continuing, the trustee must, within 90 days after the occurrence of such default, give to the holders written notice of such default; provided that the trustee may withhold from holders of the senior notes notice of any continuing Default or Event of Default (except a Default or Events of Default relating to the payment of principal or interest on the senior notes of that series) if it determines that withholding notice is in their interest.

   If an Event of Default with respect to the senior notes of any series occurs and is continuing (other than an Event of Default specified in clause
(4), above, relating to the Company), then either the trustee or the holders of 25% in aggregate principal amount of the senior notes of that series then outstanding, by notice in writing to the Company (and to the trustee if given by holders) (an "Acceleration Notice"), may declare all principal, determined as set forth below, and accrued interest thereon to be due and payable immediately. If an Event of Default specified in clause (4) above relating to the Company occurs, all principal and accrued interest thereon will be immediately due and payable on all outstanding senior notes of such series without any declaration or other act on the part of trustee or the holders.
The holders of a majority in aggregate principal amount of senior notes of any series generally are authorized to rescind such acceleration if all existing Events of Default with respect to the senior notes of such series, other than the non-payment of the principal of, premium, if any, and interest on the senior notes of that series which have become due solely by such acceleration, have been cured or waived. Subject to certain limitations, holders of a majority in principal amount of the then outstanding senior notes of a series may direct the trustee in its exercise of any trust or power with respect to such series.

   The holders of a majority in aggregate principal amount of the senior notes of a series at the time outstanding may waive on behalf of all the holders any default with respect to such series, except a default with respect to any provision requiring supermajority approval to amend, which default may only be waived by such a supermajority with respect to such series, and except a default in the payment of principal of or interest on any senior note of that series not yet cured or a default with respect to any covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding senior note of that series affected.

   Subject to the provisions of the Indenture relating to the duties of the trustee, the trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the holders, unless such holders have offered to the trustee reasonable security or indemnity. Subject to all provisions of the Indenture and applicable law, the holders of a majority in aggregate principal amount of the senior notes of any series at the time outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to such series.

Consolidation, Merger and Sale of Assets

   The Company will not merge with or into, or sell, convey, or transfer, or otherwise dispose of all or substantially of its property and assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to any Person or permit any Person to merge with or into the Company, unless:

     (1) either the Company shall be the continuing Person or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired such property and assets of the Company shall be an entity organized and validly existing under the laws of the United States of America or any state or jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, all of the obligations of the Company, on the notes and under the indenture;

     (2) immediately after giving effect, on a pro forma basis, to such transaction, no Default or Event of Default shall have occurred and be continuing; and

     (3) the Company will have delivered to the trustee an Officer's Certificate and an Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with.

   Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company, in accordance with the foregoing, the successor Person formed by such consolidation or into which the Company is merged or to which such transfer is made, shall succeed to, be substituted for, and may exercise every right and power of the Company under the Indenture with the same effect as if such successor Person had been named therein as the Company and the Company shall be released from the obligations under the Series I senior notes and the Indenture.

Legal Defeasance and Covenant Defeasance

   The Company may, at its option, elect to have its obligations and the obligations of the Guarantors and Subsidiary Guarantors discharged with respect to the outstanding senior notes of any series ("Legal Defeasance"). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented, and the Indenture shall cease to be of further effect as to all outstanding senior notes of such series and Guarantees thereof, except as to:

     (1) rights of holders to receive payments in respect of the principal of, premium, if any, and interest on such senior notes when such payments are due from the trust funds;

     (2) the Company's obligations with respect to such senior notes concerning issuing temporary senior notes, registration of senior notes, mutilated, destroyed, lost or stolen senior notes, and the maintenance of an office or agency for payment and money for security payments held in trust;

     (3) the rights, powers, trust, duties, and immunities of the trustee, and the Company's, the Guarantors' and the Subsidiary Guarantors' obligations in connection therewith; and

     (4) the Legal Defeasance provisions of the Indenture.

   In addition, the Company may, at its option and at any time, elect, with respect to any series of senior notes, to have the obligations of the Company, the Guarantors and the Subsidiary Guarantors released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any failure to comply with such obligations shall not constitute a Default or Event of Default with respect to the senior notes of such series. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the senior notes of such series.

   In order to exercise either Legal Defeasance or Covenant Defeasance, with respect to any series of senior notes:

     (1) the Company must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the senior notes of such series, U.S. legal tender, noncallable government securities or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on such senior notes on the stated date for payment thereof or on the redemption date of such principal or installment of principal of, premium, if any, or interest on such senior notes;

     (2) in the case of the Legal Defeasance, the Company shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to trustee confirming that (A) the Company has received from, or there has been published by the Internal Revenue Service, a ruling or (B) since the date of the Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of such senior notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

     (3) in the case of Covenant Defeasance, the Company shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to such trustee confirming that the holders of such senior notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

     (4) no Default or Event of Default shall have occurred with respect to such series and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

     (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture or any other material agreement or instrument to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

     (6) the Company shall have delivered to the trustee an Officer's Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of such senior notes over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

     (7) the Company shall have delivered to the trustee an Officer's Certificate stating that the conditions precedent provided for have been complied with.

Amendments, Supplements and Waivers

   The Indenture contains provisions permitting the Company, the Guarantors, the Subsidiary Guarantors and the trustee to enter into a supplemental indenture for certain limited purposes without the consent of the holders. Subject to certain limited exceptions, modifications and amendments of the Indenture or any supplemental indenture with respect to any series may be made by the Company, the Guarantors, the Subsidiary Guarantors and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding senior notes of such series (except that any amendments or supplements to the provisions relating to security interests or with respect to the Guarantees of the Subsidiary Guarantors shall require the consent of the holders of not less than 66 2/3% of the aggregate principal amount of the senior notes of such series at the time outstanding); provided that no such modification or amendment may, without the consent of each holder affected thereby:

     (1) change the Stated Maturity of the principal of, or any installment of interest on, any senior note;

     (2) reduce the principal amount of, or premium, if any, or interest on, any senior note;

     (3) change the place of payment of principal of, or premium, if any, or interest on, any senior note;

     (4) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any senior note;

     (5) reduce the above-stated percentages of outstanding senior notes the consent of whose holders is necessary to modify or amend the Indenture;

     (6) waive a default in the payment of principal of, premium, if any, or interest on the senior notes (except a rescission of acceleration of the securities of any series and a waiver of the payment default that resulted from such acceleration);

     (7) alter the provisions relating to the redemption of the senior notes at the option of the Company;

     (8) reduce the percentage or aggregate principal amount of outstanding senior notes the consent of whose holders is necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; or

     (9) make the senior notes subordinate in right of payment to any other Indebtedness.

No Personal Liability of Partners, Stockholders, Officers, Directors

   No recourse for the payment of the principal of, premium, if any, or interest on any of the Series H senior notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company, the Guarantors or the Subsidiary Guarantors in the Indenture, or in any of the Series I senior notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, partner, stockholder, officer, director, employee or controlling Person of the Company, the Guarantors or the Subsidiary Guarantors or of any successor Person thereof, except as an obligor or guarantor of the Series I senior notes pursuant to the Indenture. Each holder, by accepting the Series I senior notes, waives and releases all such liability.

Concerning the Trustee

   The Indenture provides that, except during the continuance of a Default, the trustee will not be liable, except for the performance of such duties as are specifically set forth in such Indenture. If an Event of Default has occurred and is continuing, the trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it under the Indenture as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

   The Indenture and provisions of the Trust Indenture Act of 1939, as amended, incorporated by reference therein, contain limitations on the rights of the trustee, should it become a creditor of the Company or the Guarantors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions; provided that if it acquires any conflicting interest, it must eliminate such conflict or resign.

Book-Entry; Delivery; Form and Transfer

   The Series I senior notes initially will be in the form of one or more registered global notes without interest coupons. Upon issuance, the global notes will be deposited with the trustee, as custodian for DTC in New York, New York, and registered in the name of DTC or its nominee for credit to the accounts of DTC's direct participants and indirect participants (each as defined in the following section "Depository Procedures").

   Transfer of beneficial interests in any global notes will be subject to the applicable rules and procedures of DTC and its direct participants or indirect participants, which may change from time to time.

   The global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee in certain limited circumstances. Beneficial interests in the global notes may be exchanged for notes in certificated form in certain limited circumstances. See "Transfer of Interests in Global Notes for Certificated Notes".

   Initially, the trustee will act as paying agent and registrar. The notes may be presented for registration of transfer and exchange at the offices of the registrar.

Depository Procedures

   DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations, called the "direct participants", and to facilitate the clearance and settlement of transactions in those securities between direct participants through electronic book-entry changes in accounts of participants. The direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities that clear through or maintain a direct or indirect custodial relationship with a direct participant, called the "Indirect Participants". DTC may hold securities beneficially owned by other persons only through the direct participants or indirect participants and such other person's ownership interest and transfer of ownership interest will be recorded only on the records of the direct participant and/or indirect participant and not on the records maintained by DTC.

   DTC has also advised us that, pursuant to DTC's procedures, (1) upon issuance of the Global Notes, DTC will credit the accounts of the direct participants with portions of the principal amount of the global notes, and (2) DTC will maintain records of the ownership interests of such direct participants in the global notes and the transfer of ownership interests by and between direct participants, DTC will not maintain records of the ownership interests of, or the transfer of ownership interest by and between, indirect participants or other owners of beneficial interests in the global notes. Direct participants and indirect participants must maintain their own records of the ownership interests of, and the transfer of ownership interests by and between, indirect participants and other owners of beneficial interests in the global notes.

   Investors in the global notes may hold their interests therein directly through DTC if they are direct participants in DTC or indirectly through organizations that are direct participants in DTC. All ownership interests in any global notes may be subject to the procedures and requirements of DTC.

   The laws of some states in the United States require that certain persons take physical delivery in definitive, certificated form, of securities that they own. This may limit or curtail the ability to transfer beneficial interests in a global note to such persons. Because DTC can act only on behalf of direct participants, which in turn act on behalf of indirect participants and others, the ability of a person having a beneficial interest in a Global Note to pledge such interest to persons or entities that are not direct participants in DTC, or to otherwise take actions in respect of such interests, may be affected by the lack of physical certificates evidencing such interests. For certain other restrictions on the transferability of the notes, see "-- Transfers of Interests in Global Notes for Certificated Notes".

   Except as described in "--Transfers of Interests in Global Notes for Certificated Notes" owners of beneficial interests in the global notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or holders thereof under the indenture for any purpose.

   Under the terms of the Indenture, we, the subsidiary guarantors and the trustee will treat the persons in whose names the Series I senior notes are registered (including Series I senior notes represented by global notes) as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever. Payments in respect of the principal, premium, liquidated damages, if any, and interest on global notes registered in the name of DTC or its nominee will be payable by the trustee to DTC or its nominee as the registered holder under the Indenture. Consequently, none of us, the subsidiary guarantors or the trustee or any agent of ours, the subsidiary guarantors or the trustee has or will have any responsibility or liability for (1) any aspect of DTC's records or any direct participant's or indirect participant's records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any of DTC's records or any direct participant's or Indirect Participant's records relating to the beneficial ownership interests in any global note or (2) any other matter relating to the actions and practices of DTC or any of its direct participants or indirect participants.

   DTC has advised us that its current payment practice (for payments of principal, interest and the like) with respect to securities such as the notes is to credit the accounts of the relevant direct participants with such payment on the payment date in amounts proportionate to such direct participant's respective ownership interests in the global notes as shown on DTC's records. Payments by direct participants and indirect participants to the beneficial owners of the notes will be governed by standing instructions and customary practices between them and will not be the responsibility of DTC, the trustee, us or the subsidiary guarantors. None of us, the subsidiary guarantors or the trustee will be liable for any delay by DTC or its direct participants or indirect participants in identifying the beneficial owners of the notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the notes for all purposes.

   The global notes will trade in DTC's "Same-Day Funds Settlement System" and, therefore, transfers between direct participants in DTC will be effected in accordance with DTC's procedures, and will be settled in immediately available funds. Transfers between indirect participants who hold an interest through a direct participant will be effected in accordance with the procedures of such direct participant but generally will settle in immediately available funds.

   DTC has advised that it will take any action permitted to be taken by a holder of notes only at the direction of one or more direct participants to whose account interests in the global notes are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such direct participant or direct participants has or have given direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange global notes (without the direction of one or more of its direct participants) for legended notes in certificated form, and to distribute such certificated forms of notes to its direct participants. See "--Transfers of Interests in Global Notes for Certificated Notes".

   The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

Transfers of Interests in Global Notes for Certificated Notes

   An entire global note may be exchanged for definitive notes in registered, certificated form without interest coupons if (1) DTC (x) notifies us that it is unwilling or unable to continue as depository for the global notes and we thereupon fail to appoint a successor depository within 90 days or (y) has ceased to be a clearing agency registered under the Exchange Act, (2) we, at our option, notify the trustee in writing that we elect to cause the issuance of certificated notes or (3) upon the request of the trustee or holders of a majority of the outstanding principal amount of notes, there shall have occurred and be continuing a Default or an Event of Default with respect to the notes. In any such case, we will notify the trustee in writing that, upon surrender by the direct participants and indirect participants of their interest in such global note, certificated notes will be issued to each person that such direct participants and indirect participants and DTC identify as being the beneficial owner of the related notes.

   Beneficial interests in global notes held by any direct participant or indirect participant may be exchanged for certificated notes upon request to DTC, by such direct participant (for itself or on behalf of an indirect participant), and to the trustee in accordance with customary DTC procedures, certificated notes delivered in exchange for any beneficial interest in any global notes will be registered in the names, and issued in any approved denominations, requested by DTC on behalf of such direct participants or indirect participants (in accordance with DTC's customary procedures).

   None of us, the subsidiary guarantors or the trustee will be liable for any delay by the holder of any global notes or DTC in identifying the beneficial owners of notes, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of the global note or DTC for all purposes.

Same Day Settlement and Payment

   The Indenture will require that payments in respect of the Series I senior notes represented by the global notes (including principal, premium, if any, interest and liquidated damages, if any) be made by wire transfer of immediately available same day funds to the accounts specified by the holder of interests in such global note. With respect to certificated notes, we will make all payments of principal, premium, if any, interest and liquidated damages, if any, by wire transfer of immediately available same day funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address. We expect that secondary trading in the certificated notes will also be settled in immediately available funds.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

Bank Credit Facility

   General

   Pursuant to an amended and restated credit agreement dated as of May 31, 2000, as further amended, among Deutsche Bank Securities, Inc., as arranger and sole bookrunner, Credit Lyonnais New York Branch as syndication agent and co-agent, The Bank of Nova Scotia, as documentation agent and co-agent, Bank of America, N.A., Societe Generale (Southwest Agency) and Wells Fargo Bank, N.A., as senior managing agents and certain other agents, we currently have a bank credit facility with an aggregate commitment amount of $50 million. The bank credit facility matures in August, 2003. The debt under the bank credit facility is guaranteed by certain of our existing and future subsidiaries and is secured by pledges of equity interests of many of our existing and future subsidiaries. Borrowings under the bank credit facility rank equal in right of payment with all outstanding Series A, Series B, Series C, Series E and Series G senior notes issued under the indenture, the Other Senior Notes (as defined below) and all other existing and future senior indebtedness of the operating partnership.

   We must pay a quarterly unused commitment fee, which is based on the percentage of the revolving loan commitments that are outstanding and this fee ranges from 0.25% to 0.50% (annually) of the unused portion of the revolving loan commitments.

   As of December 1, 2001 we had $460 million outstanding under our bank credit facility ($150 under the term loan and $310 million under the revolver). After giving pro forma effect to the offering of Series H senior notes and the subsequent exchange for Series I senior notes and the use of proceeds to repay indebtedness under the bank credit facility and to the other transactions described above in "Pro Forma Financial Statements of Host Marriott, L.P.", we no longer have any amounts outstanding under the bank credit facility.

   Interest

   Amounts outstanding under the bank credit facility bear interest at a rate determined by the sum of (a) a margin rate determined by our leverage ratio plus, (b) at our option, either (1) a base rate (which is the higher of (i) 1/2 of 1% above the federal funds rate and (ii) the prime rate (as set by Bankers Trust Co.)) or (2) a eurodollar rate (which is (i) the quotation for eurodollars (as set by Bankers Trust Co.) divided by (ii) 100% minus the stated maximum rate of reserve requirements under the Federal Reserve System). All of our borrowings are currently using the eurodollar option. The indebtedness under the bank credit facility currently has a weighted average interest rate of 4.379%.

   Financial Covenants

   The bank credit facility requires us to maintain compliance with the following financial covenants (all on a consolidated basis):

  . minimum interest coverage ratio (which is the ratio of our EBITDA to interest expense);

  . minimum unsecured interest coverage ratio (which is the ratio of our unencumbered EBITDA to unsecured interest expense);

  . minimum fixed charge coverage ratio (which is the ratio of our EBITDA to our fixed charges, including interest, interest on QUIPS, preferred stock dividends and required FF&E reserves);

  . a minimum tangible net worth;

  . maximum leverage ratio (which is the ratio of our total debt to EBITDA);

  . minimum unencumbered EBITDA ratio (which is the ratio of our unencumbered
    EBITDA to total EBITDA); and

  . increases the interest rate based on leverage ratios.

The measures utilized in our financial covenants referenced above represent terms that are defined in the bank credit facility. Our "unencumbered EBITDA" represents our EBITDA attributable to assets which are not subject to secured debt or EBITDA from assets that are owned by subsidiaries that have not incurred types of debt specified in the bank credit facility.

   Other Covenants

   The bank credit facility also imposes customary restrictions on our ability to:

  . incur additional indebtedness and liens;

  . enter into certain acquisitions, investments, mergers or joint ventures;

  . pay certain dividends;

  . enter into certain transactions with affiliates;

  . sell assets (and the use of the proceeds therefrom);

  . make certain capital expenditures.

   Recent amendment to bank credit facility

   As a result of the effects on our business of the economic recession and the terrorist attacks of September 11, 2001, we have entered into an amendment to the bank credit facility, effective November 19, 2001, which among other things:

  . adjusts certain financial covenants so as to require us to meet less stringent levels in respect of (a) a minimum consolidated interest coverage ratio and a minimum unsecured interest coverage ratio until September 6, 2002 and (b) the maximum leverage ratio through August 15, 2002;

  . suspends until September 6, 2002 the minimum fixed charge coverage ratio test;

  . limits draws under the revolver portion of our bank credit facility to
    (a) $50 million in our first quarter of 2002 and (b) up to $25 million in our second quarter of 2002 (but only if draws in the second quarter of 2002 do not cause the aggregate amount drawn in 2002 and then outstanding to exceed $25 million); and

  . increases the interest rate based on higher leverage levels.

   In addition, the amendment imposes restrictions and requirements through August 2002 which include, among others:

  . restricting our ability to pay distributions on our equity securities and our convertible debt securities due to Host REIT related to its QUIPs unless our projections indicate that such payment will be necessary to maintain Host REIT's status as REIT and/or unless we are below certain leverage levels;

  . restricting our ability to incur additional indebtedness and requiring that we apply all net proceeds of permitted incurrences of indebtedness to repay outstanding amounts under the bank credit facility;

  . requiring us to apply all net proceeds from capital contributions to us or from sales of equity by us or Host REIT to repay outstanding amounts under the bank credit facility;

  . requiring us to use all net proceeds from the sale of assets (other than our Vail Marriott Mountain Resort), to repay indebtedness under the bank credit facility;

  . restricting our ability to make acquisitions and investments unless the acquisition has a leverage ratio of 3.5 to 1.0 or below;

  . restricting our investments in subsidiaries; and

  . restricting our capital expenditures.

   The amendment also permits us (i) to retain in escrow the casualty insurance proceeds that we receive from insurance coverage on the New York World Trade Center Marriott and the New York Marriott Financial Center until such proceeds are applied toward the restoration of the New York Marriott Financial Center and the construction of a new hotel to replace the New York World Trade Center Marriott, or (ii) to apply such insurance proceeds to the payment of amounts due to certain third parties, including the New York World Trade Center Marriott ground lessor, mortgage lender and Marriott International as manager. Any proceeds (other than business interruption insurance proceeds) not so used would be used to repay amounts outstanding under the bank credit facility. The amendment also allows us to include business interruption proceeds that we receive from insurance coverage on the New York World Trade Center Marriott and the New York Marriott Financial Center hotels in our calculation of consolidated EBITDA for purposes of our financial covenants.

   After giving pro forma effect to the use of proceeds from the offering of Series H senior notes to repay amounts due under the bank credit facility and to other transactions described below in "Pro Forma Financial Information of Host Marriott, L.P.", we no longer have any amounts outstanding under our bank credit facility. We are currently in compliance with the terms and restrictive covenants of our bank credit facility. As a result of entering into this amendment, and obtaining the relief from the financial covenants described above, we expect to remain in compliance with our bank credit facility through August 15, 2002, the date after which the maximum leverage ratio will return to the level that was in effect prior to this amendment. We anticipate that, if adverse operating conditions continue at currently forecasted levels, we will not be able to comply with the leverage ratio applicable after August 15, 2002 and other financial covenants applicable at the end of our third quarter of 2002. If we fail to comply with the leverage ratio or any other covenant of the bank credit facility, we would be in default under the bank credit facility.

   We anticipate that if we decide to redraw the amounts available under the bank credit facility, we would have to refinance or repay our bank credit facility or obtain another amendment from our lenders to adjust the leverage ratio applicable after August 15, 2002 and, possibly, other financial covenants applicable at the end of our third quarter of 2002. We intend to amend or replace the bank credit facility prior to August 15, 2002. There can be no assurance that we will be able to amend or replace the bank credit facility on terms any more favorable than those currently in effect (if at all). Any default under the bank credit facility that results in an acceleration of its final stated maturity thereof could constitute an event of default under the indenture with respect to all outstanding series of senior notes issued thereunder, including the Series H senior notes offered hereby, as well as under the indentures pursuant to which the other senior notes were issued.

Senior Notes

   We have approximately $3.2 billion of various series of unsecured senior notes outstanding, with maturity dates ranging from August 2005 to December 2008. We have Series A, Senior B, Series C, Series E, Series G and Series H senior notes, which were issued under the same indenture as the Series I senior notes offered hereby. The indenture contains financial covenants restricting our ability to incur indebtedness, grant liens on our assets, acquire or sell or make investments in other entities, and make certain distributions to our equity holders. For a description of the material provisions of the indenture, see the section "Description of Series I Senior Notes" above. Additionally, we have $27 million in aggregate principal amount of three series of senior notes outstanding under other indentures.

Secured Senior Debt

   In addition, together with our subsidiaries, we have a significant amount of indebtedness (consisting primarily of mortgage debt) secured by our assets and the assets of our subsidiaries. The Series I senior notes effectively will be junior in right of payment to this secured debt to the extent of the value of the assets securing such debt. On a pro forma basis, giving effect to the transactions set forth in the section, "Pro Forma Financial Information of Host Marriott, L.P.", as of September 7, 2001, the amount of this secured debt was approximately $2.3 billion.

            MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE

                       CERTAIN FEDERAL TAX CONSIDERATIONS

   The following is a summary of the material United States federal income tax consequences (a) expected to result to holders whose original notes are exchanged for the exchanged notes in this exchange offer and (b) relevant to the ownership and disposition of the exchange notes by persons who hold the notes as a capital asset, generally for investment, as defined in section 1221 of the Internal Revenue Code of 1986, as amended. This summary does not consider state, local or foreign tax laws. In addition, it does not include all of the rules which may affect the United States tax treatment of your investment in the notes. For example, special rules not discussed herein may apply to you if you are:

  .  a broker-dealer or a dealer in securities or currencies;

  .  an S corporation

  .  a bank, thrift or other financial institution;

  .  a regulated investment company or a real estate investment trust;

  .  an insurance company;

  .  a tax-exempt organization;

  . subject to the alternative minimum tax provisions of the Internal Revenue Code;

  . holding the notes as a part of a hedge, straddle, conversion or other risk reduction or constructive sale transaction;

  .  holding the notes through a partnership or similar pass-through entity;

  .  a person with a "functional currency" other than the U.S. dollar; or

  .  a United States expatriate.

   The discussion is based on the following materials, all as of the date hereof:

  .  the Internal Revenue Code;

  . current, temporary and proposed Treasury Regulations promulgated under the Internal Revenue Code;

  .  the legislative history of the Internal Revenue Code;

  . current administrative interpretations and practices of the Internal Revenue Service; and

  .  court decisions.

   Legislation, judicial decisions, or administrative changes may be forthcoming that could effect the accuracy of the statements included in this summary, possibly on a retroactive basis. We have not requested, and do not plan to request, any rulings from the Internal Revenue Service concerning the tax consequences of exchange of the original notes for the exchange notes or the purchase, ownership or disposition of the exchange notes. The statements set forth below are not binding on the Internal Revenue Service or any court. Thus, we can provide no assurance that the statements set forth below will not be challenged by the Internal Revenue Service, or that they would be sustained by a court if they were so challenged.

   We urge you to consult your own tax advisor concerning the tax consequences of the exchange of the original notes for the exchange notes and of holding and disposing of the exchange notes, including the United States federal, state, local and other tax consequences and potential changes in the tax laws.

The Exchange

   The exchange of the original notes for the exchange notes in the exchange offer will not be treated as an "exchange" for federal income tax purposes, because the exchange notes will not be considered to differ materially in kind or extent from the original notes. Accordingly, the exchange of original notes for exchange notes will not be a taxable event to holders for federal income tax purposes. Moreover, the exchange notes will have the same tax attributes as the original notes and the same tax consequences to holders as the original notes have to holders, including without limitation, the same issue price, adjusted issue price, adjusted tax basis and holding period. Therefore, references to "notes" apply equally to the exchange notes and the original notes.

United States Holders

   If you are a "United States Holder", as defined below, this section applies to you and summarizes certain United States federal income tax consequences of the ownership and disposition of the notes. Otherwise, the next section, "Non-United States Holders", applies to you. You are a "United States Holder" if you hold notes and you are:

  .  a citizen or resident of the United States;

  . a corporation or other entity taxable as a corporation created or organized in or under the law of the United States, any state thereof or the District of Columbia;

  . an estate the income of which is subject to United States federal income tax regardless of its source;

  . a trust, if either (i) a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) the trust was in existence on August 20, 1996, was treated as a United States person on that date and has elected to be treated as a United States person at all times thereafter; or

  . otherwise subject to United States federal income tax on your worldwide income on a net income basis.

   If a partnership or other entity taxable as a partnership holds the notes, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Such partner should consult its tax advisors as to the tax consequences.

 Payments of Interest

   You must generally include the interest on the notes in ordinary income:

  . when it accrues, if you use the accrual method of accounting for United States federal income tax purposes; or

  . when you receive it, if you use the cash method of accounting for United States federal income tax purposes.

 Market Discount

   If a United States Holder acquires a note at a cost that is less than the issue price of the notes, the amount of such difference is treated as "market discount" for federal income tax purposes, unless such difference is less than
 .0025 multiplied by the stated redemption price at maturity multiplied by the number of complete years to maturity (from the date of acquisition). The issue price of the notes equals the first price at which a substantial amount of the notes were sold for money, excluding sales to underwriters, placement agents or wholesalers.

   Under the market discount rules of the Internal Revenue Code, you are required to treat any gain on the sale, exchange, retirement or other disposition of, a note as ordinary income to the extent of the accrued market discount that has not previously been included in income. Thus, principal payments and payments received upon the sale or exchange of a note are treated as ordinary income to the extent of accrued market discount that has not previously been included in income. If you dispose of a note with market discount in certain otherwise nontaxable transactions, you must include accrued market discount as ordinary income as if you had sold the note at its then fair market value.

   In general, the amount of market discount that has accrued is determined on a ratable basis. A United States Holder may, however, elect to determine the amount of accrued market discount on a constant yield to maturity basis. This election is made on a note-by-note basis and is irrevocable.

   With respect to notes with market discount, you may not be allowed to deduct immediately a portion of the interest expense on any indebtedness incurred or continued to purchase or to carry the notes. A United States Holder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule set forth in the preceding sentence will not apply. This election will apply to all debt instruments that a United States Holder acquires on or after the first day of the first taxable year to which the election applies and is irrevocable without the consent of the Internal Revenue Service. A United States Holder's tax basis in a note will be increased by the amount of market discount included in the holder's income under the election.

 Amortizable Bond Premium

   If a United States Holder purchases a note for an amount in excess of the stated redemption price at maturity, the holder will be considered to have purchased the note with "amortizable bond premium" equal in amount to the excess. Generally, a United States Holder may elect to amortize the premium as an offset to interest income otherwise required to be included in income in respect of the note during the taxable year, using a constant yield method similar to that described above, over the remaining term of the note. Under Treasury Regulations, the amount of amortizable bond premium that a United States Holder may deduct in any accrual period is limited to the amount by which the holder's total interest inclusions on the note in prior accrual periods exceed the total amount treated by the holder as a bond premium deduction in prior accrual periods. If any of the excess bond premium is not deductible, that amount is carried forward to the next accrual period. A United States Holder who elects to amortize bond premium must reduce the holder's tax basis in the note by the amount of the premium used to offset interest income as set forth above. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the United States Holder and may be revoked only with the consent of the Internal Revenue Service.

 Sale or Other Taxable Disposition of the Notes

   You must recognize taxable gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a note. The amount of your gain or loss equals the difference between the amount you receive for the note (in cash or other property, valued at fair market value), minus the amount, if any, attributable to accrued but unpaid interest on the note, minus your adjusted tax basis in the note. Your tax basis in a note will initially equal the price you paid for the note and will be subsequently increased by market discount previously included in income in respect of the note and will be reduced by any amortizable bond premium in respect of the note which has been taken into account.

   Your gain or loss will generally be capital gain or loss note except as described under "Market Discount" above. The capital gain or loss will be long-term capital gain or loss, if you have held the notes for more than one year. Otherwise, it will be short-term capital gain or loss. Payments attributable to accrued but unpaid interest which you have not yet included in income will be taxed as ordinary interest income. The deductibility of capital losses is subject to limitations.

 Backup Withholding and Information Reporting

   Backup withholding at a rate of up to 31% may apply when you receive interest payments on a note or proceeds upon the sale or other disposition of a note. Certain holders, including among others, corporations, financial institutions and certain tax-exempt organizations, are generally not subject to backup withholding. In addition, backup withholding will not apply to you if you provide your social security number or other taxpayer identification number in the prescribed manner unless:

  . the Internal Revenue Service notifies us or our agent that the taxpayer identification number provided is incorrect;

  . you fail to report interest and dividend payments that you receive on your tax return and the Internal Revenue Service notifies us or our agent that backup withholding is required; or

  . you fail to certify under penalties of perjury that backup withholding does not apply to you.

   If backup withholding applies to you, you may use the amount withheld as a refund or credit against your United States federal income tax liability as long as you provide the required information to the Internal Revenue Service. United States Holders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedures for obtaining the exemption.

   We will be required to furnish annually to the Internal Revenue Service and to holders of notes information relating to the amount of interest paid on the notes. Some holders, including corporations, financial institutions and certain tax-exempt organizations, are generally not subject to information reporting.

Non-United States Holders

   As used herein, a "Non-United States Holder" is a person or entity that, for United States federal income tax purposes, is not a United States Holder.

 Payments of Interest

   If you are a Non-United States Holder, interest paid to you will not be subject to United States federal income taxes or withholding taxes if the interest is not effectively connected with your conduct of a trade or business within the United States, and you:

  . do not actually or constructively own a 10% or greater interest in our capital or profits;

  . are not a controlled foreign corporation with respect to which we are a "related person" within the meaning of section 864(d)(4) of the Internal Revenue Code;

  . are not a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of your trade or business, and

  .  you provide appropriate certification.

   You can generally meet the certification requirement by providing a properly executed Form W-8BEN or appropriate substitute form to us, or our paying agent. If you hold the notes through a financial institution or other agent acting on your behalf, you may be required to provide appropriate documentation to your agent. Your agent will then generally be required to provide appropriate certifications to us or our paying agent, either directly or through other intermediaries. Special certification rules apply to foreign partnerships, estates and trusts, and in certain circumstances certifications as to foreign status of partners, trust owners or beneficiaries may have to be provided to us or our paying agent.

   If you do not qualify for an exemption under these rules, interest income from the notes may be subject to withholding tax at the rate of 30% (or lower applicable treaty rate) at the time it is paid. The payment of interest effectively connected with your United States trade or business, however, would not be subject to a 30% withholding tax so long as you provide us or our agent an adequate certification (currently on Form W-8ECI), but such interest would be subject to United States federal income tax on a net basis at the rates applicable to United States persons generally. In addition, if you are a foreign corporation and the payment of interest is effectively connected with your United States trade or business, you may also be subject to a 30% (or lower applicable treaty rate) branch profits tax.

 Sale or Other Taxable Disposition of Series H Senior Notes

   If you are a Non-United States Holder, you generally will not be subject to United States federal income tax on any amount which constitutes capital gain upon retirement or disposition of a note, unless:

  . your investment in the note is effectively connected with your conduct of a United States trade or business; or

  . you are a nonresident alien individual and are present in the United States for 183 or more days in the taxable year within which such sale or other taxable disposition takes place and certain other requirements are met.

   If you have a United States trade or business and the investment in the notes is effectively connected with that trade or business, the payment of the sale proceeds with respect to the notes would be subject to United States federal income tax on a net income basis at the rate applicable to United States Holders generally. In addition, foreign corporations may be subject to a 30% (or lower applicable treaty rate) branch profits tax if the investment in the note is effectively connected with the foreign corporation's United States trade or business.

 Backup Withholding and Information Reporting

   No backup withholding or information reporting will generally be required with respect to interest paid to Non-United States Holder of notes if the beneficial owner of the note provides the certification described above in "Non-United States Holder--Payments of Interest" or is an exempt recipient and, in each case, the payor does not have actual knowledge or reason to know that the beneficial owner is a United States Holder.

   Information reporting requirements and backup withholding tax generally will not apply to any payments of the proceeds of the sale of a note effected outside the United States by a foreign office of a foreign broker (as defined in applicable Treasury Regulations). However, unless such broker does not have actual knowledge or reason to know that the beneficial owner is a United States Holder and has documentary evidence in its records that the beneficial owner is a Non-United States Holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption, information reporting but not backup withholding will apply to any payment of the proceeds of the sale of a note effected outside the United States by such broker if it:

  .  is a United States person, as defined in the Internal Revenue Code;

  . derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States;

  . is a controlled foreign corporation for United States federal income tax purposes; or

  . is a foreign partnership that, at any time during its taxable year, has 50% or more of its income or capital interests owned by United States persons or is engaged in the conduct of a United States trade or business.

   Payments of the proceeds of any sale of a note effected by the United States office of a broker will be subject to information reporting and backup withholding requirements, unless the beneficial owner of the note provides the certification described above in "Non-United States Holders--Payments of Interest" or otherwise establishes an exemption.

   If you are a Non-United States Holder of notes, you should consult your tax advisor regarding the application of information reporting and backup withholding in your particular situation, the availability of an exemption therefrom and the procedures for obtaining the exemption, if available. Any amounts withheld from payment to you under the backup withholding rules will be allowed as a refund or credit against your federal income tax liability, provided that the required information is furnished to the Internal Revenue Service.

                              PLAN OF DISTRIBUTION

   If you are a broker-dealer that receives Series I senior notes for your own account pursuant to the exchange offer, you must acknowledge that you will deliver a prospectus in connection with any resale of such Series I senior notes. This prospectus, as it may be amended or supplemented from time to time, may be used in connection with resales of Series I senior notes received in exchange for Series H senior notes where such Series H senior notes were acquired as a result of market-making activities or other trading activities. To the extent any broker-dealer participates in the exchange offer and so notifies us, we have agreed that we will make this prospectus, as amended or supplemented, available to that broker-dealer for use in connection with resales, and will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests those documents in the letter of transmittal.

  . We will not receive any proceeds from any sale of Series I senior notes by broker-dealers.

  . Series I senior notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Series I senior notes or a combination of such methods of resale, at prevailing market prices at the time of resale, at prices related to such prevailing market prices or at negotiated prices.

  . Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers or any such Series I senior notes.

  . Any broker-dealer that resells Series I senior notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such Series I senior notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of Series I senior notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act.

  . The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

   We have agreed to pay all expenses incident to the exchange offer (other than commissions and concessions of any broker-dealer), subject to certain prescribed limitations, and will provide indemnification against certain liabilities, including certain liabilities that may arise under the Securities Act, to broker-dealers that make a market in the Series H senior notes and exchange Series H senior notes in the exchange offer for Series I senior notes.

   By its acceptance of the exchange offer, any broker-dealer that receives Series I senior notes pursuant to the exchange offer hereby agrees to notify us prior to using the prospectus in connection with the sale or transfer of Series I senior notes. It also agrees that, upon receipt of notice from us of the happening of any event which makes any statement in this prospectus untrue in any material respect or which requires the making of any changes in this prospectus in order to make the statements therein not misleading or which may impose upon us disclosure obligations that may have a material adverse effect on us (which notice we agree to deliver promptly to such broker-dealer), such broker-dealer will suspend use of this prospectus until we have notified such broker-dealer that delivery of this prospectus may resume and has furnished copies of any amendment or supplement to this prospectus to such broker-dealer.

                                 LEGAL MATTERS

   Certain legal matters relating to the Series I senior notes were passed upon for us by Elizabeth A. Abdoo, Senior Vice President and General Counsel of the operating partnership. Ms. Abdoo owns shares of Host REIT common stock and has received a restricted stock award under Host REIT compensation plans. Ms. Abdoo may receive additional awards under these plans in the future.

                                    EXPERTS

   The audited consolidated financial statements and schedule of Host Marriott, L.P., CCHP I Corporation, CCHP II Corporation, CCHP III Corporation and CCHP IV Corporation included in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                      WHERE YOU CAN FIND MORE INFORMATION

   This prospectus is part of a Registration Statement on Form S-4 we have filed with the Commission under the Securities Act of 1933, as amended. This prospectus does not contain all of the information set forth in the registration statement. For further information about us and the notes, you should refer to the registration statement. In this prospectus we summarize material provisions of contracts and other documents to which we refer you. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. We have filed these documents as exhibits to our registration statement.

   We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any reports, proxy statements and other information we file at the public reference room of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0300 for further information. In addition, the Commission maintains a website (http:/www.sec.gov) that contains such reports, proxy statements and other information filed by the Company. In addition, you may inspect reports and other information we file at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

   You should rely only on the information incorporated by reference or provided in this prospectus and any supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the dates on the front of these documents.

                         INDEX TO FINANCIAL STATEMENTS

   The following financial information is included on the pages indicated:

                        Historical Financial Statements

Host Marriott, L.P.

                                                                           Page
                                                                           ----
Report of Independent Public Accountants..................................  F-3
Consolidated Balance Sheets as of December 31, 2000 and 1999..............  F-4
Consolidated Statements of Operations for the Fiscal Years Ended
 December 31, 2000, 1999 and 1998.........................................  F-5
Consolidated Statements of Shareholders' Equity and Comprehensive Income
 for the Fiscal Year Ended December 31, 1998..............................  F-6
Consolidated Statements of Partners' Capital and Comprehensive Income for
 the Fiscal Years Ended December 31, 2000, 1999 and 1998..................  F-7
Consolidated Statements of Cash Flows for the Fiscal Years Ended
 December 31, 2000, 1999 and 1998.........................................  F-8
Notes to Consolidated Financial Statements................................ F-10

Lease Pool Financial Statements

 CCHP I Corporation:
Report of Independent Public Accountants.................................. F-46
Consolidated Balance Sheet as of December 31, 2000........................ F-47
Consolidated Statement of Operations for the Fiscal Year Ended
 December 31, 2000........................................................ F-48
Consolidated Statement of Shareholders' Equity for the Fiscal Year Ended
 December 31, 2000........................................................ F-49
Consolidated Statement of Cash Flows for the Fiscal Year Ended
 December 31, 2000........................................................ F-50
Notes to Consolidated Financial Statements................................ F-51

 CCHP II Corporation:
Report of Independent Public Accountants.................................. F-57
Consolidated Balance Sheet as of December 31, 2000........................ F-58
Consolidated Statement of Operations for the Fiscal Year Ended
 December 31, 2000........................................................ F-59
Consolidated Statement of Shareholders' Equity for the Fiscal Year Ended
 December 31, 2000........................................................ F-60
Consolidated Statement of Cash Flows for the Fiscal Year Ended
 December 31, 2000........................................................ F-61
Notes to Consolidated Financial Statements................................ F-62

 CCHP III Corporation:
Report of Independent Public Accountants.................................. F-67
Consolidated Balance Sheet as of December 31, 2000........................ F-68
Consolidated Statement of Operations for the Fiscal Year Ended
 December 31, 2000........................................................ F-69
Consolidated Statement of Shareholders' Equity for the Fiscal Year Ended
 December 31, 2000........................................................ F-70
Consolidated Statement of Cash Flows for the Fiscal Year Ended
 December 31, 2000........................................................ F-71
Notes to Consolidated Financial Statements................................ F-72

 CCHP IV Corporation:
Report of Independent Public Accountants.................................. F-77
Consolidated Balance Sheet as of December 31, 2000........................ F-78
Consolidated Statement of Operations for the Fiscal Year Ended
 December 31, 2000........................................................ F-79

                                                                           Page
                                                                           ----
Consolidated Statement of Shareholders' Equity for the Fiscal Year Ended
 December 31, 2000.......................................................  F-80
Consolidated Statement of Cash Flows for the Fiscal Year Ended
 December 31, 2000.......................................................  F-81
Notes to Consolidated Financial Statements...............................  F-82

Host Marriott, L.P.

Condensed Consolidated Balance Sheets--September 7, 2001.................  F-86
Condensed Consolidated Statements of Operations--Twelve Weeks and Thirty-
 Six Weeks Ended September 7, 2001 and September 8, 2000.................  F-87
Condensed Consolidated Statements of Cash Flows--Thirty-Six Weeks Ended
 September 7, 2001 and September 8, 2000.................................  F-89
Notes to Condensed Consolidated Financial Statements.....................  F-90

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Host Marriott Corporation as general partner to Host Marriott, L.P.:

   We have audited the accompanying consolidated balance sheets of Host Marriott, L.P. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations and comprehensive income, partners' capital and cash flows of Host Marriott, L.P. for each of the three fiscal years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Host Marriott, L.P. and subsidiaries as of December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three fiscal years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States.


                                          Arthur Andersen LLP

Vienna, Virginia
March 1, 2001

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                           December 31, 2000 and 1999

                                                                    2000   1999
                                                                   ------ ------
                                                                   (in millions)
                             ASSETS
Property and equipment, net......................................  $7,110 $7,108
Notes and other receivables, net (including amounts due from
 affiliates of $164 million and $127 million, respectively)......     211    175
Rent receivable..................................................      65     72
Investments in affiliates........................................     128     49
Other assets.....................................................     439    345
Restricted cash..................................................     125    170
Cash and cash equivalents........................................     313    277
                                                                   ------ ------
                                                                   $8,391 $8,196
                                                                   ====== ======
                LIABILITIES AND PARTNERS' CAPITAL
Debt
  Senior notes...................................................  $2,790 $2,539
  Mortgage debt..................................................   2,275  2,309
  Convertible debt obligation to Host Marriott Corporation.......     492    514
  Other..........................................................     257    221
                                                                   ------ ------
                                                                    5,814  5,583
Accounts payable and accrued expenses............................     381    148
Other liabilities................................................     312    475
                                                                   ------ ------
    Total liabilities............................................   6,507  6,206
                                                                   ------ ------
Minority interest................................................     139    136
Cumulative redeemable preferred limited partnership interests of third parties at redemption value ("Preferred OP Units")
 (representing 0.6 million units at December 31, 1999)...........     --       5
Limited partnership interests of third parties at redemption value (representing 63.6 million units and 64.0 million units at
 December 31, 2000 and 1999, respectively).......................     823    528
Partners' capital................................................
  General partner................................................       1      1
  Cumulative redeemable preferred limited partner................     196    196
  Limited partner................................................     724  1,120
  Accumulated other comprehensive income (loss)..................       1      4
                                                                   ------ ------
    Total partners' capital......................................     922  1,321
                                                                   ------ ------
                                                                   $8,391 $8,196
                                                                   ====== ======

                See Notes to Consolidated Financial Statements.

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

              Fiscal years ended December 31, 2000, 1999, and 1998
                     (in millions, except per unit amounts)

                                                          2000    1999    1998
                                                         ------  ------  ------
REVENUES
 Rental income.........................................  $1,390  $1,295  $  --
 Hotel sales
  Rooms................................................     --      --    2,220
  Food and beverage....................................     --      --      984
  Other................................................     --      --      238
                                                         ------  ------  ------
    Total hotel sales..................................     --      --    3,442
 Interest income.......................................      40      39      51
 Net gains on property transactions....................       6      28      57
 Equity in earnings of affiliates and other............      37      14      14
                                                         ------  ------  ------
    Total revenues.....................................   1,473   1,376   3,564
                                                         ------  ------  ------
EXPENSES
 Depreciation and amortization.........................     331     293     246
 Property-level expenses...............................     272     264     271
 Hotel operating expenses
  Rooms................................................     --      --      524
  Food and beverage....................................     --      --      731
  Other department costs and deductions................     --      --      843
  Management fees and other (including Marriott
   International management fees of $196 million in
   1998)...............................................     --      --      213
 Minority interest.....................................      27      21      52
 Corporate expenses....................................      42      34      48
 REIT conversion expenses..............................     --      --       64
 Loss on litigation settlement.........................     --       40     --
 Lease repurchase expense..............................     207     --      --
 Interest expense......................................     466     469     335
 Dividends on Host Marriott-obligated mandatorily
  redeemable convertible preferred securities of a
  subsidiary trust whose sole assets are the
  convertible subordinated debentures due 2026
  ("Convertible Preferred Securities").................     --      --       37
 Other.................................................      23      15      26
                                                         ------  ------  ------
    Total expenses.....................................   1,368   1,136   3,390
                                                         ------  ------  ------
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES..     105     240     174
 Benefit (provision) for income taxes..................      98     (10)    (86)
 Benefit from change in tax status.....................     --       26     106
                                                         ------  ------  ------
INCOME FROM CONTINUING OPERATIONS......................     203     256     194
DISCONTINUED OPERATIONS
 Income from discontinued operations (net of income tax
  expense of $4 million in 1998).......................     --      --        6
 Provision for loss on disposal (net of income tax
  benefit of $3 million in 1998).......................     --      --       (5)
                                                         ------  ------  ------
INCOME BEFORE EXTRAORDINARY ITEMS......................     203     256     195
 Extraordinary gain (loss), net of income tax expense
  (benefit) of $3 million, $4 million and $(80) million
  in 2000, 1999, and 1998, respectively................       4      29    (148)
                                                         ------  ------  ------
NET INCOME.............................................  $  207  $  285  $   47
                                                         ======  ======  ======
 Less: Distributions on preferred limited partner units
  to Host Marriott.....................................     (20)     (6)    --
                                                         ------  ------  ------
NET INCOME AVAILABLE TO COMMON UNITHOLDERS.............  $  187  $  279  $   47
                                                         ======  ======  ======
BASIC EARNINGS (LOSS) PER COMMON UNIT:
 Continuing operations.................................  $  .64  $  .86  $  .90
 Discontinued operations (net of income taxes).........     --      --      .01
 Extraordinary gain (loss).............................     .02     .10    (.69)
                                                         ------  ------  ------
BASIC EARNINGS PER COMMON UNIT.........................  $  .66  $  .96  $  .22
                                                         ======  ======  ======
DILUTED EARNINGS (LOSS) PER COMMON UNIT:
 Continuing operations.................................  $  .63  $  .83  $  .84
 Discontinued operations (net of income taxes).........     --      --      .01
 Extraordinary gain (loss).............................     .02     .10    (.58)
                                                         ------  ------  ------
DILUTED EARNINGS PER COMMON UNIT.......................  $  .65  $  .93  $  .27
                                                         ======  ======  ======

                See Notes to Consolidated Financial Statements.

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
             AND COMPREHENSIVE INCOME OF HOST MARRIOTT CORPORATION

                      Fiscal year ended December 31, 1998
                                 (in millions)

      Shares                                                                                         Accumulated
   Outstanding                                                                 Additional Retained      Other
   -----------                                               Preferred Common   Paid-in   Earnings  Comprehensive  Comprehensive
 Preferred Common                                              Stock   Stock    Capital   (Deficit) Income (Loss)  Income (Loss)
 --------- ------                                            --------- ------  ---------- --------- -------------  -------------
    --     203.8  Balance, January 2, 1998............          --       204        935        49         12           --
    --       --   Net income available to common
                  shareholders........................          --       --         --         47        --             47
    --       --   Other comprehensive income (loss):
    --            Unrealized loss on HM Services
                  common stock........................          --       --         --        --          (5)           (5)
    --            Foreign currency translation
                  adjustment..........................          --       --         --        --          (9)           (9)
    --            Reclassification of gain realized on
                  HM Services common stock--net
                  income..............................          --       --         --        --          (2)           (2)
                                                                                                                      ----
    --       --   Comprehensive income available to
                  common shareholders.................                                                                $ 31
                                                                                                                      ====
  --         1.4  Common stock issued for the
                  comprehensive stock and employee
                  stock purchase plans................            --       --           8       --         --
    --       --   Adjustment of stock par value from
                  $1 to $.01 per share................            --      (202)       202       --         --
    --      11.9  Common stock issued for Special
                  Dividend............................            --       --         143      (143)       --
    --       --   Distribution of stock of Crestline
                  Capital Corporation.................            --       --         --       (438)       --
    --       --   Cash portion of Special Dividend....            --       --         --        (69)       --
--------------------------------------------------------------------------------------------------------------------------------
    --     217.1  Balance, Before contribution to Host
                  Marriott, L.P. .....................           $--     $   2     $1,288     $(554)      $ (4)
                  Net assets retained by Host
                  Marriott............................                               (23)
                                                                                  ------
                  Balance contributed to Host
                  Marriott, L.P. .....................                              $  709
                                                                                   ======
--------------------------------------------------------------------------------------------------------------------------------


                See Notes to Consolidated Financial Statements.

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

                  CONSOLIDATED STATEMENTS OF PARTNERS' CAPITAL
                 AND COMPREHENSIVE INCOME OF HOST MARRIOTT L.P.

              Fiscal years ended December 31, 2000, 1999 and 1998
                                 (in millions)

 Class A and                                                                    Accumulated
 B Preferred  Common OP                             Preferred                      Other
    Units       Units                                Limited  General Limited  Comprehensive Comprehensive
 Outstanding Outstanding                             Partner  Partner Partner  Income (Loss) Income (Loss)
 ----------- -----------                            --------- ------- -------  ------------- -------------
     --         217.1    Contribution by Host
                         Marriott................     $--      $  1   $  712       $ (4)         $--
     --           8.5    Issuance of OP Units to
                         Host Marriott in
                         connection with the
                         Partnership Mergers.....      --       --       113        --
     --           --     Adjustments to limited
                         partner interests in the
                         Operating Partnership...      --       --       (58)       --
----------------------------------------------------------------------------------------------------------
     --         225.6    Balance, December 31,
                         1998....................      --         1      767         (4)          --
     --           --     Net income..............      --       --       285        --            285
     --           --     Other comprehensive
                         income (loss):
     --                  Unrealized loss on HM
                         Services common stock         --       --       --           5             5
     --                  Foreign currency
                         translation adjustment..      --       --       --           4             4
     --                  Reclassification of gain
                         realized on HM Services
                         common stock--net
                         income..................      --       --       --          (1)           (1)
                                                                                                 ----
     --           --     Comprehensive income....                                                $293
                                                                                                 ====
     --           3.6    Units issued to Host
                         Marriott for the
                         comprehensive stock and
                         employee stock purchase
                         plans...................      --       --         8        --
     --           0.5    Redemptions of limited
                         partnership interests of
                         third parties...........      --       --        (3)       --
     --           --     Distributions on OP
                         Units...................      --       --      (245)       --
     --           --     Distributions on
                         Preferred Limited
                         Partner Units...........      --       --        (6)       --
     --          (0.4)   Adjustment to special
                         dividend................      --       --        (4)       --
     --          (5.8)   Repurchases of OP
                         Units...................      --       --       (50)       --
     --           --     Market adjustment to
                         record Preferred OP
                         Units and OP Units of
                         third parties at
                         redemption value........      --       --       368        --
     8.2          --     Issuance of Preferred OP
                         Units...................      196      --       --         --
----------------------------------------------------------------------------------------------------------
     8.2        223.5    Balance, December 31,
                         1999....................     $196     $  1   $1,120       $  4
     --           --     Net income..............      --       --       207        --            207
     --           --     Other comprehensive
                         income (loss):
                         Foreign currency
                         translation adjustment..      --       --       --          (2)           (2)
                         Reclassification of gain
                         realized on HM Services
                         common stock--net
                         income..................      --       --       --          (1)           (1)
                                                                                                 ----
     --           --     Comprehensive income....                                                $204
                                                                                                 ====
     --           2.0    Units issued to Host
                         Marriott for the
                         comprehensive stock and
                         employee stock purchase
                         plans...................      --       --        15        --
     --           0.7    Redemptions of limited
                         partnership interests of
                         third parties...........      --       --        (3)       --
     --           --     Distributions on OP
                         Units...................      --       --      (259)       --
     --           --     Distributions on
                         Preferred Limited
                         Partner Units...........      --       --       (21)       --
     --         (4.9)    Repurchases of OP
                         Units...................      --       --       (44)       --
     --           --     Market adjustment to
                         record Preferred OP
                         Units and OP Units of
                         third parties at
                         redemption value........      --       --      (291)       --
----------------------------------------------------------------------------------------------------------
     8.2        221.3    Balance, December 31,
                         2000....................     $196     $  1   $  724       $  1
----------------------------------------------------------------------------------------------------------

                See Notes to Consolidated Financial Statements.

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

              Fiscal years ended December 31, 2000, 1999 and 1998

                                                        2000    1999     1998
                                                        -----  -------  -------
                                                            (in millions)
OPERATING ACTIVITIES
Income from continuing operations.....................  $ 203  $   256  $   194
Adjustments to reconcile to cash from operations:
 Depreciation and amortization........................    331      293      246
 Income taxes.........................................    (47)     (66)    (103)
 Amortization of deferred income......................     (4)      (4)      (4)
 Net (gains) losses on property transactions..........     (2)     (24)     (50)
 Equity in earnings of affiliates.....................    (25)      (6)      (1)
 Other................................................     14       10       39
 Changes in operating accounts:
 Other assets.........................................     (3)     (55)     (59)
 Other liabilities....................................     67      (44)      50
                                                        -----  -------  -------
 Cash from continuing operations......................    534      360      312
 Cash from discontinued operations....................    --       --        29
                                                        -----  -------  -------
 Cash from operations.................................    534      360      341
                                                        -----  -------  -------
INVESTING ACTIVITIES
Proceeds from sales of assets.........................    --       195      227
Acquisitions..........................................    (40)     (29)    (988)
Capital expenditures:
 Capital expenditures for renewals and replacements...   (230)    (197)    (165)
 New investment capital expenditures..................   (108)    (150)     (87)
 Other Investments....................................    (41)     (14)     --
Purchases of short-term marketable securities.........    --       --      (134)
Sales of short-term marketable securities.............    --       --       488
Notes receivable collections (advances), net..........      6       19        4
Affiliate notes receivable issuances and collections,
 net..................................................    (39)     --       (13)
Other.................................................      4      --        13
                                                        -----  -------  -------
 Cash used in investing activities from continuing
  operations..........................................   (448)    (176)    (655)
 Cash used in investing activities from discontinued
  operations..........................................    --       --       (50)
                                                        -----  -------  -------
 Cash used in investing activities....................   (448)    (176)    (705)
                                                        -----  -------  -------
FINANCING ACTIVITIES
Issuances of debt, net................................    540    1,345    2,496
Debt prepayments......................................   (278)  (1,397)  (1,898)
Cash contributed to Crestline at inception............    --       --       (52)
Cash contributed to Non-Controlled Subsidiary.........    --       --       (30)
Cost of extinguishment of debt........................    --        (2)    (175)
Scheduled principal repayments........................    (39)     (34)     (51)
Issuances of OP Units.................................      4        5        1
Issuances of preferred limited partner units..........    --       196      --
Distributions on common OP Units......................   (241)    (258)     --
Distributions on preferred limited partner units......    (19)      (2)     --
Redemption or repurchase of OP Units for cash.........    (47)     (54)     --
Repurchases of Convertible Preferred Securities.......    (15)     (36)     --
Other.................................................     45     (106)     (26)
                                                        -----  -------  -------
 Cash from (used in) financing activities from
  continuing operations...............................    (50)    (343)     265
 Cash from financing activities from discontinued
  operations..........................................    --       --        24
                                                        -----  -------  -------
 Cash from (used in) financing activities.............    (50)    (343)     289
                                                        -----  -------  -------
DECREASE IN CASH AND CASH EQUIVALENTS.................     36     (159)     (75)
CASH AND CASH EQUIVALENTS, beginning of year..........    277      436      511
                                                        -----  -------  -------
CASH AND CASH EQUIVALENTS, end of year................  $ 313  $   277  $   436
                                                        =====  =======  =======

                See Notes to Consolidated Financial Statements.

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

              Fiscal years ended December 31, 2000, 1999 and 1998

Supplemental schedule of noncash investing and financing activities:

   In 1999, approximately 612,000 cumulative redeemable preferred limited partnership units valued at $7.6 million were issued in connection with the acquisition of minority interests in two hotels.

   The Company assumed mortgage debt of $1,215 million in 1998 for the acquisition of, or purchase of controlling interest in, certain hotel properties and senior living communities.

   In 1998, the Company distributed $438 million of net assets in connection with the discontinued operations and contributed $12 million of net assets to the Non-Controlled Subsidiaries in connection with the REIT Conversion.





                See Notes to Consolidated Financial Statements.

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Summary of Significant Accounting Policies

 Description of Business

   Host Marriott L.P. ("Host LP" or the "Operating Partnership"), a Delaware limited partnership, operating through an umbrella partnership structure with Host Marriott Corporation ("Host REIT") as the sole general partner, is primarily the owner of hotel properties. Host REIT operates as a self-managed and self-administered real estate investment trust ("REIT") with its operations conducted solely through the Operating Partnership and its subsidiaries. Due to certain tax laws restricting REITs from deriving revenues directly from the operations of hotels, effective January 1, 1999, Host LP leased substantially all of the hotels to subsidiaries of Crestline Capital Corporation ("Crestline") and certain other lessees as further discussed at Note 10.

   The Work Incentives Improvement Act of 1999 ("REIT Modernization Act") amended the tax laws to permit REITs, effective January 1, 2001, to lease hotels to a subsidiary that qualifies as a taxable REIT subsidiary ("TRS"). Accordingly, a wholly-owned subsidiary of Host LP effectively terminated the leases with Crestline by acquiring the entities owning the leasehold interests with respect to 116 of the full-service hotels from Crestline effective January 1, 2001 (see Note 2).

   As of December 31, 2000, the Company owned, or had controlling interests in, 122 upscale and luxury, full-service hotel lodging properties generally located throughout the United States and Canada and operated primarily under the Marriott, Ritz-Carlton, Four Seasons, Hilton, Hyatt and Swissotel brand names. Of these properties, 109 are managed or franchised by Marriott International, Inc. and its subsidiaries ("Marriott International"). Host REIT also has economic, non-voting interests in certain Non-Controlled Subsidiaries, whose hotels are also managed by Marriott International (see Note 5).

 Basis of Presentation

   On December 15, 1998, shareholders of Host Marriott Corporation, ("Host Marriott"), a Delaware corporation and the predecessor to Host REIT, approved a plan to reorganize Host Marriott's business operations through the spin-off of Host Marriott's senior living business as part of Crestline and the contribution of Host Marriott's hotels and certain other assets and liabilities to a newly formed Delaware limited partnership, Host LP, Host Marriott merged into HMC Merger Corporation (the "Merger"), a newly formed Maryland corporation (renamed Host Marriott Corporation) which has elected to be treated, effective January 1, 1999, as a REIT and is the sole general partner of the Operating Partnership. Host Marriott and its subsidiaries' contribution of its hotels and certain assets and liabilities to the Operating Partnership and its subsidiaries (the "Contribution") in exchange for units of partnership interest in the Operating Partnership ("OP Units") was accounted for at Host Marriott's historical basis. As of December 31, 2000, Host REIT owned approximately 78% of the Operating Partnership.

   On February 7, 2001, certain limited partners converted 12.5 million OP Units to Host REIT common shares and immediately sold them to an underwriter for sale on the open market. As a result, Host REIT now owns approximately 82% of the Operating Partnership. The Company received no proceeds as a result of the transaction.

   In these consolidated financial statements, the "Company" or "Host Marriott" refers to Host Marriott Corporation before, and Host LP after Host Marriott Corporation's conversion to a REIT (the "REIT Conversion"). Host Marriott Corporation is presented as the predecessor to the Operating Partnership since the Operating Partnership and its subsidiaries received substantially all of the continuing operations, assets and liabilities of Host Marriott Corporation and its subsidiaries.

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

   On December 29, 1998, the Company completed the previously discussed spin-off of Crestline (see Note 2), through a taxable stock dividend to its shareholders. Each Host Marriott shareholder of record on December 28, 1998 received one share of Crestline for every ten shares of Host Marriott common stock owned (the "Distribution").

   As a result of the Distribution, the Company's financial statements were restated to present the senior living communities business results of operations and cash flows as discontinued operations. See Note 2 for further discussion of the Distribution.

 Principles of Consolidation

   The consolidated financial statements include the accounts of the Company and its subsidiaries and controlled affiliates. Investments in affiliates over which the Company has the ability to exercise significant influence, but does not control, are accounted for using the equity method. All material intercompany transactions and balances have been eliminated.

 Fiscal Year End Change

   The U.S. Internal Revenue Code of 1986, as amended, requires REITs to file their U.S. income tax return on a calendar year basis. Accordingly in 1998, the Company changed its fiscal year-end to December 31 for both financial and tax reporting requirements. Previously, the Company's fiscal year ended on the Friday nearest to December 31.

 Revenues

   The Company's 2000 and 1999 revenues primarily represent the rental income from its leased hotels, net gains on property transactions, interest income and equity in earnings of affiliates. The rent due under each lease is the greater of base rent or percentage rent, as defined. Percentage rent applicable to room, food and beverage and other types of hotel revenue varies by lease and is calculated by multiplying fixed percentages by the total amounts of such revenues over specified threshold amounts. Both the minimum rent and the revenue thresholds used in computing percentage rents are subject to annual adjustments based on increases in the United States Consumer Price Index and the Labor Index, as defined. As of year end 2000 and 1999, all annual thresholds were achieved.

   The comparison of the 2000 and 1999 results with 1998 is also affected by a change in the reporting period for the Company's hotels not managed by Marriott International. In prior years, operations for certain of the Company's hotels were recorded from the beginning of December of the prior year to November of the current year due to a one-month delay in receiving results from those hotel properties. Upon conversion to a REIT, operations are required to be reported on a calendar year basis in accordance with Federal income tax regulations. As a result, the Company recorded one additional period of operations in fiscal year 1998 for these properties. The effect on revenues and net income was to increase revenues by $44 million and net income by $6 million and diluted earnings per unit by $0.02 in 1998.

   As a result of the previously discussed transaction with Crestline, effective January 1, 2001, a wholly-owned subsidiary of the Company replaced Crestline as lessee with respect to 116 full-service properties. Beginning in 2001, the Company's consolidated results of operations will represent property-level revenues and expenses rather than rental income from lessees with respect to those 116 properties and, therefore, will not be comparable to 2000 and 1999 results.

                     HOST MARRIOTT, L.P. AND SUBSIDIARIES

 Earnings (Loss) Per Unit

   Basic earnings per unit is computed by dividing net income less distributions on preferred limited partner interests by the weighted average number of units outstanding. Diluted earnings per unit is computed by dividing net income less distributions on preferred limited partner interests as adjusted for potentially dilutive securities, by the weighted average number of units outstanding plus other potentially dilutive securities. Dilutive securities may include units distributed to Host REIT for Host REIT common shares granted under comprehensive stock plans and the Convertible Preferred Securities. Dilutive securities also include those common and preferred OP Units issuable or outstanding that are held by minority partners which are assumed to be converted. Diluted earnings per unit was not adjusted for the impact of the Convertible Preferred Securities for 2000 and 1999 as they were anti-dilutive. In December 1998, the Company declared the Special Dividend (see Note 3) and, in February 1999, Host REIT distributed 11.5 million shares to existing shareholders in conjunction with the Special Dividend. The weighted average number of units outstanding and the basic and diluted earnings per unit computations have been restated to reflect these shares as outstanding for all periods presented.

   In February 1999, the Company distributed 8.5 million units to Host REIT for 8.5 million shares of Host REIT common stock issued in exchange for 8.5 million OP Units issued to certain limited partners in connection with the Partnership Mergers (see Note 13) which are deemed outstanding at December 31, 1998.

   A reconciliation of the number of units utilized for the calculation of diluted earnings per unit follows:

                                                                  Year Ended
                      --------------------------------------------------------------------------------------------------
                                    2000                             1999                             1998
                      -------------------------------- -------------------------------- --------------------------------
                                                 Per                              Per                              Per
                        Income        Units      Unit    Income        Units      Unit    Income        Units      Unit
                      (Numerator) (Denominator) Amount (Numerator) (Denominator) Amount (Numerator) (Denominator) Amount
                      ----------- ------------- ------ ----------- ------------- ------ ----------- ------------- ------
 Net income.........     $207         284.2      $.73     $285         291.6      $.98      $47         216.3      $.22
  Distributions on
   preferred limited
   partner units and
   preferred OP
   Units............      (20)          --       (.07)      (6)          --       (.02)     --            --        --
                         ----         -----      ----     ----         -----      ----      ---         -----      ----
 Basic earnings
  available to
  unitholders per
  unit..............     $187         284.2      $.66     $279         291.6      $.96      $47         216.3      $.22
  Assuming
   distribution of
   units to Host
   Marriott
   Corporation for
   Host Marriott
   Corporation
   common shares
   granted under the
   comprehensive
   stock plan, less
   shares assumed
   purchased at
   average market
   price............      --            4.2      (.01)     --            5.3      (.02)     --            4.0      (.01)
  Assuming
   conversion of
   Preferred OP
   Units............      --            0.6       --       --            0.3       --       --            --        --
  Assuming issuance
   of minority OP
   Units issuable
   under certain
   purchase
   agreements.......      --            --        --         7          10.9      (.01)     --            0.3       --
  Assuming
   conversion of
   Convertible
   Preferred
   Securities.......      --            --        --       --            --        --        22          35.8       .06
                         ----         -----      ----     ----         -----      ----      ---         -----      ----
 Diluted Earnings
  per Unit..........     $187         289.0      $.65     $286         308.1      $.93      $69         256.4      $.27
                         ====         =====      ====     ====         =====      ====      ===         =====      ====

 International Operations

   The consolidated statements of operations include the following amounts related to non-U.S. subsidiaries and affiliates: revenues of $26 million, $24 million, and $121 million, and income before income taxes of $6 million, $8 million and $7 million in 2000, 1999 and 1998, respectively.

                     HOST MARRIOTT, L.P. AND SUBSIDIARIES

 Minority Interest

   Minority interest consists of limited partnership interests in consolidated investments of $139 million and $136 million as of December 31, 2000 and 1999, respectively.

 Property and Equipment

   Property and equipment is recorded at cost. For newly developed properties, cost includes interest, ground rent and real estate taxes incurred during development and construction. Replacements and improvements are capitalized.

   Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 40 years for buildings and three to ten years for furniture and equipment. Leasehold improvements are amortized over the shorter of the lease term or the useful lives of the related assets.

   Gains on sales of properties are recognized at the time of sale or deferred to the extent required by accounting principles generally accepted in the United States. Deferred gains are recognized as income in subsequent periods as conditions requiring deferral are satisfied or expire without further cost to the Company.

   In cases where management is holding for sale particular hotel properties, the Company assesses impairment based on whether the estimated sales price less costs of disposal of each individual property to be sold is less than the net book value. A property is considered to be held for sale when the Company has made the decision to dispose of the property. Otherwise, the Company assesses impairment of its real estate properties based on whether it is probable that undiscounted future cash flows from each individual property will be less than its net book value. If a property is impaired, its basis is adjusted to its fair market value.

 Deferred Charges

   Financing costs related to long-term debt are deferred and amortized over the remaining life of the debt.

 Cash, Cash Equivalents and Short-term Marketable Securities

   The Company considers all highly liquid investments with a maturity of 90 days or less at the date of purchase to be cash equivalents. Cash and cash equivalents includes approximately $0 and $5 million at December 31, 2000 and 1999, respectively, of cash related to certain consolidated partnerships, the use of which is restricted generally for partnership purposes to the extent it is not distributed to the partners. Short-term marketable securities include investments with a maturity of 91 days to one year at the date of purchase. The Company's short-term marketable securities represent investments in U.S. government agency notes and high quality commercial paper. The short-term marketable securities are categorized as available for sale and, as a result, are stated at fair market value. Unrealized holding gains and losses are included as a separate component of partners' capital until realized.

 Concentrations of Credit Risk

   Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash, cash equivalents and short-term marketable securities. The Company maintains cash and cash equivalents and short-term marketable securities with various high credit-quality financial institutions. The Company performs periodic evaluations of the relative credit standing of these financial institutions and limits the amount of credit exposure with any one institution.

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

   In addition, on January 1, 1999, subsidiaries of Crestline became the lessees of virtually all the hotels and, as such, their rent payments were the primary source of the Company's revenues during 2000 and 1999. For a more detailed discussion of Crestline's guarantee as lessee, see Note 10. The full-service hotel leases were grouped into four lease pools. Crestline, as lessee during 1999 and 2000, provided a guarantee limited to the greater of 10% of the aggregate rent payable for the preceding year or 10% of the aggregate rent payable under all leases in the respective pool. Additionally, Crestline's obligation as lessee under each lease agreement was guaranteed by all other lessees in the respective lease pool. As a result, the Company believed that the operating results of each full-service lease pool for fiscal years 2000 and 1999 might have been material to the Company's consolidated financial statements for those years. The separate consolidated financial statements of each full-service lease pool as of and for the years ended December 31, 2000 and 1999 are included in this filing.

   As a result of the acquisition of the Crestline Lessee Entities during January 2001 (see Note 2), the third party credit concentration with Crestline ceased to exist. Effective January 1, 2001 the Company leases substantially all of the hotels to a wholly-owned TRS.

 Use of Estimates in the Preparation of Financial Statements

   The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 REIT Conversion Expenses

   The Company incurred certain costs related to the REIT Conversion. These costs consist of professional fees, printing and filing costs, consent fees and certain other related fees and are classified as REIT conversion expenses on the consolidated statement of operations. The Company recognized REIT conversion expense of $64 million in 1998.

 Loss on Litigation Settlement

   In connection with the settlement of litigation involving seven limited partnerships in which the Company or its subsidiaries serve as general partner, the Company recorded a non-recurring charge of $40 million during the fourth quarter of 1999. The loss is classified as the loss on litigation settlement on the consolidated statement of operations.

 Interest Rate Swap Agreements

   In the past, the Company entered into a limited number of interest rate swap agreements for non-trading purposes. The Company used such agreements to fix certain of its variable rate debt to a fixed rate basis. The interest rate differential to be paid or received on interest rate swap agreements was recognized as an adjustment to interest expense. The Company terminated its interest rate swap agreements in July 1999.

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

 Other Comprehensive Income

   The components of total accumulated other comprehensive income in the balance sheet are as follows (in millions):

                                                                     2000  1999
                                                                     ----  ----
   Net unrealized gains............................................. $ 8   $ 9
   Foreign currency translation adjustment..........................  (7)   (5)
                                                                     ---   ---
   Total accumulated other comprehensive income (loss).............. $ 1   $ 4
                                                                     ===   ===

 Application of New Accounting Standards

   On December 3, 1999 the Securities and Exchange Commission staff issued Staff Accounting Bulletin (SAB) No. 101, which codified the staff's position on revenue recognition. The Company retroactively changed its method of accounting for contingent rental revenues to conform to SAB No. 101. As a result, base rent is recognized as it is earned according to the applicable lease provisions. Percentage rent is recorded as deferred revenue on the balance sheet until the applicable hotel revenues exceed the threshold amounts. The Company adopted SAB No. 101 with retroactive effect beginning January 1, 1999.

   In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." The Statement establishes accounting and reporting standards requiring that derivative instruments (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. The statement is effective for fiscal years beginning after June 15, 2000. The Company has determined that there will be no impact from the implementation of SFAS No. 133.

2. Lease Repurchase

   On November 13, 2000, the Company announced the execution of a definitive agreement with Crestline for the termination of their lease arrangements through the purchase of the entities ("Crestline Lessee Entities") owning the leasehold interests with respect to 116 full-service hotel properties owned by the Company for $207 million in cash, including $6 million of legal and professional fees and transfer taxes. In connection therewith, during the fourth quarter of 2000 the Company recorded a non-recurring, pre-tax loss of $207 million net of a tax benefit of $82 million which the Company recognized as a deferred tax asset because, for income tax purposes, the acquisition is recognized as an asset that will be amortized over the next six years.

   The transaction was consummated effective January 1, 2001. Under the terms of the transaction, a wholly-owned subsidiary of the Company, which will elect to be treated as a TRS for federal income tax purposes, acquired the Crestline Lessee Entities. As a result of the acquisition, the Company's consolidated results of operations beginning January 1, 2001 will represent property-level revenues and expenses rather than rental income from lessees with respect to those 116 full-service properties.

3. Distribution and Special Dividend

   In December 1998, the Company distributed to its shareholders through a taxable distribution the outstanding shares of common stock of Crestline (the "Distribution"), formerly a wholly owned subsidiary of the Company, which, as of the date of the Distribution, owned and operated the Company's senior living communities, owned certain other assets and held leasehold interests in substantially all of the Company's hotels. The Distribution provided Company shareholders with one share of Crestline common stock for every ten shares of Company common stock held by such shareholders on the record date of December 28, 1998. As

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES
a result of the Distribution, the Company's consolidated financial statements have been restated to present the senior living communities' business results of operations and cash flows as discontinued operations. Revenues for the Company's discontinued operations totaled $241 million in 1998. The provision for loss on disposal includes organizational and formation costs related to Crestline.

   For purposes of governing certain of the ongoing relationships between the Company and Crestline after the Distribution and to provide for an orderly transition, the Company and Crestline entered into various agreements, including a Distribution Agreement, an Employee Benefits Allocation Agreement and a Tax Sharing Agreement. Effective as of December 29, 1998, these agreements provide, among other things, for the division between the Company and Crestline of certain assets and liabilities.

   On December 18, 1998, the Board of Directors declared a special dividend which entitled shareholders of record on December 28, 1998 to elect to receive either $1.00 in cash or .087 of a share of common stock of the Company for each outstanding share of the Company's common stock owned by such shareholder on the record date (the "Special Dividend"). Cash totaling $73 million and 11.5 million shares of common stock that were elected in the Special Dividend were paid and/or issued in 1999.

4. Property and Equipment

   Property and equipment consists of the following as of December 31, 2000 and 1999:

                                                                2000     1999
                                                               -------  -------
                                                                (in millions)
   Land and land improvements................................. $   685  $   687
   Buildings and leasehold improvements.......................   6,986    6,687
   Furniture and equipment....................................     793      712
   Construction in progress...................................     135      243
                                                               -------  -------
                                                                 8,599    8,329
   Less accumulated depreciation and amortization.............  (1,489)  (1,221)
                                                               -------  -------
                                                               $ 7,110  $ 7,108
                                                               =======  =======

   Interest cost capitalized in connection with the Company's development and construction activities totaled $8 million in 2000, $7 million in 1999, and $4 million in 1998.

5. Investments in and Receivables from Affiliates

   Investments in and receivables from affiliates consist of the following:

                                                            Ownership
                                                            Interests 2000 1999
                                                            --------- ---- ----
                                                               (in millions)
   Equity investments
     Rockledge Hotel Properties, Inc.......................    95%    $ 87 $ 47
     Fernwood Hotel Assets, Inc............................    95%       2    2
     JWDC Limited Partnership..............................    50%      39  --
   Notes and other receivables from affiliates, net........   --       164  127
                                                                      ---- ----
                                                                      $292 $176
                                                                      ==== ====

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

   On May 16, 2000, the Company acquired for $40 million in cash a non-controlling interest in the JWDC Limited Partnership, which owns the JW Marriott Hotel, a 772-room hotel located on Pennsylvania Avenue in Washington, DC. The Company previously held a 17% limited partner interest in the venture through a non-controlled subsidiary.

   In connection with the REIT Conversion, Rockledge Hotel Properties, Inc. ("Rockledge") and Fernwood Hotel Assets, Inc. (together, the "Non-Controlled Subsidiaries") were formed to own various assets of approximately $264 million contributed by the Company to the Operating Partnership, the direct ownership of which by the Company or Host REIT could jeopardize Host REIT's status as a REIT. These assets primarily consist of partnership or other interests in hotels which are not leased and certain furniture, fixtures and equipment ("FF&E") used in the hotels. In exchange for the contribution of these assets to the Non-Controlled Subsidiaries, the Operating Partnership received only non-voting common stock of the Non-Controlled Subsidiaries, representing 95% of the total economic interests therein. The Host Marriott Statutory Employee/Charitable Trust, the beneficiaries of which are certain employees of the Company and the J.W. Marriott Foundation concurrently acquired all of the voting common stock representing the remaining 5% of the total economic interest. The Non-Controlled Subsidiaries own three full-service hotels, an interest in a joint venture discussed below, and interests in partnerships that own an additional full-service hotel and 88 limited-service hotels. During February 2001, the Board of Directors of Host REIT approved the acquisition, through a TRS, of all of the voting common stock representing the remaining 5% of the total economic interest of the Non-Controlled Subsidiaries from the Host Marriott Statutory Employee/Charitable Trust. The transaction is permitted as a result of the REIT Modernization Act.

   In addition, during December 2000, a newly created joint venture, ("Joint Venture") formed by Rockledge and Marriott International acquired the partnership interests in two partnerships that collectively own 120 limited service hotels for approximately $372 million plus interest and legal fees, of which Rockledge paid approximately $79 million. Previously, both partnerships were operated by Rockledge, as sole general partner. The Joint Venture acquired the two partnerships by acquiring partnership units pursuant to a tender offer for such units followed by a merger of the two partnerships with and into subsidiaries of the Joint Venture. The Joint Venture financed the acquisition with mezzanine indebtedness borrowed from Marriott International and with cash and other assets contributed by Rockledge and Marriott International, including Rockledge's existing general partner and limited partner interests in the partnerships. Rockledge, through its subsidiaries, owns a 50% non-controlling interest in the Joint Venture as of December 31, 2000.

   In connection with the REIT Conversion, the Company completed the Partnership Mergers and, as a result, investments in affiliates in prior years include earnings and assets, which are now consolidated. (See Note 13 for discussion.)

   Receivables from affiliates are reported net of reserves of $7 million at December 31, 2000 and 1999. Repayments were $3 million in 2000, $2 million in 1999 and $14 million in 1998.

   The Company's pre-tax income from affiliates includes the following:

                                                                  2000 1999 1998
                                                                  ---- ---- ----
                                                                  (in millions)
   Interest income............................................... $10  $11  $ 1
   Equity in net income..........................................  25    6    1
                                                                  ---  ---  ---
                                                                  $35  $17  $ 2
                                                                  ===  ===  ===

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

   Combined summarized balance sheet information for the Company's affiliates follows:

                                                                   2000   1999
                                                                  ------ ------
                                                                  (in millions)
   Property and equipment, net................................... $1,471 $1,556
   Other assets..................................................    335    329
                                                                  ------ ------
     Total assets................................................ $1,806 $1,885
                                                                  ====== ======
   Debt, principally mortgages................................... $1,361 $1,533
   Other liabilities.............................................    289    310
   Equity (deficit)..............................................    156     42
                                                                  ------ ------
     Total liabilities and equity................................ $1,806 $1,885
                                                                  ====== ======

   Combined summarized operating results for the Company's affiliates follow:

                                                           2000   1999    1998
                                                           -----  -----  ------
                                                             (in millions)
   Hotel revenues......................................... $ 872  $ 913  $1,123
   Operating expenses:
     Cash charges (including interest)....................  (710)  (728)   (930)
     Depreciation and other non-cash charges..............  (126)  (138)   (151)
                                                           -----  -----  ------
   Income before extraordinary items......................    36     47      42
   Extraordinary items--forgiveness of debt...............    68    --        4
                                                           -----  -----  ------
     Net income........................................... $ 104  $  47  $   46
                                                           =====  =====  ======

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

6. Debt

   Debt consists of the following:

                                                                   2000   1999
                                                                  ------ ------
                                                                  (in millions)
Series A senior notes, with a rate of 7 7/8% due August 2005..... $  500 $  500
Series B senior notes, with a rate of 7 7/8% due August 2008.....  1,194  1,193
Series C senior notes, with a rate of 8.45% due December 2008....    498    498
Series E senior notes, with a rate of 8 3/8% due February 2006...    300    300
Series F senior notes, with a rate of 9 1/4% due October 2007....    250    --
Senior secured notes, with a rate of 9 1/2% due May 2005.........     13     13
Senior notes, with an average rate of 9 3/4% maturing through
 2012............................................................     35     35
                                                                  ------ ------
  Total senior notes.............................................  2,790  2,539
                                                                  ------ ------
Mortgage debt (non-recourse) secured by $3.5 billion of real estate assets, with an average rate of 7.98% at December 31,
 2000, maturing through February 2023............................  2,275  2,309
Line of credit, with a variable rate of Eurodollar plus 2.25%
 (9.04% at December 31, 2000)....................................    150    125
Other notes, with an average rate of 7.36% at December 31, 2000,
 maturing through December 2017..................................     90     90
Capital lease obligations........................................     17      6
                                                                  ------ ------
  Total other....................................................    257    221
                                                                  ------ ------
                                                                   5,322  5,069
Convertible debt obligation to Host Marriott Corporation (see
 Note 7).........................................................    492    514
                                                                  ------ ------
                                                                  $5,814 $5,583
                                                                  ====== ======

   Public Debt. In October 2000, the Company issued $250 million of 9 1/4% Series F senior notes due in 2007, under the same indenture and with the same covenants as the New Senior Notes (described below). The net proceeds to the Company were approximately $245 million, after commissions and expenses of approximately $5 million. The proceeds were used for the $26 million repayment of the outstanding balance on the revolver portion of the bank credit facility, settlement of certain litigation, and to partially fund the acquisition of the Crestline Lessee Entities. The notes will be exchanged in the first quarter of 2001 for Series G senior notes on a one-for-one basis, which are freely transferable by the holders.

   In February 1999, the Company issued $300 million of 8 3/8% Series D notes due in 2006 under the same indenture and with the same covenants as the New Senior Notes (described below). The debt was used to refinance, or purchase, approximately $299 million of debt acquired in the Partnership Mergers, including a $40 million variable rate mortgage and an associated swap agreement, which was terminated by incurring a termination fee of $1 million. The notes were exchanged in August 1999 for Series E Senior notes on a one-for-one basis, which are freely transferable by the holders.

   In December 1998, the Operating Partnership issued $500 million of 8.45% Series C notes due in 2008 under the same indenture and with the same covenants as the New Senior Notes (described below).

   On August 5, 1998, the Company issued an aggregate of $1.7 billion in new senior notes (the "New Senior Notes"). The New Senior Notes were issued in two series, $500 million of 7 7/8% Series A notes due in 2005 and $1.2 billion of 7 7/8% Series B notes due in 2008. The indenture under which the new Senior Notes were issued contains covenants restricting the ability of the Company and certain of its subsidiaries to incur indebtedness, grant liens on their assets, acquire or sell assets or make investments in other entities, and make

                     HOST MARRIOTT, L.P. AND SUBSIDIARIES
certain distributions to equity holders of the Company and the Operating Partnership. The Company utilized the proceeds from the New Senior Notes to purchase substantially all of its (i) $600 million in 9 1/2% senior notes due 2005; (ii) $350 million in 9% senior notes due 2007; and (iii) $600 million in 8 7/8% senior notes due 2007 (collectively, the "Old Senior Notes"). Approximately $13 million of the Old Senior Notes remain outstanding. In connection with the purchase of substantially all of the Old Senior Notes, the Company recorded a charge of approximately $148 million in 1998 (net of income tax benefit of $80 million) as an extraordinary item representing the amount paid for bond premiums and consent fees, as well as the write-off of deferred financing fees on the Old Senior Notes.

   Concurrently with each offer to purchase, we successfully solicited consents (the "1998 Consent Solicitations") from registered holders of the Old Senior Notes to certain amendments to eliminate or modify substantially all of the restrictive covenants and certain other provisions contained in the indentures pursuant to which the Old Senior Notes were issued.

   Bank Credit Facility. In August 1998, the Company entered into a $1.25 billion credit facility (the "Bank Credit Facility") with a group of commercial banks. The Bank Credit Facility had an initial three-year term with two one-year extension options. At origination, the facility consisted of a $350 million term loan and a $900 million revolver.

   During June 2000, the Company modified its bank credit facility. As modified, the total facility has been permanently reduced to $775 million, consisting of a $150 million term loan and a $625 million revolver. In addition, the original term was extended for two additional years, through August 2003. Borrowings under the Bank Credit Facility bear interest currently at the Eurodollar rate plus 2.25% at December 31, 2000. The interest rate and commitment fee on the unused portion of the Bank Credit Facility fluctuate based on certain financial ratios. As of December 31, 2000, $150 million was outstanding under the Bank Credit Facility, and the available capacity under the revolver portion was $625 million. During the first quarter of 2001, the Company borrowed an additional $90 million under the revolver portion of the Bank Credit Facility to partially fund the acquisition of the Crestline Lessee Entities and for general corporate purposes.

   The Bank Credit Facility contains covenants restricting the ability of the Company and certain of its subsidiaries to incur indebtedness, grant liens on their assets, acquire or sell assets or make investments in other entities, and make certain distributions to equity holders of the Company and the Operating Partnership. The Bank Credit Facility also contains certain financial covenants relating to, among other things, maintaining certain levels of tangible net worth and certain ratios of EBITDA to interest and fixed charges, total debt to EBITDA, unencumbered assets to unsecured debt, and secured debt to total debt. As of December 31, 2000, the Company was in compliance with all covenants.

   In connection with the renegotiation of the Bank Credit Facility, the Company recognized an extraordinary loss of approximately $3 million during the second quarter of 2000, representing the write-off of deferred financing costs and certain fees paid to the lender.

   During 1999, the Company repaid $225 million of the outstanding balance on the $350 million term loan portion of the Bank Credit Facility, permanently reducing the term loan portion to $125 million. In connection with these prepayments, an extraordinary loss of $2 million representing the write-off of deferred financing costs was recognized.

   Mortgage Debt. In February 2000, the Company refinanced the $80 million mortgage on Marriott's Harbor Beach Resort property in Fort Lauderdale, Florida. The new mortgage is for $84 million, at a rate of 8.58%, and matures in March 2007.

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

   In August 1999, the Company made a prepayment of $19 million to pay down in full the mezzanine mortgage on the Marriott Desert Springs Resort and Spa. In September 1999, the Company made a prepayment of $45 million to pay down in full the mortgage note on the Philadelphia Four Seasons Hotel.

   In July 1999, the Company entered into a financing agreement pursuant to which it borrowed $665 million due 2009 at a fixed rate of 7.47% with eight hotels serving as collateral. The proceeds from this financing were used to refinance existing mortgage indebtedness maturing at various times through 2000, including approximately $590 million of outstanding variable rate mortgage debt.

   In June 1999, the Company refinanced the debt on the San Diego Marriott Hotel and Marina. The mortgage is $195 million with a term of 10 years at a rate of 8.45%. In addition, the Company entered into a mortgage for the Philadelphia Marriott expansion in July 1999 for $23 million at an interest rate of approximately 8.6%, maturing in 2009.

   In April 1999, a subsidiary of the Company completed the refinancing of the $245 million mortgage on the New York Marriott Marquis, maturing June 2000. In connection with the refinancing, the Company renegotiated the management agreement and recognized an extraordinary gain of $14 million on the forgiveness of accrued incentive management fees by the manager. This mortgage was subsequently refinanced as part of the $665 million financing agreement discussed above.

   Interest Rate SWAP Agreements. During 1999, the Company terminated its outstanding interest rate SWAP agreements recognizing an extraordinary gain of approximately $8 million. The Company was party to an interest rate swap agreement with a financial institution with an aggregate notional amount of $100 million which expired in December 1998. The Company realized a net reduction of interest expense of $338,000 in 1999 related to interest rate swap agreements.

   Aggregate debt maturities at December 31, 2000 are (in millions), excluding the convertible debt obligation to Host Marriott:

   2001................................................................. $   54
   2002.................................................................    161
   2003.................................................................    283
   2004.................................................................     53
   2005.................................................................    570
   Thereafter...........................................................  4,192
                                                                         ------
                                                                          5,313
   Discount on senior notes.............................................     (8)
   Capital lease obligation.............................................     17
                                                                         ------
                                                                         $5,322
                                                                         ======

   Cash paid for interest for continuing operations, net of amounts capitalized, was $417 million in 2000, $413 million in 1999, and $325 million in 1998. Deferred financing costs, which are included in other assets, amounted to $108 million and $111 million, net of accumulated amortization, as of December 31, 2000 and 1999, respectively. Amortization of deferred financing costs totaled $15 million, $17 million, and $10 million in 2000, 1999, and 1998, respectively.

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

7. Convertible Debt Obligation to Host Marriott Corporation

   The obligation for the $492 million and $514 million of 6 3/4% Convertible Subordinated Debentures (the "Debentures") as of December 31, 2000 and 1999, respectively, has been included in these financial statements as debt of the Company because upon the REIT Conversion the Operating Partnership assumed primary liability for repayment of the Debentures of Host Marriott underlying the Convertible Preferred Securities (defined below) of the Host Marriott Financial Trust (the "Issuer"), a wholly-owned subsidiary trust of Host Marriott. The common securities of Host Marriott Financial Trust were not contributed to the Operating Partnership and therefore Host Marriott Financial Trust is not consolidated by the Operating Partnership. Upon conversion by a Convertible Preferred Securities holder, Host Marriott will issue shares of its common stock which will be delivered to such holder. Upon the issuance of such shares by Host Marriott, the Operating Partnership will issue to Host Marriott the number of OP Units equal to the number of shares of the Host Marriott common stock issued in exchange for the Debentures.

   In December 1996, Host Marriott Financial Trust issued 11 million shares of 6 3/4% convertible quarterly income preferred securities (the "Convertible Preferred Securities"), with a liquidation preference of $50 per share (for a total liquidation amount of $550 million). The Convertible Preferred Securities represent an undivided beneficial interest in the assets of the Issuer. The payment of distributions out of moneys held by the Issuer and payments on liquidation of the Issuer or the redemption of the Convertible Preferred Securities are guaranteed by the Company to the extent the Issuer has funds available therefor. This guarantee, when taken together with the Company's obligations under the indenture pursuant to which the Debentures (defined below) were issued, the Debentures, the Company's obligations under the Trust Agreement and its obligations under the indenture to pay costs, expenses, debts and liabilities of the Issuer (other than with respect to the Convertible Preferred Securities) provides a full and unconditional guarantee of amounts due on the Convertible Preferred Securities. Proceeds from the issuance of the Convertible Preferred Securities were invested in 6 3/4% Convertible Subordinated Debentures (the "Debentures") due December 2, 2026 issued by the Company. The Issuer exists solely to issue the Convertible Preferred Securities and its own common securities (the "Common Securities") and invest the proceeds therefrom in the Debentures. The note receivable from the Operating Partnership is the Issuer's sole asset.

   Each of the Convertible Preferred Securities and the related debentures are convertible at the option of the holder into shares of Host Marriott Corporation common stock at the rate of 3.2537 shares per Convertible Preferred Security (equivalent to a conversion price of $15.367 per share of Host Marriott Corporation common stock). The Issuer will only convert Debentures pursuant to a notice of conversion by a holder of Convertible Preferred Securities. During 2000, 325 shares were converted into common stock. During 1999 and 1998, no shares were converted into common stock. The conversion ratio and price were adjusted to reflect the impact of the Distribution and the Special Dividend.

   Holders of the Convertible Preferred Securities are entitled to receive preferential cumulative cash distributions at an annual rate of 6 3/4% accruing from the original issue date, commencing March 1, 1997, and payable quarterly in arrears thereafter. The distribution rate and the distribution and other payment dates for the Convertible Preferred Securities will correspond to the interest rate and interest and other payment dates on the Debentures. The Company may defer interest payments on the Debentures for a period not to exceed 20 consecutive quarters. If interest payments on the Debentures are deferred, so too are payments on the Convertible Preferred Securities. Under this circumstance, the Company will not be permitted to declare or pay any cash distributions with respect to its capital stock or debt securities that rank pari passu with or junior to the Debentures.

   Subject to certain restrictions, the Convertible Preferred Securities are redeemable at the Issuer's option upon any redemption by the Company of the Debentures after December 2, 1999. Upon repayment at maturity

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES
or as a result of the acceleration of the Debentures upon the occurrence of a default, the Debentures shall be subject to mandatory redemption, from which the proceeds will be applied to redeem Convertible Preferred Securities and Common Securities, together with accrued and unpaid distributions.

   The Company repurchased 0.4 million and 1.1 million shares of Convertible Preferred Securities in 2000 and 1999, respectively, as part of the share repurchase program described below in Note 8, and in connection with those repurchases, the Operating Partnership exchanged 1.4 million and 3.4 million OP Units to Host REIT in exchange for the extinguishment of $22 million and $53 million of Debentures in 2000 and 1999, respectively.

8. Equity and Partners' Capital

   284.9 million and 287.5 million common OP units were outstanding, of which Host REIT held 221.3 million and 223.5 million, as of December 31, 2000 and 1999, respectively. 8.16 million preferred limited partner units were outstanding as of December 31, 2000 and 1999.

   Quarterly distributions of $0.21, $0.21, and $0.23 per common unit were paid on April 14, July 14, and October 16, 2000, respectively. In addition, a fourth quarter distribution of $0.26 per common unit was declared on December 18, 2000 and paid on January 12, 2001. A quarterly distribution of $0.21 per common unit was paid on April 14, July 14, and October 15 of 1999. A fourth quarter distribution of $0.21 per common unit was declared on December 20, 1999 and paid on January 17, 2000.

   During 1999, approximately 586,000 Class TS cumulative redeemable preferred operating partnership units and approximately 26,000 Class AM cumulative redeemable preferred operating partnership units (together the "Preferred OP Units") were issued in connection with the acquisition of minority interests in two hotels. The Preferred OP Units are convertible into OP Units on a one-for-one basis, subject to adjustment in specified events, at any time beginning one year after acquisition, and after conversion to OP Units are redeemable for cash or at Host REIT's option, Host REIT common shares. The Company has the right to convert the Preferred OP Units to OP Units two years from the date of issuance. Preferred OP Unitholders are entitled to receive a preferential cash distribution of $0.21 per quarter. During 2000, all of the Class TS Preferred OP Units and approximately 7,000 of the Class AM Preferred OP Units were converted by the holders to common OP Units. During 2000, 593,000 Preferred OP Units were converted by their respective holders to common OP Units, and only 19,000 Preferred OP Units were outstanding as of December 31, 2000.

   In September 1999, the Board of Directors of Host Marriott Corporation approved the repurchase, from time to time on the open market and/or in privately negotiated transactions, of up to 22 million of the outstanding shares of the common stock, operating partnership units, or a corresponding amount of the Convertible Preferred Securities, which are convertible into a like number of shares of common stock, based on the appropriate conversion ratio. Such repurchases will be made at management's discretion, subject to market conditions, and may be suspended at any time at the Company's discretion. For the year ended December 31, 2000, the Company repurchased 4.9 million common shares, 0.4 million shares of the Convertible Preferred Securities and 0.3 million OP Units for a total investment of $62 million. Since inception of the program, the Company has spent, in the aggregate, approximately $150 million to retire approximately 16.2 million equivalent units on a fully diluted basis.

   In August 1999, Host REIT sold 4.16 million shares of 10% Class A preferred stock, and in November 1999, Host REIT sold 4.0 million shares of 10% Class B preferred stock. The Operating Partnership, in turn, issued equivalent securities, the Class A Preferred Units and Class B Preferred Units ("Class A and B Preferred Units"), to Host REIT. Holders of the preferred stock are entitled to receive cumulative cash dividends at a rate of 10% per annum of the $25.00 per share liquidation preference, payable quarterly in

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES
arrears commencing October 15, 1999 and January 15, 2000 for the Class A and Class B preferred stock, respectively. After August 3, 2004 and April 29, 2005, Host REIT has the option to redeem the Class A Preferred Stock and Class B Preferred Stock, respectively, for $25.00 per share, plus accrued and unpaid dividends to the date of redemption. The Class A and B Preferred Units rank senior to the OP Units and the Preferred OP Units, and on a parity with each other. The preferred unitholders generally have no voting rights. Accrued distributions at December 31, 2000 were $5 million.

   The Contribution and related transactions resulted in the exchange of 217.1 million OP Units for substantially all of the assets and liabilities of Host Marriott Corporation.

   In conjunction with the Merger, the Blackstone Acquisition and the Partnership Mergers (Note 13), the Company issued approximately 73.5 million OP Units which are convertible into cash or shares of Host Marriott common stock, at Host Marriott's option. Approximately 63.6 million and 64.0 million of the OP Units were outstanding as of December 31, 2000 and 1999, respectively. On February 7, 2001, certain limited partners converted 12.5 million OP Units to Host REIT common shares and immediately sold them to an underwriter for sale on the open market. As a result, Host REIT now owns approximately 82% of the outstanding OP Units. The Company received no proceeds as a result of this transaction.

   Host Marriott Corporation issued 11.5 million shares of common stock as part of the Special Dividend and 8.5 million shares of common stock in exchange for
8.5 million OP Units issued to certain limited partners in connection with the Partnership Mergers (Note 13). Also, as part of the REIT Conversion, Host Marriott Corporation changed its par value from $1 to $0.01 per share. The change in par value did not affect the number of shares outstanding.

9. Income Taxes

   The Operating Partnership is not a tax paying entity. However, the Operating Partnership under the Operating Partnership Agreement is required to reimburse Host REIT for any tax payments Host REIT is required to make. Accordingly, the tax information included herein represents disclosures regarding Host REIT. As a result of the requirement of the Company to reimburse Host REIT for these liabilities, such liabilities and related disclosures are included in the Company's financial statements.

   In December 1998, Host REIT restructured itself to enable Host REIT to qualify for treatment as a REIT, pursuant to the US Internal Revenue Code of 1986, as amended, effective January 1, 1999. In general, a corporation that elects REIT status and meets certain distribution requirements of its taxable income to its shareholders as prescribed by applicable tax laws and complies with certain other requirements (relating primarily to the nature of its assets and the sources of its revenues) is not subject to Federal income taxation to the extent it distributes its taxable income. In 2000 and 1999, Host REIT distributed 100% if its estimated taxable income which amounted to $.91 and $.84, respectively, per outstanding common share. The entire 2000 distribution was taxable as an ordinary dividend and of the total 1999 distribution, $.83 per share was taxable as ordinary income with the remaining $.01 per share taxable as a capital gain. Management believes that Host REIT was organized to qualify as a REIT at the beginning of January 1, 1999 and intends for it to qualify in subsequent years (including distribution of at least 95% of its REIT taxable income to shareholders each year, 90% beginning January 1, 2001). Management expects that Host REIT will pay taxes on "built-in gains" on only certain of its assets. Based on these considerations, management does not believe that Host REIT will be liable for income taxes at the federal level or in most of the states in which it operates in future years.

   In order to qualify as a REIT for federal income tax purposes, among other things, Host REIT was required to distribute all of its accumulated earnings and profits ("E&P") to its stockholders in one or more

                     HOST MARRIOTT, L.P. AND SUBSIDIARIES
taxable dividends prior to December 31, 1999. To accomplish the requisite distributions of accumulated E&P, Host Marriott made distributions consisting of approximately 20.4 million shares of Crestline valued at $297 million, $73 million in cash, and approximately 11.5 million shares of Host Marriott stock valued at $138 million. Management believes it distributed all required E&P prior to December 31, 1999. Host REIT's final calculation of E&P and the distribution thereof is subject to review by the Internal Revenue Service.

   Where required, deferred income taxes are accounted for using the asset and liability method. Under this method, deferred income taxes are recognized for temporary differences between the financial reporting bases of assets and liabilities and their respective tax bases and for operating loss and tax credit carryforwards based on enacted tax rates expected to be in effect when such amounts are realized or settled. However, deferred tax assets are recognized only to the extent that it is more likely than not that they will be realized based on consideration of available evidence, including tax planning strategies and other factors. As permitted by the REIT Modernization Act, the Company purchased the Crestline Lessee Entities with respect to 116 of its full-service hotels effective January 1, 2001. On December 31, 2000, the Company recorded a non-recurring, pretax loss provision of $207 million net of a tax benefit of $82 million which the Company has recognized as a deferred tax asset which the Company expects to realize over the remaining initial lease term.

   Total deferred tax assets and liabilities at December 31, 2000 and December 31, 1999 were as follows:

                                                                    2000  1999
                                                                    ----  ----
                                                                       (in
                                                                    millions)
   Deferred tax asset.............................................. $ 82  $ 10
   Deferred tax liabilities........................................  (54)  (59)
                                                                    ----  ----
     Net deferred income tax asset................................. $ 28  $(49)
                                                                    ====  ====

   The tax effect of each type of temporary difference and carryforward that gives rise to a significant portion of deferred tax assets and liabilities as of December 31, 2000 and December 31, 1999 follows:

                                                                    2000  1999
                                                                    ----  ----
                                                                       (in
                                                                    millions)
   Investment in hotel leases...................................... $ 82  $--
   Safe harbor lease investments...................................  (23)  (24)
   Deferred tax gain...............................................  (31)  (35)
   Alternative minimum tax credit carryforwards....................  --     10
                                                                    ----  ----
     Net deferred income tax asset................................. $ 28  $(49)
                                                                    ====  ====

   The provision (benefit) for income taxes consists of:

                                                               2000  1999  1998
                                                               ----  ----  ----
                                                               (in millions)
   Current  --Federal........................................  $(29) $ 26  $116
      --State................................................     2     3    27
      --Foreign..............................................     6     3     4
                                                               ----  ----  ----
                                                                (21)   32   147
                                                               ----  ----  ----
   Deferred--Federal.........................................   (66)  (37)  (49)
      --State................................................   (11)  (11)  (12)
                                                               ----  ----  ----
                                                                (77)  (48)  (61)
                                                               ----  ----  ----
                                                               $(98) $(16) $ 86
                                                               ====  ====  ====

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

   As of February 28, 2001, Host REIT had settled with the Internal Revenue Service substantially all outstanding issues for tax years through 1998. Host REIT expects to resolve any remaining issues with no material impact on the consolidated financial statements. Host REIT made net payments to the IRS of approximately $14 million in 1999 and $27 million in 1998 related to these settlements, and an additional $24 million was paid during the first quarter of 2001. As a result of settling these outstanding contingencies, Host REIT reversed $32 million and $26 million of recorded liabilities in 2000 and 1999, respectively, as a benefit to the tax provision.

   A reconciliation of the statutory Federal tax rate to Host REIT's effective income tax rate follows (excluding the impact of the change in tax status and acquisition of the Crestline Lessee Entities):

                                                           2000    1999    1998
                                                           -----   -----   ----
   Statutory Federal tax rate.............................   0.0%    0.0%  35.0%
   Built-in-gains.........................................   --      2.0    --
   State income taxes, net of Federal tax benefit.........   1.9      .8    5.8
   Tax credits............................................   --      --    (1.7)
   Tax on foreign source income...........................   5.7     1.3    4.2
   Tax benefit from termination of leases................. (78.1)    --     --
   Permanent non-deductible REIT Conversion expenses......   --      --     4.6
   Tax contingencies...................................... (23.8)  (10.8)   --
   Other permanent items..................................   --      --     1.2
   Other, net.............................................   1.0     --     0.3
                                                           -----   -----   ----
     Effective income tax rate............................ (93.3)%  (6.7)% 49.4%
                                                           =====   =====   ====

   Cash paid for income taxes, including IRS settlements, net of refunds received, was $30 million in 2000, $50 million in 1999 and $83 million in 1998.

10. Leases

   Hotel Leases. Due to federal income tax law restrictions on a REIT's ability to derive revenues directly from the operation of a hotel, the Company leased its hotels (the "Leases") to one or more third party lessees (the "Lessees"), primarily subsidiaries of Crestline, effective January 1, 1999. The REIT Modernization Act amended the tax laws to permit REITs, effective January 1, 2001, to lease hotels to a subsidiary that qualifies as a TRS. Accordingly, a wholly-owned subsidiary of Host LP, which has elected to be treated as a TRS for federal income tax purposes, acquired the Crestline Lessee Entities owning the leasehold interests with respect to 116 of the Company's full-service hotels during January 2001. As a result, effective January 1, 2001, the TRS replaced Crestline as lessee under the applicable leases.

   There generally is a separate lessee for each hotel or group of hotels that is owned by a separate subsidiary of the Company. The operating agreements for such Lessees provide that the Lessee has full control over the management of the business of the Lessee, subject to blocking rights by Marriott International, for hotel properties where it is the manager, over certain decisions by virtue of its non-economic, limited voting interest in the lessee subsidiaries. Each full-service hotel Lease has a fixed term generally ranging from seven to ten years, subject to earlier termination upon the occurrence of certain contingencies as defined in the Leases. Each Lease requires the Lessee to pay 1) minimum rent in a fixed dollar amount per annum plus 2) to the extent it exceeds minimum rent, percentage rent based upon specified percentages of aggregate sales from the applicable hotel, including room sales, food and beverage sales, and other income in excess of specified thresholds. The amount of minimum rent and the percentage rent thresholds will be adjusted each year based upon the average

                     HOST MARRIOTT, L.P. AND SUBSIDIARIES
of the increases in the Consumer Price Index and the Employment Cost Index during the previous 10 months, as well as for certain capital expenditures and casualty occurrences.

   If the Company anticipates that the average tax basis of the Company's FF&E and other personal property that are leased by any individual lessor entity will exceed 15% of the aggregate average tax basis of the fixed assets in that entity, then the Lessee would be obligated either to acquire such excess FF&E from the Company or to cause a third party to purchase such FF&E. The Lessee has agreed to give a right of first opportunity to a Non-Controlled Subsidiary to acquire the excess FF&E and to lease the excess FF&E to the Lessee.

   Each Lessee is responsible for paying all of the expenses of operating the applicable hotel(s), including all personnel costs, utility costs and general repair and maintenance of the hotel(s). The Lessee also is responsible for all fees payable to the applicable manager, including base and incentive management fees, chain services payments and franchise or system fees, with respect to periods covered by the term of the Lease. Host Marriott also remains liable under each management agreement.

   The Company is responsible for paying real estate taxes, personal property taxes (to the extent the Company owns the personal property), casualty insurance on the structures, ground lease rent payments, required expenditures for FF&E (including maintaining the FF&E reserve, to the extent such is required by the applicable management agreement) and other capital expenditures.

   Crestline Guarantees. During 1999 and 2000, Crestline and certain of its subsidiaries, as lessees under virtually all of the hotel leases, entered into limited guarantees of the Lease obligations of each Lessee. The full-service hotel leases are grouped into four lease pools (determined on the basis of the term of the particular Lease with all leases having generally the same lease term placed in the same "pool"). For each of the four identified pools, the cumulative limit of Crestline's guaranty obligation is the greater of 10% of the aggregate rent payable for the immediately preceding fiscal year under all Leases in the pool or 10% of the aggregate rent payable under all Leases in the pool. For each pool, the subsidiary of Crestline that is the parent of the Lessees in the pool (a "Pool Parent") also is a party to the guaranty of the Lease obligations for that pool. Effective January 1, 2001, a wholly-owned TRS of the Company replaced Crestline as lessee with respect to 116 of the Company's full-service hotels. As a result, there no longer is a significant third party credit concentration as of that date.

   The obligations of the Pool Parent under each guaranty is secured by all funds received by the applicable Pool Parent from the hotels in the pool, and the hotels in the pool are required to distribute their excess cash flow to the Pool Parent for each accounting period, under certain conditions as described by the guaranty.

   As a result of the limited guarantees of the lease obligations of the Lessees, the Company believes that the operating results of each full-service lease pool may be material to the Company's financial statements for the years ended December 31, 2000 and 1999. Separate financial statements for the year ended December 31, 2000 and 1999 for each of the four lease pools in which the Company's hotels were organized are presented in Item 8 of this Annual Report on Form 10-K. Financial information of certain pools related to the sublease agreements for limited service properties are not presented, as the Company believes they are not material to the Company's financial statements. Financial information of Crestline may be found in its quarterly and annual filings with the Securities and Exchange Commission.

   The Operating Partnership sold the existing working capital to the applicable Lessee upon the commencement of the Lease at a price equal to the fair market value of such assets. The purchase price is represented by a note evidencing a loan that bears interest at a rate of 5.12%. Interest accrued on the working capital loan is due simultaneously with each periodic rent payment, and the amount of each payment of interest is credited against such rent payment. The principal amount of the working capital loan is payable upon

                     HOST MARRIOTT, L.P. AND SUBSIDIARIES
termination of the Lease. The Lessee can return the working capital in satisfaction of the note. As of December 31, 2000 and 1999, the note receivable from Crestline for working capital was $91 million and $90 million, respectively. In connection with the acquisition of the Crestline Lessee Entities, the working capital related to the 116 hotels, which was valued at approximately $90 million, was acquired by the Company's TRS.

   In the event the Company enters into an agreement to sell or otherwise transfer any full-service hotel free and clear of the applicable Lease, the Lessor must pay the Lessee a termination fee equal to the lesser of (i) the fair market value of the Lessee's leasehold interest in the remaining term of the Lease using a discount rate of 12% or (ii) the allocated purchase price for that particular lease, reduced by any amounts reflected as deductions for federal income tax purposes. Alternatively, the Lessor will be entitled to (i) substitute a comparable hotel or hotels for any hotel that is sold or (ii) sell the hotel subject to the Lease and certain conditions without being required to pay a termination fee.

   Hospitality Properties Trust Relationship. In a series of related transactions in 1995 and 1996, the Company sold and leased back 53 of its Courtyard properties and 18 of its Residence Inns to Hospitality Properties Trust ("HPT"). These leases, which are accounted for as operating leases and are included in the table below, have initial terms expiring through 2012 for the Courtyard properties and 2010 for the Residence Inn properties, and are renewable at the option of the Company. Minimum rent payments are $51 million annually for the Courtyard properties and $17 million annually for the Residence Inn properties, and additional rent based upon sales levels are payable to the owner under the terms of the leases.

   In connection with the REIT Conversion, the Operating Partnership sublet the HPT hotels (the "Subleases") to separate indirect sublessee subsidiaries of Crestline ("Sublessee"), subject to the terms of the applicable HPT Lease. The term of each Sublease expires simultaneously with the expiration of the initial term of the HPT lease to which it relates and automatically renews for the corresponding renewal term under the HPT lease, unless either the HPT lessee (the "Sublessor") elects not to renew the HPT lease, or the Sublessee elects not to renew the Sublease at the expiration of the initial term provided, however, that neither party can elect to terminate fewer than all of the Subleases in a particular pool of HPT hotels (one for Courtyard by Marriott hotels and one for Residence Inn hotels). Rent under the Sublease consists of the Minimum Rent payable under the HPT lease and an additional percentage rent payable to the Sublessor. The percentage rent is sufficient to cover the additional rent due under the HPT lease, with any excess being retained by the Sublessor. The rent payable under the Subleases is guaranteed by Crestline, up to a maximum amount of $30 million which amount is allocated between the two pools of HPT hotels.

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

   Other Lease Information. A number of the Company's leased hotel properties also include long-term ground leases for certain hotels, generally with multiple renewal options. Certain leases contain provision for the payment of contingent rentals based on a percentage of sales in excess of stipulated amounts. Future minimum annual rental commitments for all non-cancelable leases for which the Company is the lessee are as follows:

                                                               Capital Operating
                                                               Leases   Leases
                                                               ------- ---------
                                                                 (in millions)
   2001.......................................................   $ 6    $  105
   2002.......................................................     6       102
   2003.......................................................     6        97
   2004.......................................................     1        94
   2005.......................................................     1        92
   Thereafter.................................................     1     1,231
                                                                 ---    ------
   Total minimum lease payments...............................    21    $1,721
                                                                        ======
   Less amount representing interest..........................    (4)
                                                                 ---
     Present value of minimum lease payments..................   $17
                                                                 ===

   Certain of the lease payments included in the table above relate to facilities used in the Company's former restaurant business. Most leases contain one or more renewal options, generally for five or 10-year periods. Future rentals on leases have not been reduced by aggregate minimum sublease rentals from restaurants and HPT subleases of $61 million and $789 million, respectively, payable to the Company under non-cancellable subleases.

   In conjunction with the refinancing of the mortgage of the New York Marriott Marquis in 1999, the Company also renegotiated the terms of the ground lease, retroactive to 1998. The renegotiated ground lease provides for the payment of a percentage of the hotel sales (3% in 1998, 4% in 1999 and 5% thereafter) through 2017, which is to be used to amortize the then existing deferred ground rent obligation of $116 million. The Company has the right to purchase the land under certain circumstances. The balance of the deferred ground rent obligation was $77 million and $86 million at December 31, 2000 and 1999, respectively, and is included in other liabilities on the consolidated balance sheets.

   The Company remains contingently liable at December 31, 2000 on certain leases relating to divested non-lodging properties. Such contingent liabilities aggregated $68 million at December 31, 2000. However, management considers the likelihood of any substantial funding related to these leases to be remote.

   Rent expense consists of:

                                                                 2000 1999 1998
                                                                 ---- ---- ----
                                                                 (in millions)
   Minimum rentals on operating leases.......................... $107 $106 $104
   Additional rentals based on sales............................   36   29   26
                                                                 ---- ---- ----
                                                                 $143 $135 $130
                                                                 ==== ==== ====

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

11. Employee Stock Plans

   In connection with the REIT conversion, the Company assumed the employee obligations of Host REIT. Upon the exercise of stock options in Host REIT common stock, Host REIT will issue shares of its common stock in return for the issuance of an equal number of OP Units of the Company. Accordingly, those liabilities and related disclosures are included in the Company's consolidated financial statements.

   At December 31, 2000, Host REIT maintained two stock-based compensation plans, including the comprehensive stock plan (the "Comprehensive Plan"), whereby Host REIT may award to participating employees (i) options to purchase Host REIT's common stock, (ii) deferred shares of Host REIT's common stock and
(iii) restricted shares of Host REIT's common stock and the employee stock purchase plan (the "Employee Stock Purchase Plan"). Total shares of common stock reserved and available for issuance under the Comprehensive Plan at December 31, 2000 was 13.1 million.

   Employee stock options may be granted to officers and key employees with an exercise price not less than the fair market value of the common stock on the date of grant. Non-qualified options generally expire up to 15 years after the date of grant. Most options vest ratably over each of the first four years following the date of the grant. In connection with the Marriott International Distribution in 1993, Host Marriott issued an equivalent number of Marriott International options and adjusted the exercise prices of its options then outstanding based on the relative trading prices of shares of the common stock of companies.

   In connection with the Host Marriott Services ("HM Services") spin-off in 1995, outstanding options held by current and former employees of the Company were redenominated in both Company and HM Services stock and the exercise prices of the options were adjusted based on the relative trading prices of shares of the common stock of the two companies. Pursuant to the distribution agreement between the Company and HM Services, the Company originally had the right to receive up to 1.4 million shares of HM Services' common stock or an equivalent cash value subsequent to exercise of the options held by certain former and current employees of Marriott International. On August 27, 1999, Autogrill Acquisition Co., a wholly-owned subsidiary of Autogrill SpA of Italy, acquired Host Marriott Services Corporation. Since Host Marriott Services is no longer publicly traded, all future payments to the Company will be made in cash, as Host Marriott Services Corporation has indicated that the receivable will not be settled in Autogrill SpA stock. As of December 31, 2000 and 1999, the receivable balance was approximately $8.8 million and $11.9 million, respectively, which is included in other assets in the accompanying consolidated balance sheets.

   Effective December 29, 1998, the Company adjusted the number of outstanding stock options and the related exercise prices to maintain the intrinsic value of the options to account for the Special Dividend and the Distribution. The vesting provisions and option period of the original grant was retained. No compensation expense was recorded by the Company as a result of these adjustments. Employee optionholders that remained with the Company received options only in the Company's stock and those employee optionholders that became Crestline employees received Crestline options in exchange for the Company's options.

   The Company continues to account for expense under its plans according to the provisions of Accounting Principle Board Opinion 25 and related interpretations as permitted under SFAS No. 123. Consequently, no compensation cost has been recognized for its fixed stock options under the Comprehensive Plan and its Employee Stock Purchase Plan.

   For purposes of the following disclosures required by SFAS No. 123, the fair value of each option granted has been estimated on the date of grant using an option-pricing model with the following weighted average assumptions used for grants in 2000 and 1999, respectively: risk-free interest rates of 5.1% and 6.4%, volatility of 32% and 32%, expected lives of 12 years and 12 years, and dividend yield of $.91 per share and $0.84 per

                     HOST MARRIOTT, L.P. AND SUBSIDIARIES
share. The weighted average fair value per option granted during the year was $1.06 in 2000 and $1.15 in 1999. Pro forma compensation cost for 2000, 1999 and 1998 would have reduced net income by approximately $811,000, $919,000 and $524,000, respectively. Basic and diluted earnings per share on a pro forma basis were not impacted by the pro forma compensation cost in 2000, 1999 and 1998.

   The effects of the implementation of SFAS No. 123 are not representative of the effects on reported net income in future years because only the effects of stock option awards granted in 1997 and subsequent years have been considered.

   A summary of the status of the Company's stock option plan for 2000, 1999 and 1998 follows:

                                      2000                         1999                         1998
                          ---------------------------- ---------------------------- ----------------------------
                                           Weighted                     Weighted                     Weighted
                             Shares        Average        Shares        Average        Shares        Average
                          (in millions) Exercise Price (in millions) Exercise Price (in millions) Exercise Price
                          ------------- -------------- ------------- -------------- ------------- --------------
Balance, at beginning of
 year...................       4.9           $ 4            5.6           $ 3            6.8           $ 4
Granted.................        .6            10            0.6            10            --            --
Exercised...............      (1.2)            3           (1.3)            3           (1.3)            5
Forfeited/Expired.......       (.1)           10            --            --            (0.6)            4
Adjustment for
 Distribution and
 Special Dividend.......       --            --             --            --             0.7             3
                              ----                         ----                         ----
Balance, at end of
 year...................       4.2           $ 5            4.9           $ 4            5.6           $ 3
                              ====                         ====                         ====
Options exercisable at
 year-end...............       3.2                          4.2                          5.5
                              ====                         ====                         ====

   The following table summarizes information about stock options at December 31, 2000:

                                   Options Outstanding                    Options Exercisable
                     ----------------------------------------------- ------------------------------
                                   Weighted Average
      Range of          Shares        Remaining     Weighted Average    Shares     Weighted Average
   Exercise Prices   (in millions) Contractual Life  Exercise Price  (in millions)  Exercise Price
   ---------------   ------------- ---------------- ---------------- ------------- ----------------
       $1 -  3            2.4              6              $ 2             2.4            $ 2
        4 -  6            0.3              8                6             0.3              6
        7 -  9            0.7             12                9             0.4              8
       10 - 12            0.7             15               11             0.1             12
       13 - 15            --              12               15             --              15
       16 - 19            0.1             12               18             --              18
                          ---                                             ---
                          4.2                                             3.2
                          ===                                             ===

   Deferred stock incentive plan shares granted to officers and key employees after 1990 generally vest over 10 years in annual installments commencing one year after the date of grant. Certain employees may elect to defer payments until termination or retirement. The Company accrues compensation expense for the fair market value of the shares on the date of grant, less estimated forfeitures. In 2000, 1999 and 1998, 20,000, 11,000 and 12,000 shares were granted, respectively, under this plan. The compensation cost that has been charged against income for deferred stock was not material in 2000, 1999 and 1998. The weighted average fair value per share granted during each year was $9.44 in 2000, $14.31 in 1999 and $19.21 in 1998.

   The Company from time to time awards restricted stock plan shares under the Comprehensive Plan to officers and key executives to be distributed over the next three to 10 years in annual installments based on

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES
continued employment and the attainment of certain performance criteria. The Company recognizes compensation expense over the restriction period equal to the fair market value of the shares on the date of issuance adjusted for forfeitures, and where appropriate, the level of attainment of performance criteria and fluctuations in the fair market value of the Company's common stock. In 2000, 1999 and 1998, 889,000, 3,203,000, and 2,900 shares of additional restricted stock plan shares were granted to certain key employees under these terms and conditions. Approximately 106,000 and 747,000 shares were forfeited in 2000 and 1999, respectively. The Company recorded compensation expense of $11 million, $7.7 million and $11 million in 2000, 1999 and 1998, respectively, related to these awards. The weighted average grant date fair value per share granted during each year was $8.87 in 2000, $12.83 in 1999 and $18.13 in 1998. Under these awards 3,612,000 shares were outstanding at December 31, 2000.

   In 1998, 568,408 stock appreciation rights ("SARs") were issued under the Comprehensive Plan to certain directors of the Company as a replacement for previously issued options that were cancelled during the year. The conversion to SARs was completed in order to comply with ownership limits applicable to the Company upon conversion to a REIT. The SARs are fully vested and the grant prices range from $1.20 to $5.13. In 2000, 1999 and 1998, the Company recognized compensation (income) expense of $1.4 million, $(2.7) million and $4.8 million, respectively, related to this grant. Additionally, in future periods, the Company will recognize compensation expense for outstanding SARs as a result of fluctuations in the market price of the Company's common stock.

   Under the terms of the Employee Stock Purchase Plan, eligible employees may purchase common stock through payroll deductions at 90% of the lower of market value at the beginning or market value at the end of the plan year.

12. Profit Sharing and Postemployment Benefit Plans

   The Company contributes to profit sharing and other defined contribution plans for the benefit of employees meeting certain eligibility requirements and electing participation in the plans. The amount to be matched by the Company is determined annually by Host REIT's Board of Directors. The Company provides medical benefits to a limited number of retired employees meeting restrictive eligibility requirements. Amounts for these items were not material in 1998 through 2000.

13. Acquisitions and Dispositions

   The Company acquired the remaining unaffiliated partnership interests in two full-service hotels by issuing approximately 612,000 cumulative preferred OP Units and paid cash of approximately $6.8 million. During 2000, the holders of approximately 593,000 cumulative preferred OP Units converted to common OP Units on a one-for-one basis.

   The Company acquired or gained controlling interest in 36 hotels with 15,166 rooms in 1998. Twenty-five of the 1998 acquisitions, consisting of the Blackstone Acquisition and the Partnership Mergers, were completed on December 30, 1998 in conjunction with the REIT Conversion. Additionally, three full-service properties were contributed to one of the Non-Controlled Subsidiaries (Note 5). These acquisitions are summarized below.

   In December 1998, the Company completed the acquisition of, or controlling interests in, twelve hotels and one mortgage loan secured by an additional hotel (the "Blackstone Acquisition") from the Blackstone Group, a Delaware limited partnership, and a series of funds controlled by affiliates of Blackstone Real Estate Partners (together, the "Blackstone Entities"). In addition, the Company acquired a 25% interest in Swissotel Management (USA) L.L.C., which operates five Swissotel hotels in the United States, which the Company transferred to Crestline in connection with the Distribution. The Operating Partnership issued approximately

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

47.7 million OP Units, which OP Units are redeemable for the Company's common stock (or cash equivalent at Host Marriott's option), assumed debt and made cash payments totaling approximately $920 million and distributed 1.4 million of the shares of Crestline common stock to the Blackstone Entities. As of December 31, 2000, the Blackstone Entities owned approximately 16% of the outstanding OP Units of the Operating Partnership. On February 7, 2001, the Blackstone Entities converted 12.5 million OP Units to common shares and immediately sold them to an underwriter for sale on the open market. As a result, the Blackstone Entities now own approximately 12% of the outstanding OP Units of the Operating Partnership.

   In December 1998, the Company announced the completion of the Partnership Mergers which was the roll-up of eight public partnerships and four private partnerships which own or control 28 properties, 13 of which were already consolidated (the "Partnership Mergers"). The Operating Partnership issued approximately 25.8 million OP Units to partners for their interests valued at approximately $333 million. As of December 31, 2000, approximately 16.6 million OP Units remain outstanding.

   As a result of these transactions, the Company increased its ownership of most of the 28 properties to 100% while consolidating 13 additional hotels (4,445 rooms).

   During 1998, prior to the Partnership mergers, the Company acquired a controlling interest in the Atlanta Marriott Marquis II Limited Partnership, which owns an interest in the 1,671-room Atlanta Marriott Marquis for approximately $239 million. The Company also acquired a controlling interest in two partnerships that own four hotels for approximately $74 million. In addition, the Company acquired four Ritz-Carlton hotels and two additional hotels totaling over 2,200 rooms for approximately $465 million.

   During 1999 and 1998, the Company disposed of seven hotels (2,430 rooms) for a total consideration of $410 million and recognized a net gain of $74 million.

   During 2000 and 1999, respectively, approximately 652,000 and 467,000 OP Units were redeemed for common stock and an additional 360,000 and 233,000 OP Units were redeemed for $3 million and $2 million in cash.

14. Fair Value of Financial Instruments

   The fair values of certain financial assets and liabilities and other financial instruments are shown below:

                                                    2000            1999
                                               --------------- ---------------
                                               Carrying  Fair  Carrying  Fair
                                                Amount  Value   Amount  Value
                                               -------- ------ -------- ------
                                                        (in millions)
   Financial assets
     Receivables from affiliates..............  $  164  $  166  $  127  $  133
     Notes receivable.........................      47      44      48      48
     Other....................................       9       9      12      12
    Financial liabilities
     Debt, net of capital leases and
      Convertible Debt Obligation to Host
      Marriott................................   5,305   5,299   5,063   4,790
     Convertible Debt Obligation to Host
      Marriott................................     492     432     514     357

   Short-term marketable securities and Senior Notes are valued based on quoted market prices. Receivables from affiliates, notes and other financial assets are valued based on the expected future cash flows discounted at risk-adjusted rates. Valuations for secured debt are determined based on the expected future payments

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES
discounted at risk-adjusted rates. The fair values of the Bank Credit Facility and other notes are estimated to be equal to their carrying value. The Convertible Debt Obligation to Host Marriott is valued based on the quoted market price of the Convertible Preferred Securities.

15. Marriott International Distribution and Relationship with Marriott International

   The Company and Marriott International (formerly a wholly owned subsidiary, the common stock of which was distributed to the Company's shareholders on October 8, 1993) have entered into various agreements in connection with the Marriott International Distribution and thereafter which provide, among other things, that (i) the majority of the Company's hotel lodging properties are managed by Marriott International (see Note 16); (ii) nine of the Company's full-service properties are operated under franchise agreements with Marriott International with terms of 15 to 30 years; (iii) Marriott International and the Company formed a joint venture and Marriott International provided the Company with $29 million in debt financing at an average interest rate of 12.7% and $28 million in preferred equity in 1996 for the acquisition of two full-service properties in Mexico City, Mexico; and (iv) Marriott International provides certain limited administrative services.

   Additionally, Marriott International has the right to purchase up to 20% of the voting stock of the Company if certain events involving a change in control of the Company occur.

   During December 2000, the newly created Joint Venture formed by Rockledge and Marriott International acquired the partnership interests in two partnerships that collectively own 120 limited service hotels for approximately $372 million plus interest and legal fees (see Note 5). The Joint Venture financed the acquisition with mezzanine indebtedness borrowed from Marriott International and with cash and other assets contributed by Rockledge and Marriott International. Rockledge and Marriott International each own a 50% interest in the Joint Venture as of December 31, 2000.

   In 1998, the Company paid to Marriott International $196 million in hotel management fees and $9 million in franchise fees. Beginning in 1999, these fees, totaling $240 million and $218 million in 2000 and 1999, respectively, were paid by the lessees (see Note 10). In 2000, 1999 and 1998, the Company paid to Marriott International $0.2 million, $0.3 million and $4 million, respectively, in interest and commitment fees under the debt financing and line of credit provided by Marriott International and $2 million, $3 million, and $3 million, respectively, for limited administrative services and office space. In connection with the discontinued senior living communities' business, the Company paid Marriott International $13 million in management fees during 1998.

16. Hotel Management Agreements

   Most of the Company's hotels are subject to management agreements (the "Agreements") under which Marriott International manages the Company's hotels, generally for an initial term of 15 to 20 years with renewal terms at the option of Marriott International of up to an additional 16 to 30 years. The Agreements generally provide for payment of base management fees equal to one to four percent of sales and incentive management fees generally equal to 20% to 50% of Operating Profit (as defined in the Agreements) over a priority return (as defined) to the Company, with total incentive management fees not to exceed 20% of cumulative Operating Profit, or 20% of current year Operating Profit. In the event of early termination of the Agreements, Marriott International will receive additional fees based on the unexpired term and expected future base and incentive management fees. The Company has the option to terminate certain management agreements if specified performance thresholds are not satisfied. No agreement with respect to a single lodging facility is cross-collateralized or cross-defaulted to any other agreement and a single agreement may be canceled under certain conditions, although such cancellation will not trigger the cancellation of any other agreement.

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

   As a result of the REIT Conversion, all fees payable under the Agreements for subsequent periods are the primary obligations of the Lessees. The obligations of the leases with Crestline were guaranteed to a limited extent by Crestline on 116 of the leases through December 31, 2000. The Company remained obligated to the managers in case the Lessee fails to pay these fees (but it would be entitled to reimbursement from the lessee under the terms of the Leases). Effective January 1, 2001, the Company effectively terminated the Crestline leases through the purchase of the Crestline Lessee Entities by the Company's wholly-owned TRS. The TRS will assume the obligations under the Agreements as lessee.

   Pursuant to the terms of the Agreements, Marriott International is required to furnish the hotels with certain services ("Chain Services") which are generally provided on a central or regional basis to all hotels in the Marriott International hotel system. Chain Services include central training, advertising and promotion, a national reservation system, computerized payroll and accounting services, and such additional services as needed which may be more efficiently performed on a centralized basis. Costs and expenses incurred in providing such services are required to be allocated among all domestic hotels managed, owned or leased by Marriott International or its subsidiaries. In addition, the Company's hotels also participate in the Marriott Rewards program. The cost of this program is charged to all hotels in the Marriott hotel system.

   The Lessees are obligated to provide the manager with sufficient funds to cover the cost of (a) certain non-routine repairs and maintenance to the hotels which are normally capitalized; and (b) replacements and renewals to the hotels' property and improvements. Under certain circumstances, the lessee will be required to establish escrow accounts for such purposes under terms outlined in the Agreements.

   The Lessees assumed franchise agreements with Marriott International for 10 hotels. Pursuant to these franchise agreements, the Lessee generally pays a franchise fee based on a percentage of room sales and food and beverage sales as well as certain other fees for advertising and reservations. Franchise fees for room sales vary from four to six percent of sales, while fees for food and beverage sales vary from two to three percent of sales. The terms of the franchise agreements are from 15 to 30 years.

   The Lessees assumed management agreements with The Ritz-Carlton Hotel Company, LLC ("Ritz-Carlton"), an affiliate of Marriott International, to manage nine of the Company's hotels. These agreements have an initial term of 15 to 25 years with renewal terms at the option of Ritz-Carlton of up to an additional 10 to 40 years. Base management fees vary from two to five percent of sales and incentive management fees are generally equal to 20% of available cash flow or operating profit, as defined in the agreements.

   The Lessees also assumed management agreements with hotel management companies other than Marriott International and Ritz-Carlton for 23 of the Company's hotels (10 of which are franchised under the Marriott brand). These agreements generally provide for an initial term of 10 to 20 years with renewal terms at the option of either party or, in some cases, the hotel management company of up to an additional one to 15 years. The agreements generally provide for payment of base management fees equal to one to four percent of sales. Seventeen of the 23 agreements also provide for incentive management fees generally equal to 10 to 25 percent of available cash flow, operating profit, or net operating income, as defined in the agreements.

17. Relationship with Crestline Capital Corporation

   The Company and Crestline entered into various agreements in connection with the Distribution as discussed in Note 3 and further outlined below.

 Distribution Agreement

   Crestline and the Company entered into a distribution agreement (the "Distribution Agreement"), which provided for, among other things, (i) the distribution of shares of Crestline in connection with the Distribution;

                     HOST MARRIOTT, L.P. AND SUBSIDIARIES

(ii) the division between Crestline and the Company of certain assets and liabilities; (iii) the transfer to Crestline of the 25% interest in the Swissotel management company acquired in the Blackstone Acquisition and (iv) certain other agreements governing the relationship between Crestline and the Company following the Distribution. Crestline also granted the Company a contingent right to purchase Crestline's interest in Swissotel Management
(USA) L.L.C. at fair market value in the event the tax laws are changed so that the Company could own such interest without jeopardizing its status as a REIT.

   Subject to certain exceptions, the Distribution Agreement provides for, among other things, assumptions of liabilities and cross-indemnities designed to allocate to Crestline, effective as of the date of the Distribution, financial responsibilities for liabilities arising out of, or in connection with, the business of the senior living communities.

 Asset Management Agreement

   The Company and the Non-Controlled Subsidiaries entered into asset management agreements (the "Asset Management Agreements") with Crestline whereby Crestline agreed to provide advice on the operation of the hotels and review financial results, projections, loan documents and hotel management agreements. Crestline also agreed to consult on market conditions and competition, as well as monitor and negotiate with governmental agencies, insurance companies and contractors. Crestline was entitled to a fee not to exceed $4.5 million for each calendar year for its consulting services under the Asset Management Agreements, which included $0.25 million related to the Non-Controlled Subsidiaries. The Asset Management Agreements were terminated effective January 1, 2001 in connection with the acquisition of the Crestline Lessee Entities.

 Non-Competition Agreement

   Crestline and the Company entered into a non-competition agreement that limited the respective parties' future business opportunities. Pursuant to this non-competition agreement, Crestline agreed, among other things, that until the earlier of December 31, 2008, or the date on which it is no longer a Lessee of more than 25% of the number of hotels owned by the Company at the time of the Distribution, it would not own any full service hotel, manage any limited service or full service hotel owned by the Company, or own or operate a full service hotel franchise system operating under a common name brand, subject to certain exceptions. In addition, the Company agreed not to participate in the business of leasing, operating or franchising limited service or full service properties, subject to certain exceptions. In connection with the acquisition of the Crestline Lessee Entities, the non-competition agreement was terminated effective January 1, 2001.

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

18. Geographic and Business Segment Information

   The Company operates one business segment, hotel ownership. The Company's hotels are primarily operated under the Marriott or Ritz-Carlton brands, contain an average of approximately 478 rooms as of December 31, 2000, as well as supply other amenities such as meeting space and banquet facilities; a variety of restaurants and lounges; gift shops and swimming pools. They are typically located in downtown, airport, suburban and resort areas throughout the United States. During most of 1998, the Company's foreign operations consisted of six full-service hotel properties located in Mexico and Canada. As of December 31, 1998, the Company's foreign operations had decreased to four Canadian hotel properties, as the hotels in Mexico were contributed to Rockledge Hotel Properties, Inc. There were no intercompany sales between the properties and the Company. The following table presents revenues and long-lived assets for each of the geographical areas in which the Company operates (in millions):

                                  2000              1999              1998
                             --------------- ------------------- ---------------
                                      Long-                               Long-
                                      lived           Long-lived          lived
                             Revenues Assets Revenues   Assets   Revenues Assets
                             -------- ------ -------- ---------- -------- ------
United States...............  $1,447  $6,991  $1,352    $6,987    $3,443  $7,112
International...............      26     119      24       121       121      89
                              ------  ------  ------    ------    ------  ------
  Total.....................  $1,473  $7,110  $1,376    $7,108    $3,564  $7,201
                              ======  ======  ======    ======    ======  ======

19. Supplemental Guarantor and Non-Guarantor Subsidiary Information

   All subsidiaries of the Company guarantee the Senior Notes except those owning 48 of the Company's full service hotels and HMH HPT RIBM LLC and HMH HPT CBM LLC, the lessees of the Residence Inn and Courtyard properties, respectively. The separate financial statements of each guaranteeing subsidiary (each, a "Guarantor Subsidiary") are not presented because the Company's management has concluded that such financial statements are not material to investors. The guarantee of each Guarantor Subsidiary is full and unconditional and joint and several and each Guarantor Subsidiary is a wholly owned subsidiary of the Company.

   The following condensed combined consolidating financial information sets forth the financial position as of December 31, 2000 and 1999 and results of operations and cash flows for the three fiscal years in the period ended December 31, 2000 of the parent, Guarantor Subsidiaries and the Non-Guarantor
Subsidiaries:

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

          Supplemental Condensed Combined Consolidating Balance Sheets
                                 (in millions)

                               December 31, 2000

                                  Guarantor   Non-Guarantor
                          Parent Subsidiaries Subsidiaries  Eliminations Consolidated
                          ------ ------------ ------------- ------------ ------------
Property and equipment,
 net....................  $1,181    $2,001       $3,928       $   --        $7,110
Investments in
 affiliate..............   2,618     1,715          --         (4,205)         128
Notes and other
 receivables............     311        54          165          (319)         211
Rent receivable.........      13        10           42           --            65
Other assets............     256        31          351           (74)         564
Cash, cash equivalents
 and marketable
 securities.............     244        34           35           --           313
                          ------    ------       ------       -------       ------
  Total assets..........  $4,623    $3,845       $4,521       $(4,598)      $8,391
                          ======    ======       ======       =======       ======
Debt....................  $1,910    $1,215       $2,360       $  (163)      $5,322
Convertible debt
 obligation to Host
 Marriott...............     492       --           --            --           492
Other liabilities.......     474       127          322          (230)         693
                          ------    ------       ------       -------       ------
  Total liabilities.....   2,876     1,342        2,682          (393)       6,507
Minority interests......       2       --           137           --           139
Limited partner interest
 of third parties at
 redemption value.......     823       --           --            --           823
Partners' capital.......     922     2,503        1,702        (4,205)         922
                          ------    ------       ------       -------       ------
  Total liabilities and
   partners' capital....  $4,623    $3,845       $4,521       $(4,598)      $8,391
                          ======    ======       ======       =======       ======

                               December 31, 1999

                                  Guarantor   Non-Guarantor
                          Parent Subsidiaries Subsidiaries  Eliminations Consolidated
                          ------ ------------ ------------- ------------ ------------
Property and equipment,
 net....................  $1,182    $1,969       $3,957       $   --        $7,108
Investments in
 affiliate..............   2,406     1,645          --         (4,002)          49
Notes and other
 receivables............     364        55          172          (416)         175
Rent receivable.........      11        10           51           --            72
Other assets............     176        50          353           (64)         515
Cash, cash equivalents
 and marketable
 securities.............     197        33           47           --           277
                          ------    ------       ------       -------       ------
  Total assets..........  $4,336    $3,762       $4,580       $(4,482)      $8,196
                          ======    ======       ======       =======       ======
Debt....................  $1,627    $1,223       $2,420       $  (201)      $5,069
Convertible debt
 obligation to Host
 Marriott...............     514       --           --            --           514
Other liabilities.......     337       183          382          (279)         623
                          ------    ------       ------       -------       ------
  Total liabilities.....   2,478     1,406        2,802          (480)       6,206
Minority interests......       4       --           132           --           136
Limited partner interest
 of third parties at
 redemption value.......     533       --           --            --           533
Partners' capital.......   1,321     2,356        1,646        (4,002)       1,321
                          ------    ------       ------       -------       ------
  Total liabilities and
   partners' capital....  $4,336    $3,762       $4,580       $(4,482)      $8,196
                          ======    ======       ======       =======       ======

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

     Supplemental Condensed Combined Consolidating Statements of Operations
                                 (in millions)

                      Fiscal Year Ended December 31, 2000

                                   Guarantor   Non-Guarantor
                          Parent  Subsidiaries Subsidiaries  Eliminations Consolidated
                          ------  ------------ ------------- ------------ ------------
REVENUES................  $ 632      $ 611         $ 780        $(550)       $1,473
Depreciation and
 amortization...........    (69)       (97)         (165)         --           (331)
Property-level
 expenses...............    (46)       (64)         (162)         --           (272)
Minority interest.......     (7)       --            (20)         --            (27)
Corporate expenses......     (7)       (12)          (23)         --            (42)
Interest expense........   (179)      (115)         (203)          31          (466)
Other expenses..........   (227)        (1)           (2)         --           (230)
                          -----      -----         -----        -----        ------
Income from continuing
 operations before
 taxes..................     97        322           205         (519)          105
Benefit for income
 taxes..................    106         (5)           (3)         --             98
                          -----      -----         -----        -----        ------
INCOME BEFORE
 EXTRAORDINARY ITEM.....    203        317           202         (519)          203
Extraordinary item--gain
 on extinguishment of
 debt (net of income
 taxes).................      4        --            --           --              4
                          -----      -----         -----        -----        ------
NET INCOME..............  $ 207      $ 317         $ 202        $(519)       $  207
                          =====      =====         =====        =====        ======

                      Fiscal Year Ended December 31, 1999

                                   Guarantor   Non-Guarantor
                          Parent  Subsidiaries Subsidiaries  Eliminations Consolidated
                          ------  ------------ ------------- ------------ ------------
REVENUES................  $ 605      $ 599         $ 728        $(556)       $1,376
Depreciation and
 amortization...........    (60)       (83)         (150)         --           (293)
Property-level
 expenses...............    (52)       (57)         (155)         --           (264)
Minority interest.......     (4)       --            (17)         --            (21)
Corporate expenses......     (6)        (9)          (19)         --            (34)
Interest expense........   (189)      (130)         (197)          47          (469)
Other expenses..........    (42)        (9)           (4)         --            (55)
                          -----      -----         -----        -----        ------
Income from continuing
 operations before
 taxes..................    252        311           186         (509)          240
Benefit for income
 taxes..................     24         (5)           (3)         --             16
                          -----      -----         -----        -----        ------
INCOME BEFORE
 EXTRAORDINARY ITEM.....    276        306           183         (509)          256
Extraordinary item--gain
 on extinguishment of
 debt (net of income
 taxes).................      9        --             20          --             29
                          -----      -----         -----        -----        ------
NET INCOME..............  $ 285      $ 306         $ 203        $(509)       $  285
                          =====      =====         =====        =====        ======

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

                      Fiscal Year Ended December 31, 1998

                                   Guarantor   Non-Guarantor
                          Parent  Subsidiaries Subsidiaries  Eliminations Consolidated
                          ------  ------------ ------------- ------------ ------------
REVENUES................  $1,034     $ 990        $ 1,660       $(120)      $ 3,564
Depreciation and
 amortization...........     (67)      (77)          (102)        --           (246)
Property-level
 expenses...............     (63)      (73)          (135)        --           (271)
Hotel operating
 expenses...............    (536)     (624)        (1,151)        --         (2,311)
Minority interest.......     (25)      --             (27)        --            (52)
Corporate expenses......      (9)      (13)           (26)        --            (48)
Interest expense........     (99)     (129)          (144)         37          (335)
Dividends on Convertible
 Preferred Securities...     (37)      --             --          --            (37)
Other expenses..........     (87)       (2)            (1)        --            (90)
                          ------     -----        -------       -----       -------
Income from continuing
 operations before
 taxes..................     111        72             74         (83)          174
Benefit (provision) for
 income taxes...........      79       (29)           (30)        --             20
                          ------     -----        -------       -----       -------
Income from continuing
 operations.............     190        43             44         (83)          194
Income from discontinued
 operations.............       1       --             --          --              1
                          ------     -----        -------       -----       -------
INCOME BEFORE
 EXTRAORDINARY ITEM.....     191        43             44         (83)          195
Extraordinary item--gain
 on extinguishment of
 debt (net of income
 taxes).................    (144)       (3)            (1)        --           (148)
                          ------     -----        -------       -----       -------
NET INCOME..............  $   47     $  40        $    43       $ (83)      $    47
                          ======     =====        =======       =====       =======

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

     Supplemental Condensed Combined Consolidating Statements of Cash Flows
                                 (in millions)

                      Fiscal Year Ended December 31, 2000

                                         Guarantor   Non-Guarantor
                                Parent  Subsidiaries Subsidiaries  Consolidated
                                ------  ------------ ------------- ------------
OPERATING ACTIVITIES
Cash from operations..........  $  44      $ 169         $ 321        $ 534
                                -----      -----         -----        -----
INVESTING ACTIVITIES
Net cash received from sales
 of assets....................    --         --            --           --
Capital expenditures..........    (82)      (132)         (165)        (379)
Acquisitions..................    --         (40)          --           (40)
Other.........................    (29)       --            --           (29)
                                -----      -----         -----        -----
Cash used in investing
 activities...................   (111)      (172)         (165)        (448)
                                -----      -----         -----        -----
FINANCING ACTIVITIES
Repayment of debt.............   (193)       (10)         (114)        (317)
Issuance of debt..............    451        --             89          540
Issuance of OP Units..........      4        --            --             4
Issuance of preferred limited
 partner units................    --         --            --           --
Distributions on common and
 preferred limited partner
 units........................   (260)       --            --          (260)
Redemption or repurchase of OP
 Units for cash...............    (47)       --            --           (47)
Repurchase of Convertible
 Preferred Securities.........    (15)       --            --           (15)
Cost of extinguishment of
 debt.........................    --         --            --           --
Transfer to/from Parent.......    173         15          (188)         --
Other.........................      1         (1)           45           45
                                -----      -----         -----        -----
Cash from financing
 activities...................    114          4          (168)         (50)
                                -----      -----         -----        -----
INCREASE IN CASH AND CASH
 EQUIVALENTS..................     47          1           (12)          36
CASH AND CASH EQUIVALENTS,
 beginning of year............    197         33            47          277
                                -----      -----         -----        -----
CASH AND CASH EQUIVALENTS, end
 of year......................  $ 244      $  34         $  35        $ 313
                                =====      =====         =====        =====

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

                      Fiscal Year Ended December 31, 1999

                                         Guarantor   Non-Guarantor
                                Parent  Subsidiaries Subsidiaries  Consolidated
                                ------  ------------ ------------- ------------
OPERATING ACTIVITIES
Cash from operations..........  $  13      $ 127        $   220      $   360
                                -----      -----        -------      -------
INVESTING ACTIVITIES
Net cash received from sales
 of assets....................      3        158             34          195
Capital expenditures..........   (129)      (101)          (131)        (361)
Acquisitions..................     (3)        (5)           (21)         (29)
Other.........................     19        --             --            19
                                -----      -----        -------      -------
Cash used in investing
 activities...................   (110)        52           (118)        (176)
                                -----      -----        -------      -------
FINANCING ACTIVITIES
Repayment of debt.............   (230)      (145)        (1,056)      (1,431)
Issuance of debt..............    290         23          1,032        1,345
Issuance of OP Units..........      5        --             --             5
Issuance of preferred limited
 partner units................    196        --             --           196
Distributions on common and
 preferred limited partner
 units........................   (260)       --             --          (260)
Redemption or repurchase of OP
 Units for cash...............    (54)       --             --           (54)
Repurchase of Convertible
 Preferred Securities.........    (36)       --             --           (36)
Cost of extinguishment of
 debt.........................    --         --              (2)          (2)
Transfer to/from Parent.......     79        (61)           (18)         --
Other.........................    (25)        (1)           (80)        (106)
                                -----      -----        -------      -------
Cash from financing
 activities...................    (35)      (184)          (124)        (343)
                                -----      -----        -------      -------
INCREASE IN CASH AND CASH
 EQUIVALENTS..................   (132)        (5)           (22)        (159)
CASH AND CASH EQUIVALENTS,
 beginning of year............    329         38             69          436
                                -----      -----        -------      -------
CASH AND CASH EQUIVALENTS, end
 of year......................  $ 197      $  33        $    47      $   277
                                =====      =====        =======      =======

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

                      Fiscal Year Ended December 31, 1998

                                         Guarantor   Non-Guarantor
                               Parent   Subsidiaries Subsidiaries  Consolidated
                               -------  ------------ ------------- ------------
OPERATING ACTIVITIES
Cash from operations.........  $    59     $ 217         $  65       $   341
                               -------     -----         -----       -------
INVESTING ACTIVITIES
Net cash received from sales
 of assets...................      227       --            --            227
Capital expenditures.........      (50)     (109)          (93)         (252)
Acquisitions.................     (336)     (325)         (327)         (988)
Other........................      358       --            --            358
                               -------     -----         -----       -------
Cash from (used in) investing
 activities from continuing
 operations..................      199      (434)         (420)         (655)
Cash from (used in) investing
 activities from discontinued
 operations..................      (50)      --            --            (50)
                               -------     -----         -----       -------
Cash used in investing
 activities..................      149      (434)         (420)         (705)
                               -------     -----         -----       -------
FINANCING ACTIVITIES
Repayment of debt............   (1,828)     (128)         (168)       (2,124)
Issuance of debt.............    2,483         7             6         2,496
Cash contributed to Crestline
 at inception................      (52)      --            --            (52)
Cash contributed to non-
 controlled subsidiary.......      (30)      --            --            (30)
Transfer to/from Parent......     (846)      277           569           --
Other........................      (25)      --            --            (25)
                               -------     -----         -----       -------
Cash from (used in) financing
 activities from continuing
 operations..................     (298)      156           407           265
Cash from (used in) financing
 activities from discontinued
 operations..................       24       --            --             24
                               -------     -----         -----       -------
Cash from (used in) financing
 activities..................     (274)      156           407           289
                               -------     -----         -----       -------
INCREASE (DECREASE) IN CASH
 AND CASH EQUIVALENTS........      (66)      (61)           52           (75)
CASH AND CASH EQUIVALENTS,
 beginning of year...........      395        99            17           511
                               -------     -----         -----       -------
CASH AND CASH EQUIVALENTS,
 end of year.................  $   329     $  38         $  69       $   436
                               =======     =====         =====       =======

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

20. Quarterly Financial Data (unaudited)

                                                         2000
                                        --------------------------------------
                                         First  Second   Third  Fourth  Fiscal
                                        Quarter Quarter Quarter Quarter  Year
                                        ------- ------- ------- ------- ------
                                        (in millions, except per unit amounts)
Revenues...............................  $ 185   $ 199   $ 239   $850   $1,473
Income from continuing operations
 before income taxes...................    (73)    (64)    (17)   259      105
Income from continuing operations......    (74)    (66)    (21)   364      203
Income before extraordinary item.......    (74)    (66)    (21)   364      203
Net income (loss)......................    (69)    (68)    (21)   365      207
Net income (loss) available to
 unitholders...........................    (74)    (73)    (27)   361      187
Basic earnings (loss) per unit:
  Income from continuing operations....   (.28)   (.26)   (.09)  1.26      .64
  Income before extraordinary items....    .02    (.26)   (.09)  1.26      .64
  Net income (loss)....................   (.26)   (.26)   (.09)  1.27      .66
Diluted earnings (loss) per unit:
  Income from continuing operations....   (.28)   (.26)   (.09)  1.13      .63
  Income before extraordinary items....    .02    (.26)   (.09)  1.13      .63
  Net income (loss)....................   (.26)   (.26)   (.09)  1.14      .65
                                                         1999
                                        --------------------------------------
                                         First  Second   Third  Fourth  Fiscal
                                        Quarter Quarter Quarter Quarter  Year
                                        ------- ------- ------- ------- ------
                                        (in millions, except per unit amounts)
Revenues...............................  $ 192   $ 203   $ 203   $778   $1,376
Income from continuing operations
 before income taxes...................    (55)    (54)    (43)   392      240
Income from continuing operations......    (56)    (55)    (44)   411      256
Income before extraordinary item.......    (56)    (55)    (44)   411      256
Net income (loss)......................    (56)    (42)    (40)   423      285
Net income (loss) available to
 unitholders...........................    (56)    (42)    (41)   418      279
Basic earnings (loss) per unit:
  Income from continuing operations....   (.19)   (.19)   (.16)  1.40      .86
  Income before extraordinary items....   (.19)   (.19)   (.16)  1.40      .86
  Net income (loss)....................   (.19)   (.15)   (.14)  1.44      .96
Diluted earnings (loss) per unit:
  Income from continuing operations....   (.19)   (.19)   (.16)  1.23      .83
  Income before extraordinary items....   (.19)   (.19)   (.16)  1.23      .83
  Net income (loss)....................   (.19)   (.15)   (.14)  1.27      .93

   In December 1999, the Company retroactively changed its method of accounting for contingent rental revenues to conform to the Securities and Exchange Commission's Staff Accounting Bulletin (SAB) No. 101. As a result, contingent rental revenue is deferred on the balance sheet until certain revenue thresholds are realized. SAB No. 101 has no impact on full-year 2000 and 1999 revenues, net income, or earnings per share because all rental revenues considered contingent under SAB No. 101 were earned as of December 31, 2000 and 1999. The change in accounting principle has no effect prior to 1999 because percentage rent relates to rental income on our leases, which began in 1999.

   For all years presented, the first three quarters consist of 12 weeks each and the fourth quarter includes 16 weeks. The sum of the basic and diluted earnings (loss) per common share for the four quarters in all years presented differs from the annual earnings per common share due to the required method of computing the weighted average number of shares in the respective periods.

                      CCHP I CORPORATION AND SUBSIDIARIES

                       CONSOLIDATED FINANCIAL STATEMENTS

                    December 29, 2000 and December 31, 1999

              With Independent Public Accountants' Report Thereon

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To CCHP I Corporation:

   We have audited the accompanying consolidated balance sheets of CCHP I Corporation and its subsidiaries (a Delaware corporation) as of December 29, 2000 and December 31, 1999, and the related consolidated statements of operations, shareholder's equity and cash flows for the fiscal years ended December 29, 2000 and December 31, 1999. These consolidated financial statements are the responsibility of CCHP I Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CCHP I Corporation and its subsidiaries as of December 29, 2000 and December 31, 1999 and the results of their operations and their cash flows for the fiscal years then ended in conformity with accounting principles generally accepted in the United States.

                                          Arthur Andersen LLP

Vienna, Virginia
February 23, 2001

                      CCHP I CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                 As of December 29, 2000 and December 31, 1999
                       (in thousands, except share data)

                                                                 2000    1999
                                                                ------- -------
                            ASSETS
Current assets
  Cash and cash equivalents.................................... $ 4,849 $ 9,467
  Due from hotel managers......................................   5,862   3,890
  Due from Crestline...........................................     682     --
  Other current assets.........................................      62     --
                                                                ------- -------
                                                                 11,455  13,357
Hotel working capital..........................................  26,011  26,011
                                                                ------- -------
                                                                $37,466 $39,368
                                                                ======= =======
             LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities
  Lease payable to Host Marriott............................... $ 5,252 $ 5,792
  Due to hotel managers........................................   4,138   3,334
  Other current liabilities....................................     500     --
                                                                ------- -------
                                                                  9,890   9,126
Hotel working capital notes payable to Host Marriott...........  26,011  26,011
Deferred income taxes..........................................   1,565   1,027
                                                                ------- -------
  Total liabilities............................................  37,466  36,164
                                                                ------- -------
Shareholder's equity
  Common stock (100 shares issued at $1.00 par value)..........     --      --
  Retained earnings............................................     --    3,204
                                                                ------- -------
    Total shareholder's equity.................................     --    3,204
                                                                ------- -------
                                                                $37,466 $39,368
                                                                ======= =======


                See Notes to Consolidated Financial Statements.

                      CCHP I CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

           Fiscal Years Ended December 29, 2000 and December 31, 1999
                                 (in thousands)

                                                               2000      1999
                                                             --------  --------
REVENUES
  Rooms..................................................... $624,314  $585,381
  Food and beverage.........................................  289,577   277,684
  Other.....................................................   63,848    65,069
                                                             --------  --------
    Total revenues..........................................  977,739   928,134
                                                             --------  --------
OPERATING COSTS AND EXPENSES
Property-level operating costs and expenses
  Rooms.....................................................  148,482   141,898
  Food and beverage.........................................  218,802   211,964
  Other.....................................................  254,248   241,996
Other operating costs and expenses
  Lease expense to Host Marriott............................  296,664   276,058
  Management fees...........................................   47,172    40,659
  Corporate expenses........................................    1,224     1,367
                                                             --------  --------
    Total operating costs and expenses......................  966,592   913,942
                                                             --------  --------
OPERATING PROFIT ...........................................   11,147    14,192
Interest expense............................................   (1,332)   (1,585)
Interest income.............................................      334       --
                                                             --------  --------
INCOME BEFORE INCOME TAXES..................................   10,149    12,607
Provision for income taxes..................................   (4,289)   (5,169)
                                                             --------  --------
NET INCOME.................................................. $  5,860  $  7,438
                                                             ========  ========


                See Notes to Consolidated Financial Statements.

                      CCHP I CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDER'S EQUITY

           Fiscal Years Ended December 29, 2000 and December 31, 1999
                                 (in thousands)

                                                       Common Retained
                                                       Stock  Earnings   Total
                                                       ------ --------  -------
Balance, January 1, 1999..............................  $--   $   --    $   --
  Dividend to Crestline...............................   --    (4,234)   (4,234)
  Net income..........................................   --     7,438     7,438
                                                        ----  -------   -------
Balance, December 31, 1999............................   --     3,204     3,204
  Dividend to Crestline...............................   --    (9,064)   (9,064)
  Net income..........................................   --     5,860     5,860
                                                        ----  -------   -------
Balance, December 29, 2000............................  $--   $   --    $   --
                                                        ====  =======   =======



                See Notes to Consolidated Financial Statements.

                      CCHP I CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

           Fiscal Years Ended December 29, 2000 and December 31, 1999
                                 (in thousands)

                                                                2000     1999
                                                               -------  -------
OPERATING ACTIVITIES
Net income.................................................... $ 5,860  $ 7,438
Change in amounts due from hotel managers.....................  (1,972)    (678)
Change in lease payable to Host Marriott......................    (540)   5,792
Changes in amounts due to hotel managers......................     804    1,149
Changes in other operating accounts...........................     294      --
                                                               -------  -------
  Cash from operations........................................   4,446   13,701
                                                               -------  -------
FINANCING ACTIVITIES
Dividend to Crestline.........................................  (9,064)  (4,234)
                                                               -------  -------
Increase (decrease) in cash and cash equivalents..............  (4,618)   9,467
Cash and cash equivalents, beginning of year..................   9,467      --
                                                               -------  -------
Cash and cash equivalents, end of year........................ $ 4,849  $ 9,467
                                                               =======  =======


                See Notes to Consolidated Financial Statements.

                      CCHP I CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Summary of Significant Accounting Policies

 Organization

   CCHP I Corporation (the "Company") was incorporated in the state of Delaware on November 23, 1998 as a wholly owned subsidiary of Crestline Capital Corporation ("Crestline"). On December 29, 1998, Crestline became a publicly traded company when Host Marriott Corporation ("Host Marriott") completed its plan of reorganizing its business operations by spinning-off Crestline to the shareholders of Host Marriott as part of a series of transactions pursuant to which Host Marriott converted into a real estate investment trust ("REIT").

   On December 31, 1998, wholly owned subsidiaries of the Company (the "Tenant Subsidiaries") entered into lease agreements with Host Marriott to lease 35 of Host Marriott's full-service hotels with the existing management agreements of the leased hotels assigned to the Tenant Subsidiaries. As of December 29, 2000, the Company leased 34 full-service hotels from Host Marriott.

   The Company operates as a unit of Crestline, utilizing Crestline's employees, insurance and administrative services since the Company does not have any employees. Certain direct expenses are paid by Crestline and charged directly or allocated to the Company. Certain general and administrative costs of Crestline are allocated to the Company, using a variety of methods, principally including Crestline's specific identification of individual costs and otherwise through allocations based upon estimated levels of effort devoted by general and administrative departments to the Company or relative measures of the size of the Company based on revenues. In the opinion of management, the methods for allocating general and administrative expenses and other direct costs are reasonable.

 Principles of Consolidation

   The consolidated financial statements include the accounts of the Company and its subsidiaries. All material intercompany transactions and balances between the Company and its subsidiaries have been eliminated.

 Fiscal Year

   The Company's fiscal year ends on the Friday nearest December 31.

 Cash and Cash Equivalents

   The Company considers all highly liquid investments with a maturity of three months or less at date of purchase as cash equivalents.

 Revenues

   The Company records the gross property-level revenues generated by the hotels as revenues.

 Use of Estimates in the Preparation of Financial Statements

   The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                      CCHP I CORPORATION AND SUBSIDIARIES

Note 2. Leases

   Future minimum annual rental commitments for all non-cancelable leases as of December 29, 2000 are as follows (in thousands):

   2001............................................................... $182,432
   2002...............................................................  175,108
   2003...............................................................  174,099
   2004...............................................................  159,082
   2005...............................................................  159,082
   Thereafter.........................................................   24,014
                                                                       --------
     Total minimum lease payments..................................... $873,817
                                                                       ========

   Lease expense for the fiscal years 2000 and 1999 consisted of the following (in thousands):

                                                                 2000     1999
                                                               -------- --------
   Base rent.................................................. $177,405 $167,996
   Percentage rent............................................  119,259  108,062
                                                               -------- --------
                                                               $296,664 $276,058
                                                               ======== ========

 Hotel Leases

   The Tenant Subsidiaries entered into leases with Host Marriott effective January 1, 1999 for 35 full-service hotels. See Note 6 for a discussion of the sale of all but one of the full-service hotel leases in 2001.

   Each hotel lease had an initial term generally ranging from three to seven years. The Tenant Subsidiaries were required to pay the greater of (i) a minimum rent specified in each hotel lease or (ii) a percentage rent based upon a specified percentage of aggregate revenues from the hotel, including room revenues, food and beverage revenues, and other income, in excess of specified thresholds. The amount of minimum rent is increased each year based upon 50% of the increase in CPI during the previous twelve months. Percentage rent thresholds are increased each year based on a blend of the increases in CPI and the Employment Cost Index during the previous twelve months. The hotel leases generally provided for a rent adjustment in the event of damage, destruction, partial taking or certain capital expenditures.

   The Tenant Subsidiaries were responsible for paying all of the expenses of operating the hotels, including all personnel costs, utility costs, and general repair and maintenance of the hotels. In addition, the Tenant Subsidiaries were responsible for all fees payable to the hotel manager, including base and incentive management fees, chain services payments and franchise or system fees. Host Marriott was responsible for real estate and personal property taxes, property casualty insurance, equipment rent, ground lease rent, maintaining a reserve fund for FF&E replacements and capital expenditures.

   For those hotels where Marriott International is the manager, it had a noneconomic membership interest with certain limited voting rights in the Tenant Subsidiaries.

 FF&E Leases

   Prior to entering into the hotel leases, if the average tax basis of a hotel's FF&E and other personal property exceeded 15% of the aggregate average tax basis of the hotel's real and personal property (the "Excess FF&E"), the Tenant Subsidiaries and affiliates of Host Marriott entered into lease agreements (the

                      CCHP I CORPORATION AND SUBSIDIARIES

"FF&E Leases") for the Excess FF&E. The terms of the FF&E Leases generally ranged from two to three years and rent under the FF&E Leases was a fixed amount.

 Guaranty and Pooling Agreement

   In connection with entering into the hotel leases, the Company, Crestline and Host Marriott, entered into a pool guarantee and a pooling and security agreement by which the Company provided a full guarantee and Crestline provided a limited guarantee of all of the hotel lease obligations.

   The cumulative limit of Crestline's guarantee obligation was the greater of ten percent of the aggregate rent payable for the immediately preceding fiscal year under all of the Company's hotel leases or ten percent of the aggregate rent payable under all of the Company's hotel leases for 1999. In the event that Crestline's obligation under the pooling and guarantee agreement was reduced to zero, the Company could terminate the agreement and Host Marriott could terminate the Company's hotel leases without penalty.

   All of the Company's leases were cross-defaulted and the Company's obligations under the guaranty were secured by all the funds received from its Tenant Subsidiaries.

Note 3. Working Capital Notes

   Upon the commencement of the hotel leases, the Company purchased the working capital of the leased hotels from Host Marriott for $26,832,000 with the purchase price evidenced by notes that bear interest at 5.12%. Interest on each note is due simultaneously with the rent payment of each hotel lease. The principal amount of each note is due upon the termination of each hotel lease. See Note 6 for a discussion of the repayment of all but one of the hotel working notes in 2001. As of December 29, 2000, the outstanding balance of the working capital notes was $26,011,000.

   Debt maturities at December 29, 2000 are as follows (in thousands):

   2001................................................................. $ 1,340
   2002.................................................................     --
   2003.................................................................   3,005
   2004.................................................................     --
   2005.................................................................  21,666
                                                                         -------
                                                                         $26,011
                                                                         =======

   Cash paid for interest expense in 2000 and 1999 totaled $1,351,000 and $1,463,000, respectively.

Note 4. Management Agreements

   All of the Company's hotels are operated by hotel management companies under long-term hotel management agreements between Host Marriott and hotel management companies. The existing management agreements were assigned to the Tenant Subsidiaries upon the execution of the hotel leases for the term of each corresponding hotel lease. See Note 6 for a discussion of the transfer of all of the management contracts to Host Marriott in 2001.

   The Tenant Subsidiaries were obligated to perform all of the obligations of Host Marriott under the hotel management agreements including payment of fees due under the management agreements other than certain

                      CCHP I CORPORATION AND SUBSIDIARIES
obligations including payment of property taxes, property casualty insurance and ground rent, maintaining a reserve fund for FF&E replacements and capital expenditures for which Host Marriott retained responsibility.

   Marriott International manages 30 of the 34 hotels under long-term management agreements. The remaining four hotels are managed by other hotel management companies. The management agreements generally provide for payment of base management fees equal to one to four percent of revenues and incentive management fees generally equal to 20% to 50% of Operating Profit (as defined in the management agreements) over a priority return (as defined) to the Tenant Subsidiaries, with total incentive management fees not to exceed 20% of cumulative Operating Profit, or 20% of current year Operating Profit.

Note 5. Income Taxes

   The Company is included in the consolidated Federal income tax return of Crestline and its affiliates (the "Group"). Tax expense is allocated to the Company as a member of the Group based upon the relative contribution to the Group's consolidated taxable income/loss and changes in temporary differences. This allocation method results in Federal, state and Canadian tax expense allocated for the period presented that is substantially equal to the expense that would have been recognized if the Company had filed separate tax returns.

   The provision for income taxes for the fiscal years 2000 and 1999 consists of the following (in thousands):

                                                                    2000   1999
                                                                   ------ ------
   Current........................................................ $3,945 $4,142
   Deferred.......................................................    344  1,027
                                                                   ------ ------
                                                                   $4,289 $5,169
                                                                   ====== ======

   The significant difference between the Company's effective income tax rate and the Federal state tax rate is attributable to the state and Canadian tax rates.

   As of December 29, 2000 and December 31, 1999, the Company had no deferred tax assets. The tax effect of the temporary difference that gives rise to the Company's deferred tax liability is generally attributable to the hotel working capital.

Note 6. Subsequent Event

   On December 17, 1999, the Work Incentives Improvement Act was passed which contained certain tax provisions related to REITs commonly known as the REIT Modernization Act ("RMA"). Under the RMA, beginning on January 1, 2001, REITs could lease hotels to a "taxable subsidiary" if the hotel is operated and managed on behalf of such subsidiary by an independent third party. This law enabled Host Marriott, beginning January 2001, to lease its hotels to a taxable subsidiary. Under the terms of the Company's full-service hotel leases, Host Marriott, at its sole discretion, could purchase the full-service hotel leases for a price equal to the fair market value of the Company's leasehold interest in the leases based upon an agreed upon formula in the leases.

   On November 13, 2000, Crestline, the Company and the Tenant Subsidiaries entered into an agreement with a subsidiary of Host Marriott for the purchase and sale of Tenant Subsidiaries' leasehold interests in the full-service hotels. The purchase and sale transaction would generally transfer ownership of the Tenant Subsidiaries owned by the Company to a subsidiary of Host Marriott for a total consideration of $32.6 million in cash. On January 10, 2001, upon the receipt of all required consents, the purchase and sale transaction was

                      CCHP I CORPORATION AND SUBSIDIARIES
completed for $28.2 million, which reflects the deferral of the sale of one of the leases for $4.4 million. The Company recognized a pre-tax gain on the transaction of approximately $28 million in the first quarter of 2001, net of transaction costs. The effective date of the transaction was January 1, 2001.

   In connection with the sale of the Tenant Subsidiaries, the hotel working capital notes for all but one of the full-service hotels were repaid. Accordingly, the Company's remaining hotel working capital notes payable to Host Marriott after the sale of the Tenant Subsidiaries on January 10, 2001 totaled $2,003,000.

                      CCHP II CORPORATION AND SUBSIDIARIES

                       CONSOLIDATED FINANCIAL STATEMENTS

                    December 29, 2000 and December 31, 1999

              With Independent Public Accountants' Report Thereon

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To CCHP II Corporation:

   We have audited the accompanying consolidated balance sheets of CCHP II Corporation and its subsidiaries (a Delaware corporation) as of December 29, 2000 and December 31, 1999, and the related consolidated statements of operations, shareholder's equity and cash flows for the fiscal years ended December 29, 2000 and December 31, 1999. These consolidated financial statements are the responsibility of CCHP II Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

   We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CCHP II Corporation and its subsidiaries as of December 29, 2000 and December 31, 1999 and the results of their operations and their cash flows for the fiscal years then ended in conformity with accounting principles generally accepted in the United States.

                                          Arthur Andersen LLP

Vienna, Virginia
February 23, 2001

                      CCHP II CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                 As of December 29, 2000 and December 31, 1999
                       (in thousands, except share data)

                                                                 2000    1999
                                                                ------- -------
                            ASSETS
Current assets
  Cash and cash equivalents.................................... $ 4,867 $ 8,856
  Due from hotel managers......................................  13,029  10,280
  Due from Crestline...........................................     105     --
  Other current assets.........................................   1,023     --
                                                                ------- -------
                                                                 19,024  19,136
Hotel working capital..........................................  18,090  18,090
                                                                ------- -------
                                                                $37,114 $37,226
                                                                ======= =======

             LIABILITIES AND SHAREHOLDER'S EQUITY

Current liabilities
  Lease payable to Host Marriott............................... $15,565 $16,197
  Due to hotel managers........................................   2,085     958
  Due to Crestline.............................................     --      288
                                                                ------- -------
                                                                 17,650  17,443
Hotel working capital notes payable to Host Marriott...........  18,090  18,090
Deferred income taxes..........................................   1,374     996
                                                                ------- -------
  Total liabilities............................................  37,114  36,529
                                                                ------- -------
Shareholder's equity
  Common stock (100 shares issued at $1.00 par value)..........     --      --
  Retained earnings............................................     --      697
                                                                ------- -------
    Total shareholder's equity.................................     --      697
                                                                ------- -------
                                                                $37,114 $37,226
                                                                ======= =======


                See Notes to Consolidated Financial Statements.

                      CCHP II CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

           Fiscal Years Ended December 29, 2000 and December 31, 1999
                                 (in thousands)

                                                            2000        1999
                                                         ----------  ----------
REVENUES
  Rooms................................................. $  689,406  $  646,624
  Food and beverage.....................................    335,607     306,320
  Other.................................................     66,971      64,876
                                                         ----------  ----------
    Total revenues......................................  1,091,984   1,017,820
                                                         ----------  ----------
OPERATING COSTS AND EXPENSES
Property-level operating costs and expenses
  Rooms.................................................    167,839     158,279
  Food and beverage.....................................    249,087     230,001
  Other.................................................    244,590     231,668
Other operating costs and expenses
  Lease expense to Host Marriott........................    337,643     312,112
  Management fees.......................................     75,268      66,672
  Corporate expenses....................................      1,372       1,499
                                                         ----------  ----------
    Total operating costs and expenses..................  1,075,799   1,000,231
                                                         ----------  ----------
OPERATING PROFIT .......................................     16,185      17,589
Interest expense........................................       (926)       (928)
Interest income.........................................        536         --
                                                         ----------  ----------
INCOME BEFORE INCOME TAXES..............................     15,795      16,661
Provision for income taxes..............................     (6,529)     (6,831)
                                                         ----------  ----------
NET INCOME.............................................. $    9,266  $    9,830
                                                         ==========  ==========


                See Notes to Consolidated Financial Statements.

                      CCHP II CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDER'S EQUITY

           Fiscal Years Ended December 29, 2000 and December 31, 1999
                                 (in thousands)

                                                       Common Retained
                                                       Stock  Earnings   Total
                                                       ------ --------  -------
Balance, January 1, 1999..............................  $--   $   --    $   --
  Dividend to Crestline...............................   --    (9,133)   (9,133)
  Net income..........................................   --     9,830     9,830
                                                        ----  -------   -------
Balance, December 31, 1999............................   --       697       697
  Dividend to Crestline...............................   --    (9,963)   (9,963)
  Net income..........................................   --     9,266     9,266
                                                        ----  -------   -------
Balance, December 29, 2000............................  $--   $   --    $   --
                                                        ====  =======   =======



                See Notes to Consolidated Financial Statements.

                      CCHP II CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

           Fiscal Years Ended December 29, 2000 and December 31, 1999
                                 (in thousands)

                                                                2000     1999
                                                               -------  -------
OPERATING ACTIVITIES
Net income.................................................... $ 9,266  $ 9,830
Change in amounts due from hotel managers.....................  (2,749)  (9,322)
Change in lease payable to Host Marriott......................    (632)  16,197
Change in amounts due to hotel managers.......................   1,127      --
Changes in other operating accounts...........................  (1,038)   1,284
                                                               -------  -------
  Cash from operations........................................   5,974   17,989
                                                               -------  -------
FINANCING ACTIVITIES
Dividend to Crestline.........................................  (9,963)  (9,133)
                                                               -------  -------
Increase (decrease) in cash and cash equivalents..............  (3,989)   8,856
Cash and cash equivalents, beginning of year..................   8,856      --
                                                               -------  -------
Cash and cash equivalents, end of year........................ $ 4,867  $ 8,856
                                                               =======  =======



                See Notes to Consolidated Financial Statements.

                      CCHP II CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Summary of Significant Accounting Policies

 Organization

   CCHP II Corporation (the "Company") was incorporated in the state of Delaware on November 23, 1998 as a wholly owned subsidiary of Crestline Capital Corporation ("Crestline"). On December 29, 1998, Crestline became a publicly traded company when Host Marriott Corporation ("Host Marriott") completed its plan of reorganizing its business operations by spinning-off Crestline to the shareholders of Host Marriott as part of a series of transactions pursuant to which Host Marriott converted into a real estate investment trust ("REIT").

   On December 31, 1998, wholly owned subsidiaries of the Company (the "Tenant Subsidiaries") entered into lease agreements with Host Marriott to lease 28 of Host Marriott's full-service hotels with the existing management agreements of the leased hotels assigned to the Tenant Subsidiaries. As of December 29, 2000, the Company leased 28 full-service hotels from Host Marriott.

   The Company operates as a unit of Crestline, utilizing Crestline's employees, insurance and administrative services since the Company does not have any employees. Certain direct expenses are paid by Crestline and charged directly or allocated to the Company. Certain general and administrative costs of Crestline are allocated to the Company, using a variety of methods, principally including Crestline's specific identification of individual costs and otherwise through allocations based upon estimated levels of effort devoted by general and administrative departments to the Company or relative measures of the size of the Company based on revenues. In the opinion of management, the methods for allocating general and administrative expenses and other direct costs are reasonable.

 Principles of Consolidation

   The consolidated financial statements include the accounts of the Company and its subsidiaries. All material intercompany transactions and balances between the Company and its subsidiaries have been eliminated.

 Fiscal Year

   The Company's fiscal year ends on the Friday nearest December 31.

 Cash and Cash Equivalents

   The Company considers all highly liquid investments with a maturity of three months or less at date of purchase as cash equivalents.

 Revenues

   The Company records the gross property-level revenues generated by the hotels as revenues.

 Use of Estimates in the Preparation of Financial Statements

   The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                      CCHP II CORPORATION AND SUBSIDIARIES

Note 2. Leases

   Future minimum annual rental commitments for all non-cancelable leases as of December 29, 2000 are as follows (in thousands):

   2001............................................................. $  174,747
   2002.............................................................    174,747
   2003.............................................................    174,747
   2004.............................................................    174,747
   2005.............................................................    174,747
   Thereafter.......................................................    174,746
                                                                     ----------
   Total minimum lease payments..................................... $1,048,481
                                                                     ==========

   Lease expense for the fiscal years 2000 and 1999 consisted of the following (in thousands):

                                                                 2000     1999
                                                               -------- --------
   Base rent.................................................. $173,247 $167,755
   Percentage rent............................................  164,396  144,357
                                                               -------- --------
                                                               $337,643 $312,112
                                                               ======== ========

 Hotel Leases

   The Tenant Subsidiaries entered into leases with Host Marriott effective January 1, 1999 for 28 full-service hotels. See Note 6 for a discussion of the sale of all of the full-service hotel leases in 2001.

   Each hotel lease had an initial term of eight years. The Tenant Subsidiaries were required to pay the greater of (i) a minimum rent specified in each hotel lease or (ii) a percentage rent based upon a specified percentage of aggregate revenues from the hotel, including room revenues, food and beverage revenues, and other income, in excess of specified thresholds. The amount of minimum rent is increased each year based upon 50% of the increase in CPI during the previous twelve months. Percentage rent thresholds are increased each year based on a blend of the increases in CPI and the Employment Cost Index during the previous twelve months. The hotel leases generally provide for a rent adjustment in the event of damage, destruction, partial taking or certain capital expenditures.

   The Tenant Subsidiaries were responsible for paying all of the expenses of operating the hotels, including all personnel costs, utility costs, and general repair and maintenance of the hotels. In addition, the Tenant Subsidiaries were responsible for all fees payable to the hotel manager, including base and incentive management fees, chain services payments and franchise or system fees. Host Marriott was responsible for real estate and personal property taxes, property casualty insurance, equipment rent, ground lease rent, maintaining a reserve fund for FF&E replacements and capital expenditures.

   For those hotels where Marriott International is the manager, it had a noneconomic membership interest with certain limited voting rights in the Tenant Subsidiaries.

 FF&E Leases

   Prior to entering into the hotel leases, if the average tax basis of a hotel's FF&E and other personal property exceeded 15% of the aggregate average tax basis of the hotel's real and personal property (the "Excess FF&E"), the Tenant Subsidiaries and affiliates of Host Marriott entered into lease agreements (the

                      CCHP II CORPORATION AND SUBSIDIARIES

"FF&E Leases") for the Excess FF&E. The terms of the FF&E Leases generally ranged from two to three years and rent under the FF&E Leases was a fixed amount.

 Guaranty and Pooling Agreement

   In connection with entering into the hotel leases, the Company, Crestline and Host Marriott, entered into a pool guarantee and a pooling and security agreement by which the Company provided a full guarantee and Crestline provided a limited guarantee of all of the hotel lease obligations.

   The cumulative limit of Crestline's guarantee obligation was the greater of ten percent of the aggregate rent payable for the immediately preceding fiscal year under all of the Company's hotel leases or ten percent of the aggregate rent payable under all of the Company's hotel leases for 1999. In the event that Crestline's obligation under the pooling and guarantee agreement was reduced to zero, the Company could terminate the agreement and Host Marriott could terminate the Company's hotel leases without penalty.

   All of the Company's leases were cross-defaulted and the Company's obligations under the guaranty were secured by all the funds received from its Tenant Subsidiaries.

Note 3. Working Capital Notes

   Upon the commencement of the hotel leases, the Company purchased the working capital of the leased hotels from Host Marriott for $18,090,000 with the purchase price evidenced by notes that bear interest at 5.12%. Interest on each note is due simultaneously with the rent payment of each hotel lease. The principal amount of each note is due upon the termination of each hotel lease. See Note 6 for a discussion of the repayment of all of the hotel working capital notes in 2001. As of December 29, 2000, the outstanding balance of the working capital notes was $18,090,000, which mature in 2006. Cash paid for interest expense in 2000 and 1999 totaled $926,000 and $856,000, respectively.

Note 4. Management Agreements

   All of the Company's hotels are operated by hotel management companies under long-term hotel management agreements between Host Marriott and hotel management companies. The existing management agreements were assigned to the Tenant Subsidiaries upon the execution of the hotel leases for the term of each corresponding hotel lease. See Note 6 for a discussion of the transfer of all of the management agreements to Host Marriott in 2001.

   The Tenant Subsidiaries were obligated to perform all of the obligations of Host Marriott under the hotel management agreements including payment of fees due under the management agreements other than certain obligations including payment of property taxes, property casualty insurance and ground rent, maintaining a reserve fund for FF&E replacements and capital expenditures for which Host Marriott retained responsibility.

   Marriott International manages 23 of the 28 hotels under long-term management agreements. The Company's remaining five hotels are managed by other hotel management companies. The management agreements generally provide for payment of base management fees equal to one to four percent of revenues and incentive management fees generally equal to 20% to 50% of Operating Profit (as defined in the management agreements) over a priority return (as defined) to the Tenant Subsidiaries, with total incentive management fees not to exceed 20% of cumulative Operating Profit, or 20% of current year Operating Profit.

Note 5. Income Taxes

   The Company is included in the consolidated Federal income tax return of Crestline and its affiliates (the "Group"). Tax expense is allocated to the Company as a member of the Group based upon the relative

                     CCHP II CORPORATION AND SUBSIDIARIES
contribution to the Group's consolidated taxable income/loss and changes in temporary differences. This allocation method results in Federal, state and Canadian tax expense allocated for the period presented that is substantially equal to the expense that would have been recognized if the Company had filed separate tax returns.

   The provision for income taxes for the fiscal years 2000 and 1999 consists of the following (in thousands):

                                                                    2000   1999
                                                                   ------ ------
   Current........................................................ $5,904 $5,835
   Deferred.......................................................    625    996
                                                                   ------ ------
                                                                   $6,529 $6,831
                                                                   ====== ======

   The significant difference between the Company's effective income tax rate and the Federal statutory tax rate is attributable to the state and Canadian tax rates.

   As of December 29, 2000 and December 31, 1999, the Company had no deferred tax assets. The tax effect of the temporary differences that gives rise to the Company's federal deferred tax liability is generally attributable to the hotel working capital.

Note 6. Subsequent Event

   On December 17, 1999, the Work Incentives Improvement Act was passed which contained certain tax provisions related to REITs commonly known as the REIT Modernization Act ("RMA"). Under the RMA, beginning on January 1, 2001, REITs could lease hotels to a "taxable subsidiary" if the hotel is operated and managed on behalf of such subsidiary by an independent third party. This law enabled Host Marriott, beginning January 2001, to lease its hotels to a taxable subsidiary. Under the terms of the Company's full-service hotel leases, Host Marriott, at its sole discretion, could purchase the full-service hotel leases for a price equal to the fair market value of the Company's leasehold interest in the leases based upon an agreed upon formula in the leases.

   On November 13, 2000, Crestline, the Company and the Tenant Subsidiaries entered into an agreement with a subsidiary of Host Marriott for the purchase and sale of the Tenant Subsidiaries' leasehold interests in the full-service hotels. The purchase and sale transaction would generally transfer ownership of the Tenant Subsidiaries owned by the Company to a subsidiary of Host Marriott for a total consideration of $66.8 million in cash. On January 10, 2001, upon receipt of all required consents, the purchase and sale transaction was completed for $66.8 million. The Company will recognize a pre-tax gain on the transaction of approximately $66.6 million in the first quarter of 2001, net of transaction costs. The effective date of the transaction was January 1, 2001.

   In connection with the sale of the Tenant Subsidiaries, all of the hotel working capital notes were repaid on January 10, 2001.

                     CCHP III CORPORATION AND SUBSIDIARIES

                       CONSOLIDATED FINANCIAL STATEMENTS

                    December 29, 2000 and December 31, 1999

              With Independent Public Accountants' Report Thereon

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To CCHP III Corporation:

   We have audited the accompanying consolidated balance sheets of CCHP III Corporation and its subsidiaries (a Delaware corporation) as of December 29, 2000 and December 31, 1999, and the related consolidated statements of operations, shareholder's equity and cash flows for the fiscal years ended December 29, 2000 and December 31, 1999. These consolidated financial statements are the responsibility of CCHP III Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CCHP III Corporation and its subsidiaries as of December 29, 2000 and December 31, 1999 and the results of their operations and their cash flows for the fiscal years then ended in conformity with accounting principles generally accepted in the United States.

                                          Arthur Andersen LLP

Vienna, Virginia
February 23, 2001

                     CCHP III CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                 As of December 29, 2000 and December 31, 1999
                       (in thousands, except share data)

                                                                 2000    1999
                                                                ------- -------
                            ASSETS
Current assets
  Cash and cash equivalents.................................... $ 3,069 $ 6,638
  Due from hotel managers......................................  11,062   8,214
  Restricted cash..............................................   3,836   4,519
  Due from Crestline...........................................     157     --
  Other current assets.........................................      79     --
                                                                ------- -------
                                                                 18,203  19,371
Hotel working capital..........................................  21,697  21,697
                                                                ------- -------
                                                                $39,900 $41,068
                                                                ======= =======
             LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities
  Lease payable to Host Marriott............................... $13,733 $13,706
  Due to hotel managers........................................   3,514   3,379
  Other current liabilities....................................     750     760
                                                                ------- -------
                                                                 17,997  17,845
Hotel working capital notes payable to Host Marriott...........  21,697  21,697
Deferred income taxes..........................................     206     342
                                                                ------- -------
  Total liabilities............................................  39,900  39,884
                                                                ------- -------
Shareholder's equity
  Common stock (100 shares issued at $1.00 par value)..........     --      --
  Retained earnings............................................     --    1,184
                                                                ------- -------
    Total shareholder's equity.................................     --    1,184
                                                                ------- -------
                                                                $39,900 $41,068
                                                                ======= =======


                See Notes to Consolidated Financial Statements.

                     CCHP III CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

           Fiscal Years Ended December 29, 2000 and December 31, 1999
                                 (in thousands)

                                                               2000      1999
                                                             --------  --------
REVENUES
  Rooms..................................................... $598,264  $570,611
  Food and beverage.........................................  283,921   274,233
  Other.....................................................   85,909    80,149
                                                             --------  --------
    Total revenues..........................................  968,094   924,993
                                                             --------  --------
OPERATING COSTS AND EXPENSES
Property-level operating costs and expenses
  Rooms.....................................................  141,157   137,338
  Food and beverage.........................................  209,791   202,181
  Other.....................................................  242,786   236,721
Other operating costs and expenses
  Lease expense to Host Marriott............................  313,611   295,563
  Management fees...........................................   45,975    41,893
  Corporate expenses........................................    1,230     1,357
                                                             --------  --------
    Total operating costs and expenses......................  954,550   915,053
                                                             --------  --------
OPERATING PROFIT............................................   13,544     9,940
Interest expense............................................   (1,111)   (1,129)
Interest income.............................................      745       --
                                                             --------  --------
INCOME BEFORE INCOME TAXES..................................   13,178     8,811
Provision for income taxes..................................   (5,472)   (3,612)
                                                             --------  --------
NET INCOME.................................................. $  7,706  $  5,199
                                                             ========  ========


                See Notes to Consolidated Financial Statements.

                     CCHP III CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDER'S EQUITY

           Fiscal Years Ended December 29, 2000 and December 31, 1999
                                 (in thousands)

                                                       Common Retained
                                                       Stock  Earnings   Total
                                                       ------ --------  -------
Balance, January 1, 1999..............................  $--   $   --    $   --
  Dividend to Crestline...............................   --    (4,015)   (4,015)
  Net income..........................................   --     5,199     5,199
                                                        ----  -------   -------
Balance, December 31, 1999............................   --     1,184     1,184
  Dividend to Crestline...............................   --    (8,890)   (8,890)
  Net income..........................................   --     7,706     7,706
                                                        ----  -------   -------
Balance, December 29, 2000............................  $--   $   --    $   --
                                                        ====  =======   =======



                See Notes to Consolidated Financial Statements.

                     CCHP III CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

           Fiscal Years Ended December 29, 2000 and December 31, 1999
                                 (in thousands)

                                                                2000     1999
                                                               -------  -------
OPERATING ACTIVITIES
Net income.................................................... $ 7,706  $ 5,199
Change in amounts due from hotel managers.....................  (2,848)  (4,084)
Change in lease payable to Host Marriott......................      27   13,706
Change in amounts due to hotel managers.......................     135      --
Changes in other operating accounts...........................     301   (4,168)
                                                               -------  -------
  Cash from operations........................................   5,321   10,653
                                                               -------  -------
FINANCING ACTIVITIES
Dividend to Crestline.........................................  (8,890)  (4,015)
                                                               -------  -------
Increase (decrease) in cash and cash equivalents..............  (3,569)   6,638
Cash and cash equivalents, beginning of year..................   6,638      --
                                                               -------  -------
Cash and cash equivalents, end of year........................ $ 3,069  $ 6,638
                                                               =======  =======


                See Notes to Consolidated Financial Statements.

                     CCHP III CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Summary of Significant Accounting Policies

 Organization

   CCHP III Corporation (the "Company") was incorporated in the state of Delaware on November 23, 1998 as a wholly owned subsidiary of Crestline Capital Corporation ("Crestline"). On December 29, 1998, Crestline became a publicly traded company when Host Marriott Corporation ("Host Marriott") completed its plan of reorganizing its business operations by spinning-off Crestline to the shareholders of Host Marriott as part of a series of transactions pursuant to which Host Marriott converted into a real estate investment trust ("REIT").

   On December 31, 1998, wholly owned subsidiaries of the Company (the "Tenant Subsidiaries") entered into lease agreements with Host Marriott to lease 31 of Host Marriott's full-service hotels with the existing management agreements of the leased hotels assigned to the Tenant Subsidiaries. As of December 29, 2000, the Company leased 29 full-service hotels from Host Marriott.

   The Company operates as a unit of Crestline, utilizing Crestline's employees, insurance and administrative services since the Company does not have any employees. Certain direct expenses are paid by Crestline and charged directly or allocated to the Company. Certain general and administrative costs of Crestline are allocated to the Company, using a variety of methods, principally including Crestline's specific identification of individual costs and otherwise through allocations based upon estimated levels of effort devoted by general and administrative departments to the Company or relative measures of the size of the Company based on revenues. In the opinion of management, the methods for allocating general and administrative expenses and other direct costs are reasonable.

 Principles of Consolidation

   The consolidated financial statements include the accounts of the Company and its subsidiaries. All material intercompany transactions and balances between the Company and its subsidiaries have been eliminated.

 Fiscal Year

   The Company's fiscal year ends on the Friday nearest December 31.

 Cash and Cash Equivalents

   The Company considers all highly liquid investments with a maturity of three months or less at date of purchase as cash equivalents.

 Restricted Cash

   In connection with the lender requirements of one of the leased hotels, the Company is required to maintain a separate account with the lender on behalf of the Company for the operating profit and incentive management fees of the hotel. Following an annual audit, amounts will be distributed to the hotel's manager and to the Company in accordance with the loan agreement.

 Revenues

   The Company records the gross property-level revenues generated by the hotels as revenues.

                     CCHP III CORPORATION AND SUBSIDIARIES

 Use of Estimates in the Preparation of Financial Statements

   The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 2. Leases

   Future minimum annual rental commitments for all non-cancelable leases as of December 29, 2000 are as follows (in thousands):

   2001............................................................. $  170,318
   2002.............................................................    170,318
   2003.............................................................    170,318
   2004.............................................................    170,318
   2005.............................................................    170,318
   Thereafter.......................................................    340,635
                                                                     ----------
     Total minimum lease payments................................... $1,192,225
                                                                     ==========

   Lease expense for fiscal years 2000 and 1999 consisted of the following (in thousands):

                                                                 2000     1999
                                                               -------- --------
   Base rent.................................................. $170,318 $168,910
   Percentage rent............................................  143,293  126,653
                                                               -------- --------
                                                               $313,611 $295,563
                                                               ======== ========

 Hotel Leases

   The Tenant Subsidiaries entered into leases with Host Marriott effective January 1, 1999 for 31 full-service hotels. See Note 6 for a discussion of the sale of all of the full-service hotel leases in 2001.

   Each hotel lease had an initial term of nine years. The Tenant Subsidiaries were required to pay the greater of (i) a minimum rent specified in each hotel lease or (ii) a percentage rent based upon a specified percentage of aggregate revenues from the hotel, including room revenues, food and beverage revenues, and other income, in excess of specified thresholds. The amount of minimum rent is increased each year based upon 50% of the increase in CPI during the previous twelve months. Percentage rent thresholds are increased each year based on a blend of the increases in CPI and the Employment Cost Index during the previous twelve months. The hotel leases generally provide for a rent adjustment in the event of damage, destruction, partial taking or certain capital expenditures.

   The Tenant Subsidiaries were responsible for paying all of the expenses of operating the hotels, including all personnel costs, utility costs, and general repair and maintenance of the hotels. In addition, the Tenant Subsidiaries were responsible for all fees payable to the hotel manager, including base and incentive management fees, chain services payments and franchise or system fees. Host Marriott was responsible for real estate and personal property taxes, property casualty insurance, equipment rent, ground lease rent, maintaining a reserve fund for FF&E replacements and capital expenditures.

                     CCHP III CORPORATION AND SUBSIDIARIES

   For those hotels where Marriott International is the manager, it had a noneconomic membership interest with certain limited voting rights in the Tenant Subsidiaries.

 FF&E Leases

   Prior to entering into the hotel leases, if the average tax basis of a hotel's FF&E and other personal property exceeded 15% of the aggregate average tax basis of the hotel's real and personal property (the "Excess FF&E"), the Tenant Subsidiaries and affiliates of Host Marriott entered into lease agreements (the "FF&E Leases") for the Excess FF&E. The terms of the FF&E Leases generally ranged from two to three years and rent under the FF&E Leases was a fixed amount.

 Guaranty and Pooling Agreement

   In connection with entering into the hotel leases, the Company, Crestline and Host Marriott, entered into a pool guarantee and a pooling and security agreement by which the Company provided a full guarantee and Crestline provided a limited guarantee of all of the hotel lease obligations.

   The cumulative limit of Crestline's guarantee obligation was the greater of ten percent of the aggregate rent payable for the immediately preceding fiscal year under all of the Company's hotel leases or ten percent of the aggregate rent payable under all of the Company's hotel leases for 1999. In the event that Crestline's obligation under the pooling and guarantee agreement was reduced to zero, the Company could terminate the agreement and Host Marriott could terminate the Company's hotel leases without penalty.

   All of the Company's leases were cross-defaulted and the Company's obligations under the guaranty were secured by all the funds received from its Tenant Subsidiaries.

Note 3. Working Capital Notes

   Upon the commencement of the hotel leases, the Company purchased the working capital of the leased hotels from Host Marriott for $22,046,000 with the purchase price evidenced by notes that bear interest at 5.12%. Interest on each note is due simultaneously with the rent payment of each hotel lease. The principal amount of each note is due upon the termination of each hotel lease. See Note 6 for a discussion of the repayment of all of the hotel working capital notes in 2001. As of December 29, 2000, the outstanding balance of the working capital notes was $21,697,000, which mature in 2007. Cash paid for interest expense in fiscal years 2000 and 1999 totaled $1,112,000 and $1,042,000, respectively.

Note 4. Management Agreements

   All of the Company's hotels are operated by hotel management companies under long-term hotel management agreements between Host Marriott and hotel management companies. The existing management agreements were assigned to the Tenant Subsidiaries upon the execution of the hotel leases for the term of each corresponding hotel lease. See Note 6 for a discussion of the transfer of all of the management agreements to Host Marriott in 2001.

   The Tenant Subsidiaries were obligated to perform all of the obligations of Host Marriott under the hotel management agreements including payment of fees due under the management agreements other than certain obligations including payment of property taxes, property casualty insurance and ground rent, maintaining a reserve fund for FF&E replacements and capital expenditures for which Host Marriott retained responsibility.

   Marriott International manages 21 of the 29 hotels under long-term management agreements. The Company's remaining eight hotels are managed by other hotel management companies. The management

                     CCHP III CORPORATION AND SUBSIDIARIES
agreements generally provide for payment of base management fees equal to one to four percent of revenues and incentive management fees generally equal to 20% to 50% of Operating Profit (as defined in the management agreements) over a priority return (as defined) to the Tenant Subsidiaries, with total incentive management fees not to exceed 20% of cumulative Operating Profit, or 20% of current year Operating Profit.

Note 5. Income Taxes

   The Company is included in the consolidated Federal income tax return of Crestline and its affiliates (the "Group"). Tax expense is allocated to the Company as a member of the Group based upon the relative contribution to the Group's consolidated taxable income/loss and changes in temporary differences. This allocation method results in Federal and net state tax expense allocated for the period presented that is substantially equal to the expense that would have been recognized if the Company had filed separate tax returns.

   The provision for income taxes for the fiscal years 2000 and 1999 consists of the following (in thousands):

                                                                    2000   1999
                                                                   ------ ------
   Current........................................................ $5,382 $3,270
   Deferred.......................................................     90    342
                                                                   ------ ------
                                                                   $5,472 $3,612
                                                                   ====== ======

   As of December 29, 2000 and December 31, 1999, the Company had no deferred tax assets. The tax effect of the temporary differences that gives rise to the Company's deferred tax liability is generally attributable to the hotel working capital.

Note 6. Subsequent Event

   On December 17, 1999, the Work Incentives Improvement Act was passed which contained certain tax provisions related to REITs commonly known as the REIT Modernization Act ("RMA"). Under the RMA, beginning on January 1, 2001, REITs could lease hotels to a "taxable subsidiary" if the hotel is operated and managed on behalf of such subsidiary by an independent third party. This law enabled Host Marriott, beginning January 2001, to lease its hotels to a taxable subsidiary. Under the terms of the Company's full-service hotel leases, Host Marriott, at its sole discretion, could purchase the full-service hotel leases for a price equal to the fair market value of the Company's leasehold interest in the leases based upon an agreed upon formula in the leases.

   On November 13, 2000, Crestline, the Company and the Tenant Subsidiaries entered into an agreement with a subsidiary of Host Marriott for the purchase and sale of the Tenant Subsidiaries' leasehold interests in the full-service hotels. The purchase and sale transaction would generally transfer ownership of the Tenant Subsidiaries owned by the Company to a subsidiary of Host Marriott for a total consideration of $55.1 million in cash. On January 10, 2001, upon receipt of all required consents, the purchase and sale transaction was completed for $55.1 million. The Company recognized a pre-tax gain on the transaction of approximately $55 million in the first quarter of 2001, net of transaction costs. The effective date of the transaction was January 1, 2001.

   In connection with the sale of the Tenant Subsidiaries, all of the hotel working capital notes were repaid on January 10, 2001.

                      CCHP IV CORPORATION AND SUBSIDIARIES

                       CONSOLIDATED FINANCIAL STATEMENTS

                    December 29, 2000 and December 31, 1999

              With Independent Public Accountants' Report Thereon

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To CCHP IV Corporation:

   We have audited the accompanying consolidated balance sheets of CCHP IV Corporation and its subsidiaries (a Delaware corporation) as of December 29, 2000 and December 31, 1999, and the related consolidated statements of operations, shareholder's equity and cash flows for the fiscal years ended December 29, 2000 and December 31, 1999. These consolidated financial statements are the responsibility of CCHP IV Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CCHP IV Corporation and its subsidiaries as of December 29, 2000 and December 31, 1999 and the results of their operations and their cash flows for the fiscal years then ended in conformity with accounting principles generally accepted in the United States.

                                          Arthur Andersen LLP

Vienna, Virginia
February 23, 2001

                      CCHP IV CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                 As of December 29, 2000 and December 31, 1999
                       (in thousands, except share data)

                                                                 2000    1999
                                                                ------- -------
                            ASSETS
Current assets
  Cash and cash equivalents.................................... $ 1,699 $ 3,487
  Due from hotel managers......................................  24,984  14,571
  Due from Crestline...........................................     --    3,487
  Other current assets.........................................     544     --
                                                                ------- -------
                                                                 27,227  21,545
Hotel working capital..........................................  16,522  16,522
                                                                ------- -------
                                                                $43,749 $38,067
                                                                ======= =======

             LIABILITIES AND SHAREHOLDER'S EQUITY

Current liabilities
  Lease payable to Host Marriott............................... $21,561 $20,348
  Due to hotel managers........................................   2,246     446
  Other current liabilities....................................     602      10
                                                                ------- -------
                                                                 24,409  20,804
Hotel working capital notes payable to Host Marriott...........  16,522  16,522
Deferred income taxes..........................................     666     741
                                                                ------- -------
    Total liabilities..........................................  41,597  38,067
                                                                ------- -------
Shareholder's equity
  Common stock (100 shares issued at $1.00 par value)..........     --      --
  Retained earnings............................................   2,152     --
                                                                ------- -------
    Total shareholder's equity.................................   2,152     --
                                                                ------- -------
                                                                $43,749 $38,067
                                                                ======= =======

                See Notes to Consolidated Financial Statements.

                      CCHP IV CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

           Fiscal Years Ended December 29, 2000 and December 31, 1999
                                 (in thousands)

                                                              2000       1999
                                                           ----------  --------
REVENUES
  Rooms................................................... $  630,427  $578,321
  Food and beverage.......................................    358,604   333,120
  Other...................................................     88,221    77,368
                                                           ----------  --------
    Total revenues........................................  1,077,252   988,809
                                                           ----------  --------
OPERATING COSTS AND EXPENSES
Property-level operating costs and expenses
  Rooms...................................................    140,593   129,051
  Food and beverage.......................................    251,938   234,310
  Other...................................................    250,690   231,547
Other operating costs and expenses
  Lease expense to Host Marriott..........................    349,958   316,654
  Management fees.........................................     75,832    66,514
  Corporate expenses......................................      1,369     1,449
                                                           ----------  --------
    Total operating costs and expenses....................  1,070,380   979,525
                                                           ----------  --------
OPERATING PROFIT .........................................      6,872     9,284
Interest expense..........................................       (846)     (846)
Interest income...........................................        538        16
                                                           ----------  --------
INCOME BEFORE INCOME TAXES................................      6,564     8,454
Provision for income taxes................................     (2,751)   (3,466)
                                                           ----------  --------
NET INCOME................................................ $    3,813  $  4,988
                                                           ==========  ========


                See Notes to Consolidated Financial Statements.

                      CCHP IV CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDER'S EQUITY

           Fiscal Years Ended December 29, 2000 and December 31, 1999
                                 (in thousands)

                                                       Common Retained
                                                       Stock  Earnings   Total
                                                       ------ --------  -------
Balance, January 1, 1999..............................  $--   $   --    $   --
  Dividend to Crestline...............................   --    (4,988)   (4,988)
  Net income..........................................   --     4,988     4,988
                                                        ----  -------   -------
Balance, December 31, 1999............................   --       --        --
  Dividend to Crestline...............................   --    (1,661)    (1661)
  Net income..........................................   --     3,813     3,813
                                                        ----  -------   -------
Balance, December 29, 2000............................  $--   $ 2,152   $ 2,152
                                                        ====  =======   =======



                See Notes to Consolidated Financial Statements.

                      CCHP IV CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

           Fiscal Years Ended December 29, 2000 and December 31, 1999
                                 (in thousands)

                                                               2000      1999
                                                             --------  --------
OPERATING ACTIVITIES
Net income.................................................. $  3,813  $  4,988
Change in amounts due from hotel managers...................  (10,413)  (14,124)
Change in lease payable to Host Marriott....................    1,213    20,348
Change in amounts due to hotel managers.....................    1,800       --
Changes in other operating accounts.........................    3,460       750
                                                             --------  --------
  Cash provided by (used in) operations.....................     (127)   11,962
                                                             --------  --------
FINANCING ACTIVITIES
Amounts advanced to Crestline...............................      --     (3,487)
Dividend to Crestline.......................................   (1,661)   (4,988)
                                                             --------  --------
  Cash used in financing activities.........................   (1,661)   (8,475)
                                                             --------  --------
Increase (decrease) in cash and cash equivalents............   (1,788)    3,487
Cash and cash equivalents, beginning of year................    3,487       --
                                                             --------  --------
Cash and cash equivalents, end of year...................... $  1,699  $  3,487
                                                             ========  ========


                See Notes to Consolidated Financial Statements.

                      CCHP IV CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Summary of Significant Accounting Policies

 Organization

   CCHP IV Corporation (the "Company") was incorporated in the state of Delaware on November 23, 1998 as a wholly owned subsidiary of Crestline Capital Corporation ("Crestline"). On December 29, 1998, Crestline became a publicly traded company when Host Marriott Corporation ("Host Marriott") completed its plan of reorganizing its business operations by spinning-off Crestline to the shareholders of Host Marriott as part of a series of transactions pursuant to which Host Marriott converted into a real estate investment trust ("REIT").

   On December 31, 1998, wholly owned subsidiaries of the Company (the "Tenant Subsidiaries") entered into lease agreements with Host Marriott to lease 27 of Host Marriott's full-service hotels with the existing management agreements of the leased hotels assigned to the Tenant Subsidiaries. As of December 29, 2000, the Company leased 27 full-service hotels from Host Marriott.

   The Company operates as a unit of Crestline, utilizing Crestline's employees, insurance and administrative services since the Company does not have any employees. Certain direct expenses are paid by Crestline and charged directly or allocated to the Company. Certain general and administrative costs of Crestline are allocated to the Company, using a variety of methods, principally including Crestline's specific identification of individual costs and otherwise through allocations based upon estimated levels of effort devoted by general and administrative departments to the Company or relative measures of the size of the Company based on revenues. In the opinion of management, the methods for allocating general and administrative expenses and other direct costs are reasonable.

 Principles of Consolidation

   The consolidated financial statements include the accounts of the Company and its subsidiaries. All material intercompany transactions and balances between the Company and its subsidiaries have been eliminated.

 Fiscal Year

   The Company's fiscal year ends on the Friday nearest December 31.

 Cash and Cash Equivalents

   The Company considers all highly liquid investments with a maturity of three months or less at date of purchase as cash equivalents.

 Revenues

   The Company records the gross property-level revenues generated by the hotels as revenues.

 Use of Estimates in the Preparation of Financial Statements

   The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                      CCHP IV CORPORATION AND SUBSIDIARIES

Note 2. Leases

   Future minimum annual rental commitments for all non-cancelable leases as of December 29, 2000 are as follows (in thousands):

   2001............................................................. $  188,116
   2002.............................................................    188,116
   2003.............................................................    188,116
   2004.............................................................    188,116
   2005.............................................................    188,116
   Thereafter.......................................................    564,347
                                                                     ----------
     Total minimum lease payments................................... $1,504,927
                                                                     ==========

   Lease expense for the fiscal years 2000 and 1999 consisted of the following (in thousands):

                                                                 2000     1999
                                                               -------- --------
   Base rent.................................................. $188,116 $183,048
   Percentage rent............................................  161,842  133,606
                                                               -------- --------
                                                               $349,958 $316,654
                                                               ======== ========

 Hotel Leases

   The Tenant Subsidiaries entered into leases with Host Marriott effective January 1, 1999 for 27 full-service hotels. See Note 6 for a discussion of the sale of all of the full-service hotel leases in 2001.

   Each hotel lease had an initial term of ten years. The Tenant Subsidiaries were required to pay the greater of (i) a minimum rent specified in each hotel lease or (ii) a percentage rent based upon a specified percentage of aggregate revenues from the hotel, including room revenues, food and beverage revenues, and other income, in excess of specified thresholds. The amount of minimum rent is increased each year based upon 50% of the increase in CPI during the previous twelve months. Percentage rent thresholds are increased each year based on a blend of the increases in CPI and the Employment Cost Index during the previous twelve months. The hotel leases generally provide for a rent adjustment in the event of damage, destruction, partial taking or certain capital expenditures.

   The Tenant Subsidiaries were responsible for paying all of the expenses of operating the hotels, including all personnel costs, utility costs, and general repair and maintenance of the hotels. In addition, the Tenant Subsidiaries were responsible for all fees payable to the hotel manager, including base and incentive management fees, chain services payments and franchise or system fees. Host Marriott was responsible for real estate and personal property taxes, property casualty insurance, equipment rent, ground lease rent, maintaining a reserve fund for FF&E replacements and capital expenditures.

   For those hotels where Marriott International is the manager, it had a noneconomic membership interest with certain limited voting rights in the Tenant Subsidiaries.

 FF&E Leases

   Prior to entering into the hotel leases, if the average tax basis of a hotel's FF&E and other personal property exceeded 15% of the aggregate average tax basis of the hotel's real and personal property (the "Excess FF&E"), the Tenant Subsidiaries and affiliates of Host Marriott entered into lease agreements (the

                      CCHP IV CORPORATION AND SUBSIDIARIES

"FF&E Leases") for the Excess FF&E. The terms of the FF&E Leases generally ranged from two to three years and rent under the FF&E Leases was a fixed amount.

 Guaranty and Pooling Agreement

   In connection with entering into the hotel leases, the Company, Crestline and Host Marriott, entered into a pool guarantee and a pooling and security agreement by which the Company provided a full guarantee and Crestline provided a limited guarantee of all of the hotel lease obligations.

   The cumulative limit of Crestline's guarantee obligation was the greater of ten percent of the aggregate rent payable for the immediately preceding fiscal year under all of the Company's hotel leases or ten percent of the aggregate rent payable under all of the Company's hotel leases for 1999. In the event that Crestline's obligation under the pooling and guarantee agreement was reduced to zero, the Company could terminate the agreement and Host Marriott could terminate the Company's hotel leases without penalty.

   All of the Company's leases were cross-defaulted and the Company's obligations under the guaranty were secured by all the funds received from its Tenant Subsidiaries.

Note 3. Working Capital Notes

   Upon the commencement of the hotel leases, the Company purchased the working capital of the leased hotels from Host Marriott for $16,522,000 with the purchase price evidenced by notes that bear interest at 5.12%. Interest on each note is due simultaneously with the rent payment of each hotel lease. The principal amount of each note is due upon the termination of each hotel lease. See Note 6 for a discussion of the repayment of all of the hotel working capital notes in 2001. As of December 29, 2000, the outstanding balance of the working capital notes was $16,522,000, which mature in 2008. Cash paid for interest expense in 2000 and 1999 totaled $846,000 and $781,000, respectively.

Note 4. Management Agreements

   All of the Company's hotels are operated by hotel management companies under long-term hotel management agreements between Host Marriott and hotel management companies. The existing management agreements were assigned to the Tenant Subsidiaries upon the execution of the hotel leases for the term of each corresponding hotel lease. See Note 6 for a discussion of the transfer of all of the management agreements to Host Marriott in 2001.

   The Tenant Subsidiaries were obligated to perform all of the obligations of Host Marriott under the hotel management agreements including payment of fees due under the management agreements other than certain obligations including payment of property taxes, property casualty insurance and ground rent, maintaining a reserve fund for FF&E replacements and capital expenditures for which Host Marriott retained responsibility.

   Marriott International manages 23 of the 27 hotels under long-term management agreements. The Company's remaining four hotels are managed by other hotel management companies. The management agreements generally provide for payment of base management fees equal to one to four percent of revenues and incentive management fees generally equal to 20% to 50% of Operating Profit (as defined in the management agreements) over a priority return (as defined) to the Tenant Subsidiaries, with total incentive management fees not to exceed 20% of cumulative Operating Profit, or 20% of current year Operating Profit.

Note 5. Income Taxes

   The Company is included in the consolidated Federal income tax return of Crestline and its affiliates (the "Group"). Tax expense is allocated to the Company as a member of the Group based upon the relative

                     CCHP IV CORPORATION AND SUBSIDIARIES
contribution to the Group's consolidated taxable income/loss and changes in temporary differences. This allocation method results in Federal and net state tax expense allocated for the period presented that is substantially equal to the expense that would have been recognized if the Company had filed separate tax returns.

   The provision for income taxes for fiscal years 2000 and 1999 consists of the following (in thousands):

                                                                    2000   1999
                                                                   ------ ------
   Current........................................................ $2,452 $2,725
   Deferred.......................................................    299    741
                                                                   ------ ------
                                                                   $2,751 $3,466
                                                                   ====== ======

   As of December 29, 2000 and December 31, 1999, the Company had no deferred tax assets. The tax effect of the temporary differences that gives rise to the Company's deferred tax liability is generally attributable to the hotel working capital.

Note 6. Subsequent Event

   On December 17, 1999, the Work Incentives Improvement Act was passed which contained certain tax provisions related to REITs commonly known as the REIT Modernization Act ("RMA"). Under the RMA, beginning on January 1, 2001, REITs could lease hotels to a "taxable subsidiary" if the hotel is operated and managed on behalf of such subsidiary by an independent third party. This law enabled Host Marriott, beginning January 2001, to lease its hotels to a taxable subsidiary. Under the terms of the Company's full-service hotel leases, Host Marriott, at its sole discretion, could purchase the full-service hotel leases for a price equal to the fair market value of the Company's leasehold interest in the leases based upon an agreed upon formula in the leases.

   On November 13, 2000, Crestline, the Company and the Tenant Subsidiaries entered into an agreement with a subsidiary of Host Marriott for the purchase and sale of the Tenant Subsidiaries' leasehold interests in the full-service hotels. The purchase and sale transaction would generally transfer ownership of the Lessee Entities owned by the Company to a subsidiary of Host Marriott for a total consideration of $46.1 million in cash. On January 10, 2001, upon receipt of all required consents, the purchase and sale transaction was completed for $46.1 million. The Company recognized a pre-tax gain on the transaction of approximately $46 million in the first quarter of 2001, net of the transaction costs. The effective date of the transaction was January 1, 2001.

   In connection with the sale of the Tenant Subsidiaries, all of the hotel working capital notes were repaid on January 10, 2001.

                              HOST MARRIOTT, L.P.

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in millions)

                                                                    September 7,
                                                                        2001
                                                                    ------------
                                                                    (unaudited)
                              ASSETS
Property and equipment, net.......................................     $7,177
Notes and other receivables (including amounts due from affiliates
 of $9 million and $164 million, respectively)....................         56
Due from Manager..................................................        143
Rent receivable...................................................          6
Investments in affiliates.........................................        147
Other assets......................................................        421
Restricted cash...................................................        124
Cash and cash equivalents.........................................        182
                                                                       ------
                                                                       $8,256
                                                                       ======
                LIABILITIES AND PARTNERS' CAPITAL
Debt
  Senior notes....................................................     $2,782
  Mortgage debt...................................................      2,292
  Convertible debt obligation to Host Marriott....................        492
  Other...........................................................        317
                                                                       ------
                                                                        5,883
Accounts payable and accrued expenses.............................        225
Other liabilities.................................................        301
                                                                       ------
    Total liabilities.............................................      6,409
                                                                       ------
Minority interest.................................................        111
Limited partnership interests of third parties at redemption value
 (representing 22.2 million units and 63.4 million units at
 September 7, 2001 and December 31, 2000, respectively)...........        267
Partners' Capital
  General partner.................................................          1
  Cumulative redeemable preferred limited partner.................        339
  Limited partner.................................................      1,125
  Accumulated other comprehensive income..........................          4
                                                                       ------
    Total partners' capital.......................................      1,469
                                                                       ------
                                                                       $8,256
                                                                       ======

            See Notes to Condensed Consolidated Financial Statements

                              HOST MARRIOTT, L.P.

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

           Twelve weeks ended September 7, 2001 and September 8, 2000
                            (unaudited, in millions)

                                                              2001     2000
                                                             -------  -------
REVENUES
  Hotel sales
    Rooms................................................... $   528  $   --
    Food and beverage.......................................     234      --
    Other...................................................      67      --
                                                             -------  -------
      Total hotel sales.....................................     829      --
  Rental income.............................................      19      227
                                                             -------  -------
      Total revenues........................................     848      227
                                                             -------  -------
OPERATING COSTS AND EXPENSES
  Hotel operating expenses
    Rooms...................................................     133      --
    Food and beverage.......................................     188      --
    Hotel departmental costs and deductions.................     229      --
    Management fees and other...............................      37      --
    Other property-level expenses...........................      66       66
    Depreciation and amortization...........................      87       75
                                                             -------  -------
      Total hotel operating costs and expenses..............     740      141
  Corporate expenses........................................       7        7
  Other expenses............................................       3      --
                                                             -------  -------
OPERATING PROFIT............................................      98       79
  Minority interest expense.................................      (2)      (1)
  Interest income...........................................       5        9
  Interest expense..........................................    (112)    (107)
  Net gains on property transactions........................       3        1
  Equity in earnings of affiliates..........................      (1)       2
                                                             -------  -------
LOSS BEFORE INCOME TAXES....................................      (9)     (17)
Provision for income taxes..................................     --        (4)
                                                             -------  -------
LOSS BEFORE EXTRAORDINARY ITEM..............................      (9)     (21)
Extraordinary loss..........................................      (1)     --
                                                             -------  -------
NET LOSS.................................................... $   (10) $   (21)
                                                             =======  =======
Less: Distributions on preferred limited partner units to
 Host Marriott..............................................      (9)      (6)
                                                             -------  -------
NET LOSS AVAILABLE TO COMMON UNITHOLDERS.................... $   (19) $   (27)
                                                             =======  =======
BASIC LOSS PER UNIT:
Loss before extraordinary item.............................. $ (0.06) $ (0.09)
Extraordinary loss..........................................   (0.01)     --
                                                             -------  -------
BASIC LOSS PER COMMON SHARE................................. $ (0.07) $ (0.09)
                                                             =======  =======
DILUTED EARNINGS (LOSS) PER UNIT:
Loss before extraordinary item.............................. $ (0.06) $ (0.09)
Extraordinary loss..........................................   (0.01)     --
                                                             -------  -------
DILUTED LOSS PER COMMON SHARE............................... $ (0.07) $ (0.09)
                                                             =======  =======

            See Notes to Condensed Consolidated Financial Statements

                              HOST MARRIOTT, L.P.

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

         Thirty-six weeks ended September 7, 2001 and September 8, 2000
                            (unaudited, in millions)

                                                                 2001    2000
                                                                ------  ------
REVENUES
  Hotel sales
    Rooms.....................................................  $1,638  $  --
    Food and beverage.........................................     782     --
    Other.....................................................     204     --
                                                                ------  ------
      Total hotel sales.......................................   2,624     --
  Rental income...............................................      81     588
                                                                ------  ------
      Total revenues..........................................   2,705     588
                                                                ------  ------
OPERATING COSTS AND EXPENSES
  Hotel operating expenses
    Rooms.....................................................     389     --
    Food and beverage.........................................     587     --
    Hotel departmental costs and deductions...................     669     --
    Management fees and other.................................     143     --
    Other property-level expenses.............................     194     191
    Depreciation and amortization.............................     266     224
                                                                ------  ------
      Total hotel operating costs and expenses................   2,248     415
  Corporate expenses..........................................      24      27
  Lease repurchase expense....................................       5     --
  Other expenses..............................................      11       9
                                                                ------  ------
OPERATING PROFIT..............................................     417     137
  Minority interest expense...................................     (14)    (11)
  Interest income.............................................      25      26
  Interest expense............................................    (334)   (315)
  Net gains on property transactions..........................       4       4
  Equity in earnings of affiliates............................       3       5
                                                                ------  ------
INCOME (LOSS) BEFORE INCOME TAXES.............................     101    (154)
Provision for income taxes....................................     (15)     (7)
                                                                ------  ------
INCOME (LOSS) BEFORE EXTRAORDINARY ITEM.......................      86    (161)
Extraordinary (loss)/gain.....................................      (1)      3
                                                                ------  ------
NET INCOME (LOSS).............................................  $   85  $ (158)
                                                                ======  ======
Less: Distributions on preferred limited partner units to Host
 Marriott.....................................................     (23)    (16)
                                                                ------  ------
NET INCOME (LOSS) AVAILABLE TO COMMON UNITHOLDERS.............  $   62  $ (174)
                                                                ======  ======
BASIC EARNINGS (LOSS) PER UNIT:
Income (loss) from operations before extraordinary item.......  $  .23  $(0.62)
Extraordinary (loss)/gain.....................................    (.01)   0.01
                                                                ------  ------
BASIC EARNINGS (LOSS) PER UNIT................................  $  .22  $(0.61)
                                                                ======  ======
DILUTED EARNINGS (LOSS) PER UNIT:
Income (loss) from operations before extraordinary item.......  $  .23  $(0.62)
Extraordinary (loss)/gain.....................................    (.01)   0.01
                                                                ------  ------
DILUTED EARNINGS (LOSS) PER UNIT..............................  $  .22  $(0.61)
                                                                ======  ======

            See Notes to Condensed Consolidated Financial Statements

                              HOST MARRIOTT, L.P.

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

         Thirty-six weeks ended September 7, 2001 and September 8, 2000
                            (unaudited, in millions)

                                                                  2001   2000
                                                                  -----  -----
OPERATING ACTIVITIES
Net income (loss) before extraordinary item...................... $  86  $(161)
Adjustments to reconcile to cash from operations:
  Depreciation and amortization..................................   266    224
  Income taxes...................................................   (20)   (20)
  Deferred contingent rental income..............................    18    366
  Net gains on property transactions.............................    (4)    (4)
  Equity in earnings of affiliates...............................    (3)    (5)
  Purchase of Crestline leases...................................  (208)   --
  Changes in other operating accounts............................    83     22
  Other..........................................................   --      17
                                                                  -----  -----
    Cash provided by operations..................................   218    439
                                                                  -----  -----
INVESTING ACTIVITIES
Acquisitions.....................................................   (63)   (40)
Capital expenditures:
  Capital expenditures for renewals and replacements.............  (148)  (155)
  New investment capital expenditures............................   (38)   (88)
  Other investments..............................................   (18)   (28)
Note receivable collections, net.................................     9      4
                                                                  -----  -----
    Cash used in investing activities............................  (258)  (307)
                                                                  -----  -----
FINANCING ACTIVITIES
Issuances of debt, net...........................................   276    292
Scheduled principal repayments...................................   (41)   (27)
Debt prepayments.................................................  (226)  (245)
Issuances of common units........................................     3      3
Issuances of preferred limited partner units.....................   144    --
Distributions....................................................  (244)  (194)
Repurchases of Convertible Preferred Securities..................   --     (15)
Repurchases and redemptions of OP Units..........................   --     (47)
Other............................................................    (3)    12
                                                                  -----  -----
    Cash used in financing activities............................   (91)  (221)
                                                                  -----  -----
DECREASE IN CASH AND CASH EQUIVALENTS............................ $(131) $ (89)
                                                                  =====  =====

            See Notes to Condensed Consolidated Financial Statements

                              HOST MARRIOTT, L.P.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (unaudited)

1. Organization

   Host Marriott, L.P. (the "Operating Partnership" or the "Company") is a Delaware limited partnership whose sole general partner is Host Marriott Corporation ("Host REIT"). Host REIT, a Maryland corporation operating through an umbrella partnership structure, is a self-managed and self-administered real estate investment trust ("REIT") with its operations conducted solely through the Operating Partnership and its subsidiaries. As of September 7, 2001, Host REIT owned approximately 92% of the Operating Partnership.

   The Work Incentives Improvement Act of 1999 ("REIT Modernization Act") amended the tax laws to permit REITs, effective January 1, 2001, to lease hotels to a subsidiary that qualifies as a taxable REIT subsidiary ("TRS"). Accordingly, a wholly owned subsidiary of Host LP, which has elected to be treated as a TRS for federal income tax purposes, acquired certain subsidiaries owning the leasehold interests with respect to 120 of the Company's full-service hotels (the "Lessee Entities") from Crestline Capital Corporation ("Crestline") and Wyndham International Inc. ("Wyndham"). As a result of the acquisitions, the Company's operating results reflect property-level revenues and expenses rather than rental income from lessees with respect to those 120 full-service properties from the effective dates of the acquisitions.

2. Summary of Significant Accounting Policies

   The accompanying unaudited condensed consolidated financial statements of the Company and its subsidiaries have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with accounting principles generally accepted in the United States have been condensed or omitted. The Company believes the disclosures made are adequate to make the information presented not misleading. However, the unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2000.

   In the opinion of the Company, the accompanying unaudited condensed consolidated financial statements reflect all adjustments necessary to present fairly the financial position of the Company as of September 7, 2001, the results of its operations for the twelve and thirty-six weeks ended September 7, 2001, and September 8, 2000, and cash flows for the thirty-six weeks ended September 7, 2001, and September 8, 2000. Interim results are not necessarily indicative of fiscal year performance because of the impact of seasonal and short-term variations.

   Certain reclassifications were made to the prior year financial statements to conform to the current presentation.

   The Company consolidates entities in which it owns a controlling financial interest (generally when it owns over 50% of the voting shares of another company) and consolidates partnership investments when it owns a general partnership interest unless minority shareholders or other partners participate in or have the right to block management decisions.

   Revenue from operations of the Company's hotels not leased to third parties is recognized when the services are provided. As previously discussed, the Company, through its wholly owned TRS, acquired the Lessee Entities, and as a result, the Company no longer leases the properties to a third party, or receives rental income with respect to those 120 properties. Therefore, the Company's consolidated results of operations with respect to those 120 properties reflect, from the effective dates of the transactions, property-level revenues and expenses rather than rental income from lessees and are not comparable to 2000 results.

   Additionally, under the leases, the Company recorded the rental income due as the greater of base rent or percentage rent, as defined. Percentage rent received pursuant to the leases but not recognized until all

                              HOST MARRIOTT, L.P.

                                  (unaudited)

contingencies have been met is included on the balance sheet as deferred rent. Contingent rental revenue of $3 million and $75 million, respectively, for the twelve weeks ended September 7, 2001 and September 8, 2000, and $18 million and $366 million, respectively, for the thirty-six weeks ended September 7, 2001 and September 8, 2000, have been deferred.

3. Earnings Per Unit

   Basic earnings per unit is computed by dividing net income available to common unitholders by the weighted average number of common units outstanding. Diluted earnings per unit is computed by dividing net income available to common unitholders as adjusted for potentially dilutive securities, by the weighted average number of common units outstanding plus other potentially dilutive securities. Dilutive securities may include units distributed to Host REIT for Host REIT common shares granted under comprehensive stock plans and the Convertible Preferred Securities. Dilutive securities may also include those common and preferred Operating Partnership Units ("OP Units") issuable or outstanding that are held by minority partners which are assumed to be converted. No effect is shown for securities if they are anti-dilutive.

                                                  Twelve weeks ended
                         ---------------------------------------------------------------------
                                 September 7, 2001                  September 8, 2000
                         ---------------------------------- ----------------------------------
                           Income        Units     Per Unit   Income        Units     Per Unit
                         (Numerator) (Denominator)  Amount  (Numerator) (Denominator)  Amount
                         ----------- ------------- -------- ----------- ------------- --------
Net income (loss).......    $(10)        284.6      $(.04)     $(21)        283.8      $(.07)
  Distributions on
   preferred limited
   partner units and
   Preferred OP Units...      (9)          --        (.03)       (6)          --        (.02)
                            ----         -----      -----      ----         -----      -----
Basis loss available to
 common unitholders per
 unit...................     (19)        284.6       (.07)      (27)        283.8       (.09)
 Assuming distribution
  of units to Host REIT
  for Host REIT common
  shares granted under
  the Host REIT
  comprehensive stock
  plan, less shares
  assumed purchased at
  average market price..     --            --         --        --            --         --
 Assuming conversion of
  Preferred OP Units....     --            --         --        --            --         --
 Assuming issuance of
  minority OP Units
  issuable..............     --            --         --        --            --         --
                            ----         -----      -----      ----         -----      -----
Diluted Loss per Unit...    $(19)        284.6      $(.07)     $(27)        283.8      $(.09)
                            ====         =====      =====      ====         =====      =====

                              HOST MARRIOTT, L.P.

                                  (unaudited)


                                                Thirty-six weeks ended
                         ---------------------------------------------------------------------
                                 September 7, 2001                  September 8, 2000
                         ---------------------------------- ----------------------------------
                           Income        Units     Per Unit   Income        Units     Per Unit
                         (Numerator) (Denominator)  Amount  (Numerator) (Denominator)  Amount
                         ----------- ------------- -------- ----------- ------------- --------
Net income (loss).......    $ 85         284.1      $ .30      $(158)       284.2      $(.55)
  Distributions on
   preferred limited
   partner units and
   Preferred OP Units...     (23)          --        (.08)       (16)         --        (.06)
                            ----         -----      -----      -----        -----      -----
Basic loss available to
 common unitholders per
 unit...................      62         284.1        .22       (174)       284.2       (.61)
 Assuming distribution
  of units to Host
  Marriott Corporation
  for Host Marriott
  Corporation common
  shares granted under
  the Host Marriott
  comprehensive stock
  plan, less shares
  assumed purchased at
  average market price..     --            4.2        --         --           --         --
 Assuming conversion of
  Preferred OP Units....     --            --         --         --           --         --
 Assuming issuance of
  minority OP Units
  issuable..............     --            --         --         --           --         --
                            ----         -----      -----      -----        -----      -----
Diluted Loss per Unit...    $ 62         288.3      $ .22      $(174)       284.2      $(.61)
                            ====         =====      =====      =====        =====      =====

4. OP Unit Conversions

   On May 29, May 7 and February 7, 2001, Blackstone and affiliates ("Blackstone") converted 18.2 million, 10.0 million and 12.5 million OP Units, respectively, to Host REIT common shares and immediately sold them to an underwriter for sale on the open market. These units were obtained in connection with our purchase from Blackstone of the Blackstone luxury hotel portfolio in 1998. As a result of these conversions, Blackstone's ownership interest was reduced to approximately 1% of the outstanding OP Units of the Operating Partnership, and Host REIT increased its ownership in us to approximately 92% of the outstanding OP Units. We received no proceeds as a result of these transactions.

5. Debt and Equity Issuances and Refinancing

   During the first quarter of 2001, the Company borrowed $115 million under the revolver portion of the bank credit facility to partially fund the acquisition of the Crestline Lessee Entities and other general corporate purposes and repaid the $115 million during the second quarter of 2001. During the third quarter of 2001, the Company borrowed $60 million under the revolver portion of the bank credit facility to fund the purchase of minority interests in seven hotels. During the fourth quarter of 2001, the Company borrowed an additional $250 million under the revolver portion of the bank credit facility. As of October 19, 2001, $150 million is outstanding under the term loan portion and $310 million is outstanding under the revolver portion of the bank credit facility. The remaining available capacity under the revolver is $315 million.

   On March 27, 2001, we sold approximately 6.0 million shares of 10% Class C preferred limited partner units ("Class C Preferred Units") with $0.01 par value for net proceeds of $144 million. Holders of the Class C Preferred Units are entitled to receive cumulative cash distributions at a rate of 10% per annum of the

                              HOST MARRIOTT, L.P.

                                  (unaudited)

$25 per unit liquidation preference. Distributions are payable quarterly in arrears commencing April 15, 2001, on which date a pro rata distribution of $0.03 per unit was distributed. Beginning March 27, 2006, we have the option to redeem the Class C Preferred Units for $25.00 per unit, plus accrued and unpaid distributions to the date of redemption.

   On August 30, 2001, a Canadian subsidiary of the Company entered into a financing agreement pursuant to which it borrowed $96.6 million due August 2006 at a variable rate of LIBOR plus 275 basis points. The Calgary Marriott, Toronto Airport Marriott, Toronto Marriott Eaton Centre, and Toronto Meadowvale Delta hotels serve as collateral. The proceeds from this financing were used to refinance existing indebtedness on these hotels as well as to prepay the $88 million mortgage note on The Ritz-Carlton, Amelia Island hotel.

   Since the mortgage loan on these Canadian properties is denominated in U.S. Dollars and the functional currency of the Canadian subsidiary is the Canadian Dollar, the Company purchased derivative instruments for hedging of the foreign currency investment. Therefore, the subsidiary has entered into 60 separate currency forward contracts to buy U.S. dollars at a fixed price. These forward contracts hedge the currency exposure of converting Canadian dollars to U.S. dollars on a monthly basis to cover debt service payments.

6. Acquisitions and Developments

   Effective March 24, 2001, the Company purchased the 5% voting interests in each of Rockledge Hotel Properties, Inc. ("Rockledge") and Fernwood Hotel Assets, Inc. ("Fernwood") that were previously held by the Host Marriott Statutory Employee/Charitable Trust for approximately $2 million. Prior to this acquisition, the Company held a 95% non-voting interest in each company and accounted for such investments under the equity method. As a result of this acquisition, the Company holds 100% of the voting and non-voting interests in Rockledge and Fernwood, and its consolidated results of operations will reflect the revenues and expenses generated by the two taxable corporations, and its consolidated balance sheets will include the various assets. The assets consist of three additional full-service hotels: the 672-room St. Louis Marriott Pavilion in St. Louis, Missouri, and the 311-room JW Marriott Hotel Mexico City and the 600-room Mexico City Airport Marriott Hotel, both located in Mexico City, Mexico. The Company's acquisition, including certain joint venture interests, totaled approximately $356 million in assets and $262 million in liabilities, including $54 million of third party debt ($26 million of which matures in 2001).

   On June 16, 2001, the Company consummated an agreement with Crestline Capital Corporation for the acquisition of their lease agreement with respect to San Diego Marriott Hotel and Marina (the "San Diego Hotel"). The purchase price was $4.5 million, including legal and professional fees. Under the terms of the transaction, a wholly owned TRS of the Company acquired the lease by purchasing the lessee entity, effectively terminating the lease for financial reporting purposes.

   On June 28, 2001, the Company consummated an agreement to purchase substantially all the minority limited partnership interests held by Wyndham International, Inc. and affiliates ("Wyndham") with respect to seven full-service hotels for $60 million. As part of this acquisition, the leases were acquired from Wyndham with respect to the San Diego Marriott Mission Valley, the Minneapolis Marriott Southwest, and the Albany Marriott by a wholly owned TRS of the Company, effectively terminating the leases for financial reporting purposes. For purposes of purchase accounting, no amounts were attributed to the leases themselves. The entire purchase price was allocated to the limited partner interests purchased and were capitalized.

7. Dividends and Distributions Payable

   On September 19, 2001, Host REIT announced that its Board of Directors had declared quarterly cash distributions of $0.26 per unit of limited partner interest and $0.625 per Class A, B and C preferred limited

                              HOST MARRIOTT, L.P.

                                  (unaudited)

partner unit. The third quarter distributions were paid on October 12, 2001 to Host REIT's shareholders and the Company's unitholders of record on September 28, 2001.

8. Geographic Information

   As of September 7, 2001, the Company's foreign operations consisted of four hotel properties located in Canada and two properties located in Mexico. There were no intercompany sales between the properties and the Company. The following table presents revenues for each of the geographical areas in which the Company owns hotels. As a result of the acquisition of the Crestline Lessee Entities, effective January 1, 2001 the Company's consolidated results of operations for the twelve and thirty-six weeks ended September 7, 2001 primarily represent property level revenues and expenses, whereas the results for the twelve and thirty-six weeks ended September 8, 2000 primarily represent rental income (in millions).

                               Twelve Weeks Ended      Thirty-Six Weeks Ended
                            ------------------------- -------------------------
                            September 7, September 8, September 7, September 8,
                                2001         2000         2001         2000
                            ------------ ------------ ------------ ------------
   United States...........     $823         $224        $2,633        $578
   International...........       25            3            72          10
                                ----         ----        ------        ----
     Total.................     $848         $227        $2,705        $588
                                ====         ====        ======        ====

9. Comprehensive Income/(Loss)

   The Company's other comprehensive income/(loss) consists of unrealized gains and losses on foreign currency translation adjustments and the right to receive cash from Host Marriott Services Corporation subsequent to the exercise of the options held by certain former and current employees of Marriott International, pursuant to the distribution agreement between the Company and Host Marriott Services Corporation. For the twelve weeks and thirty-six weeks ended September 7, 2001, the comprehensive income/(loss) totaled $(9) million and $88 million, respectively. The comprehensive loss was $22 million and $159 million for the twelve and thirty-six weeks ended September 8, 2000, respectively. As of September 7, 2001, the Company's accumulated other comprehensive income was $4 million compared to $1 million as of December 31, 2000.

10. Summarized Lease Pool Financial Statements

   During 2000, almost all the properties of the Company and its subsidiaries were leased to subsidiaries of Crestline. In conjunction with these leases, Crestline and certain of its subsidiaries entered into limited guarantees of the lease obligations of each lessee. The full-service hotel leases were grouped into four lease pools, with Crestline's guarantee limited to the greater of 10% of the aggregate rent payable for the preceding year or 10% of the aggregate rent payable under all leases in the respective pool. Additionally, the lessee's obligation under each lease agreement was guaranteed by all other lessees in the respective lease pool. As a result, the Company believed that the operating results of each full-service lease pool may have been material to the Company's financial statements for the year ended December 31, 2000.

   Effective January 1, 2001, a wholly owned TRS of the Company replaced Crestline as the lessee with respect to 116 of the Company's full-service hotels, and the third party credit concentration ceased to exist.

   Financial information of Crestline may be found in its quarterly and annual filings with the Securities and Exchange Commission. Further information regarding these leases and Crestline's limited guarantees may be found in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2000. The results

                              HOST MARRIOTT, L.P.

                                  (unaudited)

of operations and summarized balance sheet data of the lease pools in which the Company's hotels were organized during 2000 are as follows (in millions):

                                            Twelve Weeks Ended September 8, 2000
                                            ------------------------------------
                                            Pool 1 Pool 2 Pool 3 Pool 4 Combined
                                            ------ ------ ------ ------ --------
Hotel Sales
  Rooms....................................  $147   $156   $137   $141   $  581
  Food and beverage........................    60     66     57     69      252
  Other....................................    14     16     16     19       65
                                             ----   ----   ----   ----   ------
    Total hotel sales......................   221    238    210    229      898
Operating Costs and Expenses
  Rooms....................................    36     40     34     33      143
  Food and beverage........................    49     54     45     54      202
  Other....................................    62     58     57     57      234
  Management fees..........................    10     15     10     14       49
  Lease expense............................    63     67     62     70      262
  Corporate and interest expenses..........   --     --       1    --         1
                                             ----   ----   ----   ----   ------
    Total operating expenses...............   220    234    209    228      891
                                             ----   ----   ----   ----   ------
Operating Profit...........................     1      4      1      1        7
  Income taxes.............................    (1)    (2)   --     --        (3)
                                             ----   ----   ----   ----   ------
    Net Income.............................  $--    $  2   $  1   $  1   $    4
                                             ====   ====   ====   ====   ======
                                            Thirty-Six Weeks Ended September 8,
                                                            2000
                                            ------------------------------------
                                            Pool 1 Pool 2 Pool 3 Pool 4 Combined
                                            ------ ------ ------ ------ --------
Hotel Sales
  Rooms....................................  $428   $469   $409   $433   $1,739
  Food and beverage........................   188    219    189    235      831
  Other....................................    44     46     59     60      209
                                             ----   ----   ----   ----   ------
    Total hotel sales......................   660    734    657    728    2,779
Operating Costs and Expenses
  Rooms....................................   102    116     96     96      410
  Food and beverage........................   145    165    140    167      617
  Other....................................   173    167    166    170      676
  Management fees..........................    32     50     32     52      166
  Lease expense............................   200    224    214    237      875
  Corporate and interest expenses..........     1      1      1      1        4
                                             ----   ----   ----   ----   ------
    Total operating expenses...............   653    723    649    723    2,748
                                             ----   ----   ----   ----   ------
Operating Profit...........................     7     11      8      5       31
  Income taxes.............................    (3)    (5)    (3)    (2)     (13)
                                             ----   ----   ----   ----   ------
    Net Income.............................  $  4   $  6   $  5   $  3   $   18
                                             ====   ====   ====   ====   ======
                                                  As of December 31, 2000
                                            ------------------------------------
                                            Pool 1 Pool 2 Pool 3 Pool 4 Combined
                                            ------ ------ ------ ------ --------
Assets.....................................  $ 37   $ 37   $ 40   $ 44   $  158
Liabilities................................    37     37     40     42      156
Equity.....................................   --     --     --       2        2

                              HOST MARRIOTT, L.P.

                                  (unaudited)

11. Supplemental Guarantor and Non-Guarantor Subsidiary Information

   All subsidiaries of the Company guarantee the Senior Notes except those owning 50 of the Company's full service hotels and HMH HPT RIBM LLC and HMH HPT CBM LLC, the lessees of the Residence Inn and Courtyard properties, respectively. The separate financial statements of each guaranteeing subsidiary (each, a "Guarantor Subsidiary") are not presented because the Company's management has concluded that such financial statements are not material to investors. The guarantee of each Guarantor Subsidiary is full and unconditional and joint and several and each Guarantor Subsidiary is a wholly owned subsidiary of the Company.

   The following condensed combined consolidating information sets forth the financial position as of September 7, 2001 and December 31, 2000, the results of operations for the twelve and Thirty-six weeks ended September 7, 2001 and September 8, 2000 and the cash flows for the Thirty-six weeks ended September 7, 2001 and September 8, 2000 of the parent, Guarantor Subsidiaries and the Non-Guarantor Subsidiaries.

                              HOST MARRIOTT, L.P.

                                  (unaudited)

          Supplemental Condensed Combined Consolidating Balance Sheets
                                 (in millions)

                               September 7, 2001

                                    Guarantor   Non-Guarantor
                          Parent   Subsidiaries Subsidiaries  Eliminations Consolidated
                          -------  ------------ ------------- ------------ ------------
Property and equipment,
 net....................  $ 1,148    $ 2,047       $ 3,982      $   --       $ 7,177
Notes and other
 receivables............      710        102           161         (917)          56
Due from Manager........       (2)         2           143          --           143
Rent receivable.........        8         13            26          (41)           6
Investments in
 affiliate..............    2,398      1,997           --        (4,248)         147
Other assets............       92         67           306          (44)         421
Restricted cash.........       20          3           101          --           124
Cash and cash
 equivalents............       71         57            54          --           182
                          -------    -------       -------      -------      -------
  Total assets..........  $ 4,445    $ 4,288       $ 4,773      $(5,250)     $ 8,256
                          =======    =======       =======      =======      =======
Debt....................  $ 2,249    $ 1,372       $ 2,546      $  (776)     $ 5,391
Convertible debt
 obligation to Host
 Marriott...............      492        --            --           --           492
Other liabilities.......      237        299           486         (496)         526
                          -------    -------       -------      -------      -------
  Total liabilities.....    2,978      1,671         3,032       (1,272)       6,409
Minority interests......        1        --            110          --           111
Limited partner interest
 of third parties at
 redemption value.......      267        --            --           --           267
Owner's capital.........    1,199      2,617         1,631       (3,978)       1,469
                          -------    -------       -------      -------      -------
  Total liabilities and
   owner's capital......  $ 4,445    $ 4,288       $ 4,773      $(5,250)     $ 8,256
                          =======    =======       =======      =======      =======

                               December 31, 2000

                                    Guarantor   Non-Guarantor
                          Parent   Subsidiaries Subsidiaries  Eliminations Consolidated
                          -------  ------------ ------------- ------------ ------------
Property and equipment,
 net....................  $ 1,181    $ 2,001       $ 3,928      $   --       $ 7,110
Notes and other
 receivables............      311         54           165         (319)         211
Rent receivable.........       13         10            42          --            65
Investments in
 affiliate..............    2,618      1,715           --        (4,205)         128
Other assets............      242         26           245          (74)         439
Restricted cash.........       14          5           106          --           125
Cash and cash
 equivalents............      244         34            35          --           313
                          -------    -------       -------      -------      -------
  Total assets..........  $ 4,623    $ 3,845       $ 4,521      $(4,598)     $ 8,391
                          =======    =======       =======      =======      =======
Debt....................  $ 1,910    $ 1,215       $ 2,360      $  (163)     $ 5,322
Convertible debt
 obligation to Host
 Marriott...............      492        --            --           --           492
Other liabilities.......      474        127           322         (230)         693
                          -------    -------       -------      -------      -------
  Total liabilities.....    2,876      1,342         2,682         (393)       6,507
Minority interests......        2        --            137          --           139
Limited partner interest
 of third parties at
 redemption value.......      823        --            --           --           823
Partners' capital.......      922      2,503         1,702       (4,205)         922
                          -------    -------       -------      -------      -------
  Total liabilities and
   owner's capital......  $ 4,623    $ 3,845       $ 4,521      $(4,598)     $ 8,391
                          =======    =======       =======      =======      =======

                              HOST MARRIOTT, L.P.

                                  (unaudited)

            Supplemental Condensed Combined Statements of Operations
                                 (in millions)

                      Twelve Weeks Ended September 7, 2001

                                  Guarantor   Non-Guarantor
                          Parent Subsidiaries Subsidiaries  Eliminations Consolidated
                          ------ ------------ ------------- ------------ ------------
REVENUES................   $ 35      $ 61         $ 948        $(196)       $ 848
Depreciation............    (17)      (28)          (42)         --           (87)
Hotel operating
 expenses...............    --        --           (587)         --          (587)
Property-level
 expenses...............     (9)      (15)          (42)         --           (66)
Rental expense..........    --        --           (234)         234          --
Minority interest.......     (1)      --             (1)         --            (2)
Interest expense........    (54)      (28)          (50)          20         (112)
Interest income.........     20         1             4          (20)           5
Net gains on property
 transactions...........      1         1             1          --             3
Equity in earning of
 affiliates.............    (26)       (3)           (1)          29           (1)
Corporate expenses......     (2)       (2)           (3)         --            (7)
Other expenses..........      5        (1)           (7)         --            (3)
                           ----      ----         -----        -----        -----
(Loss) income before
 income taxes...........    (48)      (14)          (14)          67           (9)
(Provision for) benefit
 from income taxes......    --        --            --           --           --
                           ----      ----         -----        -----        -----
(Loss) income before
 extraordinary item.....    (48)      (14)          (14)          67           (9)
Extraordinary gain......    --         (1)          --           --            (1)
                           ----      ----         -----        -----        -----
NET INCOME (LOSS).......   $(48)     $(15)        $ (14)       $  67        $ (10)
                           ====      ====         =====        =====        =====

                      Twelve Weeks Ended September 8, 2000

                                  Guarantor   Non-Guarantor
                          Parent Subsidiaries Subsidiaries  Eliminations Consolidated
                          ------ ------------ ------------- ------------ ------------
REVENUES................   $ 43      $ 57         $ 127        $ --         $ 227
Depreciation............    (16)      (22)          (37)         --           (75)
Property-level
 expenses...............    (13)      (15)          (38)         --           (66)
Minority interest.......    --        --             (1)         --            (1)
Interest expense........    (40)      (28)          (47)           8         (107)
Interest income.........      7         5             5           (8)           9
Net gains on property
 transactions...........    --        --              1          --             1
Equity in earnings of
 affiliates.............      2        11            (1)         (10)           2
Corporate expenses......     (2)       (2)           (3)         --            (7)
Other expenses..........      1        (1)          --           --           --
                           ----      ----         -----        -----        -----
(Loss) income before
 income taxes...........    (18)        5             6          (10)         (17)
(Provisions for) benefit
 from income taxes......     (3)      --             (1)         --            (4)
                           ----      ----         -----        -----        -----
(Loss) income before
 extraordinary item.....    (21)        5             5          (10)         (21)
Extraordinary loss......    --        --            --           --           --
                           ----      ----         -----        -----        -----
NET INCOME (LOSS).......   $(21)     $  5         $   5        $ (10)       $ (21)
                           ====      ====         =====        =====        =====

                              HOST MARRIOTT, L.P.

                                  (unaudited)

            Supplemental Condensed Combined Statements of Operations
                                 (in millions)
                    Thirty-Six Weeks Ended September 7, 2001

                                  Guarantor   Non-Guarantor
                         Parent  Subsidiaries Subsidiaries  Eliminations Consolidated
                         ------  ------------ ------------- ------------ ------------
REVENUES................ $   96     $ 156        $ 2,961       $ (508)     $ 2,705
Depreciation............    (59)      (80)          (127)         --          (266)
Hotel operating
 expenses...............    --        --          (1,788)         --        (1,788)
Property-level
 expenses...............    (24)      (46)          (124)         --          (194)
Rental expense..........    --        --            (778)         778          --
Minority interest.......     (4)      --             (10)         --           (14)
Interest expense........   (137)      (82)          (151)          36         (334)
Interest income.........     35        16             10          (36)          25
Net gains on property
 transactions...........    --          1              3          --             4
Equity in earnings of
 affiliates.............    (88)      (14)            (1)         106            3
Corporate expenses......     (3)       (7)           (14)         --           (24)
Other expenses..........     (2)       (5)            (9)         --           (16)
                         ------     -----        -------       ------      -------
(Loss) income before
 income taxes...........   (186)      (61)           (28)         376          101
(Provision for) benefit
 from income taxes......      1         1            (17)         --           (15)
                         ------     -----        -------       ------      -------
(Loss) income before
 extraordinary item.....   (185)      (60)           (45)         376           86
Extraordinary loss......    --         (1)           --           --            (1)
                         ------     -----        -------       ------      -------
NET INCOME (LOSS)....... $ (185)    $ (61)       $   (45)      $  376      $    85
                         ======     =====        =======       ======      =======

                    Thirty-Six Weeks Ended September 8, 2000

                                  Guarantor   Non-Guarantor
                         Parent  Subsidiaries Subsidiaries  Eliminations Consolidated
                         ------  ------------ ------------- ------------ ------------
REVENUES................ $  100     $ 143        $   345       $  --       $   588
Depreciation............    (47)      (65)          (112)         --          (224)
Property-level
 expenses...............    (36)      (43)          (112)         --          (191)
Minority interest.......     (3)      --              (8)         --           (11)
Interest expense........   (119)      (83)          (139)          26         (315)
Interest income.........     27        13             12          (26)          26
Net gains on property
 transactions...........    --          1              3          --             4
Equity in earnings of
 affiliates.............    (66)       (4)            (1)          76            5
Corporate expenses......     (4)       (8)           (15)         --           (27)
Other expenses..........     (5)       (1)            (3)         --            (9)
                         ------     -----        -------       ------      -------
(Loss) income before
 income taxes...........   (153)      (47)           (30)          76         (154)
(Provision for) benefit
 from income taxes......     (8)        1            --           --            (7)
                         ------     -----        -------       ------      -------
(Loss) income before
 extraordinary item.....   (161)      (46)           (30)          76         (161)
Extraordinary gain......      3       --             --           --             3
                         ------     -----        -------       ------      -------
NET INCOME (LOSS)....... $ (158)    $ (46)       $   (30)      $   76      $  (158)
                         ======     =====        =======       ======      =======

                              HOST MARRIOTT, L.P.

                                  (unaudited)

            Supplemental Condensed Combined Statements of Cash Flows
                                 (in millions)

                    Thirty-Six weeks Ended September 7, 2001

                                         Guarantor   Non-Guarantor
                                Parent  Subsidiaries Subsidiaries  Consolidated
                                ------  ------------ ------------- ------------
OPERATING ACTIVITIES
Cash from operations..........  $  37      $ 146         $  35        $ 218
                                -----      -----         -----        -----
INVESTING ACTIVITIES
Acquisitions..................    (63)       --            --           (63)
Capital expenditures and other
 investments..................    (41)       (76)          (87)        (204)
Other.........................      9        --            --             9
                                -----      -----         -----        -----
Cash used in investing
 activities...................    (95)       (76)          (87)        (258)
                                -----      -----         -----        -----
FINANCING ACTIVITIES
Issuances of debt.............    176         94             6          276
Repayment of debt.............   (235)        (4)          (28)        (267)
Issuances of common units.....      3        --            --             3
Issuances of preferred units..    144        --            --           144
Distributions.................   (244)       --            --          (244)
Other.........................    (12)         2             7           (3)
Transfers to/from Parent......     53       (139)           86          --
                                -----      -----         -----        -----
Cash (used in) provided by
 financing activities.........   (115)       (47)           71          (91)
                                -----      -----         -----        -----
INCREASE (DECREASE) IN CASH
 AND CASH EQUIVALENTS.........  $(173)     $  23         $  19        $(131)
                                =====      =====         =====        =====

                    Thirty-Six Weeks Ended September 8, 2000

                                         Guarantor   Non-Guarantor
                                Parent  Subsidiaries Subsidiaries  Consolidated
                                ------  ------------ ------------- ------------
OPERATING ACTIVITIES
Cash from operations..........  $  61      $ 127         $ 251        $ 439
                                -----      -----         -----        -----
INVESTING ACTIVITIES
Cash received from sales of
 assets.......................    --         --            --           --
Acquisitions..................    (40)       --            --           (40)
Capital expenditures and other
 investments..................    (59)       (99)         (113)        (271)
Other.........................      3        --              1            4
                                -----      -----         -----        -----
Cash used in investing
 activities...................    (96)       (99)         (112)        (307)
                                -----      -----         -----        -----
FINANCING ACTIVITIES
Issuances of debt.............    209        --             83          292
Repayment of debt.............   (165)        (3)         (104)        (272)
Issuances of common units.....      3        --            --             3
Distributions.................   (194)       --            --          (194)
Redemption or repurchase of OP
 Units........................    (47)       --            --           (47)
Repurchase of Convertible
 Preferred Securities.........    (15)       --            --           (15)
Other.........................     (6)        (6)           24           12
Transfers to/from Parent......    174        (14)         (160)         --
                                -----      -----         -----        -----
Cash used in financing
 activities...................    (41)       (23)         (157)        (221)
                                -----      -----         -----        -----
INCREASE (DECREASE) IN CASH
 AND CASH EQUIVALENTS.........  $ (76)     $   5         $ (18)       $ (89)
                                =====      =====         =====        =====

                              HOST MARRIOTT, L.P.

                                  (unaudited)

12. Subsequent Events

   As a result of the terrorist attacks on the New York World Trade Center towers in New York on September 11, 2001, the New York Marriott World Trade Center hotel was destroyed. The book value of the New York Marriott World Trade Center hotel was approximately $129 million. The New York Marriott Financial Center hotel also suffered damage from debris as well as from the efforts of fire fighters who used the building to combat fires in the surrounding area. The Company is in the process of repairing the damage to the New York Marriott Financial Center (the "Financial Center") and expects to have such repairs completed within several months. Public access to the area surrounding the site, including the Financial Center hotel, has been restricted, but should be restored shortly.

   Under our ground lease with the Port Authority of New York and New Jersey (the "Port Authority") the Company is required to rebuild the New York World Trade Center Marriott subject to the Port Authority rebuilding the foundation of the hotel. As of this date, no determination has been made regarding the timing and configuration of any reconstruction of the World Trade Center Complex. The decision to rebuild the New York Marriott World Trade Center, which involves the Company, our manager and numerous government authorities, is in part dependent on when, how and if the entire World Trade Center complex is rebuilt. The decision to rebuild may also affect the amount and timing of insurance proceeds. However, the Company does not expect these decisions to be made soon and expects any potential reconstruction to take a number of years.

   The Company has business interruption insurance on both hotels which the Company expects will minimize the financial impact of the terrorist attacks. The Company also has casualty insurance, which should cover the cost of repairs to the New York Financial Center and replacement of the New York Marriott World Trade Center.

   Under EITF 01-10, the cost of the loss associated with the terrorist acts, if any, would be reported as an unusual item in the fourth quarter. The recovery of lost operations under business interruption insurance will also be recorded as an unusual item.

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   We have not authorized any dealer, salesperson or other person to give any information or represent anything to you other than the information contained in this prospectus. You must not rely on unauthorized information or representations not contained in this prospectus.

                                ---------------

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Summary....................................................................   1
Risk Factors...............................................................  11
Forward-Looking Statements.................................................  25
Use of Proceeds............................................................  26
Capitalization.............................................................  26
Pro Forma Financial Information of Host Marriott, L.P......................  27
Selected Financial Data....................................................  35
Management's Discussion and Analysis of
 Financial Condition and Results of Operations.............................  38
Quantitative and Qualitative Disclosures About Market Risk.................  55
Business and Properties....................................................  56
Management.................................................................  76
Certain Relationships and Related Transactions.............................  86
The Exchange Offer.........................................................  91
Description of Series I Senior Notes.......................................  98
Material Federal Tax Consequences of the Exchange.......................... 144
Plan of Distribution....................................................... 145
Legal Matters.............................................................. 146
Experts.................................................................... 146
Where You Can Find More Information........................................ 146
Index to Financial Statements.............................................. F-1

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                      -----------------------------------

                                  PROSPECTUS

                      -----------------------------------

                              Host Marriott, L.P.

                               Offer to Exchange
                                     up to
                                 $450,000,000
                                      of
                       9 1/2% Series I Senior Notes due
                             2007, which have been
                             registered under the
                                Securities Act

                                   for up to
                                 $450,000,000
                                of outstanding
                         9 1/2% Series H Senior Notes
                                   Due 2007





                                      , 2001

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                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

   Host Marriott Corporation's Articles of Amendment and Restatement of Articles of Incorporation (the "Articles of Incorporation") authorize it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to: (i) any present of former director of officer or (ii) any individual who, while a director of Host Marriott and at the request of Host Marriott, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former director of Host Marriott Corporation. Host Marriott Corporation's Bylaws obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of Host Marriott Corporation and at the request of Host Marriott Corporation, serves or has served another corporation, real state investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, trustee, officer or partner of such corporation, real estate investment trust partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity, against any claim or liability to which he may become subject by reason of such status. Host Marriott's Articles of Incorporation and Bylaws also permit Host Marriott to indemnify and advance expenses to any person who served as a predecessor of Host Marriott in any of the capacities described above any to any employee or agent of Host Marriott or a predecessor of Host Marriott. Host Marriott's Bylaws require Host Marriott to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

   The Maryland General Corporation Law, as amended (the "MGCL"), permits a Maryland corporation to indemnify and advance expenses to its directors, officers, employees and agents, and permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director of officer actually received an improper personal benefit in money, property, or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation if such director or officer has been adjudged to be liable to the corporation. In accordance with the MGCL, Host Marriott's Bylaws require it, as a condition to advancing expenses, to obtain (1) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by Host Marriott as authorized by Host Marriott's Bylaws and (2) a written statement by or on his behalf to repay the amount paid of reimbursed by Host Marriott shall ultimately be determined that the standard of conduct was not met.

   Host Marriott intends to enter into indemnification agreements with each of its directors and officers. The indemnification agreements will require, among other things, that Host Marriott indemnify its directors and officers to the fullest extent permitted by law and advance to its directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted.

   The Amended and Restated Agreement of Limited Partnership of Host Marriott, L.P. (the "Partnership Agreement") also provides for indemnification of Host Marriott and its officers and directors to the same extent that indemnification is provided to officers and directors of Host Marriott in its Articles of Incorporation, and limit liability of Host Marriott and its officers and directors to the Operating Partnership and its respective partners to the same extent that the liability of the officers and directors of Host Marriott to Host Marriott and its stockholders is limited under Host Marriott's Articles of Incorporation.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, Host Marriott has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21. Exhibits and Financial Statement Schedules

   (A) Exhibits

 Exhibit No. Description
 ----------- -----------
  2.1        Agreement and Plan by and among Host Marriott Corporation, HMC
             Merger Corporation and Host Marriott L.P. (incorporated by reference to Host Marriott Corporation Registration Statement No.
             333-64793).

  3.3        Bylaws of Host Marriott Corporation dated September 28, 1998
             (incorporated by reference to Host Marriott Corporation
             Registration Statement No. 333-64793).

  3.4 Articles of Amendment and Restatement of Articles of Incorporation of Host Marriott Corporation (incorporated by reference to Host
             Marriott Corporation Registration Statement No. 333-64793).

  4.1 Indenture by and among HMH Properties, Inc., as Issuer, and the Subsidiary Guarantors named therein, and Marine Midland Bank, as
             Trustee (incorporated by reference to Host Marriott Corporation
             Current Report on Form 8-K dated August 6, 1998).

  4.2*       Ninth Supplemental Indenture, dated December 14, 2001, between
             Host Marriott, L.P., the Subsidiary Guarantors named therein and
             HSBC Bank USA (formerly Marine Midland Bank), as Trustee.

  5.1** Opinion of Latham & Watkins regarding the legality of the securities being registered.

  8.1*       Opinion of Latham & Watkins regarding certain tax matters.

 10.1        Second Amended and Restated Agreement of Limited Partnership of
             Host Marriott, L.P., (incorporated by reference to Exhibit 3.1 of
             Host Marriott Corporation Registration Statement No. 333-55807).

 10.2        Indenture between Host Marriott L.P., as Issuer, and Marine
             Midland Bank, as Indenture Trustee, and Form of 6.56% Callable
             Note due December 15, 2005 (incorporated by reference to Exhibit
             4.1 of Host Marriott Corporation Registration Statement No. 333-
             55807).

 10.3 Amended and Restated Credit Agreement, dated as of May 31, 2000, among Host Marriott Corporation, Host Marriott, L.P., Various
             Banks and Bankers Trust Company, as Administrative Agent
             (incorporated by reference to Exhibit 10.40 of Host Marriott's
             Registration Statement No. 333-51944).

 10.4 First Amendment to the Amended and Restated Credit Agreement, dated as of October 23, 2000, among Host Marriott Corporation,
             Host Marriott, L.P., Various Banks and Bankers Trust Company, as
             Administrative Agent (incorporated by reference to Exhibit 10.41 of Host Marriott's Registration Statement No. 333-51944).

 10.5        Second Amendment and Waiver of Amended and Restated Credit
             Agreement, dated as of March 2, 2001, among Host Marriott
             Corporation, Host Marriott, L.P., Various Banks, and Bankers Trust
             Company, as Administrative Agent (incorporated by reference to Exhibit 10.42 of Host Marriott's Form 10-Q for the quarter ended
             September 7, 2001).

 Exhibit No. Description
 ----------- -----------
 10.6        Third Amendment and Modification to Amended and Restated Credit
             Agreement, dated as of November 15, 2001, among Host Marriott
             Corporation, Host Marriott, L.P. Various Banks, and Bankers Trust
             Company, as Administrative Agent, dated as of November 19, 2001
             (incorporated by reference to Exhibit 10.41 of Host Marriott
             Corporation's Current Report on Form 8-K dated December 5, 2001).

 10.7        Amended and Restated Pledge and Security Agreement, dated as of
             May 31, 2000, among the Pledgors and Bankers Trust Company, as
             Pledgee (incorporated by reference to Exhibit No. 10.44 of Host
             Marriott, L.P.'s Form 10-Q for the quarter ended September 7,
             2001).

 10.8        First Amendment to Amended and Restated Pledge and Security
             Agreement, dated as of March 1, 2001, among the Pledgors and Bankers Trust Company, as Pledgee (incorporated by reference to
             Exhibit No. 10.41 of Host Marriott, L.P.'s Form 10-Q for the quarter ended September 7, 2001).

 10.9        Amended and Restated Subsidiaries Guaranty, dated as of March 1,
             2001 (incorporated by reference to Exhibit 10.43 of Host Marriott,
             L.P.'s Form 10-Q for the quarter ended September 7, 2001).

 10.10 Host Marriott L.P. Executive Deferred Compensation Plan effective as of December 29, 1998 (formerly the Marriott Corporation
             Executive Deferred Compensation Plan) (incorporated by reference to Exhibit 10.7 of Host Marriott Corporation's Form 10-K for the year ended December 31, 1998).

 10.11       Host Marriott Corporation and Host Marriott, L.P. 1997
             Comprehensive Incentive Stock Plan as amended and restated
             December 29, 1998 (incorporated by reference to Exhibit No. 10.7 of Host Marriott, L.P.'s Form 10-K for the year ended December 31,
             2000.

 10.12       Distribution Agreement dated as of September 15, 1993 between
             Marriott Corporation and Marriott International, Inc.
             (incorporated by reference from Host Marriott Corporation Current
             Report on Form 8-K dated October 23, 1993).

 10.13       Amendment No. 1 to the Distribution Agreement dated December 29,
             1995 by and among Host Marriott Corporation, Host Marriott
             Services Corporation and Marriott International, Inc.,
             (incorporated by reference to Host Marriott Corporation Current
             Report on Form 8-K dated January 16, 1996).

 10.14 Amendment No. 2 to the Distribution Agreement dated June 21, 1997 by and among Host Marriott Corporation, Host Marriott Services
             Corporation and Marriott International, Inc. (incorporated by reference to Host Marriott Corporation Registration Statement No.
             333-64793).

 10.15       Amendment No. 4 to the Distribution Agreement by and among Host
             Marriott Corporation and Marriott International Inc. (incorporated by reference to Host Marriott Corporation Registration Statement
             No. 333-64793).

 10.16       Amendment No. 5 to the Distribution Agreement dated December 18,
             1998 by and among Host Marriott Corporation, Host Marriott
             Services Corporation and Marriott International Inc.,
             (incorporated by reference to Exhibit 10.14 of Host Marriott
             Corporation's Form 10-K for the year ended December 31, 1998).

 10.17       Distribution Agreement dated December 22, 1995 by and between Host
             Marriott Corporation and Host Marriott Services Corporation
             (incorporated by reference to Host Marriott Corporation Current
             Report on Form 8-K dated January 16, 1996).

 10.18 Amendment to Distribution Agreement dated December 22, 1995 by and between Host Marriott Corporation and Host Marriott Services
             Corporation (incorporated by reference to Exhibit 10.16 of Host
             Marriott Corporation's Form 10-K for the year ended December 31,
             1998).

 Exhibit No. Description
 ----------- -----------
 10.19       Tax Sharing Agreement dated as of October 5, 1993 by and between
             Marriott Corporation and Marriott International, Inc.
             (incorporated by reference to Host Marriott Corporation Current
             Report on Form 8-K dated October 23, 1993).

 10.20       License Agreement dated as December 29, 1998 by and among Host
             Marriott Corporation, Host Marriott, L.P., Marriott International,
             Inc., and Marriott Worldwide Corporation (incorporated by reference to Exhibit 10.18 of Host Marriott Corporation's Form 10-
             K for the year ended December 31, 1998).

 10.21       Noncompetition Agreement between Host Marriott Corporation, Host
             Marriott, L.P., and Crestline Capital Corporation and other parties named therein (incorporated by reference to Exhibit 10.19 of Host Marriott Corporation's Form 10-K for the year ended
             December 31, 1998).

 10.22 Tax Administration Agreement dated as of October 8, 1993 by and between Marriott Corporation and Marriott International, Inc.,
             (incorporated by reference to Host Marriott Corporation Current
             Report on Form 8-K dated October 23, 1993).

 10.23       Restated Noncompetition Agreement dated March, 1998 by and among
             Host Marriott Corporation, Marriott International, Inc., and
             Sodexho Marriott Services, Inc., (incorporated by reference to
             Host Marriott Corporation Registration Statement No. 333-64793).

 10.24       First Amendment to Restated Noncompetition Agreement by and among
             Host Marriott Corporation, Marriott International, Inc., Sodexho
             Marriott Services, Inc. (incorporated by reference to Host
             Marriott Corporation Registration Statement No. 333-64793).

 10.25       Host Marriott Lodging Management Agreement--Marriott Hotels,
             Resorts and Hotels dated September 25, 1993 by and between Marriott Corporation and Marriott International, Inc.
             (incorporated by reference to Host Marriott Corporation registration Statement No. 33-51707)

 10.26       Employee Benefits and Other Employment Matters Allocation
             Agreement dated as of December 29, 1995 by and between Host
             Marriott Corporation and Host Marriott Services Corporation
             (incorporated by reference to Host Marriott Corporation Current
             Report on Form 8-K dated January 16, 1996).

 10.27       Tax Sharing Agreement dated as of December 29, 1995 by and between
             Host Marriott Corporation and Host Marriott Services Corporation
             (incorporated by reference to Host Marriott Corporation Current
             Report on Form 8-K dated January 16, 1996).

 10.28       Host Marriott, L.P. Retirement and Savings Plan and Trust
             (incorporated by reference to Exhibit 10.26 of Host Marriott
             Corporation's Form 10-K for the year ended December 31, 1998).

 10.29       Contribution Agreement dated as of April 16, 1998 among Host
             Marriott Corporation, Host Marriott, L.P. and the contributors named therein, together with Exhibit B (incorporated by reference to Exhibit 10.18 of Host Marriott Corporation Registration
             Statement No. 333-55807).

 10.30       Amendment No. 1 to Contribution Agreement dated May 8, 1998 among
             Marriott Corporation, Host Marriott, L.P. and the contributors named therein (incorporated by reference to Exhibit 10.19 of Host
             Marriott Corporation Registration Statement No. 333-55807).

 10.31       Amendment No. 2 to Contribution Agreement dated May 18, 1998 among
             Host Marriott Corporation, Host Marriott, L.P. and the contributors named therein (incorporated by reference to Exhibit
             10.20 of Host Marriott Corporation Registration Statement No. 333-
             55807).

 10.32       Form of Lease Agreement (incorporated by reference to Host
             Marriott Corporation Registration Statement No. 333-64793).

 10.33 Form of Amended and Restated Lease Agreement (incorporated by reference to Exhibit No. 10.24 of Host Marriott, L.P.'s Form 10-K for the year ended December 31, 2000).

 Exhibit No. Description
 ----------- -----------
 10.34       Form of Management Agreement of Full-Service Hotels (incorporated by reference to Host Marriott Corporation Registration Statement
             No. 33-51707).
 10.35       Form of Owner's Agreement between Host Marriott Corporation,
             Marriott International and Crestline Capital Corporation
             (incorporated by reference to Crestline Capital Corporation
             Registration Statement No. 333-64657).
 10.36       Form of Amendment No. 1 to Owner's Agreement (incorporated by reference to Exhibit No. 10.27 of Host Marriott, L.P.'s Form 10-K
             for the year ended December 31, 2000).
 10.37       Employee Benefits and Other Employment Matters Allocation
             Agreement between Host Marriott Corporation, Host Marriott, L.P.
             and Crestline Capital Corporation (incorporated by reference to
             Host Marriott Corporation Registration Statement No. 333-64793).
 10.38       Amendment to the Employee Benefits and Other Employment Matters
             Allocation Agreement effective as of December 29, 1998 by and between Host Marriott Corporation, Marriott International, Sodexho
             Marriott Services, Inc., Crestline Capital Corporation and Host
             Marriott, L.P. (incorporated by reference to Exhibit 10.34 of Host
             Marriott Corporation's Form 10-K for the year ended December 31,
             1998).
 10.39       Pool Guarantee Agreement between Host Marriott Corporation, the lessees referred to therein and Crestline Capital Corporation
             (incorporated by reference to Host Marriott Registration Statement
             No. 333-64793).
 10.40       Pooling and Security Agreement by and among Host Marriott
             Corporation and Crestline Capital Corporation (incorporated by reference to Host Marriott Corporation Registration Statement No.
             333-64793).
 10.41       Amended and Restated Communities Noncompetition Agreement
             (incorporated by reference to Host Marriott Corporation
             Registration Statement No. 333-64793).
 10.42       Asset Management Agreement between Host Marriott, L.P., and
             Crestline Capital Corporation (incorporated by reference to
             Crestline Capital Corporation Registration Statement No.
             333-64657).
 10.43*      Registration Rights Agreement, dated as of December 14, 2001, by and among Host Marriott, L.P., the Guarantors named therein and the Purchasers named therein.
 10.44       Acquisition and Exchange Agreement dated November 13, 2000 by Host
             Marriott, L.P. and Crestline Capital Corporation (incorporated by reference to Exhibit 99.2 of Host Marriott, L.P.'s Form 8-K/A
             filed December 14, 2000).
 10.45*      ISDA Master Agreement, dated as of December 19, 2001, between
             Societe Generale, New York Branch, and Host Marriott, L.P.
 10.46*      ISDA Master Agreement, dated as of January 4, 2002, between Wells
             Fargo Bank, N.A. and Host Marriott, L.P.
 12.1*       Computation of Ratios of Earnings to Fixed Charges and Preferred
             Unit Charges.
 21.1        List of Subsidiaries of Host Marriott, L.P. (incorporated by reference to Exhibit 21 of Host Marriott, L.P.'s Form 10-K for the
             year ended December 31, 2000).
 23.1**      Consent of Latham & Watkins (included as part of Exhibit 5).
 23.2        Consent of Latham & Watkins (included as part of Exhibit 8).
 23.3*       Consent of Arthur Andersen LLP.
 24.1        Power of Attorney (included on signature page).
 25.1*       Statement of Eligibility and Qualification on Form T-1 of HSBC
             Bank USA, as trustee for the 9 1/2% Series I Senior Notes due 2007 of the Registrant.
 99.1*       Form of Letter of Transmittal and related documents to be used in conjunction with the exchange offer.
 99.2*       Form of Notice of Guaranteed Delivery to be used in conjunction with the exchange offer.

--------
*  Filed herewith.
** To be filed by amendment.

   (B) Financial Statement Schedule

Report of Independent Public Accountants.................................... S-1

Schedule III--Real Estate and Accumulated Depreciation...................... S-2

Item 22. Undertakings

   A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 20 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expense incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's Annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's Annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   C. The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

   D. The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

   E. (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145, the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

   (2) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933, as amended, and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   F. The undersigned registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

   Provided, however, That paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3 or Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 4th day of January, 2002.

                                          HOST MARRIOTT, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                          By:  /s/ Robert E. Parsons, Jr.

                                             ----------------------------------
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                               POWER OF ATTORNEY

   We, the undersigned directors and officers of Host Marriott Corporation, do hereby constitute and appoint Elizabeth A. Abdoo and Robert E. Parsons, Jr., and each of them, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to do any and all acts and things in our names and on our behalf in our capacities as directors and officers and to execute any and all instruments for us in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933 and any rules, regulations and agreements of the Securities and Exchange Commission, in connection with this registration statement, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto; and we hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-4 has been signed below by the following persons in their capacities on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

     /s/ Christopher J. Nassetta       President, Chief Executive   January 4, 2002
______________________________________  Officer and Director
       Christopher J. Nassetta          (Principal Executive
                                        Officer)

      /s/ Robert E. Parsons, Jr.       Executive Vice President     January 4, 2002
______________________________________  and Chief Financial
        Robert E. Parsons, Jr.          Officer (Principal
                                        Financial Officer)

        /s/ Donald D. Olinger          Senior Vice President and    January 4, 2002
______________________________________  Corporate Controller
          Donald D. Olinger             (Principal Accounting
                                        Officer)

       /s/ Richard E. Marriott         Chairman of the Board of     January 4, 2002
______________________________________  Directors
         Richard E. Marriott

         /s/ Robert M. Baylis          Director                     January 4, 2002
______________________________________
           Robert M. Baylis

        /s/ Terence C. Golden          Director                     January 4, 2002
______________________________________
          Terence C. Golden

        /s/ J.W. Marriott, Jr.         Director                     January 4, 2002
______________________________________
          J.W. Marriott, Jr.

     /s/ Ann McLaughlin Korologos      Director                     January 4, 2002
______________________________________
       Ann McLaughlin Korologos

        /s/ John G. Schreiber          Director                     January 4, 2002
______________________________________
          John G. Schreiber

      /s/ Harry L. Vincent, Jr.        Director                     January 4, 2002
______________________________________
        Harry L. Vincent, Jr.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          HMH Rivers, L.P

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          HMH Marina LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          HMC SBM Two LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          HMC Retirement Properties, L.P.

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          HMH Pentagon LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          Airport Hotels LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          Chesapeake Financial Services LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          HMC Capital Resources LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          PRM LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          Host Park Ridge LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          Philadelphia Airport Hotel LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          HMC Hartford LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          HMH Norfolk LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          HMH Norfolk, L.P.

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          HMC Partnership Holdings LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          HMC Suites LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          HMC Suites Limited Partnership

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          Wellsford-Park Ridge Host Hotel
                                           Limited Partnership

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          City Center Interstate Partnership
                                           LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          Farrell's Ice Cream Parlor
                                           Restaurants LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          HMC Burlingame LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          HMC California Leasing LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          HMC Capital LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          HMC Grand LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          HMC Mexpark LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          HMC Polanco LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          HMC NGL LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          HMC OLS I L.P.

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          HMC RTZ Loan I LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          HMC RTZ II LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          HMC Seattle LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          HMC Swiss Holdings LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          HMC Waterford LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          HMH Restaurants LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          HMH Rivers LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          HMH WTC LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          HMP Capital Ventures LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          Host La Jolla LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          City Center Hotel Limited
                                           Partnership

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          MFR of Illinois LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          MFR of Vermont LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          MFR of Wisconsin LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          PM Financial LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          PM Financial LP

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          HMC Chicago LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          HMC HPP LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          HMC Desert LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          HMC Hanover LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          HMC Diversified LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          HMC Properties I LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          HMC Potomac LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          HMC East Side II LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          HMC Manhattan Beach LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          Chesapeake Hotel Limited Partnership

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          HMH General Partner Holdings LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          HMC IHP Holdings LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          HMC OP BN LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          S.D. Hotels LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          HMC Gateway LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          HMC Pacific Gateway LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          HMC Market Street LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          New Market Street LP

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          Times Square LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          Times Square GP LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          HMC Atlanta LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          Ivy Street LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          HMC Properties II LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          Santa Clara HMC LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          HMC BCR Holdings LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          HMC Palm Desert LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          HMC Georgia LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          HMC SFO LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          Market Street Host LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          HMC Property Leasing LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          HMC Host Restaurants LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/  Robert E. Parsons, Jr.
                                          By:__________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          Durbin LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By:_________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          HMC HT LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By:_________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          HMC JWDC GP LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          HMC JWDC LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          HMC OLS I LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          HMC OLS II L.P.

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          HMC Park Ridge LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          Host of Houston 1979

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          Host of Houston, Ltd.

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          Host of Boston, Ltd.

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          YBG Associates LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          HMT Lessee Parent LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          HMC PLP LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          HMP Financial Services LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          HMC Hotel Development LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          MDSM Finance LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          HMC/Interstate Ontario, L.P.

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          HMC/Interstate Manhattan Beach, L.P.

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          Host/Interstate Partnership, L.P.

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          HMC/Interstate Partnership, L.P.

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          Ameliatel

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          HMC Amelia I LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          HMC Amelia II LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          Rockledge Hotel LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 4th day of January, 2002.

                                          Fernwood Hotel LLC

                                          By: Host Marriott, L.P.

                                          By: Host Marriott Corporation, as
                                              General Partner of Host
                                              Marriott, L.P.

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                             Name: Robert E. Parsons, Jr.
                                             Title: Executive Vice President
                                                  and Chief Financial Officer

                    Report of Independent Public Accountants

To Host Marriott Corporation as general partner to Host Marriott, L.P.:

   We have audited in accordance with auditing standards generally accepted in the United States, the consolidated financial statements of Host Marriott, L.P. and subsidiaries included in this registration statement and have issued our report thereon dated March 1, 2001. Our audit was made for the purpose of forming an opinion on the basic financial statements, taken as a whole. The
Schedule III--Real Estate and Accumulated Depreciation, listed in the exhibit index at Item 21(B) is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states, in all material respects, the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                             Arthur Andersen LLP

Vienna, Virginia
March 1, 2001

                                                                    SCHEDULE III
                                                                     Page 1 of 3

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

                    REAL ESTATE AND ACCUMULATED DEPRECIATION

                               December 31, 2000
                                 (in millions)

                                                            Gross Amount at
                            Initial Costs                  December 31, 2000
                          -----------------             ------------------------
                                            Subsequent                                           Date of
                               Buildings &     Costs         Buildings &         Accumulated  Completion of   Date   Depreciation
   Description      Debt  Land Improvements Capitalized Land Improvements Total  Depreciation Construction  Acquired     Life
   -----------     ------ ---- ------------ ----------- ---- ------------ ------ ------------ ------------- -------- ------------
Full-service
hotels:
 New York
 Marriott Marquis
 Hotel, New York,
 NY..............  $  263 $--     $  552       $ 49     $--     $  601    $  601   $  (182)         1986        n/a         40
 Other full-
 service
 properties, each
 less than 5% of
 total...........  $2,012 $749    $5,510       $795     $685    $6,369    $7,054   $  (869)      various    various         40
                   ------ ----    ------       ----     ----    ------    ------   -------
 Total full-
 service.........   2,275  749     6,062        844      685     6,970     7,655    (1,051)
 Other
 properties, each
 less than 5% of
 total...........     --    40        27        (52)     --         16        16       (15)      various        n/a    various
                   ------ ----    ------       ----     ----    ------    ------   -------
 Total...........  $2,275 $789    $6,089       $792     $685    $6,986    $7,671   $(1,066)
                   ====== ====    ======       ====     ====    ======    ======   =======       -------    -------    -------

                                                                    SCHEDULE III
                                                                     Page 2 of 3

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

                    REAL ESTATE AND ACCUMULATED DEPRECIATION

                               December 31, 2000
                                 (in millions)

Notes:

(A) The change in total cost of properties for the fiscal years ended December 31, 2000, 1999 and 1998 is as follows:

   Balance at January 2, 1998..........................................  $5,317
   Additions:
     Acquisitions......................................................   2,849
     Capital expenditures and transfers from construction-in-progress..      60
   Deductions:
     Dispositions and other............................................     (91)
     Transfers to Non-Controlled Subsidiary............................    (139)
     Transfers to Spin-Off (Crestline Capital Corporation).............    (643)
                                                                         ------
   Balance at December 31, 1998........................................   7,353
   Additions:
     Acquisitions......................................................      29
     Capital expenditures and transfers from construction-in-progress..     147
   Deductions:
     Dispositions and other............................................    (155)
                                                                         ------
   Balance at December 31, 1999........................................   7,374
   Additions:
     Capital expenditures and transfers from construction-in-progress..     306
   Deductions:
     Dispositions and other............................................      (9)
                                                                         ------
   Balance at December 31, 2000........................................  $7,671
                                                                         ======

                                                                    SCHEDULE III
                                                                     Page 3 of 3

                      HOST MARRIOTT, L.P. AND SUBSIDIARIES

                    REAL ESTATE AND ACCUMULATED DEPRECIATION

                               December 31, 2000
                                 (in millions)

(B) The change in accumulated depreciation and amortization of real estate assets for the fiscal years ended December 31, 2000, 1999 and 1998 is as follows:

   Balance at January 2, 1998........................................... $  506
   Depreciation and amortization........................................    132
   Dispositions and other...............................................    (13)
   Transfers to Non-Controlled Subsidiary...............................    (29)
   Transfers to Spin-Off (Crestline Capital Corporation)................    (21)
                                                                         ------
   Balance at December 31, 1998.........................................    575
   Depreciation and amortization........................................    243
   Dispositions and other...............................................     35
                                                                         ------
   Balance at December 31, 1999.........................................    853
   Depreciation and amortization........................................    215
   Dispositions and other...............................................     (2)
                                                                         ------
   Balance at December 31, 2000......................................... $1,066
                                                                         ======

(C) The aggregate cost of properties for Federal income tax purposes is approximately $5,413 million at December 31, 2000.

(D) The total cost of properties excludes construction-in-progress properties.

                                 EXHIBIT INDEX

 Exhibit No. Description
 ----------- -----------
  2.1        Agreement and Plan by and among Host Marriott Corporation, HMC
             Merger Corporation and Host Marriott L.P. (incorporated by reference to Host Marriott Corporation Registration Statement No.
             333-64793).

  3.3        Bylaws of Host Marriott Corporation dated September 28, 1998
             (incorporated by reference to Host Marriott Corporation
             Registration Statement No. 333-64793).

  3.4 Articles of Amendment and Restatement of Articles of Incorporation of Host Marriott Corporation (incorporated by reference to Host
             Marriott Corporation Registration Statement No. 333-64793).

  4.1 Indenture by and among HMH Properties, Inc., as Issuer, and the Subsidiary Guarantors named therein, and Marine Midland Bank, as
             Trustee (incorporated by reference to Host Marriott Corporation
             Current Report on Form 8-K dated August 6, 1998).

  4.2*       Ninth Supplemental Indenture, dated December 14, 2001, between
             Host Marriott, L.P., the Subsidiary Guarantors named therein and
             HSBC Bank USA (formerly Marine Midland Bank), as Trustee.

  5.1** Opinion of Latham & Watkins regarding the legality of the securities being registered.

  8.1*       Opinion of Latham & Watkins regarding certain tax matters.

 10.1        Second Amended and Restated Agreement of Limited Partnership of
             Host Marriott, L.P., (incorporated by reference to Exhibit 3.1 of
             Host Marriott Corporation Registration Statement No. 333-55807).

 10.2        Indenture between Host Marriott L.P., as Issuer, and Marine
             Midland Bank, as Indenture Trustee, and Form of 6.56% Callable
             Note due December 15, 2005 (incorporated by reference to Exhibit
             4.1 of Host Marriott Corporation Registration Statement No. 333-
             55807).

 10.3 Amended and Restated Credit Agreement, dated as of May 31, 2000, among Host Marriott Corporation, Host Marriott, L.P., Various
             Banks and Bankers Trust Company, as Administrative Agent
             (incorporated by reference to Exhibit 10.40 of Host Marriott's
             Registration Statement No. 333-51944).

 10.4 First Amendment to the Amended and Restated Credit Agreement, dated as of October 23, 2000, among Host Marriott Corporation,
             Host Marriott, L.P., Various Banks and Bankers Trust Company, as
             Administrative Agent (incorporated by reference to Exhibit 10.41 of Host Marriott's Registration Statement No. 333-51944).

 10.5        Second Amendment and Waiver of Amended and Restated Credit
             Agreement, dated as of March 2, 2001, among Host Marriott
             Corporation, Host Marriott, L.P., Various Banks, and Bankers Trust
             Company, as Administrative Agent (incorporated by reference to Exhibit 10.42 of Host Marriott's Form 10-Q for the quarter ended
             September 7, 2001).

 10.6        Third Amendment and Modification to Amended and Restated Credit
             Agreement, dated as of November 15, 2001, among Host Marriott
             Corporation, Host Marriott, L.P. Various Banks, and Bankers Trust
             Company, as Administrative Agent, dated as of November 19, 2001
             (incorporated by reference to Exhibit 10.41 of Host Marriott
             Corporation's Current Report on Form 8-K dated December 5, 2001).

 10.7        Amended and Restated Pledge and Security Agreement, dated as of
             May 31, 2000, among the Pledgors and Bankers Trust Company, as
             Pledgee (incorporated by reference to Exhibit No. 10.44 of Host
             Marriott, L.P.'s Form 10-Q for the quarter ended September 7,
             2001).

 10.8 First Amendment to Amended and Restated Pledge and Security Agreement, dated as of March 1, 2001, among the Pledgors and Bankers Trust Company, as Pledgee (incorporated by reference to Exhibit No. 10.41 of Host
       Marriott, L.P.'s Form 10-Q for the quarter ended September 7, 2001).

 10.9  Amended and Restated Subsidiaries Guaranty, dated as of March 1, 2001
       (incorporated by reference to Exhibit 10.43 of Host Marriott, L.P.'s
       Form 10-Q for the quarter ended September 7, 2001).

 10.10 Host Marriott L.P. Executive Deferred Compensation Plan effective as of
       December 29, 1998 (formerly the Marriott Corporation Executive Deferred
       Compensation Plan) (incorporated by reference to Exhibit 10.7 of Host
       Marriott Corporation's Form 10-K for the year ended December 31, 1998).

 10.11 Host Marriott Corporation and Host Marriot, L.P. 1997 Comprehensive
       Incentive Stock Plan as amended and restated December 29, 1998
       (incorporated by reference to Exhibit No. 10.7 of Host Marriott's Form
       10-K for the year ended December 31, 2000).

 10.12 Distribution Agreement dated as of September 15, 1993 between Marriott
       Corporation and Marriott International, Inc. (incorporated by reference from Host Marriott Corporation Current Report on Form 8-K dated October
       23, 1993).

 10.13 Amendment No. 1 to the Distribution Agreement dated December 29, 1995 by and among Host Marriott Corporation, Host Marriott Services Corporation and Marriott International, Inc., (incorporated by reference to Host
       Marriott Corporation Current Report on Form 8-K dated January 16, 1996).

 10.14 Amendment No. 2 to the Distribution Agreement dated June 21, 1997 by and among Host Marriott Corporation, Host Marriott Services Corporation and
       Marriott International, Inc. (incorporated by reference to Host Marriott
       Corporation Registration Statement No. 333-64793).

 10.15 Amendment No. 4 to the Distribution Agreement by and among Host Marriott
       Corporation and Marriott International Inc. (incorporated by reference to Host Marriott Corporation Registration Statement No. 333-64793).

 10.16 Amendment No. 5 to the Distribution Agreement dated December 18, 1998 by and among Host Marriott Corporation, Host Marriott Services Corporation and Marriott International Inc., (incorporated by reference to Exhibit
       10.14 of Host Marriott Corporation's Form 10-K for the year ended
       December 31, 1998).

 10.17 Distribution Agreement dated December 22, 1995 by and between Host
       Marriott Corporation and Host Marriott Services Corporation
       (incorporated by reference to Host Marriott Corporation Current Report on Form 8-K dated January 16, 1996).

 10.18 Amendment to Distribution Agreement dated December 22, 1995 by and between Host Marriott Corporation and Host Marriott Services Corporation
       (incorporated by reference to Exhibit 10.16 of Host Marriott
       Corporation's Form 10-K for the year ended December 31, 1998).

 10.19 Tax Sharing Agreement dated as of October 5, 1993 by and between
       Marriott Corporation and Marriott International, Inc. (incorporated by reference to Host Marriott Corporation Current Report on Form 8-K dated
       October 23, 1993).

 10.20 License Agreement dated as December 29, 1998 by and among Host Marriott
       Corporation, Host Marriott, L.P., Marriott International, Inc., and
       Marriott Worldwide Corporation (incorporated by reference to Exhibit
       10.18 of Host Marriott Corporation's Form 10-K for the year ended
       December 31, 1998).

 10.21 Noncompetition Agreement between Host Marriott Corporation, Host
       Marriott, L.P., and Crestline Capital Corporation and other parties named therein (incorporated by reference to Exhibit 10.19 of Host
       Marriott Corporation's Form 10-K for the year ended December 31, 1998).

 10.22 Tax Administration Agreement dated as of October 8, 1993 by and between
       Marriott Corporation and Marriott International, Inc., (incorporated by reference to Host Marriott Corporation Current Report on Form 8-K dated
       October 23, 1993).

 10.23 Restated Noncompetition Agreement dated March, 1998 by and among Host
       Marriott Corporation, Marriott International, Inc., and Sodexho Marriott
       Services, Inc., (incorporated by reference to Host Marriott Corporation
       Registration Statement No. 333-64793).

 10.24 First Amendment to Restated Noncompetition Agreement by and among Host
       Marriott Corporation, Marriott International, Inc., Sodexho Marriott
       Services, Inc. (incorporated by reference to Host Marriott Corporation
       Registration Statement No. 333-64793).

 10.25 Host Marriott Lodging Management Agreement--Marriott Hotels, Resorts and
       Hotels dated September 25, 1993 by and between Marriott Corporation and
       Marriott International, Inc. (incorporated by reference to Host Marriott
       Corporation registration Statement No. 33-51707).

 10.26 Employee Benefits and Other Employment Matters Allocation Agreement dated as of December 29, 1995 by and between Host Marriott Corporation and Host Marriott Services Corporation (incorporated by reference to
       Host Marriott Corporation Current Report on Form 8-K dated January 16,
       1996).

 10.27 Tax Sharing Agreement dated as of December 29, 1995 by and between Host
       Marriott Corporation and Host Marriott Services Corporation
       (incorporated by reference to Host Marriott Corporation Current Report on Form 8-K dated January 16, 1996).

 10.28 Host Marriott, L.P. Retirement and Savings Plan and Trust (incorporated by reference to Exhibit 10.26 of Host Marriott Corporation's Form 10-K for the year ended December 31, 1998).

 10.29 Contribution Agreement dated as of April 16, 1998 among Host Marriott
       Corporation, Host Marriott, L.P. and the contributors named therein, together with Exhibit B (incorporated by reference to Exhibit 10.18 of Host Marriott Corporation Registration Statement No. 333-55807).

 10.30 Amendment No. 1 to Contribution Agreement dated May 8, 1998 among
       Marriott Corporation, Host Marriott, L.P. and the contributors named therein (incorporated by reference to Exhibit 10.19 of Host Marriott
       Corporation Registration Statement No. 333-55807).

 10.31 Amendment No. 2 to Contribution Agreement dated May 18, 1998 among Host
       Marriott Corporation, Host Marriott, L.P. and the contributors named therein (incorporated by reference to Exhibit 10.20 of Host Marriott
       Corporation Registration Statement No. 333-55807).

 10.32 Form of Lease Agreement (incorporated by reference to Host Marriott
       Corporation Registration Statement No. 333-64793).

 10.33 Form of Amended and Restated Lease Agreement (incorporated by reference to Exhibit No. 10.24 of Host Marriott, L.P.'s Form 10-K for the year ended December 31, 2000).

 10.34 Form of Management Agreement of Full-Service Hotels (incorporated by reference to Host Marriott Corporation Registration Statement No. 33-
       51707).

 10.35 Form of Owner's Agreement between Host Marriott Corporation, Marriott
       International and Crestline Capital Corporation (incorporated by reference to Crestline Capital Corporation Registration Statement No.
       333-64657).

 10.36 Form of Amendment No. 1 to Owner's Agreement (incorporated by reference to Exhibit No. 10.27 of Host Marriott, L.P.'s Form 10-K for the year ended December 31, 2000).

 10.37 Employee Benefits and Other Employment Matters Allocation Agreement between Host Marriott Corporation, Host Marriott, L.P. and Crestline
       Capital Corporation (incorporated by reference to Host Marriott
       Corporation Registration Statement No. 333-64793).

 10.38  Amendment to the Employee Benefits and Other Employment Matters
        Allocation Agreement effective as of December 29, 1998 by and between Host Marriott Corporation, Marriott International, Sodexho Marriott
        Services, Inc., Crestline Capital Corporation and Host Marriott, L.P.
        (incorporated by reference to Exhibit 10.34 of Host Marriott
        Corporation's Form 10-K for the year ended December 31, 1998).

 10.39 Pool Guarantee Agreement between Host Marriott Corporation, the lessees referred to therein and Crestline Capital Corporation (incorporated by reference to Host Marriott Registration Statement No. 333-64793).

 10.40 Pooling and Security Agreement by and among Host Marriott Corporation and Crestline Capital Corporation (incorporated by reference to Host
        Marriott Corporation Registration Statement No.  333-64793).

 10.41 Amended and Restated Communities Noncompetition Agreement (incorporated by reference to Host Marriott Corporation Registration Statement No.
        333-64793).

 10.42  Asset Management Agreement between Host Marriott, L.P., and Crestline
        Capital Corporation (incorporated by reference to Crestline Capital
        Corporation Registration Statement No. 333-64657).

 10.43* Registration Rights Agreement, dated as of December 14, 2001, by and among Host Marriott, L.P., the Guarantors named therein and the Purchasers named therein.

 10.44  Acquisition and Exchange Agreement dated November 13, 2000 by Host
        Marriott, L.P. and Crestline Capital Corporation (incorporated by reference to Exhibit 99.2 of Host Marriott, L.P.'s Form 8-K/A filed
        December 14, 2000).

 10.45* ISDA Master Agreement, dated as of December 19, 2001, between Societe
        Generale, New York Branch, and Host Marriott, L.P.

 10.46* ISDA Master Agreement, dated as of January 4, 2002, between Wells Fargo
        Bank, N.A. and Host Marriott, L.P.

 12.1*  Computation of Ratios of Earnings to Fixed Charges and Preferred Unit
        Charges.

 21.1 List of Subsidiaries of Host Marriott, L.P. (incorporated by reference to Exhibit 21 of Host Marriott, L.P.'s Form 10-K for the year ended
        December 31, 2000).

 23.1** Consent of Latham & Watkins (included as part of Exhibit 5.1).

 23.2   Consent of Latham & Watkins (included as part of Exhibit 8.1).

 23.3*  Consent of Arthur Andersen LLP.

 24.1   Power of Attorney (included on signature page).

 25.1*  Statement of Eligibility and Qualification on Form T-1 of HSBC Bank
        USA, as trustee for the 9 1/2% Series I Senior Notes due 2007 of the
        Registrant.

 99.1* Form of Letter of Transmittal and related documents to be used in conjunction with the exchange offer.

 99.2* Form of Notice of Guaranteed Delivery to be used in conjunction with the exchange offer.

--------
*  Filed herewith.
** To be filed by amendment.